As filed with the U.S. Securities and Exchange Commission on July 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________________________________

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

______________________________________________________

Sono Group S.à r.l.*

(Exact name of registrant as specified in its charter)

______________________________________________________

Luxembourg	3711	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Sono Group S.à r.l.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

Telephone: +1 (352) 502-1191

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

______________________________________________________

Kevin McGurn

Sole Manager

Sono Group S.à r.l.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

Telephone: +1 (352) 502-1191

(Name, address, including zip code, and telephone number, including area code, of agent for service)

______________________________________________________

Copies to:

Jeffrey C. Selman DLA Piper LLP (US) 555 Mission Street Suite 2400 San Francisco, California 94105-2933 Tel: +1 (415) 615-6095	Pabe Suurd DLA Piper Nederland N.V. Prinses Amaliaplein 3 1077 XS Amsterdam Netherlands Tel: +31 (0)20 541 92 20	Melody Brunot DLA Piper Luxembourg 58 Blvd Grande-Duchesse Charlotte L-1330 Luxembourg Tel: +352 26 29 04 2629	Kevin McGurn Chief Executive Officer Sono Group N.V. 4965 Trinidad Drive Land O’ Lakes, Florida 34639 Tel: +1 (352) 502-1191

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the redomiciliation transaction described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

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* Following the effectiveness of this registration statement, and subject to the approval in favor of the Redomiciliation Transaction (as defined below) by the shareholders of Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands (“Sono N.V.”), and Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Sono N.V. (to be further transformed into a public limited company (société anonyme) under the corporate name of Sono Group S.A. prior to the effective time of the Merger, as defined below) (“Sono Luxembourg”), Sono N.V. intends to merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity following such cross-border merger (the “Merger”), and, subject to the effectiveness of the Merger and as soon as practicable thereafter, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name “Sono Group, Inc.” (the “Conversion,” and such Delaware corporation, “Sono Delaware”). The Merger, the Conversion, and the other transactions contemplated thereby are collectively referred to in this registration statement as the “Redomiciliation Transaction.”

As used in this registration statement, unless the context requires otherwise, the term “registrant” refers to (i) Sono Luxembourg prior to the completion of the Redomiciliation Transaction and (ii) Sono Delaware upon the completion of the Redomiciliation Transaction and thereafter.

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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 15, 2026

Sono Group S.à r.l.

4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America

PRELIMINARY PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SONO GROUP N.V.

PROSPECTUS FOR 1,424,834 SHARES OF CLASS A COMMON STOCK,

40,000 SHARES OF CLASS B COMMON STOCK, AND

1,401 SHARES OF SERIES A PREFERRED STOCK OF SONO GROUP, INC.

On July 14, 2026, the management board (the “Management Board”) and the supervisory board (the “Supervisory Board”) of Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands (“Sono N.V.”), unanimously approved a proposal to change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware. Subject to the approval of the shareholders of Sono N.V. and Sono Luxembourg (as defined below), the proposed change of Sono N.V.’s location from the Netherlands, via Luxembourg, to the State of Delaware will become effective as soon as practicable following the Special Meeting (as defined below) and the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, upon the completion of two substantially concurrent transactions as follows: (1) pursuant to the terms of a cross-border merger proposal, dated July 14, 2026 (the “Merger Agreement”), by and between Sono N.V. and Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Sono N.V. (to be further transformed into a public limited company (société anonyme) under the corporate name of Sono Group S.A. prior to the Merger Effective Time, as defined below) (“Sono Luxembourg”), Sono N.V. will merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity and the registrant with the U.S. Securities and Exchange Commission (“SEC”) following such cross-border merger (the “Merger”), and (2) subject to the effectiveness of the Merger (such time at which the Merger becomes effective, the “Merger Effective Time”) and as soon as practicable thereafter, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name “Sono Group, Inc.” (the “Conversion,” and such Delaware corporation following the conversion, “Sono Delaware”), pursuant to a Plan of Domestication to be entered into by Sono Luxembourg (the “Plan of Domestication”). The Merger, the Conversion, and the other transactions contemplated by the Merger Agreement, the Plan of Domestication and any other agreement or instrument executed and delivered in connection therewith, are collectively referred to herein as the “Redomiciliation Transaction.”

Subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each share of the ordinary shares of Sono N.V. (the “Sono N.V. Ordinary Shares”) issued and outstanding (excluding each share of Sono N.V. Ordinary Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one share of the Class A ordinary shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Class A Ordinary Shares”); (ii) each share of the high voting shares of Sono N.V. (the “Sono N.V. High Voting Shares”) issued and outstanding (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 shares of the Class B ordinary shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Class B Ordinary Shares” and together with the LuxCo Class A Ordinary Shares, the “LuxCo Ordinary Shares”); and (iii) each share of the preferred shares of Sono N.V. (the “Sono N.V. Preferred Shares”) issued and outstanding (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 shares of the preferred shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Preferred Shares”). Subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication, at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of the Class A common stock, par value $0.0001 per share, of Sono Delaware (the “Class A Common Stock”); (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of the Class B common stock, par value $0.0001 per share, of Sono Delaware (the “Class B Common Stock”); and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of the Series A preferred stock, par value $0.0001 per share, of Sono Delaware (the “Series A Preferred Stock”). As further described in the accompanying proxy statement/prospectus, the exchange and conversion (as applicable) of shares at each step of the Redomiciliation Transaction is structured to preserve, and will not dilute, a shareholder’s existing economic and voting interests in Sono N.V.

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq Capital Market (the “Nasdaq-CM”) under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to the Nasdaq Stock Market LLC (“Nasdaq”). We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction.

Only holders of record of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares at the close of business, Central European Summer Time on ____, 2026 (the “Record Date,” and such holders, collectively, the “Registered Shareholders”), are entitled to notice of the Special Meeting and the right to vote and have their votes counted at the Special Meeting and any adjournments of the Special Meeting.

We are providing the accompanying proxy statement/prospectus, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, to our shareholders in connection with the solicitation of proxies to be voted at the extraordinary general meeting of the shareholders of Sono N.V., to be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands (the “Special Meeting”), including following any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the proposed Redomiciliation Transaction and other related business to be presented for a vote by our shareholders at the Special Meeting is included in the accompanying proxy statement/prospectus. Whether or not you plan to attend, we urge you to read the proxy statement/prospectus, in its entirety. In particular, when you consider the recommendations regarding these proposals by the Management Board and the Supervisory Board, you should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 30 of the accompanying proxy statement/prospectus.

The Management Board and the Supervisory Board have unanimously determined that the Redomiciliation Transaction is advisable and in the best interests of Sono N.V., our business, our shareholders and other stakeholders, approved the Merger Agreement and the transactions contemplated thereby and the Conversion pursuant to the Plan of Domestication, and recommend that our shareholders vote “FOR” each of the proposals to be presented at the Special Meeting.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Sodali & Co, toll-free at +1 (___) ___-_____.

None of the SEC, any U.S. state securities commission nor any securities regulatory authority in the Netherlands or Luxembourg has approved or disapproved of the Redomiciliation Transaction, the other transactions described in the accompanying proxy statement/prospectus, or any of the securities to be issued in connection with the Redomiciliation Transaction, and has not passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus, or determined if the accompanying proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated ____, 2026 and is first being mailed or otherwise delivered to shareholders on or about ____, 2026.

Sono Group N.V.

4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America

Dear Shareholder of Sono Group N.V.:

On July 14, 2026, the management board (the “Management Board”) and the supervisory board (the “Supervisory Board”) of Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands (“Sono N.V.”), unanimously approved a proposal to change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware. Subject to the approval of the shareholders of Sono N.V. and Sono Luxembourg in favor of the Redomiciliation Transaction, including the Merger pursuant to the Merger Agreement, the proposed change of Sono N.V.’s location from the Netherlands, via Luxembourg, to the State of Delaware will become effective as soon as practicable following the Special Meeting and the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, upon the completion of two substantially concurrent transactions as follows: (1) pursuant to the terms of a cross-border merger proposal, dated July 14, 2026, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A (the “Merger Agreement”), by and between Sono N.V. and Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Sono N.V. (to be further transformed into a public limited company (société anonyme) under the corporate name of Sono Group S.A. prior to the Merger Effective Time, as defined below) (“Sono Luxembourg”), Sono N.V. will merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity and the registrant with the U.S. Securities and Exchange Commission (“SEC”) following such cross-border merger (the “Merger”), and (2) subject to the effectiveness of the Merger (such time at which the Merger becomes effective, the “Merger Effective Time”) and as soon as practicable thereafter, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name “Sono Group, Inc.” (the “Conversion,” and such Delaware corporation, “Sono Delaware”), pursuant to a Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to the accompanying proxy statement/prospectus (the “Plan of Domestication”). The Merger, the Conversion, and the other transactions contemplated by the Merger Agreement, the Plan of Domestication and any other agreement or instrument executed and delivered in connection therewith, are collectively referred to herein as the “Redomiciliation Transaction.”

Subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each share of the ordinary shares of Sono N.V. (the “Sono N.V. Ordinary Shares”) issued and outstanding (excluding each share of Sono N.V. Ordinary Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one share of the Class A ordinary shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Class A Ordinary Shares”); (ii) each share of the high voting shares of Sono N.V. (the “Sono N.V. High Voting Shares”) issued and outstanding (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 shares of the Class B ordinary shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Class B Ordinary Shares” and together with the LuxCo Class A Ordinary Shares, the “LuxCo Ordinary Shares”); and (iii) each share of the preferred shares of Sono N.V. (the “Sono N.V. Preferred Shares”) issued and outstanding (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 shares of the preferred shares, nominal value €0.001 per share, of Sono Luxembourg (the “LuxCo Preferred Shares”).

Subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication (such time at which the Conversion becomes effective, the “Redomiciliation Effective Time”), at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of the Class A common stock, par value $0.0001 per share, of Sono Delaware (the “Class A Common Stock”); (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of the Class B common stock, par value $0.0001 per share, of Sono Delaware (the “Class B Common Stock” and together with the Class A Common Stock, the “New Common Stock”); and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of the Series A preferred stock, par value $0.0001 per share, of Sono Delaware (the “Series A Preferred Stock”).

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq Capital Market (the “Nasdaq-CM”) under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to the Nasdaq Stock Market LLC (“Nasdaq”). We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction.

On July 14, 2026, the last trading day before Sono N.V. publicly disclosed its intention to redomicile to the State of Delaware, the closing sale price of the Sono N.V. Ordinary Shares as reported on the Nasdaq-CM was $3.93 per share. On ____, 2026, the latest practicable date before the date of the accompanying proxy statement/prospectus, the closing sale price of the Sono N.V. Ordinary Shares was $___    per share.

At an extraordinary general meeting of the shareholders of Sono N.V., to be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands (the “Special Meeting”), the Sono N.V. shareholders will vote on a proposal to approve the Redomiciliation Transaction (which we refer to as the “Redomiciliation Proposal”), a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement (which we refer to as the “Merger Proposal”), and a proposal to consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering, of Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) or securities convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), including convertible debt securities, which equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in such proposal (which we refer to as the “Nasdaq Share Authorization Proposal”), as described in the accompanying proxy statement/prospectus, which each shareholder is encouraged to carefully read and consider.

The Redomiciliation Transaction will be implemented through a two-step Merger and Conversion structure because, due to requirements under Dutch law, Sono N.V. cannot redomicile directly from the Netherlands to the United States. In the first step, at the Merger Effective Time, Sono N.V. will merge with and into Sono Luxembourg, as a result of which all of the issued and outstanding shares of Sono N.V. (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares) will be automatically cancelled and exchanged for shares of Sono Luxembourg at the applicable exchange ratio described herein. In the second step, upon the effectiveness of the Conversion and completion of the Redomiciliation Transaction, which we expect will occur shortly following the Merger, all of the issued and outstanding shares of Sono Luxembourg will be automatically converted into shares of Sono Delaware stock at the applicable conversion ratio described herein. We intend, subject to the satisfaction or waiver of the conditions to closing of the Redomiciliation Transaction, for the Merger and the Conversion to occur over a single weekend so that trading does not occur during the brief interim period in which shareholders hold shares of Sono Luxembourg.

Such exchange and conversion (as applicable) of shares at each step of the Redomiciliation Transaction is structured to preserve, rather than alter, the voting and economic interests of the holders of each class of Sono N.V. shares as of immediately prior to the Merger Effective Time. In particular, because Luxembourg law does not permit super-voting shares, the respective exchange and conversion ratios for the LuxCo Class B Ordinary Shares and the LuxCo Preferred Shares at each step of the Redomiciliation Transaction, are designed to replicate, in the aggregate, the same voting power and conversion economics that the Sono N.V. High Voting Shares and Sono N.V. Preferred Shares have under the articles of association of Sono N.V., as amended (the “Existing Articles”), as set forth below:

•	Sono N.V. Ordinary Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Ordinary Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to one vote per share under the Existing Articles, will be exchanged for one LuxCo Class A Ordinary Share, each of which will be entitled to one vote per share under the amended and restated articles of association of Sono Luxembourg to become effective at the Merger Effective Time (the “LuxCo A&R Articles”). At the Redomiciliation Effective Time, each LuxCo Class A Ordinary Share will be converted into one share of Class A Common Stock, each of which will be entitled to one vote per share under the certificate of incorporation to be adopted by Sono Delaware upon the effectiveness of the Conversion, the form of which is attached as Annex C to the accompanying proxy statement/prospectus (the “Proposed Charter”). Accordingly, each Sono N.V. Ordinary Share will correspond to one share of Class A Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

•	Sono N.V. High Voting Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 25 votes per share and each Sono N.V. High Voting Share is convertible into 25 Sono N.V. Ordinary Shares subject to the forfeiture to Sono N.V. for no consideration of 24 of such Sono N.V. Ordinary Shares (with the effect being that a converting Sono N.V. High Voting Shareholder will receive one Sono N.V. Ordinary Share for the conversion of each 25 Sono N.V. High Voting Shares) under the Existing Articles, will be exchanged for 25 LuxCo Class B Ordinary Shares, each of which will be entitled to one vote per share and each LuxCo Class B Ordinary Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 25 LuxCo Class B Ordinary Shares can be converted into LuxCo Class A Ordinary Shares and subject to the forfeiture to Sono Luxembourg for no consideration of 24 of the LuxCo Class A Ordinary Shares into which each tranche of 25 LuxCo Class B Ordinary Shares is so converted (with the effect being that a converting holder of LuxCo Class B Ordinary Shares will receive one LuxCo Class A Ordinary Share for the conversion of each 25 LuxCo Class B Ordinary Shares) under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 25 LuxCo Class B Ordinary Shares will be converted into one share of Class B Common Stock, each of which will be entitled to 25 votes per share and will be convertible into one share of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. High Voting Share will correspond to one share of Class B Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

•	Sono N.V. Preferred Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 30,000 votes per share and is convertible into 30,000 Sono N.V. Ordinary Shares under the Existing Articles, will be exchanged for 30,000 LuxCo Preferred Shares, each of which will be entitled to one vote per share and each LuxCo Preferred Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 30,000 LuxCo Preferred Shares can be converted into LuxCo Class A Ordinary Shares under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 30,000 LuxCo Preferred Shares will be converted into one share of Series A Preferred Stock, each of which will be entitled to 30,000 votes and will be convertible into 30,000 shares of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. Preferred Share will correspond to one share of Series A Preferred Stock if the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

Accordingly, immediately after the Redomiciliation Transaction, the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, respectively, that will be issued and outstanding in Sono Delaware will be the same as the number of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, that are issued and outstanding in Sono N.V. immediately prior to the consummation of the Merger. Furthermore, as described above, under the Existing Articles, each Sono N.V. Ordinary Share is entitled to cast one vote, each Sono N.V. High Voting Share is entitled to cast 25 votes, and each Sono N.V. Preferred Share is entitled to cast 30,000 votes, at any general meeting of shareholders of Sono N.V. Under the Proposed Charter, the rights and preferences of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, respectively, will be substantially identical to the rights and preferences of the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, respectively, under the Existing Articles, other than as may be impacted as a result of differences between the Delaware General Corporation Law, as may be amended from time to time (the “DGCL”) and Dutch corporate law. Therefore, if the Redomiciliation Transaction is consummated, a shareholder that holds Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares immediately prior to the Merger Effective Time would, immediately after the Redomiciliation Transaction, hold the same number of shares of the corresponding class of Sono Delaware stock—Class A Common Stock, Class B Common Stock or Series A Preferred Stock, respectively—with substantively the same voting and economic rights on a per-share basis under the Proposed Charter. This structure is intended to preserve the existing voting and economic interests of existing shareholders and will not dilute a shareholder’s economic or voting interest in Sono Delaware relative to that shareholder’s current interest in Sono N.V. as of the Merger Effective Time.

After giving effect to the Redomiciliation Transaction, we expect that there will be approximately 1,464,834 shares of New Common Stock and 1,401 shares of Series A Preferred Stock issued and outstanding, consisting of (i) 1,424,834 shares of Class A Common Stock issued in the aggregate to the holders of issued and outstanding Sono N.V. Ordinary Shares (the “Sono N.V. Ordinary Shareholders”) in accordance with the rights and preferences of Sono N.V. Ordinary Shares under the articles of association of Sono N.V., as amended (the “Existing Articles”), (ii) 40,000 shares of Class B Common Stock issued in the aggregate to the holders of issued and outstanding Sono N.V. High Voting Shares (the “Sono N.V. High Voting Shareholders”) in accordance with the rights and preferences of Sono N.V. High Voting Shares under the Existing Articles, and (iii) 1,401 shares of Series A Preferred Stock issued in the aggregate to the holders of issued and outstanding Sono N.V. Preferred Shares (the “Sono N.V. Preferred Shareholders”) in accordance with the rights and preferences of Sono N.V. Preferred Shares under the Existing Articles.

If we complete the Redomiciliation Transaction, we will continue our legal existence in the State of Delaware as if we had originally been incorporated under Delaware law, and we will continue to conduct our business through Sono Delaware, as the continuing entity following the Redomiciliation Transaction, in substantially the same manner as currently conducted. We will remain subject to SEC rules and reporting requirements and the mandates of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We will also continue to have annual meetings of the stockholders of Sono Delaware for the election of directors and annual stockholder advisory votes ratifying the selection of our independent registered public accounting firm. In addition, we will remain subject to applicable corporate governance rules of the Nasdaq-CM or any other national securities exchange on which the Class A Common Stock may become listed.

We are providing the accompanying proxy statement/prospectus, proxy card and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (our “2025 Annual Report”) to our shareholders in connection with the solicitation of proxies to be voted at the Special Meeting, including following any adjournments or postponements of the Special Meeting. Information about the Special Meeting, the proposed Redomiciliation Transaction and the related business to be presented for a vote by our shareholders at the Special Meeting is included in the accompanying proxy statement/prospectus, which we urge you to carefully read in its entirety. In particular, when you consider the recommendations regarding these proposals by the Management Board and the Supervisory Board, you should also carefully consider the risk factors described in the section entitled “Risk Factors” beginning on page 30 of the accompanying proxy statement/prospectus, for a discussion of information that should be considered before voting on each of the matters to be presented at the Special Meeting. The Management Board, with the approval of the Supervisory Board, may delay or abandon the Redomiciliation Transaction at any time prior to implementing the Merger if it determines for any reason that the consummation of such transactions would be inadvisable or not in the interests of our shareholders and other stakeholders.

After careful consideration, the Management Board and the Supervisory Board have unanimously (i) determined that the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal, are advisable, fair to and in the best interests of Sono N.V., our business, our shareholders and other stakeholders, (ii) approved the Merger Agreement and the Plan of Domestication and the transactions contemplated thereby, including the Merger and the Conversion, and (iii) recommend that the shareholders of Sono N.V. vote “FOR” the Redomiciliation Proposal and “FOR” each of the other matters to be presented for a vote at the Special Meeting, including the Merger Proposal and the Nasdaq Share Authorization Proposal, as described in the accompanying proxy statement/prospectus. If the Redomiciliation Proposal and the Merger Proposal are approved by the shareholders of Sono N.V. and Sono Luxembourg, we currently anticipate that the Redomiciliation Transaction will be consummated as soon as practicable following the Special Meeting, subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws.

The approval of the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will require the affirmative vote (in person or by proxy) of the holders of a simple majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding at the close of business, Central European Summer Time on ____, 2026 (the “Record Date”), and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented. The approval of the Merger Proposal will require the affirmative vote (in person or by proxy) of the holders of a two-thirds majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented.

As of July 15, 2026, our largest shareholder, SVSE LLC (“SVSE”), was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V., consisting of approximately 16.19% of the issued and outstanding Sono N.V. Ordinary Shares and 100% of the issued and outstanding Sono N.V. High Voting Shares. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of each of the proposals to be presented at the Special Meeting.

In addition, as of July 15, 2026, YA II PN, Ltd. (“Yorkville”) was entitled to 127,354 votes in respect of the 1,401 Sono N.V. Preferred Shares held by Yorkville (which are entitled to 30,000 votes for each Sono N.V. Preferred Share, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date). Such shares currently represent 100% of the issued and outstanding Sono N.V. Preferred Shares.

Your vote is very important. Whether or not you plan to attend the Special Meeting and regardless of the number of shares you hold, please vote as soon as possible by following the instructions in the accompanying proxy statement/prospectus to ensure that your shares are represented at the Special Meeting. The consummation of the proposed Merger and the consummation of the Conversion are each conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively. If the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote. If we fail to obtain the requisite shareholder approval of either the Redomiciliation Proposal or the Merger Proposal at the Special Meeting (including any adjournment(s) or postponement(s) thereof), we will not satisfy the conditions to closing of the Merger and the proposed Redomiciliation Transaction will not occur.

You may vote your shares over the internet, by telephone or by completing, signing, dating, and mailing the accompanying proxy card in the return envelope no later than 12:00 p.m. Central European Summer Time on ____, 2026. If you are submitting a proxy card by mail, you do not need to affix postage to the enclosed return envelope if you mail it within the United States. Submitting your vote online, by telephone or by proxy card will not affect your right to vote in person if you decide to attend the Special Meeting, provided that you have notified us of your intention to attend the meeting no later than 12:00 p.m. Central European Summer Time on ____, 2026. If your shares are held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee explaining how to vote your shares and you will have the option to cast your vote in the manner provided in the voting instructions. To be sure that your vote is received in time, I urge you to promptly cast your vote by your choice of available means.

On behalf of the Supervisory Board, I would like to thank you for your support of Sono N.V. and look forward to the successful completion of the proposed Redomiciliation Transaction.

Sincerely,

/s/
David Dodge
Chair of the Supervisory Board

None of the SEC, any U.S. state securities commission nor any securities regulatory authority in the Netherlands or Luxembourg has approved or disapproved of the Redomiciliation Transaction, the other transactions described in the accompanying proxy statement/prospectus, or any of the securities to be issued in connection with the Redomiciliation Transaction, and has not passed upon the merits or fairness of the Redomiciliation Transaction or related transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement/prospectus, or determined if the accompanying proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated ____, 2026 and is first being mailed or otherwise delivered to shareholders on or about ____, 2026.

SONO GROUP N.V.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

United States of America

NOTICE OF EXTRAORDINARY MEETING of Shareholders

TO BE HELD ON _____, 2026

To the Shareholders of Sono Group N.V.:

Notice is hereby given that an extraordinary general meeting (the “Special Meeting”) of Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands, and registered with the Dutch trade register under number 80683568 (“Sono N.V.”), will be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands.

You are cordially invited to attend the Special Meeting, which will be held for the following purposes:

•	Voting Proposal No. 1: The Redomiciliation Proposal — To consider and vote upon a proposal to approve the overall Redomiciliation Transaction (as defined below) whereby Sono N.V.’s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of a cross-border merger proposal, dated July 14, 2026, a copy of which is attached to the accompanying proxy statement/prospectus as Annex A (the “Merger Agreement”), by and between Sono N.V. and Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg and a wholly owned subsidiary of Sono N.V. (to be further transformed into a public limited company (société anonyme) under the corporate name of Sono Group S.A. prior to the Merger Effective Time) (“Sono Luxembourg”), Sono N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following such merger (the “Merger”), and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, pursuant to a Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to the accompanying proxy statement/prospectus (the “Plan of Domestication”), Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name “Sono Group, Inc.,” without any discontinuation of Sono Luxembourg’s legal existence, without liquidation or dissolution, and without creating a new legal entity (the “Conversion,” and such Delaware corporation, “Sono Delaware”). In this notice and the accompanying proxy statement/prospectus, we refer to the Merger, the Conversion, and the other transactions contemplated by the Merger Agreement, the Plan of Domestication and any other agreement or instrument executed and delivered in connection therewith, collectively as the “Redomiciliation Transaction,” and we refer to this proposal as the “Redomiciliation Proposal.”

•	Voting Proposal No. 2: The Merger Proposal — To consider and vote upon a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, as soon as practicable following the lapse of certain mandatory waiting periods under Dutch and Luxembourg laws, Sono N.V. will consummate the Merger with and into Sono Luxembourg. In this notice and the accompanying proxy statement/prospectus, we refer to this proposal as the “Merger Proposal.”

•	Voting Proposal No. 3: The Nasdaq Share Authorization Proposal — To consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering, of Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) or securities convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), including convertible debt securities, which equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in such proposal. In this notice and the accompanying proxy statement/prospectus, we refer to this proposal as the “Nasdaq Share Authorization Proposal.”

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. The Management Board has fixed the close of business, Central European Summer Time on ____, 2026 as the record date for the Special Meeting (the “Record Date”) and, therefore, only holders of record of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares at the close of business, Central European Summer Time on the Record Date (the “Registered Shareholders”) are entitled to receive this notice and to address and vote at the Special Meeting and any adjournment thereof.

After careful consideration, the Management Board and the Supervisory Board have unanimously determined that the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal are advisable, fair to and in the best interests of Sono N.V., our business, our shareholders and other stakeholders, approved the Merger Agreement and the Plan of Domestication and the transactions contemplated thereby, including the Merger and the Conversion, and recommend that Registered Shareholders vote or give the instruction to vote “FOR” the Redomiciliation Proposal, “FOR” the Merger Proposal, if presented at the Special Meeting, and “FOR” the Nasdaq Share Authorization Proposal. If the Redomiciliation Proposal and the Merger Proposal are approved by the shareholders of Sono N.V. and Sono Luxembourg, we currently anticipate that the Redomiciliation Transaction will be consummated as soon as practicable following the Special Meeting, subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws.

The approval of the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will require the affirmative vote (in person or by proxy) of the holders of a simple majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented. The approval of the Merger Proposal will require the affirmative vote (in person or by proxy) of the holders of a two-thirds majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented.

The consummation of the proposed Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively, and is not conditioned on the approval of the Nasdaq Share Authorization Proposal. Accordingly, neither the Redomiciliation Proposal nor the Merger Proposal is conditioned on the approval of the Nasdaq Share Authorization Proposal at the Special Meeting, and each of the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will be presented for a vote regardless of whether any other proposal is approved at the Special Meeting. If the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote. If we fail to obtain the requisite shareholder approval of either the Redomiciliation Proposal or the Merger Proposal at the Special Meeting (including any adjournment(s) or postponement(s) thereof), we will not satisfy the conditions to closing of the Merger and the proposed Redomiciliation Transaction will not occur. The proxy statement/prospectus accompanying this notice explains the Merger Agreement, the Plan of Domestication and the transactions contemplated thereby, as well as the proposals to be presented for a vote at the Special Meeting. Please review the proxy statement/prospectus carefully.

Only Registered Shareholders who have given notice in writing to Sono N.V. by 12:00 p.m. Central European Summer Time on _____, 2026 of their intention to attend the Special Meeting are entitled to attend the Special Meeting in person. The conditions for attendance at the Special Meeting are as follows:

•	Registered Shareholders must (i) notify Sono N.V. in writing of their intention to attend the Special Meeting in person by submitting their name and the number of registered shares held by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _____, 2026, and (ii) bring a form of personal picture identification to the Special Meeting and evidence of their entitlement to Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (as applicable); and

•	Holders of shares held in street name (“Beneficial Holders”) must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorized to participate in and vote at the Special Meeting. These Beneficial Holders must (i) notify Sono N.V. of their intention to attend the Special Meeting by submitting their name and the number of shares beneficially owned by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _____, 2026, (ii) bring an account statement or a letter from the record holder indicating that the Beneficial Holder owned the shares as of the Record Date, (iii) bring the proxy issued to them by their financial intermediary to the Special Meeting and (iv) bring a form of personal picture identification to the Special Meeting.

Your vote is important regardless of the number of shares you own. Whether or not you plan to attend the Special Meeting in person, please vote online prior to the Special Meeting. You also may vote by telephone or by submitting the enclosed proxy card by mail prior to the Special Meeting. If you are submitting a proxy card by mail, you do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you are a Beneficial Holder, please follow the instructions you receive from your broker, bank or other nominee to vote your shares.

If you are a Registered Shareholder and you sign, date and return your proxy card without indicating how you wish to vote on any proposal, your shares will be counted for the purpose of determining whether a quorum is present at the Special Meeting but will not be counted for the purpose of determining the number of votes cast and will have no effect on the outcome of such proposal. If you fail to return your proxy card or otherwise vote your shares by 12:00 p.m. Central European Summer Time on _______, 2026, or if you are a Beneficial Holder and you fail to instruct your broker, bank or other nominee how to vote, and you do not attend the Special Meeting and vote in person, the effect will be that your shares will not be counted for the purpose of determining the number of votes cast or whether a quorum is present at the Special Meeting and will have no effect on the outcome of any proposal so long as a quorum is present. If you attend the Special Meeting and vote in person, your vote will revoke any proxy that you have previously submitted.

If you have any questions or need assistance voting your shares, please call our proxy solicitor, Sodali & Co, toll-free at +1 (___) ___-_____.

By Order of the Supervisory Board,

/s/
David Dodge
Chairperson of the Supervisory Board

____, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON _______, 2026: THIS NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS AND SONO N.V.’S PROXY STATEMENT/PROSPECTUS AND 2025 ANNUAL REPORT ARE AVAILABLE ON THE “INVESTOR RELATIONS” SECTION OF SONO N.V.’S WEBSITE LOCATED AT HTTPS://IR.SONOMOTORS.COM/.

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ABOUT THIS PROXY STATEMENT/PROSPECTUS

This document, which forms part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by Sono Luxembourg and Sono N.V. (File No. 333-_______) (the “Registration Statement”), constitutes a prospectus of Sono Luxembourg under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock to be issued to the shareholders of Sono N.V. if the Redomiciliation Transaction described herein, including the Merger and the Conversion, is consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Special Meeting at which the shareholders of Sono N.V. will be asked to consider and vote upon the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal. This proxy statement/prospectus incorporates important business and financial information about Sono N.V. that is not included in or delivered with this document.

You may obtain any of the documents we file with or furnish to the SEC at no cost from the SEC’s website at http://www.sec.gov. These documents are also posted on the “Investor Relations” section of our website at https://ir.sonomotors.com/. You may also request copies of these documents, free of charge by contacting us in writing at the following address or by telephone as indicated below:

Sono Group N.V.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

United States of America

Tel: +1 (352) 502-1191

Attn: Investor Relations

Email: ir@sonomotors.com

We will provide promptly, without charge to you, upon written or oral request, a copy of any document we have filed with the SEC.

If you have questions about the proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Sodali & Co, the proxy solicitor for Sono N.V., by calling +1 (___) ___-_____ (toll-free), or banks and brokers can call +1 (___) ___-_____, or by emailing _________. You will not be charged for any of the documents that you request. If you would like to request any documents, please do so by _______, 2026, which is five business days prior to the date of the Special Meeting, in order to receive them before the Special Meeting. See the section entitled “Where You Can Find More Information” for additional details on where you can find more information about Sono N.V. and the Redomiciliation Transaction.

You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/prospectus describes other than those contained in this proxy statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Sono N.V. or Sono Luxembourg.

This proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/prospectus nor any distribution of securities made under this proxy statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Sono N.V. or Sono Luxembourg since the date of this proxy statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

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FREQUENTLY USED TERMS

As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires, references to:

“2025 Annual Report” means the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed by Sono N.V. with the SEC on April 1, 2026.

“20% Issuance” means a transaction, other than a public offering within the meaning of Nasdaq rules and interpretive guidance, involving the sale, issuance or potential issuance by a company of common shares (or securities convertible into or exercisable for common shares), which alone or together with sales by officers, directors or substantial shareholders of such company, equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Sono Delaware authorized under the Proposed Charter, into which the LuxCo Class A Ordinary Shares will be converted at the Redomiciliation Effective Time in accordance with the Plan of Domestication.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Sono Delaware authorized under the Proposed Charter, into which the LuxCo Class B Ordinary Shares will be converted at the Redomiciliation Effective Time in accordance with the Plan of Domestication.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Conversion” means the conversion of Sono Luxembourg into Sono Delaware, as further described under the heading “Voting Proposal No. 1: The Redomiciliation Proposal.”

“Delaware Filings” means, following the adoption of the Redomiciliation Proposal and the Merger Proposal at the Special Meeting and subject to the satisfaction of other conditions to completion of the Redomiciliation Transaction, the filing of the Proposed Charter and a certificate of corporate domestication with the Secretary of State of the State of Delaware, upon acceptance of which (or such later time as may be specified in such filings), Sono Delaware will exist as a Delaware corporation.

“DGCL” means the Delaware General Corporation Law, as may be amended from time to time.

“Equity Compensation Plans” means, as of the date of this proxy statement/prospectus, (i) the Sono N.V. Long-Term Incentive Plan and (ii) the Sono N.V. Conversion Stock Option Program.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Articles” means the Articles of Association of Sono N.V., as amended.

“First Quarter 2026 Quarterly Report” means the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 filed by Sono N.V. with the SEC on May 19, 2026.

“LuxCo A&R Articles” means the amended and restated articles of association of Sono Luxembourg to become effective at the Merger Effective Time.

“LuxCo Class A Ordinary Shares” means the aggregate number of Class A ordinary shares, nominal value €0.001 per share, of Sono Luxembourg, one share of which will be issued in exchange for each issued and outstanding Sono N.V. Ordinary Share (which will be cancelled) at the Merger Effective Time in accordance with the Merger Agreement, which as of the date of this proxy statement/prospectus is expected to be an aggregate of 1,424,834 LuxCo Class A Ordinary Shares. Each LuxCo Class A Ordinary Share shall have one vote per share in accordance with the LuxCo A&R Articles.

“LuxCo Class B Ordinary Shares” means the aggregate number of Class B ordinary shares, nominal value €0.001 per share, of Sono Luxembourg, 25 shares of which will be issued in exchange for each issued and outstanding Sono N.V. High Voting Share (which will be cancelled) at the Merger Effective Time in accordance with the Merger Agreement, which as of the date of this proxy statement/prospectus is expected to be an aggregate of 1,000,000 LuxCo Class B Ordinary Shares. Each LuxCo Class B Ordinary Share shall be entitled to one vote per share and be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 25 LuxCo Class B Ordinary Shares can be converted into LuxCo Class A Ordinary Shares and subject to the forfeiture to Sono Luxembourg for no consideration of 24 of the LuxCo Class A Ordinary Shares into which each tranche of 25 LuxCo Class B Ordinary Shares is so converted (with the effect being that a converting holder of LuxCo Class B Ordinary Shares will receive one LuxCo Class A Ordinary Share for the conversion of each 25 LuxCo Class B Ordinary Shares), in accordance with the LuxCo A&R Articles.

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“LuxCo Ordinary Shares” means, collectively, the LuxCo Class A Ordinary Shares and the LuxCo Class B Ordinary Shares, for which the Sono N.V. Ordinary Shares and the Sono N.V. High Voting Shares, respectively, will be cancelled and exchanged at the Merger Effective Time in accordance with the Merger Agreement.

“LuxCo Preferred Shares” means the aggregate of 42,030,000 shares of preferred shares, nominal value €0.001 per share, of Sono Luxembourg, 30,000 of which will be issued in exchange for each issued and outstanding Sono N.V. Preferred Share (which will be cancelled) at the Merger Effective Time in accordance with the Merger Agreement. Each LuxCo Preferred Share shall be entitled to one vote per share and be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 30,000 LuxCo Preferred Shares can be converted into LuxCo Class A Ordinary Shares, in accordance with the LuxCo A&R Articles.

“LuxCo Board” means the board of directors of Sono Luxembourg.

“Luxembourg Company Law” means Luxembourg law dated August 10, 1915 on commercial companies, as amended.

“Management Board” means the management board of Sono N.V., which as of the date of this proxy statement/prospectus is composed of a sole acting managing director.

“Merger” means the cross-border merger pursuant to the terms of the Merger Agreement, pursuant to which Sono N.V. will merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity following such merger, and as consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, as further described under the heading “Voting Proposal No. 1: The Redomiciliation Proposal.”

“Merger Agreement” means that certain cross-border merger proposal, by and between Sono N.V. and Sono Luxembourg, dated as of July 14, 2026, a copy of which is attached as Annex A to this proxy statement/prospectus.

“Merger Effective Time” means the date set forth in a certificate of legality of the Merger issued by the Luxembourg public notary in accordance with article 1025-15 of the Luxembourg Company Law.

“Merger Proposal” means Voting Proposal No. 2 to be presented for a vote of the shareholders of Sono N.V. at the Special Meeting, as described herein under the heading “Voting Proposal No. 2: The Merger Proposal.”

“Minimum Price” means a price that is the lower of: (i) the closing sale price of the Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, the shares of Class A Common Stock) on the Nasdaq-CM immediately preceding the signing of a binding agreement; or (ii) the closing sale price of the Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, the shares of Class A Common Stock) on the Nasdaq-CM for the five trading days immediately preceding the signing of a binding agreement.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Nasdaq-CM” means the Nasdaq Capital Market.

“Nasdaq Share Authorization Proposal” means Voting Proposal No. 3 to be presented for a vote of the shareholders of Sono N.V. at the Special Meeting, as described herein under the heading “Voting Proposal No. 3: The Nasdaq Share Authorization Proposal.”

“Netherlands Company Law” means Book 2 of the Dutch Civil Code (Burgerlijk Wetboek).

“New Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“New Preferred Stock” means the preferred stock, par value $0.0001 per share, of Sono Delaware authorized under the Proposed Charter, including the shares designated as Series A Preferred Stock.

“Plan of Domestication” means the Plan of Domestication to be entered into by Sono Luxembourg pursuant to which the Conversion will be consummated, the form of which is attached as Annex B to this proxy statement/prospectus.

“Proposed Bylaws” means the bylaws of Sono Delaware to be adopted by the Sono Delaware Board effective as of the Redomiciliation Effective Time, the form of which is attached as Annex D to this proxy statement/prospectus.

“Proposed Charter” means the certificate of incorporation of Sono Delaware to be filed with the Secretary of State of the State of Delaware with effectiveness as of the Redomiciliation Effective Time, the form of which is attached as Annex C to this proxy statement/prospectus.

“Proposed Organizational Documents” means, collectively, the Proposed Charter and the Proposed Bylaws.

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“Record Date” means the record date for the Special Meeting, which is ____, 2026.

“Redomiciliation Effective Time” means such a time when the Proposed Charter and a certificate of corporate domestication of Sono Luxembourg have been accepted for filing by the Secretary of State of the State of Delaware, or at such later time as may be specified in such certificate of corporate domestication.

“Redomiciliation Proposal” means Voting Proposal No. 1 to be presented for a vote of the shareholders of Sono N.V. at the Special Meeting, as described herein under the heading “Voting Proposal No. 1: The Redomiciliation Proposal.”

“Redomiciliation Transaction” means the Merger, the Conversion and the other transactions contemplated by the Merger Agreement, the Plan of Domestication and any other agreement or instrument executed and delivered in connection therewith, that would result in the change of Sono N.V.’s legal seat from the Netherlands, via Luxembourg, to the State of Delaware.

“Registered Shareholders” means, collectively, the holders of record of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares at the close of business, Central European Summer Time on the Record Date.

“registrant” means, unless the context requires otherwise, (i) Sono Luxembourg prior to the completion of the Redomiciliation Transaction and (ii) Sono Delaware upon the completion of the Redomiciliation Transaction and thereafter.

“Registration Statement” means the registration statement on Form S-4, as amended, of which this proxy statement/prospectus forms a part, filed by Sono Luxembourg and Sono N.V. with the SEC (File No. 333-_______).

“Reverse Share Split” means the reverse share split of the Sono N.V. Ordinary Shares and the Sono N.V. High Voting Shares at a ratio of 1-for-75 (the “Reverse Split Ratio”) effected by Sono N.V. on December 23, 2024.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred Stock” means the Series A preferred stock, par value $0.0001 per share, of Sono Delaware designated under the Proposed Charter, into which the LuxCo Preferred Shares will be converted at the Redomiciliation Effective Time in accordance with the Plan of Domestication.

“Sono Delaware” means Sono Group, Inc., a Delaware corporation into which Sono Luxembourg will convert at the Redomiciliation Effective Time.

“Sono Delaware Board” means the board of directors of Sono Delaware following the consummation of the Redomiciliation Transaction, which we expect will consist of the same persons currently serving as statutory and acting directors of Sono N.V.

“Sono Luxembourg” means Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having its registered office at 8 Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B302122. Sono Luxembourg is a wholly owned subsidiary of Sono N.V. which, as of the date of this proxy statement/prospectus, has been incorporated with a share capital of €12,000 in accordance with Luxembourg law and has had no operations since inception. As a condition to closing of the Merger, Sono Luxembourg will be further transformed into a public limited company (société anonyme) under the corporate name of Sono Group S.A. prior to the Merger Effective Time, in connection with which, Sono N.V. will fund an additional €32,454.834 to Sono Group S.à r.l. for purposes of raising the share capital to €44,454.834.

“Sono Motors GmbH” means Sono Motors GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung), registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich, Germany, under HRB 224131, with registered headquarters at Waldmeisterstraße 93, 80935 Munich, Germany.

“Sono N.V.” means Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands, and registered with the Dutch trade register under number 80683568.

“Sono N.V. High Voting Shareholders” means the holders of issued and outstanding Sono N.V. High Voting Shares.

“Sono N.V. High Voting Shares” means the high voting shares of Sono N.V.

“Sono N.V. Ordinary Shareholders” means the holders of issued and outstanding Sono N.V. Ordinary Shares.

“Sono N.V. Ordinary Shares” means the ordinary shares of Sono N.V.

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“Sono N.V. Preferred Shareholders” means the holders of issued and outstanding Sono N.V. Preferred Shares.

“Sono N.V. Preferred Shares” means the preferred shares of Sono N.V.

“Special Meeting” means the extraordinary general meeting of the shareholders of Sono N.V. to which this proxy statement/prospectus relates, to be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands.

“Supervisory Board” means the supervisory board of Sono N.V., which as of the date of this proxy statement/prospectus is composed of the following three statutory supervisory directors: David Dodge, who serves as the Chairperson, Christopher Schreiber and Owen May.

“Transfer Agent” means Equiniti Trust Company, LLC, having its headquarters at 28 Liberty Street, New York, NY 10005, USA.

“Treasury Regulations” means the regulations promulgated under the Code.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“we,” “our,” “us” and similar terms mean, unless the context requires otherwise, (i) Sono N.V. prior to the completion of the Merger, (ii) Sono Luxembourg upon the completion of the Merger until the Conversion, and (iii) Sono Delaware upon the completion of the Conversion and Redomiciliation Transaction and thereafter.

“$” means U.S. dollars.

“€” or “EUR” means Euros.

Defined terms in the financial statements contained in this proxy statement/prospectus have the meanings ascribed to them in the financial statements.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to our current expectations and views of future events. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under the headings “Risk Factors” in this proxy statement/prospectus and in our 2025 Annual Report, as updated from time to time in our other filings with the SEC, the occurrence of which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. When used in this proxy statement/prospectus, the words “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “indicate,” “intend,” “is/are likely to,” “forecast,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (including the negative of any of the foregoing) are intended to identify forward-looking statements, though not all forward-looking statements contain these identifying words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. These forward-looking statements include, without limitation, statements about the following matters:

•	our digital asset treasury strategy, including our planned acquisition and holding of Bitcoin, our covered-call yield strategy, our arrangements with Blockchain.com (BVI) II Limited (“Blockchain.com”) under the ISDA Master Agreement and related transaction documents, and any associated derivative and hedging transactions;

•	the price and volatility of Bitcoin and other digital assets, and the related impact on our financial condition, results of operations and liquidity;

•	our exit from the legacy solar operations conducted through Sono Motors GmbH, a German limited liability company (Gesellschaft mit beschränkter Haftung) (“Sono Motors GmbH”), which was completed subsequent to the fiscal quarter ended March 31, 2026 through the execution and consummation of a Share Purchase and Transfer Agreement, dated May 4, 2026 (the “SPA”), pursuant to which Sono N.V. sold Sono Motors GmbH on May 4, 2026;

•	the planned solicitation of the ratification by our shareholders of Sono N.V.’s engagement in the digital asset treasury strategy at an extraordinary general meeting of shareholders (the ratification by our shareholders of the engagement by Sono N.V. in the digital asset treasury strategy is not covered by this proxy statement/prospectus and will not be presented for a vote of Sono N.V.’s shareholders at the Special Meeting);

•	our ability to maintain compliance with the continued listing standards of Nasdaq;

•	our liquidity and our ability to continue as a going concern;

•	the effectiveness of our internal control over financial reporting and disclosure controls and procedures, and our plans to remediate identified material weaknesses;

•	our expectations regarding the regulatory environment for digital assets and the development of the markets in which we operate;

•	our expectations and beliefs regarding accounting and tax matters;

•	changes in general political, economic and competitive conditions and specific market conditions;

•	our ability to obtain the required shareholder vote to adopt the Redomiciliation Proposal and the Merger Proposal;

•	the satisfaction of other conditions to the Redomiciliation Transaction;

•	the outcome of any legal proceedings that may be instituted against us following announcement of the Redomiciliation Transaction and related transactions;

•	our ability to take advantage of the potential strategic opportunities provided by, and realize the potential benefits of, the Redomiciliation Transaction;

•	the risk that the Redomiciliation Transaction disrupts current plans and operations;

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•	the risk that shareholders may recognize gain or other income with respect to their shares upon effectiveness of the Redomiciliation Transaction;

•	the future financial performance of Sono Delaware following the Redomiciliation Transaction, if completed, including our anticipated growth rate and market opportunity;

•	changes in shareholders’ rights as a result of the Redomiciliation Transaction and the adoption of the Merger Proposal;

•	our ability to adapt to operating under the laws of the State of Delaware;

•	business uncertainties while the Redomiciliation Transaction is pending;

•	the risk that the Management Board, with approval of the Supervisory Board, may defer or abandon the Redomiciliation Transaction prior to the Special Meeting; and

•	costs related to the Redomiciliation Transaction.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are neither promises nor guarantees of future performance. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the markets in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this Quarterly Report. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risks, uncertainties and assumptions described under the heading “Risk Factors” contained in (1) Part I, Item 1A. of our 2025 Annual Report, (2) our other reports and registration statements filed from time to time with the SEC, and (3) other public announcements we make from time to time.

Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus, and you should not rely on forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or achievements reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

All forward-looking statements included herein attributable to Sono N.V. or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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QUESTIONS AND ANSWERS

The questions and answers below highlight only selected information from this proxy statement/prospectus and only briefly address some commonly asked questions about the proposed Redomiciliation Transaction, the Special Meeting, and the proposals to be presented at the Special Meeting as described herein. The following questions and answers do not include all the information that is important to Sono N.V. shareholders. You are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Redomiciliation Transaction and the voting procedures for the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED REDOMICILIATION TRANSACTION

Q:	Why am I receiving a notice of extraordinary general meeting of shareholders of Sono N.V. and this proxy statement/prospectus?

A:

You are receiving a notice of extraordinary general meeting of shareholders of Sono N.V. and this proxy statement/prospectus because you are a shareholder of Sono N.V. as of the Record Date. If you are a shareholder of Sono N.V. as of the Record Date, you are entitled to notice of and have the right to attend the Special Meeting (or any adjournment(s) or postponement(s) thereof that may take place, unless otherwise decided by the Supervisory Board) and vote your shares, or if you are a Registered Shareholder you may grant a proxy to vote on the proposals included in this proxy statement/prospectus, at the Special Meeting to be held on _____, 2026.

This proxy statement/prospectus, which you should read carefully, contains important information about the proposed Redomiciliation Transaction, the proposals to be presented for a vote at the Special Meeting, and how to vote at the Special Meeting.

Q:	What is the Redomiciliation Transaction?

A:	The Redomiciliation Transaction will, if completed, change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware, through the implementation of a series of steps as further described under “Summary Term Sheet—Steps to the Redomiciliation Transaction.”

Q:	Why is Sono N.V. proposing the Redomiciliation Transaction?

A:

We are pursuing the Redomiciliation Transaction for a number of reasons. During the past two years, the Supervisory Board, the Management Board and the rest of our management team undertook a review of our existing structure and operations, strategic opportunities and, in particular, the jurisdiction of incorporation of Sono N.V. Based upon such review, we believe that implementing the Redomiciliation Transaction to change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware will enhance shareholder value over the long-term, including by better positioning us to pursue potential strategic opportunities, as well as to enjoy various benefits, including:

•	simplifying our corporate structure and streamlining reporting requirements, which will (i) facilitate efforts by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Sono Delaware on a consolidated basis, (ii) reduce duplicative legal, accounting and compliance efforts related to maintaining a non-U.S. parent company, and (iii) provide opportunities for Sono Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

•	streamlining our management, compliance and governance functions, by aligning our corporate domicile with the locations of the members of the Management Board and the Supervisory Board and the majority of our executive leadership team, who are based in the United States, which will (i) more closely align our legal structure with our operational and governance footprint, (ii) reduce the complexity and cost of cross-border regulatory compliance, (iii) facilitate board meetings and create opportunities for increased shareholder engagement, and (iv) improve the efficiency of day-to-day corporate governance functions;

•	benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the Nasdaq-CM listing standards and the SEC governance requirements;

•	benefiting from greater certainty of U.S. tax treatment; and

•	better positioning to respond to global tax developments.

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Q:	Are there any conditions to completing the Redomiciliation Transaction?

A:

Yes. In addition to the approval of the Redomiciliation Proposal and the Merger Proposal, our ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•	neither the Management Board nor the Supervisory Board has determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of our shareholders and other stakeholders and, accordingly, terminated or abandoned such transaction;

•	the Merger has become effective;

•	the Plan of Domestication has been executed;

•	the SEC has declared effective the Registration Statement of which this proxy statement/prospectus forms a part, and no stop order with respect thereto is in effect;

•	the Nasdaq-CM has approved the Class A Common Stock for continued listing; and

•	Sono N.V. is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived (to the extent waivable) by the Management Board, with the approval of the Supervisory Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Q:	Will the business of Sono N.V. change following the Redomiciliation Transaction?

A:	No. The capitalization, assets and liabilities, and financial statements of Sono Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Sono N.V. immediately prior to the consummation of the Redomiciliation Transaction. After the Redomiciliation Transaction, Sono Delaware will continue to conduct the same business as conducted by Sono N.V. before the Redomiciliation Transaction. See “Summary of this Proxy Statement/Prospectus—Anticipated Accounting Treatment” for additional information.

Q:	Who will serve as directors and executive officers of Sono Delaware after giving effect to the Redomiciliation Transaction?

A:

The persons who will serve as directors and executive officers of Sono Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as statutory and acting directors and executive officers of Sono N.V.

As of the date of this proxy statement/prospectus, the statutory and acting directors and executive officers of Sono N.V. consist of (i) David Dodge, Christopher Schreiber and Owen May, our statutory directors who comprise the Supervisory Board, (ii) Kevin McGurn, our sole acting managing director and Chief Executive Officer who comprises the Management Board, and (iii) Martin Scott Calhoun, our Chief Financial Officer.

Q:	How will the directors and executive officers of Sono N.V. vote?

A:

None of Sono N.V.’s current statutory or acting directors or executive officers is a securityholder of Sono N.V.

As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V., consisting of approximately 16.19% of the issued and outstanding Sono N.V. Ordinary Shares and 100% of the issued and outstanding Sono N.V. High Voting Shares. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal at the Special Meeting.

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Q:	Will the shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock into which the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, will be converted upon consummation of the Redomiciliation Transaction be listed on an exchange?

A:

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction.

The Sono N.V. High Voting Shares (of which 40,000 are issued and outstanding as of the date of this proxy statement/prospectus) and the Sono N.V. Preferred Shares (of which 1,401 are issued and outstanding as of the date of this proxy statement/prospectus) are not currently, and we do not intend for the Sono N.V. High Voting Shares or the Sono N.V. Preferred Shares (or, following the completion of the Redomiciliation Transaction, the Class B Common Stock or the Series A Preferred Stock) to be, listed for trading on any securities exchange or included in any automatic quotation system.

Q:	Will the terms of the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, change as a result of the Redomiciliation Transaction?

A:	No, subject to certain exceptions. The terms of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock into which the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares will be converted, respectively, will in each case be substantially the same as the terms of the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, respectively, under the Existing Articles, other than as may be impacted as a result of differences between the DGCL and Dutch corporate law. See “Comparison of Shareholder Rights Between Dutch Law and Delaware Law” and “Description of Sono Delaware Securities” for additional information.

Q:	How do I receive the shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock into which my Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, will be converted upon consummation of the Redomiciliation Transaction?

A:

If the Redomiciliation Proposal and the Merger Proposal are adopted by the requisite vote of the shareholders of Sono N.V. at the Special Meeting and the Redomiciliation Transaction is adopted by the requisite vote of the shareholders of Sono Luxembourg and the Redomiciliation Transaction is completed, then, subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one LuxCo Class A Ordinary Share; (ii) each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 LuxCo Class B Ordinary Shares; and (iii) each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 LuxCo Preferred Shares. Subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication at the Redomiciliation Effective Time, at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of Class A Common Stock; (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of Class B Common Stock; and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of Series A Preferred Stock.

You will not be required to take any action to exchange your shares as a result of the Redomiciliation Transaction. Book entry records representing Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares will, at the Redomiciliation Effective Time, automatically represent the same number of shares of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as applicable, and record thereof will be made in the share register of Sono Delaware. If you hold shares in a brokerage account or through a broker, bank or other nominee, you are considered the beneficial owner (each, a “Beneficial Holder”) of shares held in street name. If you are a Beneficial Holder of Sono N.V. Ordinary Shares held in “street name” through a broker, bank or other nominee, your ownership of shares of Class A Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”), and if you are a holder of record of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and/or Sono N.V. Preferred Shares held in book-entry form, your ownership of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, as applicable, will be recorded in book-entry form by the Transfer Agent or Sono N.V. (for shares held by record holders in book-entry form), in each case, without the need for any additional action on your part.

Following the completion of the Redomiciliation Transaction, holders of record will each be issued a book-entry statement of their holdings in Sono Delaware in the normal course.

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Q:	Will the Redomiciliation Transaction dilute my voting or economic interest in Sono N.V.?

A:	No. The exchange and conversion (as applicable) of shares at each step of the Redomiciliation Transaction is structured to preserve, rather than alter, the voting and economic interests of the holders of each class of Sono N.V. shares as of immediately prior to the Merger Effective Time. In particular, because Luxembourg law does not permit super-voting shares, the respective exchange and conversion ratios for the LuxCo Class B Ordinary Shares and the LuxCo Preferred Shares at each step of the Redomiciliation Transaction, are designed to replicate, in the aggregate, the same voting power and conversion economics that the Sono N.V. High Voting Shares and Sono N.V. Preferred Shares have under the Existing Articles, as further described herein under the heading “Summary of this Proxy Statement/Prospectus—Overview of the Redomiciliation Transaction—Structuring of the Redomiciliation Transaction.” Accordingly, immediately after the Redomiciliation Transaction, the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, respectively, that will be issued and outstanding in Sono Delaware will be the same as the number of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, that are issued and outstanding in Sono N.V. immediately prior to the consummation of the Merger. Furthermore, as described above, under the Existing Articles, each Sono N.V. Ordinary Share is entitled to cast one vote, each Sono N.V. High Voting Share is entitled to cast 25 votes, and each Sono N.V. Preferred Share is entitled to cast 30,000 votes, at any general meeting of shareholders of Sono N.V. Under the Proposed Charter, the rights and preferences of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, respectively, will be substantially identical to the rights and preferences of the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, respectively, under the Existing Articles, other than as may be impacted as a result of differences between the DGCL and Dutch corporate law. Therefore, if the Redomiciliation Transaction is consummated, a shareholder that holds Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares immediately prior to the Merger Effective Time would, immediately after the Redomiciliation Transaction, hold the same number of shares of the corresponding class of Sono Delaware stock—Class A Common Stock, Class B Common Stock or Series A Preferred Stock, respectively—with substantively the same voting and economic rights on a per-share basis under the Proposed Charter. This structure is intended to preserve the existing voting and economic interests of existing shareholders and will not dilute a shareholder’s economic or voting interest in Sono Delaware relative to that shareholder’s current interest in Sono N.V. as of the Merger Effective Time.

Q:	Will I have appraisal or dissenters’ rights in connection with the Redomiciliation Transaction?

A:	There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction. For information regarding appraisal rights that may be available to shareholders under Dutch law, see “Summary Term Sheet—Statutory Appraisal Rights under Netherlands Company Law.”

QuestionS and Answers about the Special Meeting

Q:	What am I voting on and how do the Management Board and the Supervisory Board recommend that I vote?

A:	You will be voting on the following proposals at the Special Meeting. After careful consideration, the Management Board and the Supervisory Board unanimously recommend that the shareholders of Sono N.V. vote as follows:

(1)	Voting Proposal No. 1: “FOR” approval of the Redomiciliation Proposal.

(2)	Voting Proposal No. 2: “FOR” approval of the Merger Proposal.

(3)	Voting Proposal No. 3: “FOR” approval of the Nasdaq Share Authorization Proposal.

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Q:	Are the proposals to be voted on at the Special Meeting conditioned on one another?

A:	The consummation of the proposed Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively, and is not conditioned on the approval of the Nasdaq Share Authorization Proposal. Accordingly, neither the Redomiciliation Proposal nor the Merger Proposal is conditioned on the approval of the Nasdaq Share Authorization Proposal at the Special Meeting, and each of the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will be presented for a vote regardless of whether any other proposal is approved at the Special Meeting. If the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote.

Q:	Who may vote at the Special Meeting?

A:	Only Registered Shareholders, being the holders of record of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares at the close of business on _____, 2026, the Record Date, are entitled to notice of the Special Meeting and the right to vote and have their votes counted at the Special Meeting and any adjournments of the Special Meeting. There were ______ Sono N.V. Ordinary Shares, ______ Sono N.V. High Voting Shares and ______ Sono N.V. Preferred Shares, issued and outstanding as of the Record Date. Each Sono N.V. Ordinary Share is entitled to cast one vote on each voting proposal. Each Sono N.V. High Voting Share is entitled to cast 25 votes on each voting proposal. Each Sono N.V. Preferred Share is entitled to cast 30,000 votes on each voting proposal.

Q:	What are the quorum requirements for the Special Meeting?

A:	A quorum of at least one third of the issued shares of Sono N.V. to which voting rights are attached pursuant to the Existing Articles or Dutch law, must be present or represented by proxy at the Special Meeting.

Q:	What if a quorum is not present at the Special Meeting?

A:	If the required one-third quorum is not present at the Special Meeting, the chairperson of the Special Meeting has the power to adjourn the Special Meeting to a later date or dates until such time as a quorum may be obtained. In such case, a new meeting will be convened in accordance with applicable law and the Existing Articles.

Q:	What vote is required for the approval of each proposal at the Special Meeting?

A:

Voting Proposal Nos. 1 & 3: The approval of the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will require the affirmative vote (in person or by proxy) of the holders of a simple majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented.

Voting Proposal No. 2: The approval of the Merger Proposal will require the affirmative vote (in person or by proxy) of the holders of a two-thirds majority of the votes attached to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class in a meeting where at least one third of the issued shares of Sono N.V. are represented. If the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Registered Shareholder: If your shares are registered directly in your name with the Transfer Agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the shareholder of record and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to vote your shares in person at the Special Meeting or to grant a proxy to vote your shares to Sono N.V. or any other person who will appear in person at the Special Meeting (and any adjournment(s) or postponement(s) thereof) and vote your shares on your behalf.

•	Beneficial Holder: If you hold shares in a brokerage account or through a broker, bank or other nominee, you are a Beneficial Holder of shares held in street name. Your broker, bank or other nominee is considered, with respect to those shares, the shareholder of record and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker, bank or other nominee that is the shareholder of record of your shares. In order to vote your shares, you will need to follow the instructions that your broker, bank or other nominee provides to you.

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Q:	Am I entitled to vote if my shares are held in “street name”?

A:	Yes. If you are a Beneficial Holder of shares held in street name (i.e., held for your account by a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee explaining how to vote your shares and you will have the option to cast your vote in the manner provided in the voting instructions. To be sure that your vote is received in time, we urge you to promptly cast your vote by your choice of available means.

Q:	If my shares are held in “street name”, will my bank, broker or other nominee automatically vote my shares for me?

A:

If you are a Beneficial Holder, your broker, bank or other nominee cannot vote your Sono N.V. Ordinary Shares on non-routine matters, such as the Redomiciliation Transaction, without instructions from you. You should therefore instruct your broker, bank or other nominee as to how to vote your shares, following the directions from your broker, bank or other nominee provided to you. Please check the voting form used by your broker, bank or other nominee. Broker non-votes will not count as shares present or for the purpose of determining the number of votes cast, and we do not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers, and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Special Meeting are considered non-routine. As a result, no broker will be permitted to vote your Sono N.V. Ordinary Shares at the Special Meeting without receiving instructions.

Beneficial Holders of Sono N.V. Ordinary Shares held through a broker, bank or other nominee may not vote the underlying shares at the Special Meeting, unless they first obtain a signed “legal proxy” from the broker, bank or other nominee through which you beneficially own your shares.

Q:	How may I vote my shares?

A:	You may vote “FOR” or “AGAINST” or “ABSTAIN” on each of the voting proposals. Registered Shareholders may vote as follows:

•	By Internet. Follow the instructions on the enclosed proxy card to vote online. Enter the control number located on your proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed.

•	By Telephone. Follow the instructions on the enclosed proxy card to vote via touch tone telephone. Enter the control number located on your proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•	By Mail. Complete, sign and mail your proxy card in the enclosed return envelope to the address provided. If you mail the proxy card within the United States, no additional postage is required. Your shares will be voted in accordance with your instructions. If you choose to vote by telephone or by internet, you do not have to return your proxy card.

•	In Person at the Special Meeting. If you are a Registered Shareholder and you wish to attend the Special Meeting in person, you must (i) notify Sono N.V. in writing at ir@sonomotors.com of your intention to attend the Special Meeting, stating your name and the number of registered shares you hold, by no later than 12:00 p.m. Central European Summer Time on _______, 2026 and (ii) bring a form of personal picture identification to the Special Meeting and evidence of your entitlement to Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (as applicable). Failure to comply with these requirements may preclude you from being admitted to the Special Meeting. Directions to the Special Meeting are available by contacting Investor Relations at our principal executive offices, located at 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America, or by telephone at +1 (352) 502-1191 or email at ir@sonomotors.com.

If you are a holder of Sono N.V. High Voting Shares or Sono N.V. Preferred Shares at the close of business on the Record Date, you may also vote your shares by signing, dating, and returning the voting form separately provided to you in accordance with the instructions provided therein. Voting your Sono N.V. High Voting Shares or your Sono N.V. Preferred Shares by returning the voting form separately provided to you will supersede your right to vote your Sono N.V. High Voting Shares or your Sono N.V. Preferred Shares in person or via proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated, and signed.

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If you are a Beneficial Holder, meaning that your Sono N.V. Ordinary Shares are held in street name at the close of business on the Record Date:

•	Your broker, bank or other nominee will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your broker, bank or other nominee to see which options are available to you. However, since you are not the holder of record of your shares, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

See “—Q: May I attend the Special Meeting in person?” for additional information.

Please ensure that you vote in advance of the Special Meeting by internet, by telephone or by mail, in accordance with the instructions above. To be sure that your vote will be received in time (and no later than 12:00 p.m. Central European Summer Time on _______, 2026), please cast your vote by your choice of available means at your earliest convenience. Even if you plan to attend the Special Meeting in person, we encourage you to vote your shares online or by telephone.

Q:	What does it mean to vote “ABSTAIN” and what happens if I abstain from voting?

A:	An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are not considered votes cast but will be counted for purposes of determining whether a quorum is present at the Special Meeting. If an executed proxy card or voting instruction form is returned and the shareholder has voted “ABSTAIN” on any proposal, the shares represented by the proxy will be considered present at the Special Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore, they will have no effect on the outcome of any proposal.

Q:	What is a “broker non-vote”?

A:	A “broker non-vote” occurs when a broker, bank or other nominee submits a proxy that does not indicate a vote for one or more of the proposals because the broker, bank or other nominee has not received instructions from the Beneficial Holder on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions. A “broker non-vote” will have no effect on the outcome of the Redomiciliation Proposal, the Merger Proposal or the Nasdaq Share Authorization Proposal so long as a quorum is present. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement/prospectus, if a Beneficial Holder of Sono N.V. Ordinary Shares does not give voting instructions to their broker, bank or other nominee, then those Sono N.V. Ordinary Shares will not be present or voted at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting.

Q:	May I change or revoke my vote?

A:

Even if you cast your vote by executing and delivering your proxy card, you retain the right to revoke and change your vote prior to the Special Meeting. If you are a Registered Shareholder who holds Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares at the close of business on the Record Date, you may change your vote by doing any one of the following:

(1)	Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 12:00 p.m. Central European Summer Time on _______, 2026.

(2)	Notify us of your intention to revoke your proxy no later than 12:00 p.m. Central European Summer Time on _______, 2026. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive offices or by email at ir@sonomotors.com.

(3)	Attend the Special Meeting in person and vote as instructed above.

If you are a Beneficial Holder, meaning that your Sono N.V. Ordinary Shares are held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.

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Unless so revoked, the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares represented by a proxy, if timely received, will be voted in accordance with the directions given therein.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Q:	May I attend the Special Meeting in person?

A:

Only shareholders who have given notice in writing to Sono N.V. by 12:00 p.m. Central European Summer Time on _______, 2026 of their intention to attend the Special Meeting are entitled to attend the Special Meeting in person. The conditions for attendance at the Special Meeting are as follows:

•	Registered Shareholders must (i) notify Sono N.V. in writing of their intention to attend the Special Meeting in person by submitting their name and the number of registered shares held by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _______, 2026, and (ii) bring a form of personal picture identification to the Special Meeting and evidence of their entitlement to Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (as applicable).

•	Beneficial Holders must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorised to participate in and vote at the Special Meeting. These Beneficial Holders must (i) notify Sono N.V. of their intention to attend the Special Meeting by submitting their name and the number of shares beneficially owned by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _______, 2026, (ii) bring an account statement or a letter from the record holder indicating that the Beneficial Holder owned the shares as of the Record Date, (iii) bring the proxy issued to them by their financial intermediary to the Special Meeting and (iv) bring a form of personal picture identification to the Special Meeting.

By attending the Special Meeting, shareholders agree to abide by the agenda and procedures for the Special Meeting, copies of which will be distributed to attendees at the meeting.

Q:	Who is soliciting proxies for the Special Meeting, and who is paying for this proxy solicitation?

A:

The Supervisory Board is soliciting your proxy, and Sono N.V. will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement/prospectus and the related proxy materials. Sodali & Co, a proxy solicitor, has been retained to assist Sono N.V. in the solicitation of proxies for the Special Meeting, and Sono N.V. will pay Sodali & Co $25,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Sodali & Co and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Sono N.V.’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the internet by Sodali & Co, or, without any additional compensation, by certain of Sono N.V.’s directors, officers and employees.

We will ask banks, brokers and other institutions, nominees and fiduciaries holding Sono N.V. Ordinary Shares beneficially owned by others to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sono N.V. will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus and the related proxy materials to our shareholders.

Q:	What does it mean if I receive more than one proxy card or voting instruction form?

A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q:	How are votes counted?

A:	Sono N.V. will tabulate the votes submitted by proxy prior to the cut-off time as described in this proxy statement/prospectus. The chairperson of the Special Meeting will tabulate the votes validly cast at the Special Meeting by those present at the meeting, if any. These tabulations will be provided to Sono N.V.

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Q:	Where can I find the voting results?

A:	The preliminary voting results will be announced at the Special Meeting. The final results will be disclosed in a Current Report on Form 8-K, which we will file with the SEC as soon as practicable after the Special Meeting.

Q:	Whom should I contact if I have any questions about the proposals, the Special Meeting or voting?

A:

If you are a Registered Shareholder and have any questions about the proposals or the Special Meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus, the 2025 Annual Report or the enclosed proxy card, you should contact Sodali & Co, our proxy solicitor, by calling +1 (___) ___-_____ (toll-free), or banks and brokers can call +1 (___) ___-_____, or by emailing ________.

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

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SUMMARY OF THIS PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, you should read this entire document carefully, including the Merger Agreement, the Plan of Domestication, the Proposed Charter and the Proposed Bylaws attached as Annex A, Annex B, Annex C and Annex D, respectively, to this proxy statement/prospectus, which are incorporated by reference into this proxy statement/prospectus. For a discussion of certain tax considerations relating to the proposed Redomiciliation Transaction under U.S. federal law and Luxembourg and Dutch laws, respectively, see the sections herein entitled, “U.S. Federal Income Tax Considerations” beginning on page 80, “Luxembourg Tax Considerations” beginning on page 90, and “Netherlands Tax Considerations” beginning on page 92.

Our Company

Sono N.V. is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of the Netherlands, and registered with the Dutch trade register under number 80683568. The business address of Sono N.V. is 4965 Trinidad Drive, Land O’ Lakes, FL 34639, United States of America. The telephone number of Sono N.V. is +1 (352) 502-1191, and our website address is https://ir.sonomotors.com/.

Sono N.V. was incorporated on October 23, 2020, pursuant to the laws of the Netherlands, as a wholly owned-subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued common shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding common share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was cancelled (ingetrokken). As a result, Sono Motors GmbH became a wholly owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V.

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. The Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares have never been, and Sono N.V. does not intend for them to be, listed for trading on any securities exchange or included in any automatic quotation system.

As of March 31, 2026, Sono N.V.’s wholly owned subsidiaries consisted of, and Sono N.V. was the ultimate parent of, Sono Motors GmbH and Sono Luxembourg. Subsequent to March 31, 2026, Sono N.V. sold Sono Motors GmbH pursuant to the SPA, as a result of which Sono N.V. ceased to be the ultimate parent of Sono Motors GmbH on May 4, 2026.

Business Overview

Digital Asset Treasury Strategy

On March 14, 2026, the Management Board, with the approval of the Supervisory Board, adopted a digital asset treasury strategy. Under the digital asset treasury strategy, the principal holding in Sono N.V.’s treasury reserve on its balance sheet is allocated to digital assets, principally Bitcoin (“Bitcoin” or “BTC”), by applying a covered-call yield strategy. In connection with the digital asset treasury strategy, on March 10, 2026, Sono N.V. entered into a 2002 ISDA Master Agreement, a related Schedule and a Credit Support Annex with Blockchain.com, facilitating Sono N.V. to enter into derivative and/or hedging transactions to manage the risk associated with the digital asset treasury strategy.

Strategic Opportunities

Sono N.V. desires to enhance its ability to consider various strategic opportunities that might become available to it following the Redomiciliation Transaction. In order to better position it to be able to explore such potential strategic opportunities, Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) may need to raise capital through the sale of Covered Securities. The Sono N.V. Ordinary Shares are currently listed on the Nasdaq-CM. As a result, Sono N.V. is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), which generally requires listed companies, subject to certain exceptions, to obtain shareholder approval prior to a 20% Issuance at a price that is less than the Minimum Price. Accordingly, we are asking the shareholders of Sono N.V. to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) of Covered Securities in one or more Covered Transactions, any of which may constitute a 20% Issuance and may be issued at a price that is less than the Minimum Price, subject to the following parameters: (i) the applicable Covered Transaction is consummated during the 9-month period following the conclusion of the Special Meeting; (ii) the maximum aggregate purchase price or principal amount, as applicable, of Covered Securities that may be issued pursuant to this authorization is $1 billion; and (iii) the price per share, discount rate or conversion rate underlying any Covered Security will be no more than 55% below the Minimum Price. See “Voting Proposal No. 3: The Nasdaq Share Authorization Proposal” for additional information.

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Exit from Legacy Solar Operations

During the year ended December 31, 2025 and the subsequent period from January 1, 2026 through March 14, 2026, Sono N.V. conducted its business through Sono Motors GmbH. On March 14, 2026, the Supervisory Board resolved to terminate all current and future funding commitments to Sono Motors GmbH and to exit the legacy solar operations conducted through Sono Motors GmbH with immediate effect. Subsequent to March 31, 2026, on May 4, 2026, Sono N.V. sold and transferred 100% of the outstanding share capital of Sono Motors GmbH to third-party purchasers.

See the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as under the heading “Risk Factors” herein and in our 2025 Annual Report, as updated from time to time in our other filings with the SEC. Additional information regarding Sono N.V. is contained in the documents incorporated by reference into this proxy statement/prospectus and the other documents that we file with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 119 of this proxy statement/prospectus. The information contained in, or that can be accessed through, Sono N.V.’s website is not part of this proxy statement/prospectus or incorporated by reference herein.

Overview of the Redomiciliation Transaction (page 56)

We are asking the shareholders of Sono N.V. to approve the overall Redomiciliation Transaction whereby Sono N.V.’s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, Sono N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following the Merger, and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, pursuant to the Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to this proxy statement/prospectus, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and upon the Conversion will continue as an entity under the name “Sono Group, Inc.,” without any discontinuation of Sono Luxembourg’s legal existence, without liquidation or dissolution, and without creating a new legal entity.

If the Redomiciliation Proposal and the Merger Proposal are adopted by the requisite vote of our shareholders and the Redomiciliation Transaction is completed, then:

•	subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one LuxCo Class A Ordinary Share; (ii) each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 LuxCo Class B Ordinary Shares; and (iii) each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 LuxCo Preferred Shares; and

•	subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication, at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of Class A Common Stock; (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of Class B Common Stock; and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of Series A Preferred Stock.

If the general meeting of shareholders of Sono N.V. adopts the Redomiciliation Proposal and the Merger Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, we currently anticipate that the Redomiciliation Transaction will be consummated as soon as practicable following the Special Meeting, subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws.

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On July 14, 2026, the Management Board and the Supervisory Board unanimously approved the Redomiciliation Transaction and the transactions and agreements contemplated thereby, including the Merger pursuant to the Merger Agreement, and unanimously recommend that you vote “FOR” the Redomiciliation Proposal, “FOR” the Merger Proposal, if presented at the Special Meeting, and “FOR” the Nasdaq Share Authorization Proposal. We urge you to join us in supporting these important initiatives.

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction. The Sono N.V. High Voting Shares (of which 40,000 are issued and outstanding as of the date of this proxy statement/prospectus) and the Sono N.V. Preferred Shares (of which 1,401 are issued and outstanding as of the date of this proxy statement/prospectus) are not currently, and we do not intend for the Sono N.V. High Voting Shares or the Sono N.V. Preferred Shares (or, following the completion of the Redomiciliation Transaction, the Class B Common Stock or the Series A Preferred Stock) to be, listed for trading on any securities exchange or included in any automatic quotation system.

Structuring of the Redomiciliation Transaction

The Redomiciliation Transaction will be implemented through a two-step Merger and Conversion structure because, due to requirements under Dutch law, Sono N.V. cannot redomicile directly from the Netherlands to the United States. In the first step, at the Merger Effective Time, Sono N.V. will merge with and into Sono Luxembourg, as a result of which all of the issued and outstanding shares of Sono N.V. (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares) will be automatically cancelled and exchanged for shares of Sono Luxembourg at the applicable exchange ratio described herein. In the second step, upon the effectiveness of the Conversion and completion of the Redomiciliation Transaction, which we expect will occur shortly following the Merger, all of the issued and outstanding shares of Sono Luxembourg will be automatically converted into shares of Sono Delaware stock at the applicable conversion ratio described herein. We intend, subject to the satisfaction or waiver of the conditions to closing of the Redomiciliation Transaction, for the Merger and the Conversion to occur over a single weekend so that trading does not occur during the brief interim period in which shareholders hold shares of Sono Luxembourg.

Such exchange and conversion (as applicable) of shares at each step of the Redomiciliation Transaction is structured to preserve, rather than alter, the voting and economic interests of the holders of each class of Sono N.V. shares as of immediately prior to the Merger Effective Time. In particular, because Luxembourg law does not permit super-voting shares, the respective exchange and conversion ratios for the LuxCo Class B Ordinary Shares and the LuxCo Preferred Shares at each step of the Redomiciliation Transaction, are designed to replicate, in the aggregate, the same voting power and conversion economics that the Sono N.V. High Voting Shares and Sono N.V. Preferred Shares have under the Existing Articles, as set forth below:

•	Sono N.V. Ordinary Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Ordinary Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to one vote per share under the Existing Articles, will be exchanged for one LuxCo Class A Ordinary Share, each of which will be entitled to one vote per share under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each LuxCo Class A Ordinary Share will be converted into one share of Class A Common Stock, each of which will be entitled to one vote per share under the Proposed Charter. Accordingly, each Sono N.V. Ordinary Share will correspond to one share of Class A Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

•	Sono N.V. High Voting Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 25 votes per share and each Sono N.V. High Voting Share is convertible into 25 Sono N.V. Ordinary Shares subject to the forfeiture to Sono N.V. for no consideration of 24 of such Sono N.V. Ordinary Shares (with the effect being that a converting Sono N.V. High Voting Shareholder will receive one Sono N.V. Ordinary Share for the conversion of each 25 Sono N.V. High Voting Shares) under the Existing Articles, will be exchanged for 25 LuxCo Class B Ordinary Shares, each of which will be entitled to one vote per share and each LuxCo Class B Ordinary Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 25 LuxCo Class B Ordinary Shares can be converted into LuxCo Class A Ordinary Shares and subject to the forfeiture to Sono Luxembourg for no consideration of 24 of the LuxCo Class A Ordinary Shares into which each tranche of 25 LuxCo Class B Ordinary Shares is so converted (with the effect being that a converting holder of LuxCo Class B Ordinary Shares will receive one LuxCo Class A Ordinary Share for the conversion of each 25 LuxCo Class B Ordinary Shares) under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 25 LuxCo Class B Ordinary Shares will be converted into one share of Class B Common Stock, each of which will be entitled to 25 votes per share and will be convertible into one share of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. High Voting Share will correspond to one share of Class B Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

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•	Sono N.V. Preferred Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 30,000 votes per share and is convertible into 30,000 Sono N.V. Ordinary Shares under the Existing Articles, will be exchanged for 30,000 LuxCo Preferred Shares, each of which will be entitled to one vote per share and each LuxCo Preferred Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 30,000 LuxCo Preferred Shares can be converted into LuxCo Class A Ordinary Shares under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 30,000 LuxCo Preferred Shares will be converted into one share of Series A Preferred Stock, each of which will be entitled to 30,000 votes and will be convertible into 30,000 shares of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. Preferred Share will correspond to one share of Series A Preferred Stock if the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

Accordingly, immediately after the Redomiciliation Transaction, the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, respectively, that will be issued and outstanding in Sono Delaware will be the same as the number of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, that are issued and outstanding in Sono N.V. immediately prior to the consummation of the Merger. Furthermore, as described above, under the Existing Articles, each Sono N.V. Ordinary Share is entitled to cast one vote, each Sono N.V. High Voting Share is entitled to cast 25 votes, and each Sono N.V. Preferred Share is entitled to cast 30,000 votes, at any general meeting of shareholders of Sono N.V. Under the Proposed Charter, the rights and preferences of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, respectively, will be substantially identical to the rights and preferences of the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, respectively, under the Existing Articles, other than as may be impacted as a result of differences between the DGCL and Dutch corporate law. Therefore, if the Redomiciliation Transaction is consummated, a shareholder that holds Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares immediately prior to the Merger Effective Time would, immediately after the Redomiciliation Transaction, hold the same number of shares of the corresponding class of Sono Delaware stock—Class A Common Stock, Class B Common Stock or Series A Preferred Stock, respectively—with substantively the same voting and economic rights on a per-share basis under the Proposed Charter. This structure is intended to preserve the existing voting and economic interests of existing shareholders and will not dilute a shareholder’s economic or voting interest in Sono Delaware relative to that shareholder’s current interest in Sono N.V. as of the Merger Effective Time.

After giving effect to the Redomiciliation Transaction, we expect that there will be approximately 1,464,834 shares of New Common Stock and 1,401 shares of Series A Preferred Stock issued and outstanding, consisting of (i) 1,424,834 shares of Class A Common Stock issued in the aggregate to the Sono N.V. Ordinary Shareholders in accordance with the rights and preferences of Sono N.V. Ordinary Shares under the Existing Articles, (ii) 40,000 shares of Class B Common Stock issued in the aggregate to the Sono N.V. High Voting Shareholders in accordance with the rights and preferences of Sono N.V. High Voting Shares under the Existing Articles, and (iii) 1,401 shares of Series A Preferred Stock issued in the aggregate to the Sono N.V. Preferred Shareholders in accordance with the rights and preferences of Sono N.V. Preferred Shares under the Existing Articles.

If the general meeting of shareholders of Sono N.V. adopts the Redomiciliation Proposal and the Merger Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, the Merger will be effected in accordance with Title 7 of the Netherlands Company Law and articles 1025-1 et seq. of the Luxembourg Company Law. Upon completion of the Merger, the Conversion will be effected in accordance with articles 1061-1 and following of the Luxembourg Company Law, the procedures of article 450-3 and following of the Luxembourg Company Law and the domestication procedures of Section 388 of the DGCL. If we complete the Redomiciliation Transaction, we will continue our legal existence in the State of Delaware as if we had originally been incorporated under Delaware law.

Reasons for the Redomiciliation Transaction (page 58)

We are pursuing the Redomiciliation Transaction for a number of reasons. During the past two years, the Supervisory Board, the Management Board and the rest of our management team undertook a review of our existing structure and operations, strategic opportunities and, in particular, the jurisdiction of incorporation of Sono N.V. Based upon such review, we believe that implementing the Redomiciliation Transaction to change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware will enhance shareholder value over the long-term, including by better positioning us to pursue potential strategic opportunities, as well as to enjoy various benefits, including:

•	simplifying our corporate structure and streamlining reporting requirements, which will (i) facilitate efforts by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Sono Delaware on a consolidated basis, (ii) reduce duplicative legal, accounting and compliance efforts related to maintaining a non-U.S. parent company, and (iii) provide opportunities for Sono Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions;

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•	streamlining our management, compliance and governance functions, by aligning our corporate domicile with the locations of the members of the Management Board and the Supervisory Board and the majority of our executive leadership team, who are based in the United States, which will (i) more closely align our legal structure with our operational and governance footprint, (ii) reduce the complexity and cost of cross-border regulatory compliance, (iii) facilitate board meetings and create opportunities for increased shareholder engagement, and (iv) improve the efficiency of day-to-day corporate governance functions;

•	benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the Nasdaq-CM listing standards and the SEC governance requirements;

•	benefiting from greater certainty of U.S. tax treatment; and

•	better positioning to respond to global tax developments.

Steps to the Redomiciliation Transaction (page 60)

The Redomiciliation Transaction will, if completed, be consummated by means of a series of steps, substantially as follows:

•	the shareholders of Sono N.V. as of the Record Date will vote on whether to adopt the Redomiciliation Proposal and the Merger Proposal at the Special Meeting held before a Dutch civil-law notary, and the minutes of which will be recorded in a notarial deed confirming that all formalities and procedures have been duly observed and complied with. Subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws and meeting all relevant conditions, we will request that the Dutch civil-law notary issues a pre-merger certificate pursuant to which it is confirmed to the Luxembourg authorities that all Dutch law formalities and procedures have been duly observed and complied with to give effect to the Merger;

•	subject to and following the adoption of the Redomiciliation Proposal at the Special Meeting, and subject to the satisfaction of the other conditions to completion of the Redomiciliation Transaction described under “The Redomiciliation Proposal—Conditions to Completion of the Redomiciliation Transaction,” we will execute the Merger of Sono N.V. with and into Sono Luxembourg before a Luxembourg civil law notary, with Sono Luxembourg being the surviving entity following such cross-border Merger and as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and the minutes of which will be recorded in a notarial deed published with the Luxembourg Trade and Companies Register;

•	following completion of the Merger in accordance with applicable laws, Sono N.V. will be de-registered as a public limited liability company duly and validly existing under the laws of the Netherlands;

•	subject to the effectiveness of the Merger and as soon as practicable thereafter, Sono Luxembourg will enter into the Delaware Filings and, upon acceptance of such filings by the Secretary of State of the State of Delaware (or such later time as may be specified in such filings), Sono Delaware will exist as a Delaware corporation; and

•	following the acceptance of the Delaware Filings and confirmation of the registration of Sono Delaware, Sono Luxembourg will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

The conversion at the Redomiciliation Effective Time of the LuxCo Ordinary Shares and the Luxco Preferred Shares resulting from the completion of the Merger, into New Common Stock and Series A Preferred Stock, respectively, will occur automatically upon effectiveness of the Delaware Filings.

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The Merger Agreement (page 60)

The following summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A and incorporated herein by reference. We encourage you to read the Merger Agreement carefully.

Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, including the receipt by Sono N.V. and Sono Luxembourg of the requisite shareholder approvals and the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, Sono N.V. and Sono Luxembourg will complete the cross-border Merger whereby all of the assets and liabilities of Sono N.V. will be transferred under universal title (onder algemene titel) to Sono Luxembourg and Sono N.V. will be dissolved without liquidation in accordance with the provisions of article 1025-17 of the Luxembourg Company Law and articles 2:312, 2:326 and 2:333d of the Netherlands Company Law. The activities of Sono N.V. will be continued by Sono Luxembourg after the Merger.

In addition, the terms of the Merger Agreement provide that, as a result of the Merger, all shares in the capital of Sono N.V. will be cancelled by operation of law and Sono Luxembourg shall grant (i) one LuxCo Class A Ordinary Share for each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares), (ii) 25 LuxCo Class B Ordinary Shares for each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares), and (iii) 30,000 LuxCo Preferred Shares for each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares), all subject to applicable statutory appraisal rights under the Netherlands Company Law, as further described in the section entitled “Statutory Appraisal Rights under Netherlands Company Law.” All of such shares of Sono Luxembourg issued at the Merger Effective Time will be converted into the corresponding class of Sono Delaware stock at the Redomiciliation Effective Time as further described herein.

Furthermore, at the Merger Effective Time, the statutory and acting directors of Sono N.V. constituting the Supervisory Board and the Management Board, collectively, as of immediately prior to the Merger Effective Time, will become the board of directors of Sono Luxembourg (the “LuxCo Board”).

See the section entitled “The Merger Agreement” for more information regarding the consequences of the Merger pursuant to the terms of the Merger Agreement.

Subject to the effectiveness of the Merger and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the terms of the Plan of Domestication, subject to the conditions set forth therein, as further described below.

The Plan of Domestication (page 64)

The following summary of the Plan of Domestication does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Plan of Domestication, a copy of which is attached to this proxy statement/prospectus as Annex B and incorporated herein by reference. We encourage you to read the Plan of Domestication carefully.

If the Redomiciliation Proposal and the Merger Proposal are each approved at the Special Meeting, Sono Luxembourg intends to adopt the Plan of Domestication in accordance with Section 388(l) of the DGCL as soon as practicable thereafter (subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws). If the Plan of Domestication is adopted and effected by Sono Luxembourg, the Redomiciliation Transaction will be completed as follows:

•	De-Registration with Luxembourg. Upon (i) approval by the shareholders of Sono Luxembourg of (a) the transfer of Sono Luxembourg’s registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and (b) the Proposed Organizational Documents and (ii) the effectiveness of a certificate of corporate domestication to be filed by Sono Luxembourg with the Secretary of State of the State of Delaware in substantially the form attached as an exhibit to the Plan of Domestication, Sono Luxembourg shall be de-registered in the Grand Duchy of Luxembourg and shall thereafter be a Delaware corporation under the name “Sono Group, Inc.” and governed by the DGCL without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity.

•	Domestication. At the Redomiciliation Effective Time, Sono Luxembourg shall become domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, under the name “Sono Group, Inc.” (we refer to such Delaware corporation in this proxy statement/prospectus as “Sono Delaware”), which Delaware corporation will, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as Sono Luxembourg. Sono Luxembourg will not be required to wind up its affairs or pay its liabilities and distribute its assets, and the domestication into Delaware will not be deemed to constitute a dissolution of Sono Luxembourg and will constitute a continuation of the existence of Sono Luxembourg in the form of a Delaware corporation. At the Redomiciliation Effective Time, the registered office of Sono Delaware shall be the offices of Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 United States of America.

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•	Conversion of Securities. As a result of and at the Redomiciliation Effective Time, and without any further action on the part of Sono Luxembourg or its shareholders, on the one hand, or Sono Delaware or any of its stockholders or other equityholders, on the other hand, pursuant to the Redomiciliation Transaction, (a) all of the then-issued and outstanding shares of LuxCo shall convert automatically by operation of law into shares of Sono Delaware as described under the headings “Voting Proposal No. 1: The Redomiciliation Proposal—The Plan of Domestication—Conversion of Securities” and “—Exchange of Sono N.V. Shares,” and (b) Sono Delaware will automatically assume each of the Equity Compensation Plans by operation of law and each restricted stock unit, non-qualified stock option and other share-based incentive award of Sono Luxembourg outstanding thereunder shall be automatically converted into an equivalent incentive award of Sono Delaware, which incentive awards will be subject to the same terms and conditions as the converted Sono Luxembourg incentive award (including performance-based vesting conditions), except that the security issuable upon exercise or settlement of Sono Delaware incentive award will be shares of the Class A Common Stock of Sono Delaware rather than LuxCo Class A Ordinary Shares.

•	Tax Matters. For United States federal income tax purposes, the Redomiciliation Transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and the Plan of Domestication is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

•	Governing Documents. (a) At the Redomiciliation Effective Time, the articles of association of Sono Luxembourg, as amended (the “Luxembourg Organizational Documents”), shall be terminated and be of no further force or effect, and (b) from and after the Redomiciliation Effective Time, the Proposed Charter and the Proposed Bylaws shall govern the affairs of Sono Delaware and the conduct of its business, until thereafter amended in accordance with the DGCL and their respective terms.

•	Classified Board of Directors. The total number of directors constituting the entire Sono Delaware Board will be fixed at a number equal to the number of directors serving on the LuxCo Board as of immediately prior to the Redomiciliation Effective Time, until such time as the total number of directors constituting the entire Sono Delaware Board is thereafter changed in accordance with the DGCL and the Proposed Organizational Documents, as they may be amended from time to time. Each member of the LuxCo Board as of immediately prior to the Redomiciliation Effective Time (the “Luxembourg Directors”) shall be deemed appointed and serve as a director of Sono Delaware on the Sono Delaware Board from and after the Redomiciliation Effective Time, and shall serve until such time as their respective successors have been duly elected and qualified, or until such director’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL and the Proposed Organizational Documents. The Sono Delaware Board will, pursuant to its authority granted under the Proposed Charter, assign the members of the Sono Delaware Board already in office to Class I, Class II, or Class III, effective as of the Redomiciliation Effective Time.

•	Committee Charters; Governance Policies. With respect to each committee of the Supervisory Board in existence as of immediately prior to the Merger Effective Time (each, an “Existing Board Committee”), the Sono Delaware Board will appoint a separate committee of the Sono Delaware Board (each, a “Delaware Board Committee”) pursuant to the Plan of Domestication: (i) having the same name as such Existing Board Committee, (ii) possessing and delegated with, to the fullest extent permitted by applicable law and the Proposed Organizational Documents, the same powers, authority and duties as the powers, authority and duties of such Existing Board Committee immediately prior to the Merger Effective Time, (iii) having the committee charter attached as an exhibit to the Plan of Domestication, (iv) consisting of the number of directors equal to the number of Supervisory Board members serving on such Existing Board Committee immediately prior to the Merger Effective Time, and (v) with each of the Supervisory Board members serving on such Existing Board Committee immediately prior to the Merger Effective Time appointed to and serving as a member of such Delaware Board Committee, in each case until the existence of such Delaware Board Committee or the name, composition, charter, powers, authority or duties thereof is thereafter modified or revoked in accordance with the DGCL and the Proposed Organizational Documents, as they may be amended from time to time.

•	Officers. Each officer of Sono Luxembourg as of immediately prior to the Redomiciliation Effective Time shall be appointed and serve as an officer of Sono Delaware from and after the Redomiciliation Effective Time and shall retain the same title with Sono Delaware from and after the Redomiciliation Effective Time as such officer had with Sono Luxembourg immediately prior to the Redomiciliation Effective Time, and with respect to each such officer position, having the same powers, authority and duties as such person had in respect of such officer position as an officer of Sono Luxembourg immediately prior to the Redomiciliation Effective Time (except to the extent otherwise required by applicable law or otherwise provided in the Proposed Organizational Documents or by the Sono Delaware Board), each of whom shall serve until such time as their respective successors have been designated by the Sono Delaware Board, or until such officer’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL and the Proposed Organizational Documents.

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•	Indemnification of Directors and Officers. Each director and executive officer of Sono Luxembourg from and after the Redomiciliation Effective Time will enter into an indemnification agreement with Sono Delaware, which indemnification agreement shall be substantially in the form attached as an exhibit to the Plan of Domestication, with such immaterial modifications as may be approved by any officer of Sono Delaware.

•	Effects of Domestication. Immediately upon the Redomiciliation Effective Time, the Redomiciliation Transaction shall have the effects set forth in Section 388 of the DGCL, including, without limitation, all of the rights, privileges and powers of Sono Luxembourg, and all property, real, personal and mixed, and all debts due to Sono Luxembourg, as well as all other things and causes of action belonging to Sono Luxembourg, shall remain vested in Sono Delaware and shall be the property of Sono Delaware and the title to any real property vested by deed or otherwise in Sono Luxembourg shall not revert or be in any way impaired by reason of the DGCL. See the section entitled “The Plan of Domestication” for more information. Following the Redomiciliation Transaction, all references in instruments, contracts and agreements of Sono Delaware (i) to “ordinary shares” (or any class or series thereof) of Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware’s “common stock” (or the applicable class or series thereof), (ii) to “preferred shares” of Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware’s “preferred stock” (or the applicable class or series thereof), and (iii) to Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware.

•	Amendment or Termination. To the extent permitted by applicable law, the Plan of Domestication or the Redomiciliation Transaction, or any of the terms or conditions thereof, may be amended or terminated at any time before the Redomiciliation Effective Time by action of the LuxCo Board, and without further action of the shareholders of Sono Luxembourg.

Reports of Dutch Independent Auditor (page 61)

Visser & Visser Audit en Assurance B.V. (“Visser”), an independent auditor based in the Netherlands, has issued, as required by Dutch law, the reports set forth on Annex E consisting of (i) a report for the information and assistance of the management of Sono N.V. and Sono Luxembourg, in connection with their respective consideration of the proposed Merger, and (ii) an assurance report to the management of Sono N.V. and Sono Luxembourg based upon its examination of the explanatory notes to the Merger Agreement. The reports of Visser, which are summarized herein under “Voting Proposal No. 1: The Redomiciliation Proposal—Reports of Dutch Independent Auditor,” were issued solely in connection with the proposed Merger for our compliance with Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code (with respect to the report referenced in clause (i) of the preceding sentence), and with Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code (with respect to the report referenced in clause (ii) of the preceding sentence), and, therefore, the reports of Visser are not intended for, and cannot be used for, other purposes. Visser’s reports, and its opinions contained therein, are not a recommendation as to how any shareholder should vote with respect to any of the proposals to be presented at the Special Meeting.

The full texts of the written reports of Visser, each dated July 15, 2026, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such reports, are attached as Annex E-1 and Annex E-2, respectively, to this proxy statement/prospectus and are incorporated herein by reference. Our shareholders are encouraged to read the reports in their entirety.

See “Voting Proposal No. 1: The Redomiciliation Proposal—Reports of Dutch Independent Auditor” for additional information.

Conditions to the Redomiciliation Transaction (page 66)

In addition to the approval of the Redomiciliation Proposal and the Merger Proposal, our ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•	neither the Management Board nor the Supervisory Board has determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of our shareholders and other stakeholders and, accordingly, terminated or abandoned such transaction;

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•	the Merger has become effective;

•	the Plan of Domestication has been executed;

•	the SEC has declared effective the Registration Statement of which this proxy statement/prospectus forms a part, and no stop order with respect thereto is in effect;

•	the Nasdaq-CM has approved the Class A Common Stock for continued listing; and

•	Sono N.V. is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived (to the extent waivable) by the Management Board, with the approval of the Supervisory Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Treatment of Securities Authorized for Issuance Under Equity Compensation Plans (page 67)

In connection with the Redomiciliation Transaction, if completed, Sono Luxembourg will automatically assume at the Merger Effective Time all compensation or benefit plans, policies, and arrangements maintained by Sono N.V., consisting of the Equity Compensation Plans, in accordance with the terms and subject to the conditions of the Merger Agreement. Pursuant to the Plan of Domestication to be adopted by Sono Luxembourg as soon as practicable after the completion of the Merger, Sono Delaware will automatically assume all of the Equity Compensation Plans by operation of law, effective as of the Redomiciliation Effective Time.

Approval of the Redomiciliation Transaction will constitute approval of Sono Delaware’s assumption of the Equity Compensation Plans.

See “Treatment of Securities Authorized for Issuance Under Equity Compensation Plans” for additional information.

Comparison of Rights of Sono N.V. Shareholders with Holders of New Common Stock and Series A Preferred Stock (page 68)

If the Redomiciliation Proposal and the Merger Proposal are approved and the Redomiciliation Transaction becomes effective, at the Redomiciliation Effective Time, Sono N.V. will adopt the Proposed Organizational Documents under the DGCL, which will replace its Existing Articles. After the Redomiciliation Transaction, your rights under the DGCL as a holder of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as applicable, will differ from your current rights under the Netherlands Company Law as a holder of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares, respectively. In addition, the Proposed Organizational Documents differ in some respects from the Existing Articles, as further described in the section entitled “Comparison of Shareholder Rights Under Dutch Law and Delaware Law.”

Sono N.V. is proposing the adoption of the Proposed Organizational Documents in connection with the Redomiciliation Transaction because they contain provisions typical of other Delaware corporations, including, among other things, a provision adopting Delaware as the exclusive forum for certain stockholder litigation. The consummation of the Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal at the Special Meeting, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively. Therefore, if either the Redomiciliation Proposal or the Merger Proposal is not approved, the Redomiciliation Transaction, including the Merger and the Conversion, will not be completed and the Proposed Organizational Documents will not be adopted. A brief summary of the Proposed Organizational Documents is set forth below, which summary is qualified in its entirety by reference to the complete text of the Proposed Charter and Proposed Bylaws, in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus.

The completion of the Redomiciliation Transaction will change the governing corporate law that applies to shareholders of Sono Delaware from Dutch law to Luxembourg law and from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal systems governing corporations organized under Dutch law and Luxembourg law. As a result, while we have attempted to maintain the substantive provisions of the Existing Articles, particularly as they pertain to shareholder rights, we are unable to adopt governing documents for Sono Delaware that are identical to the governing documents for Sono N.V. We summarize the material differences between the Existing Articles and the Proposed Organizational Documents, and the changes in your rights as a shareholder resulting from the Redomiciliation Transaction, under the section herein entitled “Comparison of Shareholder Rights Between Dutch Law and Delaware Law.” We believe that these changes (i) either are required by Delaware law or otherwise result from differences between the corporate laws of the Netherlands and the corporate laws of the State of Delaware, and (ii) relate to the change of the place of incorporation of Sono N.V. from the Netherlands to the State of Delaware. The Proposed Charter and the Proposed Bylaws will become effective upon completion of the Redomiciliation Transaction, if the Redomiciliation Proposal and the Merger Proposal are approved at the Special Meeting and subject to the satisfaction of other conditions to completion of the Redomiciliation Transaction.

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Notwithstanding the differences in the governing documents between Sono N.V. and Sono Delaware, we believe that Delaware law and the Proposed Organizational Documents as a whole adequately safeguard the rights of shareholders of Sono N.V.

The characteristics of, and the differences between, the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, on the one hand, and the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, on the other hand, are summarized under the sections herein entitled “Description of Sono Delaware Securities” and “Comparison of Shareholder Rights Between Dutch Law and Delaware Law.”

For additional information, see “Voting Proposal No. 1: The Redomiciliation Proposal.”

Interests of Certain Persons in the Redomiciliation Transaction (page 69)

We do not believe that any of our statutory or acting directors or executive officers has any interest in the Redomiciliation Transaction that is different from the interests of our shareholders. No change in control payments or additional compensation will be payable to our statutory or acting directors or executive officers in connection with the Redomiciliation Transaction. Furthermore, none of our current statutory or acting directors or executive officers is a securityholder of Sono N.V.

Shareholder Vote (page 70)

Our Registered Shareholders, consisting of the Sono N.V. Ordinary Shareholders, the Sono N.V. High Voting Shareholders and the Sono N.V. Preferred Shareholders that are holders of record as of the Record Date, are entitled to vote on the Redomiciliation Proposal, the Nasdaq Share Authorization Proposal, and the Merger Proposal if presented for a vote at the Special Meeting. Pursuant to our Existing Articles, (i) Registered Shareholders that are Sono N.V. Ordinary Shareholders are entitled to one vote per Sono N.V. Ordinary Share, (ii) Registered Shareholders that are Sono N.V. High Voting Shareholders are entitled to 25 votes per Sono N.V. High Voting Share, and (iii) Registered Shareholders that are Sono N.V. Preferred Shareholders are entitled to 30,000 votes per Sono N.V. Preferred Share, on each of the proposals presented at the Special Meeting.

Proposals for Shareholder Approval

The below is a summary of each of the proposals to be presented for a vote of the shareholders of Sono N.V. at the Special Meeting. Please see the sections entitled “Voting Proposal No. 1: The Redomiciliation Proposal,” “Voting Proposal No. 2: The Merger Proposal” and “Voting Proposal No. 3: The Nasdaq Share Authorization Proposal” elsewhere in the proxy statement/prospectus for more information on each of these proposals.

Voting Proposal No. 1: The Redomiciliation Proposal (page 56)

The shareholders of Sono N.V. are being asked to consider and vote upon a proposal to approve the overall Redomiciliation Transaction whereby Sono N.V.’s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, Sono N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity and the SEC registrant following the Merger, and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, pursuant to the Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to this proxy statement/prospectus, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and upon the Conversion will continue as an entity under the name “Sono Group, Inc.,” without any discontinuation of Sono Luxembourg’s legal existence, without liquidation or dissolution, and without creating a new legal entity.

For additional information, see “Voting Proposal No. 1: The Redomiciliation Proposal.”

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Voting Proposal No. 2: The Merger Proposal (page 72)

The shareholders of Sono N.V. are being asked to consider and vote upon a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement attached to this proxy statement/prospectus as Annex A, pursuant to which, as soon as practicable following the lapse of certain mandatory waiting periods under Dutch and Luxembourg laws, Sono N.V. will consummate the Merger with and into Sono Luxembourg.

For additional information, see “Voting Proposal No. 2: The Merger Proposal.”

Voting Proposal No. 3: The Nasdaq Share Authorization Proposal (page 73)

The shareholders of Sono N.V. are being asked to consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering, of Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) or securities convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), including convertible debt securities, which equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in such proposal.

For additional information, see “Voting Proposal No. 3: The Nasdaq Share Authorization Proposal.”

Recommendation to Shareholders (page 50)

The Management Board and the Supervisory Board believe that the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal are advisable, fair to, and in the best interests of Sono N.V., our business, our shareholders and other stakeholders, and unanimously recommend that the shareholders of Sono N.V. vote “FOR” all of the proposals to be presented for a vote at the Special Meeting.

Registered Shareholders; Record Date (page 51)

As of the Record Date, there were (i) _______ holders of record of Sono N.V. Ordinary Shares and the Sono N.V. Ordinary Shareholders were entitled to vote an aggregate of _______ Sono N.V. Ordinary Shares, (ii) _______ holders of record of Sono N.V. High Voting Shares and such Sono N.V. High Voting Shareholders were entitled to vote an aggregate of 40,000 Sono N.V. High Voting Shares, and (iii) _______ holders of record of Sono N.V. Preferred Shares and such Sono N.V. Preferred Shareholders were entitled to vote an aggregate of 1,401 Sono N.V. Preferred Shares, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date.

Date, Time and Place of Special Meeting (page 50)

The Special Meeting will be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands.

Quorum and Vote of Shareholders (page 51)

Pursuant to Netherlands Company Law, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal must be effected by the affirmative vote of at least a simple majority of the votes validly cast at the Special Meeting, and the Merger Proposal must be effected by the affirmative vote of at least a two-thirds majority of the votes validly cast at the Special Meeting. A quorum of at least one third of the issued shares of Sono N.V. to which voting rights are attached pursuant to the Existing Articles or Dutch law, must be present or represented by proxy at the Special Meeting. Registered Shareholders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, voting together as a single class, are entitled to vote on the Redomiciliation Proposal, the Nasdaq Share Authorization Proposal, and the Merger Proposal if presented for a vote at the Special Meeting.

If the required one-third quorum is not present at the Special Meeting, the chairperson of the Special Meeting has the power to adjourn the Special Meeting to a later date or dates until such time as a quorum may be obtained. In such case, a new meeting will be convened in accordance with applicable law and the Existing Articles.

See the section entitled “Quorum and Vote of Shareholders” for more information.

Voting Power (page 51)

As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V., consisting of approximately 16.19% of the issued and outstanding Sono N.V. Ordinary Shares and 100% of the issued and outstanding Sono N.V. High Voting Shares. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal at the Special Meeting.

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In addition, as of July 15, 2026, Yorkville was entitled to 127,354 votes in respect of the 1,401 Sono N.V. Preferred Shares held by Yorkville (which are entitled to 30,000 votes for each Sono N.V. Preferred Share, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date). Such shares currently represent 100% of the issued and outstanding Sono N.V. Preferred Shares.

As further described elsewhere in this proxy statement/prospectus, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal must be effected by the affirmative vote of at least a simple majority of the votes validly cast at the Special Meeting (whereas the Merger Proposal must be effected by the affirmative vote of at least a two-thirds majority of the votes validly cast at the Special Meeting). As a result, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will be approved at the Special Meeting if we receive (in addition to the affirmative votes represented by SVSE’s irrevocable proxy) affirmative votes in favor of such proposal from the holders as of the Record Date of either (i) 45,344 Sono N.V. Ordinary Shares (representing approximately 3.18% of the issued and outstanding Sono N.V. Ordinary Shares or approximately 1.88% of the combined voting power in the share capital of Sono N.V. as of July 15, 2026) or (ii) the Sono N.V. Preferred Shares. Accordingly, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal could be approved at the Special Meeting even if none of Sono N.V.’s public shareholders vote their Sono N.V. Ordinary Shares in favor of such proposals.

Proxy Solicitation (page 54)

The Supervisory Board is soliciting your proxy, and Sono N.V. will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement/prospectus and the related proxy materials. Sodali & Co, a proxy solicitor, has been retained to assist Sono N.V. in the solicitation of proxies for the Special Meeting, and Sono N.V. will pay Sodali & Co $25,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Sodali & Co and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Sono N.V.’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the internet by Sodali & Co, or, without any additional compensation, by certain of Sono N.V.’s directors, officers and employees.

We will ask banks, brokers and other institutions, nominees and fiduciaries holding Sono N.V. Ordinary Shares beneficially owned by others to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sono N.V. will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus and the related proxy materials to our shareholders.

Appointment of a proxy does not preclude a shareholder from attending and voting its shares at the Special Meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “Extraordinary General Meeting of Sono N.V. Shareholders—Revoking Your Proxy.” See the section entitled “Proxy Solicitation” for more information.

Redemption Rights (page 69)

There are no redemption rights under Dutch or Luxembourg law in connection with the Redomiciliation Transaction.

Statutory Appraisal Rights under Netherlands Company Law (page 69)

If the Special Meeting adopts the Redomiciliation Proposal and the Merger Proposal, any Registered Shareholder that voted against the Merger Proposal will have statutory appraisal rights in accordance with article 2:333h of the Netherlands Company Law. A Registered Shareholder who has voted in favor of the Merger Proposal at the Special Meeting, abstained from voting, or was not present or represented at the Special Meeting, does not have any statutory appraisal rights under the Netherlands Company Law.

See the section entitled “Statutory Appraisal Rights under Netherlands Company Law” for more information.

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Statutory Appraisal Rights under Luxembourg Law (page 70)

There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.

Anticipated Accounting Treatment (page 70)

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Sono N.V. as a result of domestication. The business, capitalization, assets and liabilities, and financial statements of Sono Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Sono N.V. immediately prior to such transaction.

Certain Tax Considerations

For a discussion of certain tax considerations relating to the proposed Redomiciliation Transaction under U.S. federal law and Luxembourg and Dutch laws, respectively, see the sections herein entitled, “U.S. Federal Income Tax Considerations” beginning on page 80, “Luxembourg Tax Considerations” beginning on page 90, and “Netherlands Tax Considerations” beginning on page 92.

Regulatory Approvals (page 70)

In the United States, Sono N.V. and Sono Luxembourg must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of New Common Stock and Series A Preferred Stock of Sono Delaware and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the Registration Statement of which this proxy statement/prospectus forms a part has not been declared effective by the SEC. “See Voting Proposal No. 1: The Redomiciliation Proposal—Regulatory Approvals” for additional information.

Other than the matters described in the immediately preceding paragraph, the Delaware Filings and the adoption of the shareholders’ resolutions of Sono N.V. and Sono Luxembourg before a civil-law notary in the Netherlands and before a civil-law notary in the Grand Duchy of Luxembourg, respectively, confirming that all conditions to the Redomiciliation Transaction have been satisfied or waived and that the Redomiciliation Transaction is effective, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with various portions of the Netherlands Company Law and the Luxembourg Company Law. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Share Information (page 35)

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction. We do not intend for the Class B Common Stock or any series of New Preferred Stock to be listed for trading on any securities exchange or included in any automatic quotation system.

On July 14, 2026, the last trading day before Sono N.V. publicly disclosed its intention to redomicile to the State of Delaware, the closing price of the Sono N.V. Ordinary Shares as reported on the Nasdaq-CM was $3.93 per share. On ____, 2026, the latest practicable date before the date of this proxy statement/prospectus, the closing price of the Sono N.V. Ordinary Shares was $____ per share.

For additional information, see “Share Information.”

Risk Factors (page 30)

In evaluating the proposals to be presented at the Special Meeting, shareholders of Sono N.V. should carefully read this entire proxy statement/prospectus and especially consider the factors discussed in the sections entitled “Cautionary Note Regarding Forward-Looking Statements” beginning on page 6 and “Risk Factors” beginning on page 30.

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RISK FACTORS

Shareholders should carefully consider the following risk factors, together with all of the other information included and incorporated by reference in this proxy statement/prospectus, including the risk factors described under the heading “Risk Factors” in our 2025 Annual Report and the other reports we file with the SEC from time to time that are incorporated by reference herein. For information about our filings incorporated by reference in this proxy statement/prospectus, see the section entitled “Where You Can Find More Information.” The risks set out below are not exhaustive and do not comprise all of the risks associated with voting your shares. If any of the risks described occur, our business, financial condition, results of operations, prospects and/or share price could be materially and adversely affected, and the trading price of the Sono N.V. Ordinary Shares could decline, causing you to lose all or part of the value of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. Shareholders should consult a legal advisor, an independent financial advisor, or a tax advisor for legal, financial, or tax advice prior to deciding whether to vote or instruct their vote to be cast to approve the proposals described in this proxy statement/prospectus.

Risks Relating to Sono N.V.’s Business

You should read and consider the risk factors specific to Sono N.V.’s business that will continue to affect Sono Delaware after completion of the Redomiciliation Transaction. These risks are described under the heading “Risk Factors” in our 2025 Annual Report, which are incorporated by reference into this proxy statement/prospectus, and in other documents that are incorporated by reference into this proxy statement/prospectus.

Risks Relating to Sono Delaware

The rights of stockholders under Delaware law may differ from the rights of shareholders under the laws of the Netherlands.

Currently, your rights as a shareholder of Sono N.V. arise under the laws of the Netherlands, as well as the Existing Articles. Upon effectiveness of the proposed Redomiciliation Transaction, if completed, your rights as a holder of shares of New Common Stock and Series A Preferred Stock (as applicable) will arise under Delaware law, as well as the Proposed Organizational Documents. The Proposed Organizational Documents and Delaware law contain provisions that differ in certain respects from those in the Existing Articles and Netherlands law and, therefore, some of your rights as a shareholder will change. For a description of your rights following the Redomiciliation Transaction and how they may differ from your current rights, please see “Comparison of Shareholder Rights Under Dutch Law and Delaware Law.” Forms of the Proposed Charter and Proposed Bylaws that will be effective upon completion of the Redomiciliation Transaction are attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read the Proposed Organizational Documents.

Anti-takeover provisions in the Proposed Organizational Documents could make an acquisition of us more difficult and limit attempts by our shareholders to replace or remove our current management.

In addition to protections afforded under the DGCL, the Proposed Organizational Documents will contain anti-takeover provisions that could have the effect of delaying or preventing changes in control or changes in management or the Sono Delaware Board. The Proposed Organizational Documents, which will be effective upon completion of the Redomiciliation Transaction, include the following anti-takeover provisions:

•	a staggered board, which means that the Sono Delaware Board will be classified into three classes of directors with staggered three-year terms and directors will only be able to be removed from office for cause;

•	limitations on convening special stockholder meetings, which could make it difficult for our stockholders to adopt desired governance changes;

•	prohibition on stockholder action by written consent, which means that our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	a forum selection clause, which means certain litigation against us can only be brought in Delaware;

•	the authorization of shares of Class B Common Stock which may be issued without further action by our stockholders;

•	the authorization of undesignated New Preferred Stock, the terms of which may be established and shares of which may be issued without further action by our stockholders;

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•	the exclusive right of the Sono Delaware Board to establish the size of such board of directors and to appoint a director to fill a vacancy, however occurring, including by expanding the Sono Delaware Board;

•	advance notice procedures that stockholders must comply with in order to nominate candidates to the Sono Delaware Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to obtain control of us; and

•	the limitation of liability of the directors of Sono Delaware, and the provision of indemnification to the directors and officers of Sono Delaware.

For a comparison of how the provisions in the Proposed Organizational Documents may differ from your current rights under the Existing Articles, see “Comparison of Shareholder Rights Under Dutch Law and Delaware Law.”

These anti-takeover provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of the Sono Delaware Board, which will be responsible for appointing the members of our management, and may discourage, delay, or prevent a transaction involving a change in control of Sono Delaware that is in the best interest of our minority shareholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the Class A Common Stock if shareholders view them as discouraging future takeover attempts.

The Proposed Charter will designate the Court of Chancery as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Sono Delaware or its directors or officers or other matters pertaining to Sono Delaware’s internal affairs.

The Proposed Charter will provide that, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) will be the sole and exclusive forum (a) any derivative action or proceeding brought in the name or right of Sono Delaware or on behalf of Sono Delaware, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of Sono Delaware to Sono Delaware or to its stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or the Proposed Organizational Documents (as either may be amended from time to time, including with respect to the Proposed Charter by filing a certificate of designation (a “Preferred Stock Designation”) in accordance with the DGCL) or as to which the DGCL confers jurisdiction on the Court of Chancery, (d) any action to interpret, apply, enforce or determine the validity of the Proposed Charter (including any Preferred Stock Designation) or the Proposed Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine. Furthermore, under the Proposed Charter, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of Sono Delaware, shall bring any or all such claims only in the Court of Chancery or the United States District Court for the District of Delaware, if such claims relate to the business of Sono Delaware, the conduct of its affairs, or the rights or powers of Sono Delaware or its stockholders, directors or officers.

The forum selection provision in the Proposed Charter does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Proposed Charter will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

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In addition, the Proposed Charter will provide that failure to enforce the forum selection provisions of the Proposed Charter would cause Sono Delaware irreparable harm and, accordingly, Sono Delaware shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce such forum selection provisions.

Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of Sono Delaware will be deemed to have notice of, and consented to, these forum selection provisions. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Sono Delaware or its directors, officers or other matters pertaining to Sono Delaware’s internal affairs, and may discourage lawsuits with respect to such claims. Alternatively, if a court were to find these provisions of the Proposed Charter inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Sono Delaware may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, or operating results.

There can be no assurance that the Sono N.V. Ordinary Shares, or the Class A Common Stock following the Redomiciliation Transaction, if completed, will be able to continue to satisfy the Nasdaq-CM listing criteria, and the market price of the Sono N.V. Ordinary Shares or the Class A Common Stock (as applicable) may be subject to volatility.

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction. There is also no assurance that the trading market for the shares of Class A Common Stock will continue to be as active or liquid as was the trading market for the Sono N.V. Ordinary Shares prior to the Redomiciliation Transaction or that the trading price of the Class A Common Stock following the Redomiciliation Transaction may not be effectively lower than the trading price of the Sono N.V. Ordinary Shares.

As is the case with the Sono N.V. Ordinary Shares, the market price of the Class A Common Stock may be volatile. The value of an investment in the Class A Common Stock may decrease or increase abruptly, and such volatility may bear little or no relation to Sono Delaware’s performance. The price of the Class A Common Stock may fall in response to market appraisal of Sono Delaware’s strategy or if its results of operations and/or prospects are below the expectations of market analysts or stockholders. In addition, stock markets have, from time to time, experienced significant price and volume fluctuations that have affected the market price of securities, and may, in the future, experience similar fluctuations which may be unrelated to Sono Delaware’s operating performance and prospects, but nevertheless affect the price of the Class A Common Stock. This volatility may affect the ability of holders of the Class A Common Stock to sell these at an advantageous price. Broad market fluctuations, as well as economic conditions generally may adversely affect the market price of the Class A Common Stock.

Risks Relating to the Redomiciliation Transaction

The expected benefits of the Redomiciliation Transaction may not be realized.

There can be no assurance that any or all of the anticipated benefits of the Redomiciliation Transaction will be achieved. Our ability to achieve the anticipated benefits of the Redomiciliation Transaction is subject to a number of risks and uncertainties, including factors that we do not and cannot control. In addition, if the expected benefits of the Redomiciliation Transaction do not meet expectations of investors or securities analysts, the price of the Class A Common Stock following completion of the Redomiciliation Transaction may decline. For a description of the potential strategic opportunities and other benefits the Supervisory Board believes are afforded by the Redomiciliation Transaction, see “The Redomiciliation Proposal—Reasons for the Redomiciliation Transaction.”

The Redomiciliation Transaction is conditional and the conditions may not be satisfied, and the Management Board, with approval of the Supervisory Board, may delay or abandon the Redomiciliation Transaction at any time prior to implementing the Merger.

Completion of the Redomiciliation Transaction is conditioned upon, among other things, the approval of the Redomiciliation Proposal and the Merger Proposal by Sono N.V.’s shareholders at the Special Meeting, and the declaration of effectiveness by the SEC of the Registration Statement of which this proxy statement/prospectus forms a part, among other conditions. Although Sono N.V. is diligently applying its efforts to take, or cause to be taken, all actions to do, or cause to be done, all things necessary, proper or advisable to obtain the requisite approvals, there can be no assurance that these conditions will be fulfilled or that the Redomiciliation Transaction will be completed.

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Furthermore, the Management Board, with approval of the Supervisory Board, has reserved the right to delay or abandon the Redomiciliation Transaction at any time prior to implementing the Merger if it determines for any reason that the consummation of such transaction would be inadvisable or not in the interests of our shareholders and other stakeholders.

Sono N.V. will allocate time and resources to effecting the Redomiciliation Transaction and incur non-recurring costs related thereto.

Sono N.V. and its management have allocated and will continue to be required to allocate time and resources to effect the completion of the Redomiciliation Transaction and related and incidental activities. There is a risk that the challenges associated with managing these various initiatives as described in this proxy statement/prospectus may have a business impact and that consequently the underlying business will not perform in line with expectations. This could have an adverse effect on the business, financial condition, and reputation of our company before and after Redomiciliation Transaction.

In addition, Sono N.V. expects to incur a number of significant non-recurring costs associated with the Redomiciliation Transaction, including legal fees, accountants’ fees, corporate service provider fees, proxy solicitor fees, filing fees, mailing expenses, financial printing expenses and/or taxes. There can be no assurance that the actual costs will not exceed those estimated and the actual completion of the Redomiciliation Transaction may result in additional and unforeseen expenses. The substantial majority of these costs will be incurred regardless of whether the Redomiciliation Transaction is completed and prior to your vote to adopt the Redomiciliation Proposal and the Organizational Documents Proposal at the Special Meeting. While it is expected that benefits of the Redomiciliation Transaction achieved by Sono Delaware will offset these transaction costs over time, this net benefit may not be achieved in the short-term or at all, particularly if either the Merger or the Conversion is delayed, or if the Redomiciliation Transaction does not happen at all. The Management Board, with approval of the Supervisory Board, may decide to defer or abandon the Redomiciliation Transaction at any time prior to implementing the Merger. In addition, after the Redomiciliation Proposal is adopted by the Registered Shareholders, we will not effect the domestication if one of the conditions to the Redomiciliation Transaction fails to be satisfied. Negative publicity resulting from the Redomiciliation Transaction could adversely affect Sono N.V.’s business and the market price of the Sono N.V. Ordinary Shares prior to the domestication and the Class A Common Stock following the domestication. Domestications that have been undertaken by other companies have in some cases generated significant news coverage, some of which has been negative. Negative publicity generated by the Redomiciliation Transaction could cause certain persons with whom Sono N.V. has a business relationship to be more reluctant to do business with Sono N.V. prior to the Redomiciliation Transaction or Sono Delaware following the Redomiciliation Transaction. Negative publicity could also cause some Sono N.V. Ordinary Shareholders to sell their Sono N.V. Ordinary Shares or decrease the demand for new investors to purchase such shares, which could have an adverse impact on the price of the Sono N.V. Ordinary Shares.

The Redomiciliation Transaction may result in material Netherlands, Luxembourg or U.S. federal taxes for Sono N.V., Sono Luxembourg or Sono Delaware.

Sono N.V. and its management have engaged professional tax advisors who have outlined certain risks of the Redomiciliation Transaction from the Netherlands, Luxembourg and U.S. federal tax perspectives. Such risks and other tax considerations with respect to the Netherlands are described in the section herein entitled “Netherlands Tax Considerations.” In addition, the Redomiciliation Transaction may result in adverse tax consequences in Luxembourg, particularly at the time of the Conversion. Specifically, the Conversion will be treated as a deemed liquidation for Luxembourg tax purposes, which could trigger taxation on any non-exempt latent gains at an aggregate rate of 23.87% in Luxembourg-city for 2026. Furthermore, after the Redomiciliation Transaction, Sono Delaware will become subject to U.S. federal income tax on all of the group’s earnings, whether earned by Sono Delaware or a company or entity owned (in whole or in part) by Sono Delaware. For more information about the tax considerations with respect to such matters, see the sections herein entitled “Luxembourg Tax Considerations” and “U.S. Federal Income Tax Considerations,” respectively.

The Redomiciliation Transaction may result in adverse tax consequences for U.S. holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares.

As discussed more fully under “U.S. Federal Income Tax Considerations,” it is intended that the Redomiciliation Transaction qualify as a reorganization (an “F Reorganization”) within the meaning of Section 368(a)(l)(F) of the Code. However, Sono N.V. has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (“IRS”) with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. No assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. If the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder (as defined in “U.S. Federal Income Tax Considerations —U.S. Holders”) of Sono N.V. Shares (as defined in “U.S. Federal Income Tax Considerations”) generally would recognize gain or loss with respect to its Sono N.V. Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Sono Delaware Stock (as defined in “U.S. Federal Income Tax Considerations”) received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Sono N.V. Shares surrendered.

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Assuming that the Redomiciliation Transaction qualifies as an F Reorganization, subject to the passive foreign investment company (“PFIC”) rules discussed under “U.S. Federal Income Tax Considerations — U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders — PFIC Considerations,” U.S. Holders generally will be subject to Section 367(b) of the Code. A U.S. Holder whose Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, or Sono N.V. Preferred Shares, on the date of the Redomiciliation Transaction, have a fair market value of less than $50,000 and who, on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Sono N.V. Shares (as defined in the section herein entitled “U.S. Federal Income Tax Considerations”) entitled to vote and less than 10% of the total value of all classes of Sono N.V. Shares generally will not recognize any gain or loss and will not be required to include any part of Sono N.V.’s earnings and profits in income as a result of the Redomiciliation Transaction. A U.S. Holder whose public shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and, who on the date of the Redomiciliation Transaction, beneficially owns (actually or constructively) less than 10% of the total combined voting power of all classes of Sono N.V. Shares entitled to vote and less than 10% of the total value of all classes of Sono N.V. Shares, generally will recognize gain (but not loss) in respect of the Redomiciliation Transaction as if such U.S. Holder exchanged its Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, or Sono N.V. Preferred Shares for shares of the New Common Stock and Series A Preferred Stock (as applicable) in a taxable transaction, unless such U.S. Holder elects in accordance with applicable Treasury Regulations to include in income as a deemed dividend deemed paid by Sono N.V. the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the public shares held directly by such U.S. Holder. A U.S. Holder who, on the day of the Redomiciliation Transaction, beneficially owns (actually or constructively) 10% or more of the total combined voting power of all classes of Sono N.V. Shares entitled to vote or 10% or more of the total value of all classes of Sono N.V. Shares, generally will be required to include in income as a deemed dividend deemed paid by Sono N.V. the “all earnings and profits amount” (as defined in the Treasury Regulations under Section 367 of the Code) attributable to the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, or Sono N.V. Preferred Shares held directly by such U.S. Holder as a result of the Redomiciliation Transaction. Sono N.V. expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. However, it is possible that, notwithstanding Sono N.V.’s expectations, the amount of Sono N.V.’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction. Therefore, there can be no assurance that Sono N.V. will indeed have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders should consult their tax advisors for the tax consequences of the Redomiciliation Transaction to their particular situations. For a more detailed description of the U.S. federal income tax consequences associated with the Redomiciliation Transaction, see “U.S. Federal Income Tax Considerations —U.S. Holders — Tax Effects of the Redomiciliation Transaction to U.S. Holders” and “U.S. Federal Income Tax Considerations — Non-U.S. Holders — Tax Effects of the Redomiciliation Transaction to Non-U.S. Holders.”

Following the Redomiciliation Transaction, non-U.S. holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares will generally be subject to U.S. withholding tax up to 30% on distributions or deemed distributions treated as dividends for U.S. federal income tax purposes.

Non-U.S. Holders (as defined in “U.S. Federal Income Tax Considerations — Non-U.S. Holders”) will generally become subject to withholding tax at 30% (unless reduced under any applicable United States income tax treaty) on any distributions or deemed distributions treated as dividends for U.S. federal income tax purposes paid on Sono Delaware Stock after the Redomiciliation Transaction.

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SHARE INFORMATION

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction.

On July 14, 2026, the last trading day before Sono N.V. publicly disclosed its intention to redomicile to the State of Delaware, the closing price of the Sono N.V. Ordinary Shares as reported on the Nasdaq-CM was $3.93 per share. On ____, 2026, the latest practicable date before the date of this proxy statement/prospectus, the closing price of the Sono N.V. Ordinary Shares was $____ per share.

The Sono N.V. High Voting Shares (of which 40,000 are issued and outstanding as of the date of this proxy statement/prospectus) and the Sono N.V. Preferred Shares (of which 1,401 are issued and outstanding as of the date of this proxy statement/prospectus) are not currently, and we do not intend for the Sono N.V. High Voting Shares or the Sono N.V. Preferred Shares (or, following the completion of the Redomiciliation Transaction, the Class B Common Stock or the Series A Preferred Stock) to be, listed for trading on any securities exchange or included in any automatic quotation system.

Holders of Record

As of the Record Date, there were (i) _______ holders of record of Sono N.V. Ordinary Shares, one of which was Cede & Co., a nominee for the Depository Trust Company, and the Sono N.V. Ordinary Shareholders were entitled to vote an aggregate of _______ Sono N.V. Ordinary Shares, (ii) _______ holders of record of Sono N.V. High Voting Shares and such Sono N.V. High Voting Shareholders were entitled to vote an aggregate of 40,000 Sono N.V. High Voting Shares, and (iii) _______ holders of record of Sono N.V. Preferred Shares and such Sono N.V. Preferred Shareholders were entitled to vote an aggregate of 1,401 Sono N.V. Preferred Shares, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date.

Dividend Information

To date, Sono N.V. has not paid any dividends, and we do not anticipate paying any cash dividends on our shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business.

Following the completion of the Redomiciliation Transaction, in deciding whether to recommend any future dividend on shares of New Common Stock or Series A Preferred Stock, the Sono Delaware Board would take into account any legal or contractual limitation, our actual and anticipated future earnings, cash flows, debt service, and capital requirements, our business plans and such other matters as the Sono Delaware Board believes appropriate, in its discretion. We anticipate that any available cash will be retained by us to satisfy our operational and other cash needs. Accordingly, we do not expect to pay any cash dividend on shares of New Common Stock or Series A Preferred Stock in the foreseeable future.

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COMPARISON OF SHAREHOLDER RIGHTS UNDER

DUTCH LAW AND DELAWARE LAW

Currently, your rights as a shareholder of Sono N.V. arise under the principal legislation governing companies registered in the Netherlands, which is the Netherlands Company Law, as well as our Existing Articles. Upon effectiveness of the proposed Redomiciliation Transaction, your rights as a shareholder of Sono Delaware, as well as the duties and responsibilities of directors of Sono Delaware, will arise under the DGCL and the Proposed Organizational Documents, which consist of the Proposed Charter and the Proposed Bylaws.

The DGCL and the Proposed Organizational Documents contain provisions that differ in certain respects from the Netherlands Law and our Existing Articles and, therefore, some of your rights as a shareholder will change.

Below is a summary chart outlining important similarities and differences in the corporate governance and shareholder rights associated with each of the Netherlands Company Law and the DGCL, as well as the Existing Articles and the Proposed Organizational Documents. This summary is not an exhaustive review of the Netherlands Company Law, the DGCL, the Existing Articles or the Proposed Organizational Documents. You also should review the full text of the Proposed Charter and the Proposed Bylaws that are attached to this proxy statement/prospectus as Annex C and Annex D, respectively, as well as the Existing Articles, the Netherlands Company Law, the DGCL, and the regulations thereunder to understand how these laws apply to the shareholders of Sono N.V. before the Redomiciliation Transaction and of Sono Delaware after the Redomiciliation Transaction.

Delaware	Netherlands

Board of Directors

The DGCL provides that the board of directors of a corporation must consist of one or more directors as fixed by the corporation’s certificate of incorporation or bylaws, and that, unless the certificate of incorporation or bylaws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at a meeting and entitled to vote thereon.

The Proposed Charter will provide that the total number of directors will be determined from time to time exclusively by a resolution adopted by a majority of the Whole Board (as defined below), and that vacancies resulting from the death, resignation, disqualification or removal (or other cause) of any director, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the Sono Delaware Board (and not by stockholders), or by a majority of the directors then in office, if less than a quorum is then in office, or by a sole remaining director. The “Whole Board” consists of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships or unfilled newly created directorships.

In addition, the Proposed Charter will provide that the Sono Delaware Board is divided into three classes, one class of which is to be elected each year by our stockholders. The Sono Delaware Board will be authorized under the Proposed Charter to assign directors already in office to Class I, Class II or Class III. At each succeeding annual meeting of the stockholders of Sono Delaware, beginning with the first annual meeting of the stockholders of Sono Delaware following the effectiveness of the Proposed Charter, each of the successors elected to replace the class of directors whose term expires at that annual meeting will be elected for a three year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. The Proposed Charter will also provide that, subject to the rights of holders of any series of New Preferred Stock, directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then outstanding shares entitled to vote generally on the election of directors, voting together as a single class.

Pursuant to the Proposed Charter, each director, including a director elected to fill a vacancy or newly created directorship, will hold office until the next annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified (subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal). At all duly called or convened meetings of stockholders at which a quorum is present for the election of directors, a plurality of the votes cast will be sufficient to elect a director.

Pursuant to the Netherlands Company Law, the management board of a public limited liability company (naamloze vennootschap) must consist of one or more managing directors, which can be natural persons or legal entities. The supervisory board of a public limited liability company (naamloze vennootschap) must consist of one or more supervisory directors, which can only be natural persons. The Existing Articles provide that only natural persons can be managing directors and supervisory directors of Sono N.V. The Supervisory Board determines the number of managing directors and the number of supervisory directors of Sono N.V.

Management Board members and Supervisory Board members are appointed by the general meeting of Sono N.V., on the basis of a binding nomination prepared by the Supervisory Board which can only be overruled by a two-thirds majority of votes cast representing more than half of our issued share capital. Management Board members and Supervisory Board members may only be dismissed by the general meeting by a two-thirds majority of votes cast representing more than half of our issued share capital (unless the dismissal is proposed by the Supervisory Board, in which case a simple majority of the votes cast would be sufficient). Members of the Management Board can be dismissed or suspended by the Supervisory Board at any time, which suspension can be lifted by the general meeting.

The Supervisory Board shall elect one managing director to serve as the Chief Executive Officer of Sono N.V. If the Management Board has a vacancy, the remaining member(s) of the Management Board (or, if there are none, the Supervisory Board) can temporarily designate a replacement managing director until such individual can be appointed by the general meeting. Similarly, if the Supervisory Board has a vacancy, the remaining member(s) of the Supervisory Board can temporarily designate a replacement supervisory director until such individual can be appointed by the general meeting.

At all duly called or convened general meetings at which a quorum is present, a simple majority of the votes cast will be sufficient to elect a managing director or supervisory director.

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Delaware	Netherlands

Limitation on Personal Liability; Indemnification of Directors and Officers

Under the DGCL, a corporation must indemnify its present or former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful, provided that in an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees).

The Proposed Charter will provide that, to the fullest extent permitted by law, Sono Delaware will have the power to provide rights to indemnification and advancement of expenses to its current and former directors, officers, employees and agents and to any person who is or was serving at the request of Sono Delaware as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (each, an “indemnitee”), against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with any such proceeding.

The Proposed Charter will also provide that Sono Delaware will, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending any proceeding in advance of its final disposition. To the extent required by applicable law, such advancement of expenses shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under the Proposed Charter or otherwise.

Furthermore, the Proposed Bylaws will provide that Sono Delaware may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of Sono Delaware or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Sono Delaware would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Pursuant to the Existing Articles, Sono N.V. will indemnify its managing directors and supervisory directors from any financial losses or damages and any expenses reasonably paid or incurred by such managing director or supervisory director in connection with any legal proceedings in which such managing director or supervisory director becomes involved.

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Delaware	Netherlands

Interested Shareholders

Section 203 of the DGCL generally prohibits certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder” (in each case, as defined under the heading “Description of Sono Delaware Securities—Section 203 of the DGCL”), for three years following the time that the stockholder became an interested stockholder, unless specified conditions are satisfied.

However, the above provisions of Section 203 of the DGCL do not apply if: (i) the corporation’s board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder,” prior to the time that the stockholder became an interested stockholder; (ii) upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding for this purpose certain statutorily excluded shares; or (iii) at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a Delaware corporation for a three-year period.

Our Proposed Charter will opt Sono Delaware out of the provisions of Section 203 of the DGCL relating to corporate takeovers. Accordingly, Sono Delaware will not be subject to Section 203.

Netherlands Company Law does not prohibit a public limited liability company from engaging in a business combination with its shareholders, regardless of their shareholdings. Articles 2:167 through 2:170 of the Netherlands Companies Law, dealing with related party transactions, are not applicable to Sono N.V. as its shares are not admitted to trading on a European regulated market.

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Delaware	Netherlands

Issued and Outstanding Shares; Authorized Shares

The issued and outstanding capital stock of Sono Delaware immediately following the consummation of the Redomiciliation Transaction will consist of (a) 1,464,834 shares of New Common Stock, consisting of (i) 1,424,834 shares of Class A Common Stock issued in the aggregate to the Sono N.V. Ordinary Shareholders in accordance with the rights and preferences of Sono N.V. Ordinary Shares under the Existing Articles, (ii) 40,000 shares of Class B Common Stock issued in the aggregate to the Sono N.V. High Voting Shareholders in accordance with the rights and preferences of Sono N.V. High Voting Shares under the Existing Articles, and (b) 1,401 shares of Series A Preferred Stock issued in the aggregate to the Sono N.V. Preferred Shareholders in accordance with the rights and preferences of Sono N.V. Preferred Shares under the Existing Articles.

The number of authorized shares of New Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of New Preferred Stock that may be required, if any New Preferred Stock is then outstanding) the affirmative vote of the holders of shares of capital stock of Sono Delaware representing a majority of all outstanding shares of capital stock of Sono Delaware entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The number of authorized shares of New Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of New Common Stock without a vote of the holders of the New Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the Proposed Charter or any Preferred Stock Designation establishing any series of New Preferred Stock.

The New Preferred Stock may be issued from time to time in one or more series. The Sono Delaware Board will be expressly authorized by the Proposed Charter to provide out of the unissued shares of the New Preferred Stock for one or more series of New Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Sono Delaware Board providing for the issuance of such series and included in a Preferred Stock Designation filed pursuant to the DGCL, and the Sono Delaware Board will be expressly vested with the authority to the full extent provided by law to adopt any such resolution or resolutions. The resolutions providing for the creation and issuance of any series of New Preferred Stock may provide that such series will be superior or rank equally or be junior to any other series of New Preferred Stock to the extent permitted by law and the Proposed Charter (including any Preferred Stock Designation subsequently filed).

The issued and outstanding share capital of Sono N.V. currently consists of 1,424,834 Sono N.V. Ordinary Shares, 40,000 Sono N.V. High Voting Shares and 1,401 Sono N.V. Preferred Shares.

The authorized capital of Sono N.V. amounts to €1,630,300, divided into 120,000,000 Sono N.V. Ordinary Shares, 40,000 Sono N.V. High Voting Shares and 1,401 Sono N.V. Preferred Shares. Pursuant to Netherlands Company Law, a public limited liability company cannot issue shares in excess of its authorized capital. At least one-fifth of the authorized capital should be issued.

Under Netherlands Company Law and the Existing Articles, upon a proposal of the Management Board, the issuance of shares and/or the granting of rights to subscribe for shares requires a resolution of the general meeting. Another corporate body, such as the Management Board or the Supervisory Board, may be designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to issue shares, grant rights to subscribe for shares or designate another corporate body of Sono N.V. to do the same requires the approval of the relevant class meeting whose rights are prejudiced. A designation of another corporate body is irrevocable unless stipulated differently.

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Delaware	Netherlands

Preemptive Rights and Advance Subscription Rights

Under the DGCL, no stockholder has any preemptive right to subscribe to an additional issue of stock or to any security convertible into such stock unless, and except to the extent that, such right is expressly granted to such stockholder in the certificate of incorporation. The Proposed Charter will not expressly grant such rights to holders of New Common Stock of Sono Delaware. Holders of Series A Preferred Stock will have the preemptive rights set forth in the Proposed Charter, which are described herein under the heading “Description of Sono Delaware Securities—New Preferred Stock—Series A Preferred Stock—Preemptive rights.”	Under Netherlands Company Law and the Existing Articles, in the event of an issuance of shares, each shareholder will have a pro rata preemptive right in proportion to the aggregate nominal value of the shares held by such holder (with the exception of shares to be issued to employees or shares issued against a contribution other than in cash or pursuant to the exercise of a previously acquired right to subscribe for shares). Under the Existing Articles, the preemptive rights in respect of newly issued shares may be, upon proposal by the Management Board, restricted or excluded by a resolution of the general meeting. Another corporate body, such as the Management Board, may restrict or exclude the preemptive rights in respect of newly issued shares if it has been designated as the authorized body to do so by the general meeting. Such designation can be granted for a period not exceeding five years. A resolution of the general meeting to restrict or exclude the preemptive rights or to designate another corporate body as the authorized body to do so requires a majority of not less than two-thirds of the votes cast, if less than one-half of our issued share capital is represented at the meeting.

Amendment of Governing Documents

Under Section 242 of the DGCL, a corporation’s certificate of incorporation may be amended upon a resolution of its board of directors and, subject to certain exceptions, approved by:		Pursuant to Netherlands Company Law and the Existing Articles, the general meeting is authorized to, at the proposal of the Management Board with the approval of the Supervisory Board, resolve upon an amendment of the articles of association.

•	the holders of a majority of the outstanding shares entitled to vote; and	An amendment of the articles of association is laid down in a notarial deed.

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Delaware	Netherlands

•	a majority of the outstanding shares of each class entitled to a class vote if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preference, or special rights of the shares of such class so as to affect them adversely, provided that if the amendment would alter or change the powers, preferences or special rights of one or more series of a class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected shall be considered a separate class for purposes of the vote.

The Proposed Organizational Documents will provide that, in furtherance and not in limitation of the powers conferred by statute, the Sono Delaware Board is expressly authorized to adopt, amend, or repeal the Proposed Bylaws. In addition to any vote of the holders of any class or series of stock of Sono Delaware required by applicable law, the Proposed Charter (including any Preferred Stock Designation in respect of one or more series of New Preferred Stock), or the Proposed Bylaws, the adoption, amendment or repeal of the Proposed Bylaws by the stockholders of Sono Delaware will require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of Sono Delaware entitled to vote generally in the election of directors, voting together as a single class.

Meetings of Shareholders

Under the DGCL, a special meeting of stockholders may be called by a corporation’s board of directors or by any other person authorized to do so in the certificate of incorporation or bylaws of a corporation.

The Proposed Organizational Documents will provide that, subject to the rights of the holders of any series of New Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of Sono Delaware, for any purpose or purposes, may be called only by the Sono Delaware Board pursuant to a resolution adopted by a majority of the Whole Board, the chairperson of the Sono Delaware Board or the Chief Executive Officer of Sono Delaware, and may not be called by any other person and the ability of the stockholders of Sono Delaware to call a special meeting is specifically denied. The Proposed Bylaws will provide that special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Sono Delaware Board and stated by the Sono Delaware Board in Sono Delaware’s notice of the special meeting, provided that the Sono Delaware Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with the Proposed Bylaws. The Sono Delaware Board may postpone, reschedule, or cancel any previously scheduled special meeting of stockholders, upon the affirmative vote of a majority of the Whole Board.

General meetings may be held in Amsterdam, Arnhem, Assen, The Hague, Haarlem, ‘s-Hertogenbosch, Groningen, Leeuwarden, Lelystad, Maastricht, Middelburg, Rotterdam, Schiphol (Haarlemmermeer), Utrecht or Zwolle, all in the Netherlands. The annual general meeting shall be held within six months of the end of each financial year. Additional extraordinary general meetings may also be held, whenever considered appropriate by the Management Board or the Supervisory Board and shall furthermore be held within three months after the Management Board has considered it to be likely that the equity of the company has decreased to an amount equal to or lower than half of its paid-in and called-up share capital, in order to discuss the measures to be taken if so required.

Pursuant to Netherlands Company Law, one or more shareholders or others with meeting rights under Netherlands Company Law that jointly represent at least one-tenth of the issued share capital may request that Sono N.V. convene a general meeting, setting out in detail the matters to be discussed. If Sono N.V. has not taken the steps necessary to ensure that such meeting can be held within six weeks after the request, the requesting party/parties may, on their application, be authorized by the competent Dutch court in preliminary relief proceedings to convene a general meeting. The court shall disallow the application if it does not appear that the applicants have previously requested that the Management Board and the Supervisory Board convene a general meeting and neither the Management Board nor the Supervisory Board has taken the necessary steps so that the general meeting could be held within six weeks after the request.

41

Delaware	Netherlands

Under the DGCL, unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of stockholders shall be held for the election of directors and any other proper business on a date and at a time designated by or in the manner provided in the bylaws of the corporation.

The Proposed Bylaws will provide that the Sono Delaware Board shall designate the date and time of the annual meeting as shall be determined by the Sono Delaware Board and stated in Sono Delaware’s notice of the annual meeting. At the annual meeting, directors shall be elected and other proper business properly brought before the meeting in accordance with the Proposed Bylaws may be transacted. The Sono Delaware Board may postpone, reschedule, or cancel any previously scheduled annual meeting of stockholders.

Except as otherwise provided by the DGCL, the Proposed Bylaws will provide that at all stockholder meetings, the holders of 50% of the voting power of all outstanding shares of capital stock of Sono Delaware entitled to vote at such meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at such meeting. Where a separate class vote by a class or classes or series is required, 50% of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then the chairperson of the meeting may adjourn the meeting from time to time in the manner provided in the Proposed Bylaws until a quorum is present or represented. At any adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

General meetings must be convened by an announcement published in a Dutch daily newspaper with national distribution. The notice must state the agenda, the time and place of the meeting, the record date (if any), the procedure for participating in the general meeting by proxy, as well as other information as required by Netherlands Company Law. The notice must be given at least 15 days prior to the day of the meeting. The agenda for the annual general meeting shall include – if possible and as applicable – among other things, the adoption of the annual accounts, appropriation of our profits and proposals relating to the composition of the Management Board and the Supervisory Board, including the filling of any vacancies in such bodies. In addition, the agenda shall include such items as have been included therein by the Management Board or the Supervisory Board. The agenda shall also include such items requested by one or more shareholders, or others with meeting rights under Netherlands Company Law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by us at least 60 days before the day of the meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

In accordance with the DCGC and the Existing Articles, shareholders having the right to put an item on the agenda under the rules described above shall exercise such right only after consulting the Management Board in that respect. If one or more shareholders intend to request that an item be put on the agenda that may result in a change in the company’s strategy (for example, the removal of Management Board or Supervisory Board members), the Management Board must be given the opportunity to invoke a reasonable period to respond to such intention. Such period shall not exceed 180 days (or such other period as may be stipulated for such purpose by Dutch law and/or the DCGC from time to time). If invoked, the Management Board must use such response period for further deliberation and constructive consultation, in any event with the shareholders(s) concerned, and shall explore the alternatives. At the end of the response time, the Management Board shall report on this consultation and the exploration of alternatives to the general meeting. This shall be supervised by the Supervisory Board. The response period may be invoked only once for any given general meeting and shall not apply: (a) in respect of a matter for which a response period or a statutory cooling-off period (as discussed below) has been previously invoked; or (b) if a shareholder holds at least 75% of the company’s issued share capital as a consequence of a successful public bid. The response period may also be invoked in response to shareholders or others with meeting rights under Dutch law requesting that a general meeting be convened, as described above.

42

Delaware	Netherlands

Moreover, the Management Board, with the approval of the Supervisory Board, can invoke a cooling-off period of up to 250 days when shareholders, using their right to have items added to the agenda for a general meeting or their right to request a general meeting, propose an agenda item for our general meeting to dismiss, suspend or appoint one or more Management Board members or Supervisory Board members (or to amend any provision in our Existing Articles dealing with those matters) or when a public offer for our company is made or announced without our support, provided, in each case, that the Management Board believes that such proposal or offer materially conflicts with the interests of our company and its business. During a cooling-off period, our general meeting cannot dismiss, suspend or appoint Management Board members and Supervisory Board members (or amend the provisions in our Existing Articles dealing with those matters) except at the proposal of the Management Board. During a cooling-off period, the Management Board must gather all relevant information necessary for a careful decision-making process and at least consult with shareholders representing 3% or more of our issued share capital at the time the cooling-off period was invoked, as well as with our Dutch works council (if we or, under certain circumstances, any of our subsidiaries would have one). Formal statements expressed by these stakeholders during such consultations must be published on our website to the extent these stakeholders have approved that publication. Ultimately one week following the last day of the cooling-off period, the Management Board must publish a report in respect of its policy and conduct of affairs during the cooling-off period on our website. This report must remain available for inspection by shareholders and others with meeting rights under Dutch law at our office and must be tabled for discussion at the next general meeting. Shareholders representing at least 3% of our issued share capital may request the Enterprise Chamber of the Amsterdam Court of Appeal, or the Enterprise Chamber (Ondernemingskamer), for early termination of the cooling-off period. The Enterprise Chamber must rule in favor of the request if the shareholders can demonstrate that: (i) the Management Board, in light of the circumstances at hand when the cooling-off period was invoked, could not reasonably have concluded that the relevant proposal or hostile offer constituted a material conflict with the interests of our company and its business; (ii) the Management Board cannot reasonably believe that a continuation of the cooling-off period would contribute to careful policy-making; or (iii) other defensive measures, having the same purpose, nature and scope as the cooling-off period, have been activated during the cooling-off period and have not since been terminated or suspended within a reasonable period at the relevant shareholders’ request (i.e., no ‘stacking’ of defensive measures).

43

Delaware	Netherlands

The general meeting is presided over by the chairperson of the Supervisory Board. If no chairperson has been elected or if he or she is not present at the meeting, the general meeting shall be presided over by another Supervisory Board member present at the meeting. If no Supervisory Board member is present, the meeting shall be presided over by our Chief Executive Officer. If our Chief Executive Officer is not present at the meeting, the general meeting shall be presided over by another Management Board member present at the meeting. If no Management Board member is present at the meeting, the general meeting shall be presided over by any other person appointed by the general meeting. In each case, the person who should chair the general meeting pursuant to the rules described above may appoint another person to chair the general meeting instead. Management Board members and Supervisory Board members may always attend a general meeting. In these meetings, they have an advisory vote. The chairperson of the meeting may decide, at his or her discretion, to admit other persons to the meeting.

All shareholders and others with meeting rights under Netherlands Company Law are authorized to attend the general meeting, to address the meeting and, insofar as they have such right, to vote pro rata to the total nominal value of his or her shareholding. Shareholders may exercise these rights, if they are the holders of shares on the record date, if any, as required by Dutch law, which is currently the 28th day before the day of the general meeting. Under our Existing Articles, shareholders and others with meeting rights under Netherlands Company Law must notify us in writing or by electronic means of their identity and intention to attend the general meeting. This notice must be received by us ultimately on the seventh day prior to the general meeting, unless indicated otherwise when such meeting is convened.

44

Delaware	Netherlands

Each Sono N.V. Ordinary Share confers the right on the holder to cast one vote, each Sono N.V. High Voting Share confers the right on the holder to cast 25 votes, and each Sono N.V. Preferred Share confers the right on the holder to cast 30,000 votes, at any general meeting. No votes may be cast at a general meeting on shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depository receipts. Nonetheless, the holders of a right of usufruct (vruchtgebruik) and the holders of a right of pledge (pandrecht) in respect of shares held by us or our subsidiaries in our share capital are not excluded from the right to vote on such shares, if the right of usufruct (vruchtgebruik) or the right of pledge (pandrecht) was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct (vruchtgebruik) or a right of pledge (pandrecht). Shares which are not entitled to voting rights pursuant to the preceding sentences will not be taken into account for the purpose of determining the number of shareholders that vote and that are present or represented, or the amount of the share capital that is provided or that is represented at a general meeting.

Decisions of the general meeting are taken by a simple majority of votes cast, except where Netherlands Company Law or our Existing Articles provide for a qualified majority or unanimity.

Shareholders’ Written Resolutions

The DGCL provides that, unless otherwise stated in a company’s certificate of incorporation, any action that may be taken at an annual meeting or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of the outstanding shares having the minimum number of votes necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. Our Proposed Bylaws will prohibit stockholder action by written consent (and, thus, require that all stockholder actions be taken at a meeting of our stockholders).	Pursuant to the Existing Articles and Netherlands Company Law, the general meeting may adopt resolutions in writing (outside of a meeting), unless Sono N.V. has issued bearer shares or cooperated with the issuance of depository receipts for shares in its capital (which is not the case). Decision-making in this manner requires cooperation of all shareholders.

Vote Required for Shareholder Approval

Generally, under the DGCL, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

The Proposed Organizational Documents will provide that, subject to the rights of the holders of any series of New Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of New Preferred Stock as may be set forth in a Preferred Stock Designation, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, pursuant to applicable law, the Proposed Organizational Documents or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

At a general meeting, resolutions can be adopted with a simple majority, unless Netherlands Company Law or the Existing Articles require a greater majority. Under the Existing Articles, each Sono N.V. Ordinary Share has the right attached to cast one vote, each Sono N.V. High Voting Share has the right attached to cast 25 votes and each Sono N.V. Preferred Share has the right attached to cast 30,000 votes.

45

Delaware	Netherlands

Shareholder Suits

Under the DGCL, a stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum).

The Proposed Charter will provide that, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, the Court of Chancery will be the sole and exclusive forum (a) any derivative action or proceeding brought in the name or right of Sono Delaware or on behalf of Sono Delaware, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of Sono Delaware to Sono Delaware or to its stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or the Proposed Organizational Documents (as either may be amended from time to time, including with respect to the Proposed Charter by any Preferred Stock Designation) or as to which the DGCL confers jurisdiction on the Court of Chancery, (d) any action to interpret, apply, enforce or determine the validity of the Proposed Charter (including any Preferred Stock Designation) or the Proposed Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine. Furthermore, under the Proposed Charter, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of Sono Delaware, shall bring any or all such claims only in the Court of Chancery or the United States District Court for the District of Delaware, if such claims relate to the business of Sono Delaware, the conduct of its affairs, or the rights or powers of Sono Delaware or its stockholders, directors or officers.

The Existing Articles provide that, unless Sono N.V. consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, to the fullest extent permitted by applicable law, shall be the United States federal district courts.

46

Delaware	Netherlands

The forum selection provision in the Proposed Charter does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Proposed Charter will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court.

In addition, the Proposed Charter will provide that failure to enforce the forum selection provisions of the Proposed Charter would cause Sono Delaware irreparable harm and, accordingly, Sono Delaware shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce such forum selection provisions.

Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of Sono Delaware will be deemed to have notice of, and consented to, these forum selection provisions. However, stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder. Additionally, our stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Sono Delaware or its directors, officers or other matters pertaining to Sono Delaware’s internal affairs, and may discourage lawsuits with respect to such claims.

47

Delaware	Netherlands

Advance Notice Requirements for Shareholder Proposals

The Proposed Bylaws will provide that for business to be properly brought before an annual meeting by a Sono Delaware stockholder, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of Sono Delaware and (ii) provide any updates or supplements to such notice at the times and in the forms required by the Proposed Bylaws.

Under the Proposed Bylaws, to be timely, a stockholder’s notice must be in writing and received by the Secretary at the principal executive offices of Sono Delaware (i) in the case of an annual meeting, not earlier than 120 days nor later than 90 days before the one-year anniversary of the preceding year’s annual meeting, provided that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than 120 days before the annual meeting and not later than the later of (x) 90 days before the annual meeting or (y) 10 days following the day on which public announcement of the date of the annual meeting was first made by Sono Delaware; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than 10 days following the day on which public announcement of the date of the special meeting is first made by Sono Delaware.

Pursuant to the Netherlands Company Law and the Existing Articles, the agenda for a general meeting shall include such items requested by one or more shareholders, or others with meeting rights under Netherlands Company Law, representing at least 3% of the issued share capital. Requests must be made in writing or by electronic means and received by Sono N.V. at least 60 days before the day of the general meeting. No resolutions shall be adopted on items other than those that have been included in the agenda.

Distributions and Dividends; Repurchases and Redemptions

The Proposed Charter will provide that, subject to applicable law and the rights and preferences of any holders of any outstanding series of New Preferred Stock, the holders of New Common Stock shall be entitled to the payment of dividends on their shares of New Common Stock when, as, and if declared by the Sono Delaware Board in accordance with the DGCL.

The Proposed Bylaws will provide that the Sono Delaware Board, subject to any restrictions contained in either the DGCL or the Proposed Charter, may declare and pay dividends upon outstanding shares of capital stock of Sono Delaware. Dividends may be paid in cash, in property or in shares of Sono Delaware’s capital stock. The Sono Delaware Board may set apart out of any of the funds of Sono Delaware available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Sono N.V. may only make distributions, whether a distribution of profits or of freely distributable reserves, to our shareholders to the extent our shareholders’ equity (eigen vermogen) exceeds the sum of the paid-in and called-up share capital plus any reserves required by Netherlands Company Law or by our Existing Articles. Under our Existing Articles, the Management Board may decide that all or part of the profits are carried to reserves. After reservation by the Management Board of any profit, any remaining profit will be at the disposal of the general meeting for distribution, subject to restrictions of Netherlands Company Law and approval by the Supervisory Board.

Sono N.V. will only make a distribution to shareholders after the adoption of our annual accounts demonstrating that such distribution is legally permitted. The Management Board is permitted, subject to certain requirements, to declare interim distributions without the approval of the general meeting, but only with the approval of the Supervisory Board.

48

Delaware	Netherlands

Dividends and other distributions shall be made payable not later than the date determined by the Management Board. Claims to dividends and other distributions not made within five years from the date that such dividends or distributions became payable will lapse and any such amounts will be considered to have been forfeited to us (verjaring).

Pursuant to our Existing Articles, distributions are made in proportion to the aggregate number of shares held by the relevant shareholder, whereby the Sono N.V. Ordinary Shares and the Sono N.V. High Voting Shares are considered to be shares of the same class, and one Sono N.V. Preferred Share is counted as 30,000 ordinary shares for the purposes of calculating a distribution. Distributions can be made in the form of cash, shares in Sono N.V.’s capital or in the form of Sono N.V.’s assets.

Under our Existing Articles, and subject to certain requirements, each issued Sono N.V. High Voting Share can be converted into 25 Sono N.V. Ordinary Shares subject to the forfeiture to Sono N.V. for no consideration of 24 of such Sono N.V. Ordinary Shares (with the effect being that a converting Sono N.V. High Voting Shareholder will receive one Sono N.V. Ordinary Share for the conversion of each 25 Sono N.V. High Voting Shares). Subject to certain requirements, each issued Sono N.V. Preferred Share can be converted into 30,000 Sono N.V. Ordinary Shares. Sono N.V. Ordinary Shares cannot be converted into Sono N.V. High Voting Shares or Sono N.V. Preferred Shares.

An acquisition of shares for consideration must be authorized by Sono N.V.’s general meeting. Such authorization may be granted for a maximum period of 18 months and must specify the number of shares that may be acquired, the manner in which shares may be acquired and the price limits within which shares may be acquired. The actual acquisition may only be effected by a resolution of the Management Board, with the approval of the Supervisory Board. No authorization of the general meeting of shareholders is required if fully paid shares are acquired by us with the intention of transferring such ordinary shares to our employees under an applicable employee stock purchase plan or if shares are acquired for no consideration.

Pursuant to Netherlands Company Law and our Existing Articles, the general meeting is authorized to resolve upon the cancellation of shares.

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EXTRAORDINARY GENERAL MEETING OF SONO N.V. SHAREHOLDERS

General

Sono N.V. is furnishing this proxy statement/prospectus to the shareholders of Sono N.V. as part of the solicitation of proxies by the Supervisory Board for use at the Special Meeting to be held on ____, 2026, and at any adjournment or postponement thereof. This proxy statement/prospectus provides the shareholders of Sono N.V. with information they need to know in order to be able to vote or instruct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at ___ p.m. Central European Summer Time, on ____, 2026, at the offices of DLA Piper Nederland N.V. at Prinses Amaliaplein 3, 1077 XS Amsterdam, the Netherlands.

Purpose of the Special Meeting

The Special Meeting has been called for shareholders to consider and vote on the following matters:

•	Voting Proposal No. 1: The Redomiciliation Proposal — To consider and vote upon a proposal to approve the overall Redomiciliation Transaction whereby Sono N.V.’s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, Sono N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, effect the Merger with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following the Merger, and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, pursuant to the Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to this proxy statement/prospectus, Sono Luxembourg will effect the Conversion from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and will continue as an entity under the name “Sono Group, Inc.” (which entity we refer to herein as Sono Delaware), without any discontinuation of Sono Luxembourg’s legal existence, without liquidation or dissolution, and without creating a new legal entity.

•	Voting Proposal No. 2: The Merger Proposal — To consider and vote upon a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement attached to this proxy statement/prospectus as Annex A, pursuant to which, as soon as practicable following the lapse of certain mandatory waiting periods under Dutch and Luxembourg laws, Sono N.V. will consummate the Merger with and into Sono Luxembourg.

•	Voting Proposal No. 3: The Nasdaq Share Authorization Proposal — To consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering, of Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) or securities convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), including convertible debt securities, which equals 20% or more of the common shares or 20% or more of the voting power outstanding before the issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in such proposal.

Recommendation to Shareholders

After careful consideration, the Management Board and the Supervisory Board have unanimously determined that the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal are advisable, fair to and in the best interests of Sono N.V., our business, our shareholders and other stakeholders, approved the Merger Agreement and the Plan of Domestication and the transactions contemplated thereby, including the Merger and the Conversion, and recommend that the shareholders of Sono N.V. vote or give the instruction to vote “FOR” the Redomiciliation Proposal, “FOR” the Merger Proposal, and “FOR” the Nasdaq Share Authorization Proposal.

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Registered Shareholders; Record Date

As of the Record Date, there were (i) _______ holders of record of Sono N.V. Ordinary Shares and the Sono N.V. Ordinary Shareholders were entitled to vote an aggregate of _______ Sono N.V. Ordinary Shares, (ii) _______ holders of record of Sono N.V. High Voting Shares and such Sono N.V. High Voting Shareholders were entitled to vote an aggregate of 40,000 Sono N.V. High Voting Shares, and (iii) _______ holders of record of Sono N.V. Preferred Shares and such Sono N.V. Preferred Shareholders were entitled to vote an aggregate of 1,401 Sono N.V. Preferred Shares, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date.

Quorum and Vote of Shareholders

Pursuant to Netherlands Company Law, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal must be effected by the affirmative vote of at least a simple majority of the votes validly cast at the Special Meeting, and the Merger Proposal must be effected by the affirmative vote of at least a two-thirds majority of the votes validly cast at the Special Meeting. A quorum of at least one third of the issued shares of Sono N.V. to which voting rights are attached pursuant to the Existing Articles or Dutch law, must be present or represented by proxy at the Special Meeting. Registered Shareholders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, voting together as a single class, are entitled to vote on the Redomiciliation Proposal, the Nasdaq Share Authorization Proposal, and the Merger Proposal if presented for a vote at the Special Meeting.

If the required one-third quorum is not present at the Special Meeting, the chairperson of the Special Meeting has the power to adjourn the Special Meeting to a later date or dates until such time as a quorum may be obtained. In such case, a new meeting will be convened in accordance with applicable law and the Existing Articles.

Registered Shareholders, consisting of the Sono N.V. Ordinary Shareholders, the Sono N.V. High Voting Shareholders and the Sono N.V. Preferred Shareholders that are holders of record as of the Record Date, will be entitled to address, vote or direct votes to be cast at the Special Meeting. Voting on all resolutions at the Special Meeting will be conducted by way of telephone, internet or proxy, or by voting in person at the Special Meeting.

If you are a Beneficial Holder, which means you own Sono N.V. Ordinary Shares in “street name” that are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you should request from your broker a certificate or confirmation certifying the number of Sono N.V. Ordinary Shares recorded in their account on the Record Date or any other proof of ownership in a form acceptable to Sono N.V. at its own and full discretion. In order to vote, you must instruct your broker, bank or other nominee how to vote the shares you beneficially own in accordance with the voting instruction form you receive from your broker, bank or other nominee. If you wish to attend the Special Meeting and vote directly, you must contact your broker, bank or other nominee that appears as the registered shareholder on the Record Date to issue a legal proxy, which allows you as the beneficial owner to vote your shares directly. Beneficial Holders who own their investments through a bank or broker will need to contact their respective bank or broker before the Special Meeting.

Voting Power

As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V., consisting of approximately 16.19% of the issued and outstanding Sono N.V. Ordinary Shares and 100% of the issued and outstanding Sono N.V. High Voting Shares. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal at the Special Meeting.

In addition, as of July 15, 2026, Yorkville was entitled to 127,354 votes in respect of the 1,401 Sono N.V. Preferred Shares held by Yorkville (which are entitled to 30,000 votes for each Sono N.V. Preferred Share, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date). Such shares currently represent 100% of the issued and outstanding Sono N.V. Preferred Shares.

The Redomiciliation Proposal and the Nasdaq Share Authorization Proposal must be effected by the affirmative vote of at least a simple majority of the votes validly cast at the Special Meeting (whereas the Merger Proposal must be effected by the affirmative vote of at least a two-thirds majority of the votes validly cast at the Special Meeting). As a result, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal will be approved at the Special Meeting if we receive (in addition to the affirmative votes represented by SVSE’s irrevocable proxy) affirmative votes in favor of such proposal from the holders as of the Record Date of either (i) 45,344 Sono N.V. Ordinary Shares (representing approximately 3.18% of the issued and outstanding Sono N.V. Ordinary Shares or approximately 1.88% of the combined voting power in the share capital of Sono N.V. as of July 15, 2026) or (ii) the Sono N.V. Preferred Shares. Accordingly, the Redomiciliation Proposal and the Nasdaq Share Authorization Proposal could be approved at the Special Meeting even if none of Sono N.V.’s public shareholders vote their Sono N.V. Ordinary Shares in favor of such proposals.

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Abstentions and Broker Non-Votes

An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstentions are not considered votes cast and will, therefore, not affect the outcome of the vote on the proposals, but will be counted for purposes of determining whether a quorum is present at the Special Meeting.

A “broker non-vote” occurs when a broker, bank or other nominee submits a proxy that does not indicate a vote for one or more of the proposals because the broker, bank or other nominee has not received instructions from the Beneficial Holder on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions. The rules applicable to banks, brokers and other nominees only provide brokers with discretionary authority to vote on proposals that are considered routine, whereas the proposals to be presented at the Special Meeting are considered non-routine. Because brokers do not have discretionary voting authority with respect to any of the proposals described in this proxy statement/prospectus, if a Beneficial Holder of Sono N.V. Ordinary Shares does not give voting instructions to their broker, bank or other nominee, then those Sono N.V. Ordinary Shares will not be present or voted at the Special Meeting, and, therefore, will not count towards the quorum of the Special Meeting. A “broker non-vote” will have no effect on the outcome of the Redomiciliation Proposal, the Merger Proposal or the Nasdaq Share Authorization Proposal so long as a quorum is present.

Share Ownership and Voting by Sono N.V. Directors and Officers

As of the Record Date, our directors and executive officers and their affiliates do not beneficially own any Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares.

Voting Your Shares

Sono N.V. Ordinary Shareholders will have one vote for each Sono N.V. Ordinary Share owned as of the Record Date.

Sono N.V. High Voting Shareholders will have 25 votes for each Sono N.V. High Voting Share owned as of the Record Date.

Sono N.V. Preferred Shareholders will have 30,000 votes for each Sono N.V. Preferred Share owned as of the Record Date, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date.

You may vote “FOR” or “AGAINST” or “ABSTAIN” on each of the voting proposals. Registered Shareholders, consisting of the Sono N.V. Ordinary Shareholders, the Sono N.V. High Voting Shareholders and the Sono N.V. Preferred Shareholders that are holders of record as of the Record Date, may vote as follows:

•	By Internet. Follow the instructions on the enclosed proxy card to vote online. Enter the control number located on your proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your internet vote cannot be completed.

•	By Telephone. Follow the instructions on the enclosed proxy card to vote via touch tone telephone. Enter the control number located on your proxy card. Your shares will be voted in accordance with your instructions. You must specify how you want your shares voted or your telephone vote cannot be completed.

•	By Mail. Complete, sign and mail your proxy card in the enclosed return envelope to the address provided. If you mail the proxy card within the United States, no additional postage is required. Your shares will be voted in accordance with your instructions. If you choose to vote by telephone or by internet, you do not have to return your proxy card.

•	In Person at the Special Meeting. If you are a Registered Shareholder and you wish to attend the Special Meeting in person, you must (i) notify Sono N.V. in writing at ir@sonomotors.com of your intention to attend the Special Meeting, stating your name and the number of registered shares you hold, by no later than 12:00 p.m. Central European Summer Time on _______, 2026 and (ii) bring a form of personal picture identification to the Special Meeting and evidence of your entitlement to Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (as applicable). Failure to comply with these requirements may preclude you from being admitted to the Special Meeting. Directions to the Special Meeting are available by contacting Investor Relations at our principal executive offices, located at 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America, or by telephone at +1 (352) 502-1191 or email at ir@sonomotors.com.

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If you are a Beneficial Holder, meaning that your Sono N.V. Ordinary Shares are held in street name at the close of business on the Record Date:

•	Your broker, bank or other nominee will provide you with a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your broker, bank or other nominee to see which options are available to you. However, since you are not the holder of record of your shares, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Please ensure that you vote in advance of the Special Meeting by internet, by telephone or by mail, in accordance with the instructions above. To be sure that your vote will be received in time (and no later than 12:00 p.m. Central European Summer Time on _______, 2026), please cast your vote by your choice of available means at your earliest convenience. Even if you plan to attend the Special Meeting in person, we encourage you to vote your shares online or by telephone.

Submitting votes with respect to Sono N.V. High Voting Shares and Sono N.V. Preferred Shares

If you are a holder of Sono N.V. High Voting Shares or Sono N.V. Preferred Shares at the close of business on the Record Date, you may also vote your shares by signing, dating, and returning the voting form separately provided to you in accordance with the instructions provided therein. Voting your Sono N.V. High Voting Shares or your Sono N.V. Preferred Shares by returning the voting form separately provided to you will supersede your right to vote your Sono N.V. High Voting Shares or your Sono N.V. Preferred Shares in person or via proxyholder if you attend or are represented at the Special Meeting, provided that you return a valid voting form, duly filled in, dated, and signed.

Attending the Special Meeting in person

Only shareholders who have given notice in writing to Sono N.V. by 12:00 p.m. Central European Summer Time on _______, 2026 of their intention to attend the Special Meeting are entitled to attend the Special Meeting in person. The conditions for attendance at the Special Meeting are as follows:

•	Registered Shareholders must (i) notify Sono N.V. in writing of their intention to attend the Special Meeting in person by submitting their name and the number of registered shares held by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _______, 2026, and (ii) bring a form of personal picture identification to the Special Meeting and evidence of their entitlement to Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (as applicable); and

•	Beneficial Holders must have their financial intermediary, agent or broker with whom the shares are on deposit issue a proxy to them that confirms they are authorised to participate in and vote at the Special Meeting. These Beneficial Holders must (i) notify Sono N.V. of their intention to attend the Special Meeting by submitting their name and the number of shares beneficially owned by them through Sono N.V.’s email address at ir@sonomotors.com no later than 12:00 p.m. Central European Summer Time on _______, 2026, (ii) bring an account statement or a letter from the record holder indicating that the Beneficial Holder owned the shares as of the Record Date, (iii) bring the proxy issued to them by their financial intermediary to the Special Meeting and (iv) bring a form of personal picture identification to the Special Meeting.

By attending the Special Meeting, shareholders agree to abide by the agenda and procedures for the Special Meeting, copies of which will be distributed to attendees at the meeting.

In the case of shares owned by a corporation or any other legal entity, individuals representing such entity who wish to physically attend the Special Meeting and vote at the Special Meeting on behalf of such entity must present evidence of their authority to attend and vote at the Special Meeting by means of a proper document (such as a special power of attorney) issued by the entity represented. A copy of such power of attorney or other proper document should be submitted to Investor Relations at our principal executive offices, located at 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America, no later than 12:00 p.m. Central European Summer Time on _______, 2026. Such evidence of authority must also be presented at the Special Meeting. Persons designated as a proxy must also bring the underlying, duly executed proxy card to the Special Meeting.

For the Special Meeting to proceed in a timely and orderly manner, proxyholders are requested to arrive on time. Check-in at the Special Meeting will begin at ___.m. Central European Summer Time (___.m. New York City time). Please plan to allow ample time for check-in procedures. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Special Meeting.

Revoking Your Proxy

Even if you cast your vote by executing and delivering your proxy card, you retain the right to revoke and change your vote prior to the Special Meeting. If you are a Registered Shareholder of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares at the close of business on the Record Date, you may change your vote by doing any one of the following:

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(1)	Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not change your vote over the internet or by telephone after 12:00 p.m. Central European Summer Time on _______, 2026.

(2)	Notify us of your intention to revoke your proxy no later than 12:00 p.m. Central European Summer Time on _______, 2026. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of Investor Relations at the address of our principal executive offices or by email at ir@sonomotors.com.

(3)	Attend the Special Meeting in person and vote as instructed above.

If you are a Beneficial Holder of Sono N.V. Ordinary Shares held in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Unless so revoked, the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares represented by a proxy, if timely received, will be voted in accordance with the directions given therein.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

Transaction of Other Business

As of the date of this proxy statement/prospectus, the Management Board and the Supervisory Board are not aware of any matters to be presented for action at the Special Meeting other than those described in this proxy statement/prospectus and the accompanying notice of extraordinary general meeting of shareholders. However, if any other matters should properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy card to vote such proxy card in accordance with their judgment on such matters.

As previously disclosed by Sono N.V., we intend to solicit the ratification by our shareholders of the engagement by Sono N.V. in the digital asset treasury strategy as well as the termination and sale of our legacy solar operations, in connection with which Sono N.V. will prepare and file with the SEC a proxy statement on Schedule 14A for an extraordinary general meeting of Sono N.V.’s shareholders. The ratification by our shareholders of the engagement by Sono N.V. in the digital asset treasury strategy and the termination and sale of our legacy solar operations is not covered by this proxy statement/prospectus and will not be presented for a vote of Sono N.V.’s shareholders at the Special Meeting. As described elsewhere in this proxy statement/prospectus, the Special Meeting is being held solely for the purposes of considering and voting upon the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal.

Solicitation of Proxies

The Supervisory Board is soliciting your proxy, and Sono N.V. will bear the cost of this solicitation of proxies. This includes the charges and expenses for preparation, assembly, printing, mailing, and distribution of this proxy statement/prospectus and the related proxy materials. Sodali & Co, a proxy solicitor, has been retained to assist Sono N.V. in the solicitation of proxies for the Special Meeting, and Sono N.V. will pay Sodali & Co $25,000, plus reimbursement for its reasonable out-of-pocket expenses, and indemnify Sodali & Co and its affiliates against certain claims, liabilities, losses, damages and expenses for its services as Sono N.V.’s proxy solicitor. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the internet by Sodali & Co, or, without any additional compensation, by certain of Sono N.V.’s directors, officers and employees.

We will ask banks, brokers and other institutions, nominees and fiduciaries holding Sono N.V. Ordinary Shares beneficially owned by others to forward this proxy statement/prospectus and the related proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Sono N.V. will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding this proxy statement/prospectus and the related proxy materials to our shareholders.

Appointment of a proxy does not preclude a Registered Shareholder from attending and voting its shares at the Special Meeting. A Registered Shareholder may also change its vote by submitting a later-dated proxy as described in the above section entitled “—Revoking Your Proxy.” If you are a Registered Shareholder of Sono N.V. High Voting Shares or Sono N.V. Preferred Shares at the close of business on the Record Date, you may also vote your shares as described above under “—Submitting votes with respect to Sono N.V. High Voting Shares and Sono N.V. Preferred Shares.”

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Who Can Answer Your Questions About the Special Meeting

If you are a Registered Shareholder and you have questions about the Redomiciliation Transaction, the proposals or this proxy statement/prospectus, you would like additional copies of this proxy statement/prospectus, Sono N.V.’s 2025 Annual Report or you need to obtain proxy cards or other information related to the proxy solicitation, please contact Sodali & Co, the proxy solicitor for Sono N.V., by calling +1 (___) ___-_____ (toll-free), or banks and brokers can call +1 (___) ___-_____, or by emailing _________. You will not be charged for any of the documents that you request.

If your shares are held through an account with a broker, dealer, bank or other nominee, you should call your broker, dealer, bank or other nominee for additional information.

You may also obtain additional information about us from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

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Voting Proposal No. 1: THE REDOMICILIATION PROPOSAL

This summary highlights selected information regarding the proposed Redomiciliation Transaction, including the Merger pursuant to the Merger Agreement and the Conversion pursuant to the Plan of Domestication and related matters, and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, you should read this entire document carefully, including the Merger Agreement, the Plan of Domestication, and the Proposed Charter and the Proposed Bylaws of Sono Delaware, which are attached to this proxy statement/prospectus as Annex A, Annex B, Annex C and Annex D, respectively, and are incorporated by reference into this proxy statement/prospectus. In evaluating the proposals to be presented at the Special Meeting, shareholders should carefully read this entire proxy statement/prospectus, and especially consider the factors discussed in the section titled “Risk Factors” beginning on page 30.

Overview of the Redomiciliation Transaction

We are asking the shareholders of Sono N.V. to approve the overall Redomiciliation Transaction whereby Sono N.V.’s legal seat is changed from the Netherlands, via Luxembourg, to the State of Delaware, by implementing two substantially concurrent transactions, as follows: (1) pursuant to the terms of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, Sono N.V. will, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, merge with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following the Merger, and (2) subject to the effectiveness of the Merger and as soon as practicable thereafter, pursuant to the Plan of Domestication to be entered into by Sono Luxembourg, the form of which is attached as Annex B to this proxy statement/prospectus, Sono Luxembourg will convert from a company governed by Luxembourg law into a corporation organized under the laws of the State of Delaware, and upon the Conversion will continue as an entity under the name “Sono Group, Inc.,” without any discontinuation of Sono Luxembourg’s legal existence, without liquidation or dissolution, and without creating a new legal entity.

If the Redomiciliation Proposal and the Merger Proposal are adopted by the requisite vote of our shareholders and the Redomiciliation Transaction is completed, then:

•	subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one LuxCo Class A Ordinary Share; (ii) each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 LuxCo Class B Ordinary Shares; and (iii) each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 LuxCo Preferred Shares; and

•	subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication, at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of Class A Common Stock; (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of Class B Common Stock; and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of Series A Preferred Stock.

If the general meeting of shareholders of Sono N.V. adopts the Redomiciliation Proposal and the Merger Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, we currently anticipate that the Redomiciliation Transaction will be consummated as soon as practicable following the Special Meeting, subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws.

On July 14, 2026, the Management Board and the Supervisory Board unanimously approved the Redomiciliation Transaction and the transactions and agreements contemplated thereby, including the Merger pursuant to the Merger Agreement, and unanimously recommend that you vote “FOR” all of the proposals to be presented at the Special Meeting. We urge you to join us in supporting these important initiatives.

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The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction. The Sono N.V. High Voting Shares (of which 40,000 are issued and outstanding as of the date of this proxy statement/prospectus) and the Sono N.V. Preferred Shares (of which 1,401 are issued and outstanding as of the date of this proxy statement/prospectus) are not currently, and we do not intend for the Sono N.V. High Voting Shares or the Sono N.V. Preferred Shares (or, following the completion of the Redomiciliation Transaction, the Class B Common Stock or the Series A Preferred Stock) to be, listed for trading on any securities exchange or included in any automatic quotation system.

Structuring of the Redomiciliation Transaction

The Redomiciliation Transaction will be implemented through a two-step Merger and Conversion structure because, due to requirements under Dutch law, Sono N.V. cannot redomicile directly from the Netherlands to the United States. In the first step, at the Merger Effective Time, Sono N.V. will merge with and into Sono Luxembourg, as a result of which all of the issued and outstanding shares of Sono N.V. (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares) will be automatically cancelled and exchanged for shares of Sono Luxembourg at the applicable exchange ratio described herein. In the second step, upon the effectiveness of the Conversion and completion of the Redomiciliation Transaction, which we expect will occur shortly following the Merger, all of the issued and outstanding shares of Sono Luxembourg will be automatically converted into shares of Sono Delaware stock at the applicable conversion ratio described herein. We intend, subject to the satisfaction or waiver of the conditions to closing of the Redomiciliation Transaction, for the Merger and the Conversion to occur over a single weekend so that trading does not occur during the brief interim period in which shareholders hold shares of Sono Luxembourg.

Such exchange and conversion (as applicable) of shares at each step of the Redomiciliation Transaction is structured to preserve, rather than alter, the voting and economic interests of the holders of each class of Sono N.V. shares as of immediately prior to the Merger Effective Time. In particular, because Luxembourg law does not permit super-voting shares, the respective exchange and conversion ratios for the LuxCo Class B Ordinary Shares and the LuxCo Preferred Shares at each step of the Redomiciliation Transaction, are designed to replicate, in the aggregate, the same voting power and conversion economics that the Sono N.V. High Voting Shares and Sono N.V. Preferred Shares have under the Existing Articles, as set forth below:

•	Sono N.V. Ordinary Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Ordinary Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to one vote per share under the Existing Articles, will be exchanged for one LuxCo Class A Ordinary Share, each of which will be entitled to one vote per share under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each LuxCo Class A Ordinary Share will be converted into one share of Class A Common Stock, each of which will be entitled to one vote per share under the Proposed Charter. Accordingly, each Sono N.V. Ordinary Share will correspond to one share of Class A Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

•	Sono N.V. High Voting Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 25 votes per share and each Sono N.V. High Voting Share is convertible into 25 Sono N.V. Ordinary Shares subject to the forfeiture to Sono N.V. for no consideration of 24 of such Sono N.V. Ordinary Shares (with the effect being that a converting Sono N.V. High Voting Shareholder will receive one Sono N.V. Ordinary Share for the conversion of each 25 Sono N.V. High Voting Shares) under the Existing Articles, will be exchanged for 25 LuxCo Class B Ordinary Shares, each of which will be entitled to one vote per share and each LuxCo Class B Ordinary Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 25 LuxCo Class B Ordinary Shares can be converted into LuxCo Class A Ordinary Shares and subject to the forfeiture to Sono Luxembourg for no consideration of 24 of the LuxCo Class A Ordinary Shares into which each tranche of 25 LuxCo Class B Ordinary Shares is so converted (with the effect being that a converting holder of LuxCo Class B Ordinary Shares will receive one LuxCo Class A Ordinary Share for the conversion of each 25 LuxCo Class B Ordinary Shares) under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 25 LuxCo Class B Ordinary Shares will be converted into one share of Class B Common Stock, each of which will be entitled to 25 votes per share and will be convertible into one share of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. High Voting Share will correspond to one share of Class B Common Stock immediately after the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

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•	Sono N.V. Preferred Shares — At the Merger Effective Time, each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. held in the treasury of Sono N.V. which will be cancelled without any exchange and dissenting shares), each of which is entitled to 30,000 votes per share and is convertible into 30,000 Sono N.V. Ordinary Shares under the Existing Articles, will be exchanged for 30,000 LuxCo Preferred Shares, each of which will be entitled to one vote per share and each LuxCo Preferred Share will be convertible into one LuxCo Class A Ordinary Share, provided that only tranches of 30,000 LuxCo Preferred Shares can be converted into LuxCo Class A Ordinary Shares under the LuxCo A&R Articles. At the Redomiciliation Effective Time, each set of 30,000 LuxCo Preferred Shares will be converted into one share of Series A Preferred Stock, each of which will be entitled to 30,000 votes and will be convertible into 30,000 shares of Class A Common Stock under the Proposed Charter. Accordingly, each Sono N.V. Preferred Share will correspond to one share of Series A Preferred Stock if the Redomiciliation Transaction is completed, representing the same per-share voting and economic position.

Accordingly, immediately after the Redomiciliation Transaction, the number of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, respectively, that will be issued and outstanding in Sono Delaware will be the same as the number of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, respectively, that are issued and outstanding in Sono N.V. immediately prior to the consummation of the Merger. Furthermore, as described above, under the Existing Articles, each Sono N.V. Ordinary Share is entitled to cast one vote, each Sono N.V. High Voting Share is entitled to cast 25 votes, and each Sono N.V. Preferred Share is entitled to cast 30,000 votes, at any general meeting of shareholders of Sono N.V. Under the Proposed Charter, the rights and preferences of the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, respectively, will be substantially identical to the rights and preferences of the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, respectively, under the Existing Articles, other than as may be impacted as a result of differences between the DGCL and Dutch corporate law. Therefore, if the Redomiciliation Transaction is consummated, a shareholder that holds Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares immediately prior to the Merger Effective Time would, immediately after the Redomiciliation Transaction, hold the same number of shares of the corresponding class of Sono Delaware stock—Class A Common Stock, Class B Common Stock or Series A Preferred Stock, respectively—with substantively the same voting and economic rights on a per-share basis under the Proposed Charter. This structure is intended to preserve the existing voting and economic interests of existing shareholders and will not dilute a shareholder’s economic or voting interest in Sono Delaware relative to that shareholder’s current interest in Sono N.V. as of the Merger Effective Time.

After giving effect to the Redomiciliation Transaction, we expect that there will be approximately 1,464,834 shares of New Common Stock and 1,401 shares of Series A Preferred Stock issued and outstanding, consisting of (i) 1,424,834 shares of Class A Common Stock issued in the aggregate to the Sono N.V. Ordinary Shareholders in accordance with the rights and preferences of Sono N.V. Ordinary Shares under the Existing Articles, (ii) 40,000 shares of Class B Common Stock issued in the aggregate to the Sono N.V. High Voting Shareholders in accordance with the rights and preferences of Sono N.V. High Voting Shares under the Existing Articles, and (iii) 1,401 shares of Series A Preferred Stock issued in the aggregate to the Sono N.V. Preferred Shareholders in accordance with the rights and preferences of Sono N.V. Preferred Shares under the Existing Articles.

If the general meeting of shareholders of Sono N.V. adopts the Redomiciliation Proposal and the Merger Proposal, and the other conditions to completion of the Redomiciliation Transaction are satisfied, the Merger will be effected in accordance with Title 7 of the Netherlands Company Law and articles 1025-1 et seq. of the Luxembourg Company Law. Upon completion of the Merger, the Conversion will be effected in accordance with articles 1061-1 and following of the Luxembourg Company Law, the procedures of article 450-3 and following of the Luxembourg Company Law and the domestication procedures of Section 388 of the DGCL.

If we complete the Redomiciliation Transaction, we will continue our legal existence in the State of Delaware as if we had originally been incorporated under Delaware law, and we will continue to conduct our business through Sono Delaware, as the continuing entity following the Redomiciliation Transaction, in substantially the same manner as currently conducted. We will remain subject to SEC rules and reporting requirements and the mandates of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also continue to have annual meetings of the stockholders of Sono Delaware for the election of directors and annual stockholder advisory votes ratifying the selection of our independent registered public accounting firm. In addition, we will remain subject to applicable corporate governance rules of the Nasdaq-CM or any other national securities exchange on which the Class A Common Stock may become listed.

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Reasons for the Redomiciliation Transaction

We are pursuing the Redomiciliation Transaction for a number of reasons. During the past two years, the Supervisory Board, the Management Board and the rest of our management team undertook a review of our existing structure and operations, strategic opportunities and, in particular, the jurisdiction of incorporation of Sono N.V. Based upon such review, we believe that implementing the Redomiciliation Transaction to change the legal seat of Sono N.V. from the Netherlands, via Luxembourg, to the State of Delaware will enhance shareholder value over the long-term, including by better positioning us to pursue potential strategic opportunities, as well as to enjoy various benefits, including:

•	Simplifying our Corporate Structure and Streamlining Reporting Requirements. We believe the Redomiciliation Transaction will result in a simplified corporate structure and more streamlined reporting requirements, which will improve our operational and financial flexibility. In particular, the domestication will (i) facilitate efforts by us to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Sono Delaware on a consolidated basis, (ii) reduce duplicative legal, accounting and compliance efforts related to maintaining a non-U.S. parent company, and (iii) provide opportunities for Sono Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions.

•	Streamlining our Management, Compliance and Governance Functions. We believe the Redomiciliation Transaction will result in more streamlined management, compliance and governance functions, by aligning our corporate domicile with the locations of the members of the Management Board and the Supervisory Board and the majority of our executive leadership team, who are based in the United States, which will (i) more closely align our legal structure with our operational and governance footprint, (ii) reduce the complexity and cost of cross-border regulatory compliance, (iii) facilitate board meetings and create opportunities for increased shareholder engagement, and (iv) improve the efficiency of day-to-day corporate governance functions.

•	Benefiting from Prominence, Predictability, and Flexibility of Delaware Law. We believe the Redomiciliation Transaction will enable us to benefit from well-established principles of corporate governance under Delaware law, which are more closely aligned with the Nasdaq-CM listing standards and the SEC governance requirements. For many years, Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to the State of Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in the State of Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours.

•	Benefiting from Well-Established Principles of Corporate Governance. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to Sono Delaware, the Sono Delaware Board and Sono Delaware’s management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Sono Delaware’s shareholders from possible abuses by directors and officers.

•	Benefiting from Greater Certainty of U.S. Tax Treatment. Following the Redomiciliation Transaction, we expect that Sono Delaware will benefit from greater certainty with respect to tax compliance matters, as we will no longer be a foreign company taking positions pursuant to U.S. tax law.

•	Better Positioning to Respond to Global Tax Developments. Following the Redomiciliation Transaction, we believe that we will have better positioning to respond to global tax developments. Recent global tax developments have given rise to increased focus on companies’ global tax footprints. These developments suggests a range of new approaches that national governments might adopt when taxing the activities of multinational enterprises.

As a result of the foregoing advantages of domestication in the State of Delaware, the Management Board and the Supervisory Board believe that the Redomiciliation Transaction will generally improve Sono Delaware’s operational and financial flexibility and provide for a more efficient corporate structure to achieve strategic and financial goals. Further, the Supervisory Board believes that any direct benefit that the domestication in the State of Delaware provides to Sono Delaware also indirectly benefits the shareholders, who are the owners of Sono Delaware.

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Nevertheless, we cannot assure you that the anticipated benefits of the Redomiciliation Transaction will be realized. Although we expect the Redomiciliation Transaction to provide us with the benefits described above, the Redomiciliation Transaction will expose Sono Delaware and its shareholders to some risks. The Management Board and the Supervisory Board considered a variety of negative factors, including the possibility of uncertainty created by the Redomiciliation Transaction and the change in our legal domicile, the fact that we expect to incur costs to complete the Redomiciliation Transaction, the fact that Delaware corporate law imposes different and additional obligations on us, and other risks discussed under “Risk Factors.”

Steps to the Redomiciliation Transaction

The Redomiciliation Transaction will, if completed, be consummated by means of a series of steps, substantially as follows:

•	the shareholders of Sono N.V. as of the Record Date will vote on whether to adopt the Redomiciliation Proposal and the Merger Proposal at the Special Meeting held before a Dutch civil-law notary, and the minutes of which will be recorded in a notarial deed confirming that all formalities and procedures have been duly observed and complied with. Subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws and meeting all relevant conditions, we will request that the Dutch civil-law notary issues a pre-merger certificate pursuant to which it is confirmed to the Luxembourg authorities that all Dutch law formalities and procedures have been duly observed and complied with to give effect to the Merger;

•	subject to and following the adoption of the Redomiciliation Proposal at the Special Meeting, and subject to the satisfaction of the other conditions to completion of the Redomiciliation Transaction described under “The Redomiciliation Proposal—Conditions to Completion of the Redomiciliation Transaction,” we will execute the Merger of Sono N.V. with and into Sono Luxembourg before a Luxembourg civil law notary, with Sono Luxembourg being the surviving entity following such cross-border Merger and as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and the minutes of which will be recorded in a notarial deed published with the Luxembourg Trade and Companies Register;

•	following completion of the Merger in accordance with applicable laws, Sono N.V. will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Netherlands;

•	subject to the effectiveness of the Merger and as soon as practicable thereafter, Sono Luxembourg will enter into the Delaware Filings and, upon acceptance of such filings by the Secretary of State of the State of Delaware (or such later time as may be specified in such filings), Sono Delaware will exist as a Delaware corporation; and

•	following the acceptance of the Delaware Filings and confirmation of the registration of Sono Delaware, Sono Luxembourg will be de-registered as a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg.

The conversion at the Redomiciliation Effective Time of the LuxCo Ordinary Shares and the Luxco Preferred Shares resulting from the completion of the Merger, into New Common Stock and Series A Preferred Stock, respectively, will occur automatically upon effectiveness of the Delaware Filings.

The Merger Agreement

Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, including the receipt by Sono N.V. and Sono Luxembourg of the requisite shareholder approvals and the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, Sono N.V. and Sono Luxembourg will complete the cross-border Merger whereby all of the assets and liabilities of Sono N.V. will be transferred under universal title (onder algemene titel) to Sono Luxembourg and Sono N.V. will be dissolved without liquidation in accordance with the provisions of article 1025-17 of the Luxembourg Company Law and articles 2:312, 2:326 and 2:333d of the Netherlands Company Law. The activities of Sono N.V. will be continued by Sono Luxembourg after the Merger.

In addition, the terms of the Merger Agreement provide that, as a result of the Merger, all shares in the capital of Sono N.V. will be cancelled by operation of law and Sono Luxembourg shall grant (i) one LuxCo Class A Ordinary Share for each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares), (ii) 25 LuxCo Class B Ordinary Shares for each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares), and (iii) 30,000 LuxCo Preferred Shares for each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares), all subject to applicable statutory appraisal rights under the Netherlands Company Law, as further described in the section entitled “Statutory Appraisal Rights under Netherlands Company Law.” All of such shares of Sono Luxembourg issued at the Merger Effective Time will be converted into the corresponding class of Sono Delaware stock at the Redomiciliation Effective Time as further described herein.

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Additional consequences of the Merger under the terms of the Merger Agreement are summarized below:

•	In accordance with the provisions of article 1025-17 (1) of the Luxembourg Company Law with respect to the enforceability vis-à-vis third parties, Sono Luxembourg will become the owner of the assets contributed by Sono N.V. as they exist as of the Merger Effective Time, with no right of recourse whatsoever against Sono N.V.

•	From the Merger Effective Time, Sono Luxembourg will pay all taxes, contributions, duties, levies and insurance premiums which will or may become due with respect to the ownership of the assets which have been contributed by Sono N.V. in the Merger.

•	As of the Merger Effective Time, Sono Luxembourg will perform all agreements and obligations whatsoever of Sono N.V.

•	Sono Luxembourg will incur all debts and liabilities of any kind of Sono N.V. In particular, it will pay interest and principal on all debts and liabilities of any kind incurred by Sono N.V.

•	Subject to the provisions of article 1025-17 (3) of the Luxembourg Company Law, the rights and claims comprised in the assets of Sono N.V. will be transferred under universal title to Sono Luxembourg with all the securities attached thereto. Sono Luxembourg will thus be subrogated, without novation, in all rights, of Sono N.V. with respect to all assets and against all debtors without any exception.

•	The Merger will have no consequences for any employees of Sono N.V., who will become employees of Sono Luxembourg as a result of the Merger. As of this date of this proxy statement/prospectus, Sono N.V. has one employee and Sono Luxembourg does not have any employees.

Subject to the effectiveness of the Merger and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the terms of the Plan of Domestication, subject to the conditions set forth therein.

Reports  of Dutch Independent Auditor

Visser, an independent auditor based in the Netherlands, has issued, as required by Dutch law, the reports set forth on Annex E consisting of (i) a report for the information and assistance of the management of Sono N.V. and Sono Luxembourg, in connection with their respective consideration of the proposed Merger, and (ii) an assurance report to the management of Sono N.V. and Sono Luxembourg based upon its examination of the explanatory notes to the Merger Agreement. The reports of Visser, which are summarized below, were issued solely in connection with the proposed Merger for our compliance with Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code (with respect to the report referenced in clause (i) of the preceding sentence), and with Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code (with respect to the report referenced in clause (ii) of the preceding sentence), and, therefore, the reports of Visser are not intended for, and cannot be used for, other purposes. Visser’s reports, and its opinions contained therein, are not a recommendation as to how any shareholder should vote with respect to any of the proposals to be presented at the Special Meeting.

The full texts of the written reports of Visser, each dated July 15, 2026, which set forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such reports, are attached as Annex E-1 and Annex E-2, respectively, to this proxy statement/prospectus and are incorporated herein by reference. Our shareholders are encouraged to read the reports in their entirety.

Opinions of Visser

In connection with its reports, Visser audited the reasonableness of the proposed share exchange ratios for each class of Sono N.V. shares (as further described below under “—Exchange of Sono N.V. Shares” in this proxy statement/prospectus), and the reasonableness of the proposed Cash Compensation (as defined below under “—Statutory Appraisal Rights under Netherlands Company Law”) in connection with the proposed Merger between Sono N.V. and Sono Luxembourg, and examined the statements with respect to the share exchange ratios and the Cash Compensation included in the explanatory notes to the Merger Agreement.

In Visser’s opinion, applying valuation methods generally accepted in the Netherlands:

1.	having considered the explanatory notes to the Merger Agreement and the other documents attached to the Merger Agreement, the proposed share exchange ratios under the Merger Agreement, in all material respects pursuant to Article 2:328(1) of the Dutch Civil Code, are reasonable;

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2.	having considered the explanatory notes to the Merger Agreement and the other documents attached to the Merger Agreement, the proposed Cash Compensation under the Merger Agreement, in all material respects pursuant to Article 2:333g, is not reasonable due to the significance, under Dutch legal requirements applicable to the proposed Merger, of the matter described below under “—Basis for Visser’s opinion as to the proposed Cash Compensation”; and

3.	the statements with respect to the share exchange ratios and the Cash Compensation, included in the explanatory notes to the Merger Agreement, in all material respects, meet the requirements of Article 2:327 and Article 2:333f(2) of the Dutch Civil Code.

Basis for Visser’s Opinions

Basis for Visser’s opinion as to the proposed share exchange ratios

Visser conducted its audit in accordance with Dutch law, including the Dutch Standards on Auditing and Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code. Visser’s responsibilities under those standards are further described below under “—Visser’s responsibilities for the audit of the reasonableness of the proposed share exchange ratios and the proposed Cash Compensation.”

Determining the proposed share exchange ratios on the basis of methods generally accepted in the Netherlands, is a subjective matter by nature. Therefore, Visser’s opinion contained in its report on the reasonableness of the proposed share exchange ratios does not rule out that, on the basis of other methods generally accepted in the Netherlands, other share exchange ratios (other than the proposed share exchange ratios) might also be reasonable.

Visser believes that the audit evidence it obtained is sufficient and appropriate to provide a basis for its opinion.

Basis for Visser’s opinion as to the proposed Cash Compensation

Visser conducted its audit in accordance with Dutch law, including the Dutch Standards on Auditing and Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code. Visser’s responsibilities under those standards are further described below under “—Visser’s responsibilities for the audit of the reasonableness of the proposed share exchange ratios and the proposed Cash Compensation.”

Sono N.V. is in need of imminent and continuing financing and there is uncertainty as to our ability to continue as a going concern, as described in our 2025 Annual Report and our First Quarter 2026 Quarterly Report. As a result, management believes that Sono N.V. does not have the financial means to offer Cash Compensation other than the nominal value for the Sono N.V. Exit Shares (as defined below under “—Statutory Appraisal Rights under Netherlands Company Law”) that are Sono N.V. Ordinary Shares.

With respect to the Sono N.V. Exit Shares that are Sono N.V. Ordinary Shares, the report of Visser states that the proposed Cash Compensation of €0.01 per Sono N.V. Exit Share (being the nominal value as of the date of this proxy statement/prospectus) is significantly lower than a withdrawal compensation based on the market value of the shares or a generally accepted valuation method in the Netherlands and, therefore, the proposed Cash Compensation is not reasonable when assessed against the criteria of Article 2:333g(2) of the Dutch Civil Code. In addition, Withdrawing Shareholders (as defined below under “—Statutory Appraisal Rights under Netherlands Company Law”) may not be able to sell their shares at a reasonable market price when assessed against the criteria of Article 2:333g(2) of the Dutch Civil Code, considering the limited liquidity of the shares.

Visser believes that the audit evidence it obtained is sufficient and appropriate to provide a basis for its opinion.

Basis for Visser’s opinion as to the statements with respect to the proposed share exchange ratios and Cash Compensation

Visser performed its examination in accordance with Dutch law, including the Dutch standard 3000A, Assurance engagements other than audits or reviews of historical financial information (attestation engagements) (Assurance-opdrachten anders dan het controleren of beoordelen van historische financiële informatie (attest-opdrachten)), and Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code. Such examination is aimed at obtaining reasonable assurance. Visser’s responsibilities in this regard are further described below under “—Visser’s responsibilities for the examination of the statements.”

Visser believes that the assurance evidence it obtained is sufficient and appropriate to provide a basis for its opinion.

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Responsibilities of Management and Visser

Responsibilities of management of Sono N.V. and Sono Luxembourg for the proposed share exchange ratios and the proposed Cash Compensation

Management of Sono N.V. and Sono Luxembourg are responsible for the determination of the proposed share exchange ratios and the proposed Cash Compensation applying (a) method(s) generally accepted in the Netherlands, as described in the Merger Agreement and for compliance with the requirements of Sections 1, 2, 3 and 3A of Title 7 of the Netherlands Company Law. Furthermore, management of each of the aforementioned companies is responsible for such internal control as management determines is necessary to enable the determination of the proposed share exchange ratios and the proposed Cash Compensation that is free from material misstatement, whether due to fraud or error.

Visser’s responsibilities for the audit of the reasonableness of the proposed share exchange ratios and the proposed Cash Compensation

Visser’s responsibility is to plan and perform the audit engagement in a manner that allows Visser to obtain sufficient appropriate audit evidence for its opinions contained in its report. Visser’s audit was performed with a high, but not absolute, level of assurance, which means Visser may not detect all material misstatements, whether due to fraud or error, during its audit. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the proposed share exchange ratios and the proposed Cash Compensation. The materiality affects the nature, timing and extent of Visser’s audit procedures and the evaluation of the effect of identified misstatements on Visser’s opinion.

Visser exercised professional judgement and maintained professional skepticism throughout the audit, in accordance with Dutch Standards on Auditing, Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code, ethical requirements and independence requirements. Visser’s audit included:

•	identifying and assessing the risks of material misstatement of the reasonableness of the proposed share exchange ratios and the Cash Compensation, whether due to fraud or error, designing and performing audit procedures responsive to those risks, and obtaining audit evidence that is sufficient and appropriate to provide a basis for Visser’s opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;

•	obtaining an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Sono N.V.’s or Sono Luxembourg’s internal control; and

•	evaluating the appropriateness of the method(s) used and the reasonableness of accounting estimates and related disclosures made by managements.

As part of its audit, Visser communicated with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant findings in internal control that Visser identified during its audit.

Responsibilities of management of Sono N.V. and Sono Luxembourg for the statements with respect to the proposed share exchange ratios and Cash Compensation

Management of Sono N.V. and Sono Luxembourg are responsible for the preparation of the statements in accordance with Article 2:327 and Article 2:333f(2) of the Dutch Civil Code. Furthermore, management of each of Sono N.V. and Sono Luxembourg is responsible for such internal control as management determines is necessary to enable the preparation of the statements that are free from material misstatement, whether due to fraud or error.

Visser’s responsibilities for the examination of the statements with respect to the proposed share exchange ratios and Cash Compensation

Visser’s responsibility is to plan and perform the examination in a manner that allows Visser to obtain sufficient appropriate assurance evidence for its opinion. Visser’s examination was performed with a high, but not absolute, level of assurance, which means Visser may not detect all material misstatements, whether due to fraud or error, during its examination. Visser applies the NVKM, regulations for quality management systems (Nadere voorschriften kwaliteitsmanagement) and accordingly maintains a comprehensive system of quality management including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

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Visser’s examination included:

•	identifying and assessing the risks of material misstatement of the statements, whether due to fraud or error, designing and performing assurance procedures responsive to those risks, and obtaining assurance evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control; and

•	obtaining an understanding of internal control relevant to the examination in order to design assurance procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Sono N.V.’s or Sono Luxembourg’s internal control.

Dutch Independent Auditor Selection Process

Sono N.V. conducted a search process in order to identify independent auditors with the relevant expertise to issue the required reports. Visser was identified during this search process and engaged by Sono N.V. in January 2026.

Visser is independent of Sono N.V. and Sono Luxembourg in accordance with the ViO, Code of Ethics for Professional Accountants, a regulation with respect to independence (Verordening inzake de onafhankelijkheid van accountants bij assurance-opdrachten) and other relevant independence regulations in the Netherlands. Furthermore, Visser has complied with the VGBA, Dutch Code of Ethics for Professional Accountants (Verordening gedrags- en beroepsregels accountants).

Fees Paid to Visser

Visser was engaged on a fixed fee basis. Sono N.V. agreed to pay Visser a fee of €14,421.30 for its services in connection with the rendering of its reports, which amount has been paid in full,  and such compensation was not contingent upon the completion of the Redomiciliation Transaction or any opinions reached in the reports. Visser has not provided any additional services associated with the transactions contemplated by the Merger Agreement, nor has Visser provided any other services to Sono N.V. or Sono Luxembourg.

The Plan of Domestication

If the Redomiciliation Proposal and the Merger Proposal are each approved at the Special Meeting, Sono Luxembourg intends to adopt the Plan of Domestication in accordance with Section 388(l) of the DGCL as soon as practicable thereafter (subject to certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws). If the Plan of Domestication is adopted and effected by Sono Luxembourg, the Redomiciliation Transaction will be completed as follows:

•	De-Registration with Luxembourg. Upon (i) approval by the shareholders of Sono Luxembourg of (a) the transfer of Sono Luxembourg’s registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware and (b) the Proposed Organizational Documents and (ii) the effectiveness of a certificate of corporate domestication to be filed by Sono Luxembourg with the Secretary of State of the State of Delaware in substantially the form attached as an exhibit to the Plan of Domestication, Sono Luxembourg shall be de-registered in the Grand Duchy of Luxembourg and shall thereafter be a Delaware corporation under the name “Sono Group, Inc.” and governed by the DGCL without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity.

•	Domestication. At the Redomiciliation Effective Time, Sono Luxembourg shall become domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, under the name “Sono Group, Inc.” (we refer to such Delaware corporation in this proxy statement/prospectus as “Sono Delaware”), which Delaware corporation will, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as Sono Luxembourg. Sono Luxembourg will not be required to wind up its affairs or pay its liabilities and distribute its assets, and the domestication into Delaware will not be deemed to constitute a dissolution of Sono Luxembourg and will constitute a continuation of the existence of Sono Luxembourg in the form of a Delaware corporation. At the Redomiciliation Effective Time, the registered office of Sono Delaware shall be the offices of Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 United States of America.

•	Conversion of Securities. As a result of and at the Redomiciliation Effective Time, and without any further action on the part of Sono Luxembourg or its shareholders, on the one hand, or Sono Delaware or any of its stockholders or other equityholders, on the other hand, pursuant to the Redomiciliation Transaction:

o	each of the then-issued and outstanding LuxCo Class A Ordinary Shares shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of the Class A Common Stock of Sono Delaware, having the rights, powers and preferences, and the obligations, set forth in the Proposed Charter;

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o	each set of 25 then-issued and outstanding LuxCo Class B Ordinary Shares shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of the Class B Common Stock of Sono Delaware, having the rights, powers and preferences, and the obligations, set forth in the Proposed Charter;

o	each set of 30,000 then-issued and outstanding LuxCo Preferred Shares shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of the Series A Preferred Stock of Sono Delaware, having the rights, powers and preferences, and the obligations, set forth in the Proposed Charter; and

o	Sono Delaware will automatically assume each of the Equity Compensation Plans by operation of law and each restricted stock unit, non-qualified stock option and other share-based incentive award of Sono Luxembourg outstanding thereunder shall be automatically converted into an equivalent incentive award of Sono Delaware, which incentive awards will be subject to the same terms and conditions as the converted Sono Luxembourg incentive award (including performance-based vesting conditions), except that the security issuable upon exercise or settlement of Sono Delaware incentive award will be shares of the Class A Common Stock of Sono Delaware rather than LuxCo Class A Ordinary Shares. Sono Delaware does not plan to grant additional equity under the Long-Term Incentive Plan or the Conversion Stock Option Program.

Book entry records that, immediately prior to the Redomiciliation Effective Time, represent shares of stock of Sono Luxembourg converted at the Redomiciliation Effective Time in accordance with the Plan of Domestication shall, upon the Redomiciliation Effective Time, automatically represent the corresponding number of shares of the applicable class and series of capital stock of Sono Delaware into which such shares of Sono Luxembourg so converted at the Redomiciliation Effective Time.

•	Tax Matters. For United States federal income tax purposes, the Redomiciliation Transaction is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and the Plan of Domestication is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

•	Governing Documents. (a) At the Redomiciliation Effective Time, the Luxembourg Organizational Documents shall be terminated and be of no further force or effect, and (b) from and after the Redomiciliation Effective Time, the Proposed Charter and the Proposed Bylaws shall govern the affairs of Sono Delaware and the conduct of its business, until thereafter amended in accordance with the DGCL and their respective terms.

•	Classified Board of Directors. The total number of directors constituting the entire Sono Delaware Board will be fixed at a number equal to the number of directors serving on the LuxCo Board immediately prior to the Redomiciliation Effective Time, until such time as the total number of directors constituting the entire Sono Delaware Board is thereafter changed in accordance with the DGCL and the Proposed Organizational Documents, as they may be amended from time to time. Each Luxembourg Director shall be deemed appointed and serve as a director of Sono Delaware on the Sono Delaware Board from and after the Redomiciliation Effective Time, and shall serve until such time as their respective successors have been duly elected and qualified, or until such director’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL and the Proposed Organizational Documents. The Sono Delaware Board will, pursuant to its authority granted under the Proposed Charter, assign the members of the Sono Delaware Board already in office to Class I, Class II, or Class III, as set forth below, effective as of the Redomiciliation Effective Time:

Class I:	•	Christopher Schreiber

Class II:	•	Owen May

Class III:	•	David Dodge
	•	Kevin McGurn

•	Committee Charters; Governance Policies. With respect to each Existing Board Committee, the Sono Delaware Board will appoint a Delaware Board Committee pursuant to the Plan of Domestication: (i) having the same name as such Existing Board Committee, (ii) possessing and delegated with, to the fullest extent permitted by applicable law and the Proposed Organizational Documents, the same powers, authority and duties as the powers, authority and duties of such Existing Board Committee immediately prior to the Merger Effective Time, (iii) having the committee charter attached as an exhibit to the Plan of Domestication, (iv) consisting of the number of directors equal to the number of Supervisory Board members serving on such Existing Board Committee immediately prior to the Merger Effective Time, and (v) with each of the Supervisory Board members serving on such Existing Board Committee immediately prior to the Merger Effective Time appointed to and serving as a member of such Delaware Board Committee, in each case until the existence of such Delaware Board Committee or the name, composition, charter, powers, authority or duties thereof is thereafter modified or revoked in accordance with the DGCL and the Proposed Organizational Documents, as they may be amended from time to time.

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•	Officers. Each officer of Sono Luxembourg as of immediately prior to the Redomiciliation Effective Time shall be appointed and serve as an officer of Sono Delaware from and after the Redomiciliation Effective Time and shall retain the same title with Sono Delaware from and after the Redomiciliation Effective Time as such officer had with Sono Luxembourg immediately prior to the Redomiciliation Effective Time, and with respect to each such officer position, having the same powers, authority and duties as such person had in respect of such officer position as an officer of Sono Luxembourg immediately prior to the Redomiciliation Effective Time (except to the extent otherwise required by applicable law or otherwise provided in the Proposed Organizational Documents or by the Sono Delaware Board), each of whom shall serve until such time as their respective successors have been designated by the Sono Delaware Board, or until such officer’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL and the Proposed Organizational Documents.

•	Indemnification of Directors and Officers. Each director and executive officer of Sono Luxembourg from and after the Redomiciliation Effective Time shall enter into an indemnification agreement with Sono Delaware, which indemnification agreement shall be substantially in the form attached as an exhibit to the Plan of Domestication, with such immaterial modifications as may be approved by any officer of Sono Delaware.

•	Effects of Domestication. Immediately upon the Redomiciliation Effective Time, the Redomiciliation Transaction shall have the effects set forth in Section 388 of the DGCL, including, without limitation, all of the rights, privileges and powers of Sono Luxembourg, and all property, real, personal and mixed, and all debts due to Sono Luxembourg, as well as all other things and causes of action belonging to Sono Luxembourg, shall remain vested in Sono Delaware and shall be the property of Sono Delaware and the title to any real property vested by deed or otherwise in Sono Luxembourg shall not revert or be in any way impaired by reason of the DGCL. Following the Redomiciliation Transaction, all rights of creditors and all liens upon any property of Sono Luxembourg shall be preserved unimpaired, and all debts, liabilities and duties of Sono Luxembourg shall remain attached to Sono Delaware and may be enforced against Sono Delaware to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by Sono Delaware. The rights, privileges, powers and interests in property of Sono Luxembourg, as well as the debts, liabilities and duties of Sono Luxembourg, shall not be deemed, as a consequence of the Redomiciliation Transaction, to have been transferred to Sono Delaware for any purpose of the laws of the State of Delaware, including the DGCL. Following the Redomiciliation Transaction, all references in instruments, contracts and agreements of Sono Delaware (i) to “ordinary shares” (or any class or series thereof) of Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware’s “common stock” (or the applicable class or series thereof), (ii) to “preferred shares” of Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware’s “preferred stock” (or the applicable class or series thereof), and (iii) to Sono Luxembourg or Sono N.V. shall be deemed a reference to Sono Delaware.

•	Amendment or Termination. To the extent permitted by applicable law, the Plan of Domestication or the Redomiciliation Transaction, or any of the terms or conditions thereof, may be amended or terminated at any time before the Redomiciliation Effective Time by action of the LuxCo Board, and without further action of the shareholders of Sono Luxembourg.

Conditions to the Redomiciliation Transaction

In addition to the approval of the Redomiciliation Proposal and the Merger Proposal, our ability to initiate the Delaware Filings necessary to effectuate the Redomiciliation Transaction is conditioned on the following matters:

•	neither the Management Board nor the Supervisory Board has determined for any reason that the consummation of the Redomiciliation Transaction would be inadvisable or not in the interests of our shareholders and other stakeholders and, accordingly, terminated or abandoned such transaction;

•	the Merger has become effective;

•	the Plan of Domestication has been executed;

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•	the SEC has declared effective the Registration Statement of which this proxy statement/prospectus forms a part, and no stop order with respect thereto is in effect;

•	the Nasdaq-CM has approved the Class A Common Stock for continued listing; and

•	Sono N.V. is not subject to any decree, order, or injunction that prohibits the consummation of the Redomiciliation Transaction.

If any of these conditions are not satisfied or waived (to the extent waivable) by the Management Board, with the approval of the Supervisory Board, then the Redomiciliation Transaction will not be effectuated and the Proposed Organizational Documents will not become effective. In addition, the expected timing for the completion of the Redomiciliation Transaction may be impacted by these or other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomiciliation Transaction will be satisfied or waived, or that the Redomiciliation Transaction will be completed.

Delay; Termination

The Management Board, with approval of the Supervisory Board, has reserved the right to delay or abandon the Redomiciliation Transaction at any time prior to implementing the Merger if it determines for any reason that the consummation of such transaction would be inadvisable or not in the interests of our shareholders.

Exchange of Sono N.V. Shares

If the Redomiciliation Proposal and the Merger Proposal are adopted by the requisite vote of the shareholders of Sono N.V. at the Special Meeting and the Redomiciliation Transaction is adopted by the requisite vote of the shareholders of Sono Luxembourg and the Redomiciliation Transaction is completed, then, subject to the terms of the Merger Agreement, at the Merger Effective Time, (i) each issued and outstanding Sono N.V. Ordinary Share (excluding each Sono N.V. Ordinary Share held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Ordinary Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for one LuxCo Class A Ordinary Share; (ii) each issued and outstanding Sono N.V. High Voting Share (excluding each share of Sono N.V. High Voting Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. High Voting Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 25 LuxCo Class B Ordinary Shares; and (iii) each issued and outstanding Sono N.V. Preferred Share (excluding each share of Sono N.V. Preferred Shares held in the treasury of Sono N.V. which will be cancelled without any exchange of such Sono N.V. Preferred Shares held in the treasury and dissenting shares) will be automatically cancelled and exchanged for 30,000 LuxCo Preferred Shares. Subject to the completion of the Merger, and as soon as practicable thereafter, Sono Luxembourg will complete the Conversion pursuant to the Plan of Domestication at the Redomiciliation Effective Time, at which time (a) each issued and outstanding LuxCo Class A Ordinary Share will be automatically converted into one share of Class A Common Stock; (b) each set of 25 issued and outstanding LuxCo Class B Ordinary Shares will be automatically converted into one share of Class B Common Stock; and (c) each set of 30,000 issued and outstanding LuxCo Preferred Shares will be automatically converted into one share of Series A Preferred Stock.

You will not be required to take any action to exchange your shares as a result of the Redomiciliation Transaction. Book entry records representing Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares will, at the Redomiciliation Effective Time, automatically represent the same number of shares of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as applicable, and record thereof will be made in the share register of Sono Delaware. If you are a Beneficial Holder of Sono N.V. Ordinary Shares held in “street name” through a broker, bank or other nominee, your ownership of shares of Class A Common Stock will be recorded in book-entry form by your nominee (for shares held in “street name”), and if you are a record holder of issued and outstanding Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and/or Sono N.V. Preferred Shares held in book-entry form, your ownership of shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, as applicable, will be recorded in book-entry form by the Transfer Agent or Sono N.V. (for shares held by record owners in book-entry form), in each case, without the need for any additional action on your part.

Following the completion of the Redomiciliation Transaction, holders of record will each be issued a book-entry statement of their holdings in Sono Delaware in the normal course.

Treatment of Securities Authorized for Issuance Under Equity Compensation Plans

In connection with the Redomiciliation Transaction, if completed, Sono Luxembourg will automatically assume at the Merger Effective Time all compensation or benefit plans, policies, and arrangements maintained by Sono N.V., consisting of the Equity Compensation Plans, in accordance with the terms and subject to the conditions of the Merger Agreement. Pursuant to the Plan of Domestication to be adopted by Sono Luxembourg as soon as practicable after the completion of the Merger, Sono Delaware will automatically assume all of the Equity Compensation Plans by operation of law, effective as of the Redomiciliation Effective Time.

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Accordingly, each restricted stock unit, non-qualified stock option and other share-based incentive award of Sono Luxembourg outstanding under the Equity Compensation Plans shall be automatically converted into an equivalent incentive award of Sono Delaware, which incentive awards will be subject to the same terms and conditions as the converted Sono Luxembourg incentive award (including performance-based vesting conditions), except that the security issuable upon exercise or settlement of Sono Delaware incentive award will be the Class A Common Stock of Sono Delaware (or its cash equivalent) rather than LuxCo Class A Ordinary Shares (or their cash equivalent). Sono Delaware does not plan to grant additional equity under the Long-Term Incentive Plan or the Conversion Stock Option Program.

Approval of the Redomiciliation Transaction will constitute approval of Sono Delaware’s assumption of the Equity Compensation Plans.

Comparison of Rights of Sono N.V. Shareholders with Holders of New Common Stock and Series A Preferred Stock

If the Redomiciliation Proposal and the Merger Proposal are approved and the Redomiciliation Transaction becomes effective, at the Redomiciliation Effective Time, Sono N.V. will adopt the Proposed Organizational Documents under the DGCL, which will replace its Existing Articles. After the Redomiciliation Transaction, your rights under the DGCL as a holder of Class A Common Stock, Class B Common Stock or Series A Preferred Stock, as applicable, will differ from your current rights under the Netherlands Company Law as a holder of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares, respectively. In addition, the Proposed Organizational Documents differ in some respects from the Existing Articles, as further described in the section entitled “Comparison of Shareholder Rights Under Dutch Law and Delaware Law.”

Sono N.V. is proposing the adoption of the Proposed Organizational Documents in connection with the Redomiciliation Transaction because they contain provisions typical of other Delaware corporations, including, among other things, a provision adopting Delaware as the exclusive forum for certain stockholder litigation. The consummation of the Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal at the Special Meeting, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively. Therefore, if either the Redomiciliation Proposal or the Merger Proposal is not approved, the Redomiciliation Transaction, including the Merger and the Conversion, will not be completed and the Proposed Organizational Documents will not be adopted. A brief summary of the Proposed Organizational Documents is set forth below, which summary is qualified in its entirety by reference to the complete text of the Proposed Charter and Proposed Bylaws, in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus.

The completion of the Redomiciliation Transaction will change the governing corporate law that applies to shareholders of Sono Delaware from Dutch law to Luxembourg law and from Luxembourg law to Delaware law. The legal system governing corporations organized under Delaware law differs from the legal systems governing corporations organized under Dutch law and Luxembourg law. As a result, while we have attempted to maintain the substantive provisions of the Existing Articles, particularly as they pertain to shareholder rights, we are unable to adopt governing documents for Sono Delaware that are identical to the governing documents for Sono N.V. We summarize the material differences between the Existing Articles and the Proposed Organizational Documents, and the changes in your rights as a shareholder resulting from the Redomiciliation Transaction, under the section herein entitled “Comparison of Shareholder Rights Between Dutch Law and Delaware Law.” We believe that these changes (i) either are required by Delaware law or otherwise result from differences between the corporate laws of the Netherlands and the corporate laws of the State of Delaware, and (ii) relate to the change of the place of incorporation of Sono N.V. from the Netherlands to the State of Delaware. The Proposed Charter and the Proposed Bylaws will become effective upon completion of the Redomiciliation Transaction, if the Redomiciliation Proposal and the Merger Proposal are approved at the Special Meeting and subject to the satisfaction of other conditions to completion of the Redomiciliation Transaction.

Notwithstanding the differences in the governing documents between Sono N.V. and Sono Delaware, we believe that Delaware law and the Proposed Organizational Documents as a whole adequately safeguard the rights of shareholders of Sono N.V.

The characteristics of, and the differences between, the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, on the one hand, and the Class A Common Stock, the Class B Common Stock and the Series A Preferred Stock, on the other hand, are summarized under the sections herein entitled “Description of Sono Delaware Securities” and “Comparison of Shareholder Rights Between Dutch Law and Delaware Law.”

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Interests of Certain Persons in the Redomiciliation Transaction

We do not believe that any of our directors or executive officers has an interest in the Redomiciliation Transaction that is different from the interests of our shareholders. No change in control payments or additional compensation will be payable to our directors or executive officers in connection with the Redomiciliation Transaction. Furthermore, none of our current directors or executive officers is a securityholder of Sono N.V.

As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V., consisting of approximately 16.19% of the issued and outstanding Sono N.V. Ordinary Shares and 100% of the issued and outstanding Sono N.V. High Voting Shares. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal at the Special Meeting.

In addition, as of July 15, 2026, Yorkville was entitled to 127,354 votes in respect of the 1,401 Sono N.V. Preferred Shares held by Yorkville (which are entitled to 30,000 votes for each Sono N.V. Preferred Share, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the Record Date). Such shares currently represent 100% of the issued and outstanding Sono N.V. Preferred Shares.

Redemption Rights

There are no redemption rights under Dutch or Luxembourg law in connection with the Redomiciliation Transaction.

Statutory Appraisal Rights under Netherlands Company Law

If the Special Meeting adopts the Redomiciliation Proposal and the Merger Proposal, any Registered Shareholder that voted against the Merger Proposal may file a request in accordance with article 2:333h of the Netherlands Company Law (each, a “Withdrawal Request”), during the period commencing upon the conclusion of the Special Meeting and ending at the close of business on the date that is one month after the date of the Special Meeting (the “Withdrawal Period”). A Registered Shareholder who has voted in favor of the Merger Proposal at the Special Meeting, abstained from voting, or was not present or represented at the Special Meeting, does not have any rights to file a Withdrawal Request. A Registered Shareholder who has duly elected to exercise and duly submitted a Withdrawal Request (each, a “Withdrawing Shareholder”) may only make a Withdrawal Request in respect of shares of Sono N.V. that the Withdrawing Shareholder: (i) held at the Record Date and in respect of which such Withdrawing Shareholder voted against the Merger Proposal and (ii) still holds at the time of the Withdrawal Request (such shares, “Sono N.V. Exit Shares”). If Sono N.V. Exit Shares are held by a Withdrawing Shareholder in an account with an intermediary, the legal title to such shares must be transferred in accordance with the Withdrawal Request Form and, following such transfer, such Sono N.V. Exit Shares cannot be traded on a trading venue. Once the Withdrawal Period has ended, a Withdrawal Request will be irrevocable. Following the submission of a Withdrawal Request, a Withdrawing Shareholder is not permitted to transfer or dispose of its Sono N.V. Exit Shares in any manner, except with the prior written approval of Sono N.V. In this proxy statement/prospectus, we refer to the process described above as the “Withdrawal Mechanism.”

Reference is made to various financial reporting and announcements of Sono N.V. in which it has been disclosed that Sono N.V. is in need of imminent and continuing financing. At the date of this proxy statement/prospectus, Sono N.V. has little to no cash available to compensate Withdrawing Shareholders.

At the Merger Effective Time, a Withdrawing Shareholder will not receive shares in Sono Luxembourg. Instead, a Withdrawing Shareholder will receive compensation in cash for the Sono N.V. Exit Shares held by such Withdrawing Shareholder (the “Cash Compensation”), and such Sono N.V. Exit Shares will be cancelled by operation of law as a consequence of the Merger taking effect. Due to reasons including, but not limited to, the imminent and continuing financing needs of Sono N.V. and the existing uncertainty as to the ability of Sono N.V. to continue as a going concern, as previously disclosed by Sono N.V., and the absence of cash or other forms of liquidity of Sono N.V. which makes Sono N.V. (or its legal successor) unable to compensate Withdrawing Shareholders, the Cash Compensation per Sono N.V. Exit Share to be received by a Withdrawing Shareholder will be equal to the nominal value of such Sono N.V. Exit Share. After the expiration of the Withdrawal Period, the management bodies of Sono N.V. and Sono Luxembourg will jointly determine the number of Withdrawing Shareholders and the aggregate number of Sono N.V. Exit Shares on the basis of the Withdrawal Requests received and not revoked during the Withdrawal Period.

The Cash Compensation to a Withdrawal Shareholder may be subject to Dutch dividend withholding tax (for which the current statutory rate is 15%). Any taxes will be borne by the Withdrawing Shareholder and withheld by Sono Luxembourg (or, if the Conversion has been implemented, by Sono Delaware) as the entity that will pay the Cash Compensation. Withdrawing Shareholders should determine for themselves whether they are entitled to any relief and should timely make proper filings in this respect.

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Sono N.V. and Sono Luxembourg each explicitly reserve the right to abandon the Merger if (i) the number of Withdrawing Shareholders is such that Sono Luxembourg may be brought into financial difficulties as a result of payment of the aggregate Cash Compensation to the Withdrawing Shareholders (as determined by Sono N.V. or Sono Luxembourg in its discretion) or Sono Luxembourg would no longer comply with Luxembourg law or the Netherlands Company Law, and/or (ii) a Withdrawing Shareholder makes a request as referred to in article 2:333h paragraph 4 of the Netherlands Company Law. If the Merger is not implemented, no Registered Shareholder will have any rights under the Withdrawal Mechanism. The management body of Sono Luxembourg may resolve to waive this condition.

Further instructions and details on the requirements to exercise rights under the Withdrawal Mechanism are included in the Merger Agreement. A Withdrawing Shareholder must make a Withdrawal Request in accordance with article 2:333h paragraph 4 of the Netherlands Company Law. The Withdrawal Mechanism established by Sono N.V. and Sono Luxembourg has been or will be submitted for evaluation purposes to experts appointed by Sono N.V. and Sono Luxembourg, in accordance with the requirements of the Netherlands Company Law.

Statutory Appraisal Rights under Luxembourg Law

There are no statutory appraisal rights under Luxembourg law in connection with the Redomiciliation Transaction.

Anticipated Accounting Treatment

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Sono N.V. as a result of domestication. The business, capitalization, assets and liabilities, and financial statements of Sono Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Sono N.V. immediately prior to such transaction.

Certain Tax Considerations

For a discussion of certain tax considerations relating to the proposed Redomiciliation Transaction under U.S. federal law and Luxembourg and Dutch laws, respectively, see the sections herein entitled, “U.S. Federal Income Tax Considerations” beginning on page 80, “Luxembourg Tax Considerations” beginning on page 90, and “Netherlands Tax Considerations” beginning on page 92.

Regulatory Approvals

In the United States, Sono N.V. and Sono Luxembourg must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of New Common Stock and Series A Preferred Stock of Sono Delaware (see “Description of Sono Delaware Securities—Nasdaq-CM Listing” for additional information) and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the Registration Statement of which this proxy statement/prospectus forms a part has not been declared effective by the SEC.

Other than the matters described in the immediately preceding paragraph, the Delaware Filings and the adoption of the shareholders’ resolutions of Sono N.V. and Sono Luxembourg before a civil-law notary in the Netherlands and before a civil-law notary in the Grand Duchy of Luxembourg, respectively, confirming that all conditions to the Redomiciliation Transaction have been satisfied or waived and that the Redomiciliation Transaction is effective, we are not aware of any governmental approvals or actions that are required to complete the Redomiciliation Transaction other than compliance with various portions of the Netherlands Company Law and the Luxembourg Company Law. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Shareholder Vote

Our Registered Shareholders, consisting of the Sono N.V. Ordinary Shareholders, the Sono N.V. High Voting Shareholders and the Sono N.V. Preferred Shareholders that are holders of record as of the Record Date, are entitled to vote on the Redomiciliation Proposal, the Nasdaq Share Authorization Proposal, and the Merger Proposal if presented for a vote at the Special Meeting. Pursuant to our Existing Articles, (i) Registered Shareholders of Sono N.V. Ordinary Shares are entitled to one vote per Sono N.V. Ordinary Share, (ii) Registered Shareholders of Sono N.V. High Voting Shares are entitled to 25 votes per Sono N.V. High Voting Share, and (iii) Registered Shareholders of Sono N.V. Preferred Shares are entitled to 30,000 votes per Sono N.V. Preferred Share, on each of the proposals presented at the Special Meeting.

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Vote Required

Pursuant to the Existing Articles and in accordance with Netherlands Company Law, the Redomiciliation Proposal must be effected by the affirmative vote of at least a simple majority of the votes attached to the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class. As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V. As a result, the Redomiciliation Proposal will be approved at the Special Meeting if we receive (in addition to the affirmative votes represented by SVSE’s irrevocable proxy) affirmative votes in favor of such proposal from the holders as of the Record Date of either (i) 45,344 Sono N.V. Ordinary Shares (representing approximately 3.18% of the issued and outstanding Sono N.V. Ordinary Shares or approximately 1.88% of the combined voting power in the share capital of Sono N.V. as of July 15, 2026) or (ii) the Sono N.V. Preferred Shares. Accordingly, the Redomiciliation Proposal could be approved at the Special Meeting even if none of Sono N.V.’s public shareholders vote their Sono N.V. Ordinary Shares in favor of such proposal. Registered Shareholders are entitled to vote on the Redomiciliation Proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Voting Proposal No. 1 includes the proposal to discharge all members of the Management Board and the Supervisory Board of Sono N.V., who will be dismissed as of the Merger Effective Time, from liability for their management and supervision of Sono N.V. Such members of the Management Board and the Supervisory Board of Sono N.V. will be appointed on or prior to the Merger Effective Time to serve as members of the LuxCo Board. Upon completion of the Redomiciliation Transaction, the members of the LuxCo Board will be appointed to serve as directors of Sono Delaware, in the same capacities and with the same committee appointments as such directors hold as of immediately prior to the Merger Effective Time, in accordance with the terms of the Merger Agreement and the Plan of Domestication.

The consummation of the proposed Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively. Accordingly, if the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote. If we fail to obtain the requisite shareholder approval of either the Redomiciliation Proposal or the Merger Proposal at the Special Meeting (including any adjournment(s) or postponement(s) thereof), we will not satisfy the conditions to closing of the Merger and the proposed Redomiciliation Transaction will not occur. Neither the Redomiciliation Proposal nor the Merger Proposal is conditioned on the approval of the Nasdaq Share Authorization Proposal at the Special Meeting.

Board Recommendation

The Management Board and the Supervisory Board unanimously recommend that you vote “FOR” the Redomiciliation Proposal to be presented at the Special Meeting.

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VOTING PROPOSAL NO. 2: THE MERGER PROPOSAL

Overview

The shareholders of Sono N.V. are being asked to consider and vote upon a proposal to approve the implementation of the Merger in accordance with the terms of the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, pursuant to which, as soon as practicable following the lapse of certain mandatory waiting periods and fulfillment of statutory formalities under Dutch and Luxembourg laws, Sono N.V. will consummate the Merger with and into Sono Luxembourg, with Sono N.V. being the disappearing entity and Sono Luxembourg being the surviving entity, as a consequence of which Sono Luxembourg will acquire the assets and liabilities of Sono N.V. under universal title, while Sono N.V. will cease to exist, in conformity with the Merger Agreement, and Sono Luxembourg will be the SEC registrant following the Merger.

See the discussion above under the heading “Voting Proposal No. 1: The Redomiciliation Proposal,” which is incorporated by reference in this Voting Proposal No. 2, for additional information regarding this proposal. In particular, you are encouraged to review carefully the information under the headings “The Merger Agreement” and “Statutory Appraisal Rights under Netherlands Company Law.”

Vote Required

Pursuant to the Existing Articles and in accordance with Netherlands Company Law, the Merger Proposal must be effected by the affirmative vote of at least a two-thirds majority of the votes attached to the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class. Registered Shareholders are entitled to vote on the Merger Proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The consummation of the proposed Redomiciliation Transaction is conditioned on the approval of the Redomiciliation Proposal and the Merger Proposal, subject to the terms of the Merger Agreement and the Plan of Domestication, respectively. Accordingly, if the Redomiciliation Proposal is not approved, the Merger Proposal will not be presented for a vote. If we fail to obtain the requisite shareholder approval of either the Redomiciliation Proposal or the Merger Proposal at the Special Meeting (including any adjournment(s) or postponement(s) thereof), we will not satisfy the conditions to closing of the Merger and the proposed Redomiciliation Transaction will not occur. Neither the Redomiciliation Proposal nor the Merger Proposal is conditioned on the approval of the Nasdaq Share Authorization Proposal at the Special Meeting.

Board Recommendation

The Management Board and the Supervisory Board unanimously recommend that you vote “FOR” the Merger Proposal, if presented at the Special Meeting.

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VOTING PROPOSAL NO. 3: THE NASDAQ SHARE AUTHORIZATION PROPOSAL

Overview

The shareholders of Sono N.V. are being asked to consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d), the potential issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), in one or more transactions other than a public offering (each, a “Covered Transaction”), of Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), or securities convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock), including Sono N.V. High Voting Shares or Sono N.V. Preferred Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class B Common Stock or Series A Preferred Stock), convertible notes, warrants or other securities, including convertible debt securities, that are convertible into or exercisable for Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) (collectively, “Covered Securities”). Any Covered Transaction involving an issuance of Covered Securities may constitute a 20% Issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters set forth in this Proposal No. 3.

Background on Nasdaq Listing Rule 5635(d)

The Sono N.V. Ordinary Shares are currently listed on the Nasdaq-CM. As a result, Sono N.V. is subject to the Nasdaq Listing Rules, including Nasdaq Listing Rule 5635(d), which generally requires listed companies, subject to certain exceptions, to obtain shareholder approval prior to a 20% Issuance at a price that is less than the Minimum Price.

For purposes of determining whether a transaction constitutes a 20% Issuance, any Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, shares of Class A Common Stock) that may become issuable upon the exercise or conversion of any warrants, options, debt instruments, preferred shares or other equity securities issued or granted in the transaction, together with any voting power represented by securities issued in the transaction, will be included in the calculation.

Purpose, Nasdaq Parameters and Use of Proceeds

Sono N.V. desires to enhance its ability to consider various strategic opportunities that might become available to it following the Redomiciliation Transaction. In order to better position it to be able to explore such potential strategic opportunities, Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) may need to raise capital through the sale of Covered Securities. Accordingly, we are asking the shareholders of Sono N.V. to approve, for purposes of Nasdaq Listing Rule 5635(d), the issuance by Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) of Covered Securities in one or more Covered Transactions, any of which may constitute a 20% Issuance and may be issued at a price that is less than the Minimum Price, subject to the following parameters: (i) the applicable Covered Transaction is consummated during the 9-month period following the conclusion of the Special Meeting; (ii) the maximum aggregate purchase price or principal amount, as applicable, of Covered Securities that may be issued pursuant to this authorization is $1 billion; and (iii) the price per share, discount rate or conversion rate underlying any Covered Security will be no more than 55% below the Minimum Price.

Assuming a quorum is present at the Special Meeting, Nasdaq Listing Rule 5635(e)(4) requires shareholder approval pursuant to Nasdaq Listing Rule 5635(d) to be obtained by the affirmative vote of a majority of the total votes cast on the matter.

Terms of Potential Transactions Other than a Public Offering

If the Nasdaq Share Authorization Proposal is approved, Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) will have the authority to issue Covered Securities in one or more Covered Transactions, any of which may constitute a 20% Issuance and may be issued at a price that is less than the Minimum Price, subject to the parameters described above.

The Management Board and the Supervisory Board have not yet determined the specific terms of any such Covered Transaction, including the type and number of any Covered Securities that may be issued, the purchase price or principal amount (as applicable) of any such Covered Securities, or the conversion rate, exercise price or interest rate (if any) of such Covered Securities, or the identity of any potential investors, and there can be no assurance that Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) will consummate any such Covered Transaction.

Any Covered Transaction would be conducted in compliance with applicable securities laws, including Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder. The specific terms of any Covered Transaction will be determined by the Management Board, with the approval of the Supervisory Board, at the time of such transaction based on then-prevailing market conditions and the capital needs of Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware).

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Dilution and Other Risks

Any issuance of Covered Securities pursuant to this authorization would dilute, and thereby reduce, each existing shareholder’s economic and voting interest in Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware). In addition, existing shareholders may experience immediate economic dilution in the per-share value of their holdings upon any issuance at an effective price that is less than the Minimum Price. Such issuances may also adversely affect the market price of the Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, the shares of Class A Common Stock) and create downward pressure if securities are issued at a discount. Convertible or derivative securities may introduce volatility and could result in substantial additional dilution if the price of the Sono N.V. Ordinary Shares (or, following the consummation of the Redomiciliation Transaction, the Class A Common Stock) declines.

Effect of Shareholder Approval

We are seeking shareholder approval so that Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) will have the flexibility to conduct such transactions, in each case subject to the parameters set forth herein, if and when the Management Board, with the approval of the Supervisory Board, determines it is appropriate to do so, without the delay and expense of seeking further shareholder approval at that time. The Nasdaq Share Authorization Proposal, if approved by the shareholders of Sono N.V. at the Special Meeting, will provide us with flexibility to raise capital that we may need as a result of any potential strategic opportunities that we in the future choose to pursue, provided that such issuances fall within the parameters described herein. This authorization does not extend to transactions that would result in a change of control under Nasdaq rules or to acquisitions or mergers involving the issuance of our securities. If a future transaction were to involve a change of control under Nasdaq rules, involve an acquisition or merger requiring separate shareholder approval, fall outside the scope of this authorization, or otherwise require shareholder approval under Nasdaq Listing Rule 5635, we would seek additional shareholder approval to the extent required under Nasdaq Listing Rules. Approval of this proposal does not constitute approval of any such change-of-control, acquisition or merger transaction.

Any issuance of Covered Securities pursuant to this authorization will be subject to compliance with applicable Nasdaq Listing Rules, including any required notification to, or approval by, Nasdaq in connection with such issuance.

If the Nasdaq Share Authorization Proposal is not approved at the Special Meeting, Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) may not issue securities in a transaction that constitutes a 20% Issuance at a price less than the Minimum Price until shareholder approval of such issuance is obtained under Nasdaq Listing Rule 5635(d). As a result, we may be unable to raise sufficient capital to fund our new business strategy on a timely basis, or may need to pursue alternative financing arrangements that could be less favorable to Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware), our business, our shareholders and other stakeholders.

VOTE REQUIRED

Pursuant to the Existing Articles and in accordance with Netherlands Company Law and applicable Nasdaq Listing Rules, the Nasdaq Share Authorization Proposal must be effected by the affirmative vote of at least a majority of the votes attached to the Sono N.V. Ordinary Shares, the Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares, issued and outstanding as of the Record Date and entitled to vote thereon and actually cast at the Special Meeting, voting together as a single class. As of July 15, 2026, our largest shareholder, SVSE, was entitled to vote 230,751 Sono N.V. Ordinary Shares (which are entitled to one vote for each Sono N.V. Ordinary Share) and 40,000 Sono N.V. High Voting Shares (which are entitled to 25 votes for each Sono N.V. High Voting Share, for a total of 1,000,000 votes). Such shares currently represent approximately 48.22% of the combined voting power in the share capital of Sono N.V. As a result, the Nasdaq Share Authorization Proposal will be approved at the Special Meeting if we receive (in addition to the affirmative votes represented by SVSE’s irrevocable proxy) affirmative votes in favor of such proposal from the holders as of the Record Date of either (i) 45,344 Sono N.V. Ordinary Shares (representing approximately 3.18% of the issued and outstanding Sono N.V. Ordinary Shares or approximately 1.88% of the combined voting power in the share capital of Sono N.V. as of July 15, 2026) or (ii) the Sono N.V. Preferred Shares. Accordingly, the Nasdaq Share Authorization Proposal could be approved at the Special Meeting even if none of Sono N.V.’s public shareholders vote their Sono N.V. Ordinary Shares in favor of such proposal. Registered Shareholders are entitled to vote on the Nasdaq Share Authorization Proposal. Abstentions and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Nasdaq Share Authorization Proposal is not conditioned on the approval of any other proposal. Accordingly, the Nasdaq Share Authorization Proposal will be presented for a vote regardless of whether the Redomiciliation Proposal or the Merger Proposal is approved at the Special Meeting.

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BOARD RECOMMENDATION

The Management Board and the Supervisory Board unanimously recommend that you vote “FOR” the Nasdaq Share Authorization Proposal to be presented at the Special Meeting.

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BUSINESS

If we complete the Redomiciliation Transaction, we will continue our legal existence in the State of Delaware as if we had originally been incorporated under Delaware law, and we will continue to conduct our business through Sono Delaware, as the continuing entity following the Redomiciliation Transaction, in substantially the same manner as currently conducted. We will remain subject to SEC rules and reporting requirements and the mandates of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also continue to have annual meetings of the stockholders of Sono Delaware for the election of directors and annual stockholder advisory votes ratifying the selection of our independent registered public accounting firm. In addition, we will remain subject to applicable corporate governance rules of the Nasdaq-CM or any other national securities exchange on which the Class A Common Stock may become listed.

Our Company

Sono N.V. is a public company with limited liability (naamloze vennootschap) duly incorporated and validly existing under the laws of the Netherlands, and registered with the Dutch trade register under number 80683568. The business address of Sono N.V. is 4965 Trinidad Drive, Land O’ Lakes, FL 34639, United States of America. The telephone number of Sono N.V. is +1 (352) 502-1191, and our website address is https://ir.sonomotors.com/.

Sono N.V. was incorporated on October 23, 2020, pursuant to the laws of the Netherlands, as a wholly owned-subsidiary of Sono Motors GmbH. As part of the corporate reorganization that was completed on November 27, 2020, our then-existing shareholders contributed all of their shares in Sono Motors GmbH to Sono Motors Finance B.V. in exchange for newly issued common shares of Sono Motors Finance B.V. In addition, the sole issued and outstanding common share in Sono Motors Finance B.V. at that time, which was held by Sono Motors GmbH, was cancelled (ingetrokken). As a result, Sono Motors GmbH became a wholly owned subsidiary of Sono Motors Finance B.V. and the then-existing shareholders of Sono Motors GmbH became the shareholders of Sono Motors Finance B.V. Also on November 27, 2020, Sono Motors Finance B.V. was converted into a public company with limited liability under Dutch law (naamloze vennootschap), and changed its legal name from Sono Motors Finance B.V. to Sono Group N.V.

In November 2021, Sono N.V. completed its initial public offering, and the Sono N.V. Ordinary Shares commenced trading on the Nasdaq Global Market on November 17, 2021 under the ticker symbol “SEV”. On February 15, 2024, Nasdaq filed a Form 25 Notification of Delisting with the SEC to complete the delisting of the Sono N.V. Ordinary Shares from Nasdaq. On July 2, 2024, the quoting of the Sono N.V. Ordinary Shares commenced on the OTCQB under the ticker symbol “SEVCF”. On September 4, 2025, the Company received approval to list the Sono N.V. Ordinary Shares on Nasdaq, and the Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. The Sono N.V. High Voting Shares and the Sono N.V. Preferred Shares have never been, and Sono N.V. does not intend for them to be, listed for trading on any securities exchange or included in any automatic quotation system.

As of March 31, 2026, Sono N.V.’s wholly owned subsidiaries consisted of, and Sono N.V. was the ultimate parent of, Sono Motors GmbH and Sono Luxembourg. Subsequent to March 31, 2026, Sono N.V. sold Sono Motors GmbH pursuant to the SPA, as a result of which Sono N.V. ceased to be the ultimate parent of Sono Motors GmbH on May 4, 2026.

Business Overview

Digital Asset Treasury Strategy

On March 14, 2026, the Management Board, with the approval of the Supervisory Board, adopted a digital asset treasury strategy. Under the digital asset treasury strategy, the principal holding in Sono N.V.’s treasury reserve on its balance sheet is allocated to digital assets, principally Bitcoin, by applying a covered-call yield strategy. In connection with the digital asset treasury strategy, on March 10, 2026, Sono N.V. entered into a 2002 ISDA Master Agreement, a related Schedule and a Credit Support Annex with Blockchain.com, facilitating Sono N.V. to enter into derivative and/or hedging transactions to manage the risk associated with the digital asset treasury strategy.

Strategic Opportunities

Sono N.V. desires to enhance its ability to consider various strategic opportunities that might become available to it following the Redomiciliation Transaction. In order to better position it to be able to explore such potential strategic opportunities, Sono N.V. (or, following the consummation of the Redomiciliation Transaction, Sono Delaware) may need to raise capital through the sale of Covered Securities. Accordingly, we are asking the shareholders of Sono N.V. to approve, for purposes of Nasdaq Listing Rule 5635(d), the Nasdaq Share Authorization Proposal. See “Voting Proposal No. 3: The Nasdaq Share Authorization Proposal” for additional information.

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Exit from Legacy Solar Operations

During the year ended December 31, 2025 and the subsequent period from January 1, 2026 through March 14, 2026, Sono N.V. conducted its business through Sono Motors GmbH. On March 14, 2026, the Supervisory Board resolved to terminate all current and future funding commitments to Sono Motors GmbH and to exit the legacy solar operations conducted through Sono Motors GmbH with immediate effect. Subsequent to March 31, 2026, on May 4, 2026, Sono N.V. sold and transferred 100% of the outstanding share capital of Sono Motors GmbH to third-party purchasers.

See the discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” herein and in our First Quarter 2026 Quarterly Report, as well as under the heading “Risk Factors” herein and in our 2025 Annual Report, as updated from time to time in our other filings with the SEC. Additional information regarding Sono N.V. is contained in the documents incorporated by reference into this proxy statement/prospectus and the other documents that we file with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 119 of this proxy statement/prospectus. The information contained in, or that can be accessed through, Sono N.V.’s website is not part of this proxy statement/prospectus or incorporated by reference herein.

Segments

We operate as a single business segment.

Periodic Reporting and Audited Financial Statements

Sono N.V. has registered the Sono N.V. Ordinary Shares under the Exchange Act and has reporting obligations as a result, including the requirement to file periodic and current reports and other documents with the SEC. In accordance with the requirements of the Exchange Act, Sono N.V.’s Annual Reports on Form 10-K contain financial statements audited and reported on by Sono N.V.’s independent registered public accounting firm. Sono N.V. has filed with the SEC its Annual Reports on Form 10-K for the years ended December 31, 2025 and December 31, 2024.

Available Information

Additional information regarding Sono N.V. is contained in the documents incorporated by reference into this proxy statement/prospectus and the other documents that we file with the SEC. See the section entitled “Where You Can Find More Information” beginning on page 119 of this proxy statement/prospectus.

As of January 1, 2025, Sono N.V. began reporting with the SEC as a domestic issuer instead of a foreign private issuer. As a result, we are subject to the same reporting and disclosure requirements applicable to domestic U.S. companies, including that we are required to file periodic reports and financial statements with the SEC on Form 10-K and Form 10-Q, as well as Current Reports on Form 8-K and proxy statements on Schedule 14A, under the Exchange Act. Prior to January 1, 2025, we were a foreign private issuer and, in compliance with SEC regulations, we filed or furnished periodic and current reports with the SEC on the reporting forms available to foreign private issuers, namely Form 20-F and Form 6-K.

We make available on or through the “Investor Relations” section of our website (https://ir.sonomotors.com/) certain reports and amendments to those reports that we file with or furnish to the SEC in accordance with the Exchange Act. These include our Annual Reports on Form 10-K (and previously on Form 20-F), our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K (and previously on Form 6-K), and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us that we filed electronically with the SEC. The information contained in or accessible through the SEC’s website is not incorporated into, and is not considered part of, this proxy statement/prospectus unless specified. Further, the information contained on, or that can be accessed through, Sono N.V.’s website is not incorporated by reference into this proxy statement/prospectus, and you should not consider any information contained on, or that can be accessed through, our website to be part of this proxy statement/prospectus.

Legal Proceedings

From time to time, we have been and may again become involved in various claims and legal proceedings that arise in the ordinary course of our business. Our commitments and contingencies as of March 31, 2026 included matters associated with Sono N.V.’s exit from Sono Motors GmbH, lease-related obligations included in the discontinued operations disposal group, public-company obligations, financing arrangements and the digital asset treasury strategy. We are currently not a party to any material legal proceedings. Regardless of the outcome, any litigation to which we may in the future become a party could have an adverse effect on us because of defense and settlement costs, diversion of management resources and other factors.

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Business of Sono Delaware

There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Sono N.V. as a result of domestication. The business, capitalization, assets and liabilities, and financial statements of Sono Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Sono N.V. immediately prior to such transaction.

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FINANCIAL INFORMATION OF SONO N.V. AND SONO LUXEMBOURG

The consolidated financial statements of Sono N.V. as of and for the years ended December 31, 2025 and 2024 have been incorporated by reference in this proxy statement/prospectus and in the Registration Statement from the 2025 Annual Report.

The unaudited condensed consolidated financial statements of Sono N.V. as of and for the three months ended March 31, 2026 and 2025 have been incorporated by reference in this proxy statement/prospectus and in the Registration Statement from the First Quarter 2026 Quarterly Report.

The business, capitalization, assets and liabilities, and financial statements of Sono Delaware immediately following the Redomiciliation Transaction will be substantially the same as those of Sono N.V. immediately prior to such transaction.

Unaudited Financial Information of Sono N.V. and Sono Luxembourg

Set forth below are the (i) unaudited balance sheet of Sono N.V. as of May 31, 2026, prepared in compliance with the International Financial Reporting Standards as issued by the International Accounting Standards Board, and (ii) unaudited balance sheet of Sono Luxembourg as of May 31, 2026, prepared in compliance with generally accepted accounting principles in Luxembourg. Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such unaudited financial information for the purpose of its inclusion herein, and accordingly, does not express an opinion or provide any other form of assurance with respect thereto.

SONO GROUP N.V. — IFRS STATEMENT OF FINANCIAL POSITION
As at 31 May 2026 (US$). Prepared under IFRS (IAS 1).

Sono Group N.V. standalone - Statement of Financial Position	US$
ASSETS
Non-current assets
Digital assets — Bitcoin treasury (IAS 38, revaluation model)	5,055,440
Right-of-use asset (IFRS 16)	376,735
Deposits	58,680
Total non-current assets	5,490,855
Current assets
Cash and cash equivalents	442,978
Prepaid expenses and other current assets	5,839
Total current assets	448,817
TOTAL ASSETS	5,939,671
EQUITY AND LIABILITIES
Equity
Share capital	480,145
Share premium	345,602,755
Foreign currency translation reserve	106,533
Revaluation surplus (IAS 38.85)	55,440
Accumulated deficit	(347,452,363)
Total equity (deficit)	(1,207,491)
Non-current liabilities
Lease liabilities	543,811
Total non-current liabilities	543,811
Current liabilities
Convertible notes payable, net	1,107,683
Derivative liability — embedded conversion feature	4,305,901
Derivative liability — written call options	11,134
Trade and other payables	1,039,927
Accrued interest payable	138,707
Total current liabilities	6,603,351
TOTAL EQUITY AND LIABILITIES	5,939,671

Sono Group S.à r.l.
Société à responsabilité limitée
Balance sheet as at May 31, 2026
(expressed in EUR)

For the financial period from 28/10/2025 to 31/05/2026
ASSETS	EUR

Cash at bank and cash in hand	11,883.00

TOTAL ASSETS	11,883.00

For the financial period from 28/10/2025 to 31/05/2026
CAPITAL, RESERVES AND LIABILITIES	EUR

CAPITAL AND RESERVES

Subscribed capital	12,000.00
Results brought forward	—
Result for the financial period	(28,943.73)
(16,943.73)

CREDITORS

Amounts owed to credit institutions
becoming due and payable within one year	585.00
Trade creditors
becoming due and payable within one year	16,533.23
Other creditors
Tax authorities	535.00
Other creditors
becoming due and payable within one year	11,173.50
28,826.73

TOTAL CAPITAL, RESERVES AND LIABILITIES	11,883.00

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U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax considerations (i) for U.S. Holders and Non-U.S. Holders (each as defined below, and together, “Holders”) of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares (for purposes of this section, “Sono N.V. Shares”) of the Redomiciliation Transaction and (ii) for Non-U.S. Holders of the ownership and disposition of shares of New Common Stock and Series A Preferred Stock (for purposes of this section, “Sono Delaware Stock”) received in the Redomiciliation Transaction. For purposes of this discussion, we have treated the Merger and the Conversion as part of a single transaction. If, however, the separateness of each of the Merger and the Conversion are respected and treated as two separate transactions, the U.S. federal income tax considerations for Holders should not be materially different from those described herein. This section applies only to Holders that hold their Sono N.V. Shares and Sono Delaware Stock as “capital assets” for U.S. federal income tax purposes (generally, property held for investment).

This discussion is limited to U.S. federal income tax considerations and does not address estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-U.S. jurisdiction. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, including the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules under U.S. federal income tax law that apply to certain types of investors, such as:

•	financial institutions or financial services entities;

•	broker-dealers;

•	taxpayers that are subject to the mark-to-market accounting rules with respect to the Sono N.V. Shares;

•	tax-exempt entities;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes);

•	U.S. expatriates or former long-term residents of the United States;

•	persons that actually or constructively own 5% or more (by vote or value) of the Sono N.V. Shares (except as specifically provided below);

•	persons that acquired their Sono N.V. Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•	persons that hold their Sono N.V. Shares as part of a straddle, constructive sale, hedging, wash sale, conversion or other integrated or similar transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar; or

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Sono N.V. Shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Sono N.V. Shares and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the Redomiciliation Transaction and the ownership and disposition of Sono Delaware Stock received in the Redomiciliation Transaction.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), proposed, temporary and final Treasury Regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein.

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The following discussion discusses solely the consequences of the Redomiciliation Transaction and does not discuss any other steps that may be taken by Sono N.V., Sono Luxembourg or Sono Delaware in connection with, or subsequent to, the Redomiciliation Transaction.

We have not sought, and do not intend to, seek any rulings from the IRS as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE REDOMICILIATION TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF SONO DELAWARE STOCK RECEIVED IN THE REDOMICILIATION. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE REDOMICILIATION TRANSACTION AND THE OWNERSHIP AND DISPOSITION OF SONO DELAWARE STOCK RECEIVED IN THE REDOMICILIATION, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL NON-INCOME, STATE AND LOCAL AND NON-U.S. TAX LAWS.

U.S. HOLDERS

As used herein, a “U.S. Holder” is a beneficial owner of a Sono N.V. Share who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

Tax Effects of the Redomiciliation Transaction to U.S. Holders

Generally

The U.S. federal income tax consequences of the Redomiciliation Transaction will depend primarily upon whether the Redomiciliation Transaction qualifies as a “reorganization” within the meaning of Section 368 of the Code.

A reorganization under Section 368(a)(1)(F) of the Code is a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Redomiciliation Transaction, Sono N.V. will merge with and into Sono Luxembourg, which will thereafter change its jurisdiction of incorporation from the Grand Duchy of Luxembourg to the State of Delaware, upon which Sono Luxembourg will continue as an entity under the name “Sono Group, Inc.” (the “Name Change”) pursuant to a single integrated transaction such that Sono Delaware will be a mere change of place of organization of Sono N.V. It is possible that the IRS will respect the separateness of each of the Merger and the Conversion. If this is the case, the expectation is that the Merger would be treated as a reorganization under Section 368(a)(1)(F) of the Code and the Conversion also would be treated as a second reorganization under Section 368(a)(1)(F) of the Code, such that the U.S. federal income tax considerations for Holders should not be materially different from those described herein.

It is intended that the Redomiciliation Transaction qualify as an F Reorganization. However, Sono N.V. has not sought, and does not intend to seek, any ruling from the IRS with respect to the qualification of the Redomiciliation Transaction as an F Reorganization, and the closing of the Redomiciliation Transaction is not conditioned on the receipt of any ruling from the IRS or any opinion of counsel with respect to the qualification of the Redomiciliation Transaction as an F Reorganization. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Accordingly, each U.S. Holder of Sono N.V. Shares is urged to consult its tax advisor with respect to the particular tax consequence of the Redomiciliation Transaction to such U.S. Holder.

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, U.S. Holders of Sono N.V. Shares generally should not recognize gain or loss for U.S. federal income tax purposes on the Redomiciliation Transaction, except as provided below under the sections entitled “—Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares” and “—PFIC Considerations,” and the Redomiciliation Transaction should be treated for U.S. federal income tax purposes as if Sono N.V. (i) transferred all of its assets and liabilities to Sono Delaware in exchange for all of the outstanding Sono Delaware Stock; and (ii) then distributed the Sono Delaware Stock to the holders of Sono N.V. Shares in liquidation of Sono N.V. The taxable year of Sono N.V. will be deemed to end on the date of the Redomiciliation Transaction for U.S. federal income tax purposes.

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Subject to the discussion below under the section entitled “—PFIC Considerations,” if the Redomiciliation Transaction fails to qualify as an F Reorganization, a U.S. Holder of Sono N.V. Shares generally would recognize gain or loss with respect to its Sono N.V. Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Sono Delaware Stock received in the Redomiciliation Transaction and the U.S. Holder’s adjusted tax basis in its Sono N.V. Shares surrendered.

The Name Change is not expected to have any U.S. federal income tax consequences to U.S. Holders.

Basis and Holding Period Considerations

Assuming the Redomiciliation Transaction qualifies as an F Reorganization, subject to the discussion below under the section entitled “—PFIC Considerations”:

(i)	the tax basis of a share of Sono Delaware Stock received by a U.S. Holder in the Redomiciliation Transaction will equal the U.S. Holder’s tax basis in the Sono N.V. Shares surrendered in exchange therefor, increased by any amount included in the income of such U.S. Holder as a result of Section 367 of the Code (as discussed below under the section entitled “—Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares”); and

(ii)	the holding period for a share of Sono Delaware Stock received by a U.S. Holder will include such U.S. Holder’s holding period for the Sono N.V. Shares surrendered in exchange therefor.

If the Redomiciliation Transaction fails to qualify as an F Reorganization, the U.S. Holder’s basis in a share of Sono Delaware Stock would be equal to the fair market value of such Sono Delaware Stock on the date of the Redomiciliation Transaction, and such U.S. Holder’s holding period for such Sono Delaware Stock would begin on the day following the date of the Redomiciliation Transaction. U.S. Holders who hold different blocks of Sono N.V. Shares (generally, Sono N.V. Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them, and the discussion above does not specifically address all of the consequences to U.S. Holders who hold different blocks of Sono N.V. Shares.

Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares

Section 367 of the Code applies to certain transactions involving foreign corporations, including a redomiciliation of a foreign corporation in a transaction that qualifies as an F Reorganization. Subject to the discussion below under the section entitled “— PFIC Considerations,” Section 367 of the Code imposes U.S. federal income tax on certain U.S. persons in connection with transactions that would otherwise be tax-deferred. Section 367(b) of the Code will generally apply to U.S. Holders on the date of the Redomiciliation Transaction.

U.S. Holders Who Own 10% or More (By Vote or Value) of Sono N.V. Shares

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder who beneficially owns (actually or constructively, under complex attribution principles for U.S. federal income tax purposes) 10% or more of the total combined voting power of all classes of Sono N.V. Shares entitled to vote or 10% or more of the total value of all classes of Sono N.V. Shares (a “10% U.S. Shareholder”) on the date of the Redomiciliation Transaction generally must include in income as a deemed dividend paid by Sono N.V. the “all earnings and profits amount” attributable to the Sono N.V. Shares it owns within the meaning of Treasury Regulations under Section 367 of the Code. A U.S. Holder’s ownership of any warrants or options with respect to Sono N.V. Shares will be taken into account in determining whether such U.S. Holder is a 10% U.S. Shareholder. Complex attribution rules apply in determining whether a U.S. Holder is a 10% U.S. Shareholder, and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Sono N.V. Shares is the net positive earnings and profits of Sono N.V. (as determined under Treasury Regulations under Section 367 of the Code) attributable to such Sono N.V. Shares (as determined under Treasury Regulations under Section 367 of the Code). Treasury Regulations under Section 367 of the Code provide that the “all earnings and profits amount” attributable to a shareholder’s stock is determined according to the principles of Section 1248 of the Code. In general, Section 1248 of the Code and the Treasury Regulations thereunder provide that the amount of earnings and profits attributable to a block of stock (as defined in Treasury Regulations under Section 1248 of the Code) in a foreign corporation is the ratably allocated portion of the foreign corporation’s earnings and profits generated during the period the shareholder held the block of stock.

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Sono N.V. expects to have a deficit in earnings and profits on the date of the Redomiciliation Transaction. If Sono N.V.’s cumulative net earnings and profits through the date of the Redomiciliation Transaction is less than or equal to zero, then a 10% U.S. Shareholder should not be required to include in gross income an “all earnings and profits amount” with respect to its Sono N.V. Shares. However, it is possible that, notwithstanding Sono N.V.’s expectations, the amount of Sono N.V.’s cumulative net earnings and profits could be positive through the date of the Redomiciliation Transaction, in which case a 10% U.S. Shareholder would be required to include its “all earnings and profits amount” in income as a deemed dividend paid by Sono N.V. under Treasury Regulations under Section 367 as a result of the Redomiciliation Transaction. Therefore, there can be no assurance that Sono N.V. will indeed have a deficit in earnings and profits on the date of the Redomiciliation Transaction.

U.S. Holders Who Own Less Than 10% (By Vote or Value) of Sono N.V. Shares

Subject to the discussion below under the section entitled “— PFIC Considerations,” a U.S. Holder whose Sono N.V. Shares, on the date of the Redomiciliation Transaction, have a fair market value of $50,000 or more and who, on the date of the Redomiciliation Transaction, is not a 10% U.S. Shareholder generally will recognize gain (but not loss) with respect to its respective Sono N.V. Shares in the Redomiciliation Transaction or, in the alternative, may elect to recognize the “all earnings and profits” amount attributable to such U.S. Holder’s Sono N.V. Shares as described below.

Subject to the discussion below under the section entitled “— PFIC Considerations,” unless a U.S. Holder makes the “all earnings and profits election” as described below, such U.S. Holder generally must recognize gain (but not loss) with respect to the shares of Sono Delaware Stock received in the Redomiciliation Transaction in an amount equal to the excess of the fair market value of such shares of Sono Delaware Stock over the U.S. Holder’s adjusted tax basis in the Sono N.V. Shares deemed surrendered in exchange therefor. U.S. Holders who hold different blocks of Sono N.V. Shares (generally, Sono N.V. Shares purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

In lieu of recognizing any gain as described in the preceding paragraph, a U.S. Holder may elect to include in income as a deemed dividend paid by Sono N.V. the “all earnings and profits amount” attributable to its Sono N.V. Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Redomiciliation Transaction is a Section 367(b) exchange (within the meaning of the applicable Treasury Regulations);

(ii)	a complete description of the Redomiciliation Transaction;

(iii)	a description of any stock, securities or other consideration transferred or received in the Redomiciliation Transaction;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election that includes (A) a copy of the information that the U.S. Holder received from Sono N.V. establishing and substantiating the U.S. Holder’s “all earnings and profits amount” with respect to the U.S. Holder’s Sono N.V. Shares and (B) a representation that the U.S. Holder has notified Sono N.V. (or Sono Delaware) that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations

In addition, the election must be attached by an electing U.S. Holder to such U.S. Holder’s timely filed U.S. federal income tax return for the year of the Redomiciliation Transaction, and the U.S. Holder must send notice of making the election to Sono N.V. or Sono Delaware no later than the date such tax return is filed. In connection with this election, Sono N.V. may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Sono N.V.’s earnings and profits upon written request.

Sono N.V. expects to have a deficit in earnings and profits through the date of the Redomiciliation Transaction and if that proves to be the case, U.S. Holders who make this election are not expected to have any income inclusion under Section 367(b) of the Code, provided that the U.S. Holder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were ultimately determined that Sono N.V. had positive earnings and profits through the date of the Redomiciliation Transaction, a U.S. Holder that makes the election described herein could have an “all earnings and profits amount” with respect to its Sono N.V. Shares, and thus could be required to include that amount in income as a deemed dividend paid by Sono N.V. under applicable Treasury Regulations as a result of the Redomiciliation Transaction.

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A U.S. Holder who is not a 10% U.S. Shareholder on the date of the Redomiciliation Transaction and whose Sono N.V. Shares have a fair market value of less than $50,000 on the date of the Redomiciliation Transaction generally should not be required to recognize any gain or loss or include any part of the “all earnings and profits amount” in income under Section 367 of the Code in connection with the Redomiciliation Transaction. However, such U.S. Holder may be subject to taxation under the PFIC rules as discussed below under the section entitled “— PFIC Considerations.”

Actual and Constructive Distributions on Sono Delaware Stock

In general, any distributions (including constructive distributions, but not including certain distributions of shares or rights to acquire New Common Stock) made to a Non-U.S. Holder of Sono Delaware Stock, to the extent paid out of Sono Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute U.S. source dividends for U.S. federal income tax purposes.

Under the rules contained in Section 305(c) of the Code and Treasury Regulations promulgated thereunder (the “preferred stock distribution rules”), if the stated redemption price of the Series A Preferred Stock (which generally means all amounts payable on the Series A Preferred Stock, including any amount added to the liquidation preference when any preferential dividend on the Series A Preferred Stock is paid in kind) exceeds its issue price by more than a certain de minimis amount defined in Treasury Regulations and certain other conditions are met, a U.S. Holder may be treated as receiving the difference (a “redemption premium”) over time as one or more constructive distributions from Sono Delaware. More specifically, if the preferred stock distribution rules apply, a U.S. Holder of the Series A Preferred Stock generally would be treated as receiving a constructive distribution from Sono Delaware with respect to the redemption premium on an annual basis under a constant-yield accrual method regardless of such U.S. Holder’s regular method of tax accounting. As a result, such U.S. Holder generally would be treated for U.S. federal income tax purposes as receiving such constructive distributions from Sono Delaware in advance of the receipt of the cash attributable to the redemption premium. U.S. Holders are urged to consult their tax advisors regarding the potential application of the preferred stock distribution rules.

Following the Redomiciliation Transaction, a U.S. Holder generally would be required to include in gross income as U.S. source dividend income the amount of any distribution (or constructive distribution) of cash or other property paid or deemed paid on the Sono Delaware Stock to the extent the distribution is paid out of Sono Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Dividends received by a U.S. Holder that is treated as a corporation for U.S. federal income tax purposes generally will qualify for a dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends received by a non-corporate U.S. Holder will generally constitute “qualified dividends” that will be subject to U.S. federal income tax at preferential long-term capital gains rates. U.S. Holders are urged to consult with their tax advisors regarding this and any other tax considerations of owning common and preferred stock of a U.S. corporation, i.e., Sono Delaware, rather than a non-U.S. corporation following the Redomiciliation Transaction.

Sale, Taxable Exchange or Other Taxable Disposition of Sono Delaware Stock

For U.S. federal income tax purposes, gain or loss realized on the sale or other disposition of Sono Delaware Stock will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the stock for more than one year. The amount of the gain or loss will equal the difference between the U.S. holder’s tax basis in the stock disposed of and the amount realized on the disposition. Long-term capital gains recognized by non-corporate U.S. holders will be subject to reduced tax rates. The deductibility of capital losses is subject to limitations.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR REGARDING THE CONSEQUENCES TO IT OF THE REDOMICILIATION TRANSACTION INCLUDING THE MAKING OF AN ELECTION TO INCLUDE IN INCOME THE “ALL EARNINGS AND PROFITS AMOUNT” ATTRIBUTABLE TO ITS SONO N.V. SHARES UNDER SECTION 367(b) OF THE CODE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH AN ELECTION.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE EFFECT OF SECTION 367 OF THE CODE TO THEIR PARTICULAR CIRCUMSTANCES.

PFIC Considerations

Regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization (and, if the Redomiciliation Transaction qualifies as an F Reorganization, in addition to the discussion under the section entitled “— Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares” above), the Redomiciliation Transaction could be a taxable event to U.S. Holders under the PFIC provisions of the Code if Sono N.V. is considered a PFIC.

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Definition of a PFIC

A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business received from unrelated persons) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually. Pursuant to a “startup exception,” a foreign corporation will not be a PFIC for the first taxable year the foreign corporation has gross income (the “startup year”) if (1) no predecessor of the foreign corporation was a PFIC; (2) the foreign corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (3) the foreign corporation is not in fact a PFIC for either of those years.

PFIC Status of Sono N.V.

Based upon the composition of its income and assets and the manner in which it operates its business, Sono N.V. believes it was not a PFIC for its most recent taxable year ended on December 31, 2025 and for the taxable year which ends as a result of the Redomiciliation Transaction. Due to the factual nature of the determination, no assurance can be given as to whether Sono N.V. would be or would not be a PFIC for any taxable year.

Effects of PFIC Rules on the Redomiciliation Transaction

Even if the Redomiciliation Transaction qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC (which, under proposed Treasury Regulations may include a U.S. person exchanging warrants of a PFIC for newly issued warrants in connection with a redomiciliation transaction) recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. If finalized in their current form, those proposed Treasury Regulations would require gain recognition to U.S. Holders of Sono N.V. Shares as a result of the Redomiciliation Transaction if:

(i)	Sono N.V. (or its predecessor, including Sono Motors GmbH, which became a subsidiary of Sono N.V. as part of the corporate reorganization that was completed on November 27, 2020, until the sale of Sono Motors GmbH was completed on May 4, 2026 as a result of which Sono N.V. ceased to be its ultimate parent) were classified as a PFIC at any time during such U.S. Holder’s holding period in such Sono N.V. Shares; and

(ii)	the U.S. Holder had not timely made (a) a QEF Election (as defined below) for the first taxable year in which the U.S. Holder owned such Sono N.V. Shares or in which Sono N.V. was a PFIC, whichever is later (or a QEF Election along with a purging election), or (b) a MTM Election (as defined below) with respect to such Sono N.V. Shares. Currently, applicable Treasury Regulations provide that neither a QEF Election nor a MTM Election can be made with respect to warrants of a PFIC, as further described below.

The tax on any such recognized gain would be imposed based on a complex set of computational rules designed to offset the tax deferral with respect to the undistributed earnings of Sono N.V. Under these rules:

•	the U.S. Holder’s gain will be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Sono N.V. Share;

•	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Sono N.V. was a PFIC, will be taxed as ordinary income;

•	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year (described in the third bullet above) of such U.S. Holder.

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In addition, the proposed Treasury Regulations provide coordinating rules with Section 367(b) of the Code, whereby, if the gain recognition rule of the proposed Treasury Regulations discussed in the preceding paragraph applies to a disposition of PFIC stock that results from a transfer with respect to which Section 367(b) of the Code requires the U.S. Holder to recognize gain or include an amount in income as a deemed dividend deemed paid by Sono N.V., the gain realized on the transfer is taxable under the rules described in the preceding paragraph, and the excess, if any, of the amount to be included in income under Section 367(b) of the Code over the gain realized is taxable as provided under Section 367(b) of the Code. See the discussion above under the section entitled “— Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares.”

It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code may be adopted or how any such final Treasury Regulations would apply. If the proposed regulations under Section 1291(f) were finalized in the current form, U.S. Holders of Sono N.V. Shares that have not made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (each as defined below) (a “Non-Electing Shareholder”) may be subject to taxation under the PFIC rules on the Redomiciliation Transaction with respect to their Sono N.V. Shares in the manner set forth above.

Any gain recognized by a Non-Electing Shareholder of Sono N.V. Shares as a result of the Redomiciliation Transaction pursuant to PFIC rules would be taxable income to such U.S. Holder, taxed under the PFIC rules in the manner set forth above, with no corresponding receipt of cash.

As noted above, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, the Redomiciliation Transaction could be a taxable event under the PFIC rules regardless of whether the Redomiciliation Transaction qualifies as an F Reorganization if Sono N.V. is considered a PFIC. If the Redomiciliation Transaction fails to qualify as an F Reorganization, absent a QEF Election (or a QEF Election along with a purging election) or a MTM Election, a U.S. Holder’s gain, if any, would be taxed under the PFIC rules in the manner set forth above.

ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDOMICILIATION TRANSACTION, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.

QEF Election and Mark-to-Market Election

The impact of the PFIC rules on a U.S. Holder of Sono N.V. Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Sono N.V. as a “qualified electing fund” under Section 1295 of the Code for the taxable year that is the first year in the U.S. Holder’s holding period of Sono N.V. Shares during which Sono N.V. qualified as a PFIC (a “QEF Election”) or, if in a later taxable year, the U.S. Holder made a QEF Election along with a purging election. A purging election creates a deemed sale of the U.S. Holder’s Sono N.V. Shares at their then fair market value and requires the U.S. Holder to recognize gain pursuant to the purging election subject to the special PFIC tax and interest charge rules described above. As a result of any such purging election, the U.S. Holder would increase the adjusted tax basis in its Sono N.V. Shares by the amount of the gain recognized and, solely for purposes of the PFIC rules, would have a new holding period in its Sono N.V. Shares. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.

A U.S. Holder that made a timely and effective QEF Election (or a QEF Election along with a purging election) or a MTM Election (an “Electing Shareholder”) generally would not be subject to the adverse PFIC rules discussed above with respect to its Sono N.V. Shares. As a result, such an Electing Shareholder generally should not recognize gain or loss as a result of the Redomiciliation Transaction except to the extent described under “— Effects of Section 367 to U.S. Holders of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares” and subject to the discussion above under “— Tax Effects of the Redomiciliation Transaction to U.S. Holders.” If an Electing Shareholder has made a QEF Election, it would instead include annually in gross income its pro rata share of the ordinary earnings and net capital gain of Sono N.V., whether or not such amounts are actually distributed.

The impact of the PFIC rules on a U.S. Holder of Sono N.V. Shares may also depend on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (actually or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq (a “MTM Election”). No assurance can be given that the Sono N.V. Shares are considered to be marketable stock for purposes of the MTM Election or whether the other requirements of this election are satisfied. If such an election is available and has been made, such U.S. Holders generally will not be subject to the special taxation rules of Section 1291 of the Code discussed herein with respect to their Sono N.V. Shares in connection with the Redomiciliation Transaction or otherwise. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Sono N.V. Shares at the end of its taxable year over its adjusted basis in its Sono N.V. Shares. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis in its Sono N.V. Shares over the fair market value of its Sono N.V. Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the MTM Election). The U.S. Holder’s basis in its Sono N.V. Shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its Sono N.V. Shares will be treated as ordinary income. However, if the MTM Election is not made by a U.S. Holder with respect to the first taxable year of its holding period for the PFIC stock, then the Section 1291 rules discussed above will apply to certain dispositions of, distributions on and other amounts taxable with respect to Sono N.V. Shares, including in connection with the Redomiciliation Transaction.

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THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE, INCLUDING THE APPLICATION OF THE RULES ADDRESSING OVERLAPS IN THE PFIC RULES AND THE SECTION 367(b) RULES AND THE RULES RELATING TO CONTROLLED FOREIGN CORPORATIONS. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MTM ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND WHETHER AND HOW ANY OVERLAP RULES APPLY, AND THE CONSEQUENCES TO THEM OF ANY SUCH ELECTION OR OVERLAP RULE AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” is a beneficial owner of a Sono N.V. Share who or that is, for U.S. federal income tax purposes:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to U.S. tax as expatriates;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. Holder.

Effects of the Redomiciliation Transaction to Non-U.S. Holders

The Redomiciliation Transaction is not expected to result in any U.S. federal income tax consequences to Non-U.S. Holders of Sono N.V. Shares. In addition, the Name Change is not expected to have any U.S. federal income tax consequences to Non-U.S. Holders.

The following describes U.S. federal income tax considerations relating to the ownership and disposition of Sono Delaware Stock by a Non-U.S. Holder after the Redomiciliation Transaction.

Actual and Constructive Distributions on Sono Delaware Stock

In general, any distributions (including constructive distributions, but not including certain distributions of shares or rights to acquire New Common Stock) made to a Non-U.S. Holder of Sono Delaware Stock, to the extent paid out of Sono Delaware’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute U.S. source dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Sono Delaware or other applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of New Common Stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the New Common Stock, which will be treated as described under “— Sale, Taxable Exchange or Other Taxable Disposition of Sono Delaware Stock” below.

Under the rules contained in Section 305(c) of the Code and Treasury Regulations promulgated thereunder (the “preferred stock distribution rules”), if the stated redemption price of the Series A Preferred Stock (which generally means all amounts payable on the Series A Preferred Stock, including any amount added to the liquidation preference when any preferential dividend on the Series A Preferred Stock is paid in kind) exceeds its issue price by more than a certain de minimis amount defined in Treasury Regulations and certain other conditions are met, a Non-U.S. Holder may be treated as receiving the difference (a “redemption premium”) over time as one or more constructive distributions from Sono Delaware. More specifically, if the preferred stock distribution rules apply, a Non-U.S. Holder of the Series A Preferred Stock generally would be treated as receiving a constructive distribution from Sono Delaware with respect to the redemption premium on an annual basis under a constant-yield accrual method regardless of such Non-U.S. Holder’s regular method of tax accounting. As a result, such Non-U.S. Holder generally would be treated for U.S. federal income tax purposes as receiving such constructive distributions from Sono Delaware in advance of the receipt of the cash attributable to the redemption premium. Non-U.S. Holders are urged to consult their tax advisors regarding the potential application of the preferred stock distribution rules.

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In the case of any constructive distribution that is treated as dividend as described above, it is possible that the withholding tax on dividends described above would be withheld from any amount owed to a Non-U.S. Holder by the applicable withholding agent, including cash distributions on other property or sale or redemption proceeds from Sono Delaware Stock or warrants or other property subsequently paid or credited to such Non-U.S. Holder. The withholding tax described above generally does not apply to dividends paid to a Non-U.S. Holder who provides a completed IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, such effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Sale, Taxable Exchange or Other Taxable Disposition of Sono Delaware Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax (including withholding of U.S. federal income tax) in respect of gain recognized on a sale, taxable exchange or other taxable disposition of its New Common Stock or Series A Preferred Stock, unless:

(i)	the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder);

(ii)	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met; and

(iii)	Sono Delaware is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of sale or other exchange or the period that the Non-U.S. Holder held New Common Stock or Series A Preferred Stock and, in the case where the class of New Common Stock or Series A Preferred Stock is considered to be regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of that class of New Common Stock or Series A Preferred Stock, as applicable, at any time within the shorter of the five-year period ending on the date of the sale or other disposition or such Non-U.S. Holder’s holding period for the shares of New Common Stock or Series A Preferred Stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. Holder may also be subject to an additional “branch profits tax” at a 30% rate (or a lower applicable income tax treaty rate). If the second bullet point applies to a Non-U.S. Holder, such Non-U.S. Holder will be subject to U.S. tax on such Non-U.S. Holder’s net capital gain for such year (including any gain realized in connection with the redemption) at a tax rate of 30%.

If the third bullet point above applies to a Non-U.S. Holder, gain recognized by such holder will be subject to tax at generally applicable U.S. federal income tax rates. In addition, U.S. federal withholding at a rate of 15% of the amount realized upon such sale or other exchange may apply, unless shares of New Common Stock or Series A Preferred Stock, as applicable, are considered regularly traded on an established securities market. Whether Sono Delaware is a “United States real property holding corporation” is fact specific and depends on the composition of its assets. Sono Delaware does not expect that it would be a “United States real property holding corporation” immediately after Redomiciliation Transaction is completed and/or for the foreseeable future. Due to the factual nature of the determination, no assurance can be provided as to whether Sono Delaware would be or would not be treated as a “United States real property holding corporation” in any future year.

NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE POSSIBILITY OF SONO DELAWARE’S STATUS AS A UNITED STATES REAL PROPERTY HOLDING CORPORATION.

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Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of New Common Stock and Series A Preferred Stock. A Non-U.S. Holder may have to comply with certification procedures to avoid such information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder may be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred to as “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends) on Sono Delaware Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN or W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their ownership and disposition of Sono Delaware Stock.

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Luxembourg Tax Considerations

This summary is based on the laws, regulations and applicable tax treaties as in effect on the date hereof in the Grand Duchy of Luxembourg, all of which are subject to change, possibly with retroactive effect. Registered Shareholders should consult their own tax advisors as to the particular tax consequences, under the tax laws of the country of which they are residents, citizens, domiciled or incorporated for tax purposes of the Redomiciliation Transaction.

The following is a summary addressing certain material Luxembourg tax consequences that are likely to be relevant to Sono N.V., Sono Delaware, non-Luxembourg-resident Sono N.V. Ordinary Shareholders, non-Luxembourg-resident Sono N.V. High Voting Shareholders and non-Luxembourg-resident Sono N.V. Preferred Shareholders, in the context of the Redomiciliation Transaction.

This summary does not purport to address all material tax considerations that may be relevant to a holder of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares or Sono N.V. Preferred Shares. These tax consequences will vary in accordance with the law and practice currently in force in the holders’ country of citizenship, residence, domicile or incorporation and with their personal circumstances.

Sono N.V. and its management have engaged professional tax advisors who have assessed that no material corporate-level Luxembourg taxes should be expected for Sono Luxembourg in the context of the Redomiciliation Transaction. However, the Luxembourg tax authorities may assert, or a Luxembourg court may sustain, a contrary position, and no assurances can be given that the Redomiciliation Transaction will not result in material Luxembourg tax consequences upon implementation of the relevant Luxembourg step.

Luxembourg Tax Considerations for Sono Luxembourg

The Redomiciliation Transaction may result in adverse tax consequences in Luxembourg.

The transformation of Sono Luxembourg into a société anonyme is expected to be tax-neutral for Luxembourg tax purposes and should not trigger any material adverse Luxembourg tax consequences at the level of Sono Luxembourg, provided that the relevant conditions for tax neutrality under Luxembourg tax law are met, which is expected.

Following the Merger, Sono Luxembourg should receive all assets and liabilities previously held by Sono N.V. for a value corresponding to the fair market value, including its own shares. The immediate cancellation of its own shares should not result in any adverse Luxembourg tax consequences at the level of Sono Luxembourg.

From a Luxembourg direct tax perspective, the Conversion should be regarded as a transfer of both the registered seat and the place of central administration abroad, and should be treated as a liquidation of Sono Luxembourg for Luxembourg direct tax purposes.

Sono Luxembourg would thus no longer be considered as Luxembourg tax resident as from the date of the Conversion. The deemed liquidation of Sono Luxembourg would be considered, for Luxembourg tax purposes, as having realized its assets and liabilities at fair market value. Any non-exempt profit (i.e., latent gain corresponding to the difference between the book value and fair market value) arising would be fully subject to Corporate Income Tax and Municipal Business Tax at an aggregate rate of 23.87% in Luxembourg city in fiscal year 2026, unless the assets remain attributable to a Luxembourg permanent establishment.

The Conversion will be subject to a fixed registration duty of EUR 75 in Luxembourg.

Luxembourg Taxation Considerations for non-resident holders of LuxCo Ordinary Shares and non-resident holders of LuxCo Preferred Shares

From a Luxembourg tax perspective, the Conversion should be treated as a deemed disposal of the LuxCo Ordinary Shares or LuxCo Preferred Shares (as applicable) at their fair market value, which may trigger the application of Luxembourg non-resident capital gain taxation rules for such shareholders of Sono Luxembourg if certain conditions are met.

An individual or corporate non-Luxembourg resident holder of LuxCo Ordinary Shares or LuxCo Preferred Shares who/which realizes a gain on disposal (including deemed disposal) thereof (and who/which does not have a permanent establishment or permanent representative in the Grand Duchy of Luxembourg to which LuxCo Ordinary Shares or LuxCo Preferred Shares would be attributable) will only be subject to Luxembourg taxation on capital gains arising upon disposal of such shares if such holder has (together with his or her spouse and underage children) directly or indirectly held more than 10% of the capital of Sono Luxembourg, at any time during the past five years, and either (1) such holder has been a resident of Luxembourg for tax purposes for at least 15 years and has become a non-resident within the last five years preceding the realization of the gain, subject to any applicable tax treaty, or (2) the disposal of LuxCo Ordinary Shares or LuxCo Preferred Shares occurs within six months from their acquisition, subject to any applicable tax treaty.

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EU MANDATORY DISCLOSURE RULES

On May 25, 2018, the EU Council adopted the Directive 2018/822 amending Directive 2011/16/EU as regards mandatory automatic exchange of information in the field of taxation, that imposes a reporting obligation on parties involved in cross-border transactions that may be associated with aggressive tax planning (“DAC6”).

In the case of a Reportable Arrangement, the information that must be reported includes the name of all relevant taxpayers (e.g., such as Sono Luxembourg) and intermediaries as well as an outline of the Reportable Arrangement, the value of the Reportable Arrangement and identification of any member states likely to be concerned by the Reportable Arrangement.

The reporting obligation in principle rests with persons that design, market or organize the Reportable Arrangement and professional advisors (intermediaries). However, in certain cases, the taxpayer itself can be subject to the reporting obligation.

The information reported will be automatically exchanged between the tax authorities of all EU Member States.

DAC6 has been implemented into Luxembourg law on March 25, 2020 (the “DAC6 Law”) and is applicable as from 1 July 2020.

In light of the scope of DAC6 and the DAC6 Law, the Redomiciliation Transaction is not expected to fall within their scope and therefore to be reportable at Luxembourg level.

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Netherlands Tax Considerations

General

The following is a general summary of certain material Dutch tax consequences for Dutch Holders and Non-Dutch Holders (each as defined below, and together, “Holders”) of Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares, and Sono N.V. Preferred Shares (for purposes of this section, “Sono N.V. Shares”) of the Redomiciliation Transaction.

This summary does not purport to set forth all possible tax considerations or consequences that may be relevant to a Holder or prospective Holder and does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as trusts or similar arrangements) may be subject to special rules. In view of this summary’s general nature, it should be treated with corresponding caution.

For the purposes of this discussion, it is assumed that Sono N.V. was a tax resident of Germany under German national tax laws until May 4, 2026 since Sono N.V. intended to have, from incorporation and on a continuous basis, Sono N.V.’s place of effective management in Germany until May 4, 2026.

Except as otherwise indicated, this summary is based on and only addresses the tax laws of the Netherlands, published regulations thereunder and published authoritative case law, all as in effect on the date hereof, including for the avoidance of doubt, the tax rates on the date hereof, and all of which are subject to change, possibly with retroactive effect. Where the summary refers to “the Netherlands” or “Dutch” it refers only to the part of the Kingdom of the Netherlands located in Europe. The applicable tax laws or interpretations thereof may change, or the relevant facts and circumstances may change, and such changes may affect the contents of this section, which will not be updated to reflect such changes.

This discussion is for general information purposes only and is not Dutch tax advice or a complete description of all Dutch tax consequences relating to the Holders of Sono N.V. Shares. Holders or prospective holders should consult their own tax advisor regarding the Dutch tax consequences relating to their Sono N.V. Shares and the Redomiciliation Transaction in light of their particular circumstances. This discussion is limited to income tax considerations and does not address VAT, estate or any gift tax considerations or considerations arising under the tax laws of any state, local or non-Dutch jurisdiction.

Please note that this section does not set forth the tax considerations for:

•	Holders of Sono N.V. Shares if such holders have a substantial interest (aanmerkelijk belang) or deemed substantial interest (fictief aanmerkelijk belang) in us under the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001).

•	Holders of Sono N.V. Shares which is or who is entitled to the dividend withholding tax exemption (inhoudingsvrijstelling) with respect to any income (opbrengst) derived from the ordinary shares (as defined in Article 4 of the Dutch Dividend Withholding Tax Act 1965 (Wet op de dividendbelasting);

•	Holders of Sono N.V. Shares if the shares held qualify or qualified as a participation (deelneming) for purposes of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969);

•	Holders of Sono N.V. Shares if such holders have a (deemed) controlling interest, either economically or by means of voting rights, in Sono N.V.;

•	pension funds, investment institutions (fiscale beleggingsinstellingen), exempt investment institutions (vrijgestelde beleggingsinstellingen) (as defined in the Dutch Corporate Income Tax Act 1969) and other entities that are, in whole or in part, not subject to or exempt from corporate income tax in the Netherlands as well as entities that are exempt from corporate income tax in their country of residence, such country of residence being another state of the EU, Norway, Liechtenstein, Iceland or any other state with which the Netherlands has agreed to exchange information in line with international standards; and

•	Holders of Sono N.V. Shares for whom the shares are a remuneration or deemed to be a remuneration for (employment) activities performed by such holders or certain individuals related to such holders (as defined in the Dutch Income Tax Act 2001).

The following discussion discusses solely the consequences of the Redomiciliation Transaction and does not discuss any other steps that may be taken in connection with the Redomiciliation Transaction.

Tax Effects of the Redomiciliation for Sono N.V.

The Dutch corporate income tax consequences of the Redomiciliation Transaction will depend primarily upon whether Sono N.V. qualifies as an entity with its place of effective management in the Netherlands.

It is understood that Sono N.V. takes the position that the entity was a tax resident of Germany based on place of effective management in Germany, as defined in Article 4 of the Income Tax Treaty between Germany and the Netherlands, until May 4, 2026. Following such date, the location of the effective place of management of Sono N.V. is uncertain. Since Sono N.V. is incorporated under the laws of the Netherlands, Sono N.V. is in principle fully subject to Dutch corporate income tax based on the Dutch Corporate Income Tax Act 1969.

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If the above is accepted by both the Dutch and any relevant non-Dutch competent authorities, including in Germany, Luxembourg and the United States, it is expected that Sono N.V. will be, partly or entirely, subject to a step-up in basis from the tax book value to the fair market value of Sono N.V.’s assets upon the consummation of the Redomiciliation Transaction pursuant to which Sono N.V. will change its legal seat from the Netherlands, via Luxembourg, to the State of Delaware, with the corresponding gain to be, partly or entirely, included in the Dutch corporate income tax base.

Tax Effects of the Redomiciliation for Holders

Dutch Resident Entities

Generally speaking, if the Holder of Sono N.V. shares is a Dutch Resident Entity, any income derived or deemed to be derived from the shares or any capital gains realized on the disposal or deemed disposal of the shares is subject to Dutch corporate income tax at a rate of 19% with respect to taxable profits up to €200,000 and 25.8% with respect to taxable profits in excess of that amount (rates and brackets for 2026).

The Redomiciliation Transaction may be considered a (deemed) disposal of Sono N.V. shares by such Dutch Resident Entity. However, such Dutch Resident Entity may or may not be able to apply for a rollover based on Article 3.55 Dutch Personal Income Tax Act 2001 in conjunction with Article 8 of the Dutch Corporate Income Tax Act 1969.

Dutch Resident Individuals

If the Holder of shares is a Dutch Resident Individual, any income derived or deemed to be derived from the ordinary shares or any capital gains realized on the disposal or deemed disposal of the ordinary shares is subject to Dutch income tax at the progressive rates (with a maximum of 49.50% in 2026), unless the rollover based on Article 3.55 Dutch Personal Income Tax Act 2001 is applied, if:

•	the ordinary shares are attributable to an enterprise from which the holder of ordinary shares derives a share of the profit, whether as an entrepreneur (ondernemer) or as a person who has a co-entitlement to the net worth (medegerechtigd tot het vermogen) of such enterprise without being a shareholder (as defined in the Dutch Income Tax Act 2001); or

•	the holder of ordinary shares is considered to perform activities with respect to the ordinary shares that go beyond ordinary asset management (normaal, actief vermogensbeheer) or otherwise derives benefits from the ordinary shares that are taxable as benefits from miscellaneous activities (resultaat uit overige werkzaamheden).

If the above-mentioned conditions (1) and (2) do not apply to the Dutch Resident Individual, the shares will be subject to an annual Dutch income tax under the regime for savings and investments (inkomen uit sparen en beleggen). Taxation only occurs insofar the Dutch Resident Individual’s net investment assets for the year exceed a statutory threshold (heffingvrij vermogen). The net investment assets for the year are the fair market value of the investment assets less the fair market value of the liabilities on January 1 of the relevant calendar year (reference date; peildatum). Actual (or deemed) income or capital gains realized in respect of the ordinary shares, for example by means of the Redomiciliation Transaction, are as such not subject to Dutch income tax.

Non-residents of The Netherlands

A Holder of ordinary shares that is neither a Dutch Resident Entity nor a Dutch Resident Individual will not be subject to Dutch (corporate) income tax in respect of income derived or deemed to be derived from the shares or in respect of any capital gains realized on the disposal or deemed disposal of the shares by means of the Redomiciliation Transaction, provided that:

•	such holder does not have an interest in an enterprise or deemed enterprise (as defined in the Dutch Income Tax Act 2001 and the Dutch Corporate Income Tax Act 1969) which, in whole or in part, is either effectively managed in the Netherlands or carried on through a permanent establishment, a deemed permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise the ordinary shares are attributable; and

•	in the event the holder is an individual, such holder does not carry out any activities in the Netherlands with respect to the ordinary shares that go beyond ordinary asset management and does not otherwise derive benefits from the ordinary shares that are taxable as benefits from miscellaneous activities in the Netherlands.

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Holders of shares are advised to consult their own tax advisor to ensure that the tax in respect of the shares is levied in accordance with the applicable Dutch tax rules at the relevant time.

Effects of the Redomiciliation Transaction on Dutch Dividend Withholding Tax Position

Dividends distributed by us generally are subject to Dutch dividend withholding tax at a rate of 15%. Generally, Sono N.V. is responsible for the withholding of such dividend withholding tax at source; the Dutch dividend withholding tax is for the account of the Holder of our shares.

It is expected that the Redomiciliation Transaction will not qualify as a dividend subject to Dutch dividend withholding tax. After the Redomiciliation Transaction, Sono N.V. will no longer exist as an entity incorporated under the laws of the Netherlands. It is expected that after the Redomiciliation Transaction, dividend distributions from the legal successor of Sono N.V. to Holders will not be subject to Dutch dividend withholding tax. No assurance is given that the Redomiciliation Transaction may not be considered (part of) an artificial sequence of steps either in scope of fraus legis (abuse of law) or dividend stripping rules from perspective of the Dutch competent authorities.

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MANAGEMENT OF SONO DELAWARE

The persons who will serve as directors and officers of Sono Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as statutory and acting directors and officers of Sono N.V.

As of the date of this proxy statement/prospectus, we have a two-tier board structure consisting of a Management Board (bestuur) and a Supervisory Board (raad van commissarissen). The Supervisory Board is comprised of three supervisory directors, all of whom are non-employee directors and are independent, and the Management Board is comprised of one managing director who serves as our Chief Executive Officer. The committees of the Supervisory Board currently consist of an audit committee, a compensation committee and a nomination and corporate governance committee.

Pursuant to the Merger Agreement and the Plan of Domestication, (i) upon the effectiveness of the Merger, the directors and officers of Sono N.V. will become the directors and officers of Sono Luxembourg, and (ii) upon completion of the Conversion, the directors and officers of Sono Luxembourg will become the directors and officers of Sono Delaware. With respect to each committee of the Supervisory Board in existence as of immediately prior to the Merger Effective Time, the Sono Delaware Board will establish a Delaware Board Committee that is identical to such committee of the Supervisory Board as of immediately prior to the Merger Effective Time. In addition, the Sono Delaware Board will, pursuant to the Plan of Domestication, exercise its authority under the Proposed Charter to assign each director to Class I, Class II or Class III as further described below.

Accordingly, if the Redomiciliation Proposal and the Merger Proposal are approved at the Special Meeting and the Redomiciliation Transaction is completed, then, upon or prior to the effectiveness of the Merger, the LuxCo Board will be comprised, collectively, of the four members then serving on the Management Board and the Supervisory Board of Sono N.V., respectively. Upon the effectiveness of the Redomiciliation Transaction, the directors of Sono Luxembourg will continue to serve in the same capacities as the directors of Sono Delaware, provided that, in accordance with the Plan of Domestication and the Proposed Charter, (i) upon completion of the Redomiciliation Transaction, the members of the Sono Delaware Board will serve on the same board committees, and in the same capacities thereon, on which such individuals served as members of Sono N.V.’s Supervisory Board or Management Board, respectively, as of immediately prior to the Merger Effective Time, and (ii) the Sono Delaware Board will be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms, and only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Accordingly, if the Redomiciliation Transaction is completed, each class of the Sono Delaware Board will consist of the following members:

•	the Class I director will be _______, a member of the Supervisory Board, and such director’s term will expire at Sono Delaware’s annual meeting of stockholders to be held in 2026;

•	the Class II director will be _______, a member of the Supervisory Board, and such director’s term will expire at Sono Delaware’s annual meeting of stockholders to be held in 2027; and

•	the Class III directors will be _______, the sole member of the Management Board as of the date of this proxy statement/prospectus, and _______, a member of the Supervisory Board, and such directors’ terms will expire at Sono Delaware’s annual meeting of stockholders to be held in 2028.

At each annual meeting of stockholders of Sono Delaware, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successor is duly elected and qualified, in accordance with the Proposed Charter. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of Sono Delaware’s directors.

If the Redomiciliation Transaction is completed, this classification of our directors may have the effect of delaying or preventing changes in control of Sono Delaware.

Following the Redomiciliation Transaction, if completed, we do not expect there to be any change in the composition of the committees of the Sono Delaware Board. Furthermore, we expect the responsibilities of each committee of the Sono Delaware Board to be the same as the current responsibilities of such committee of the Supervisory Board, other than as may be impacted as a result of differences between the DGCL and Dutch corporate law. Additionally, from time to time, special committees may be established under the direction of the Sono Delaware Board when the Sono Delaware Board deems it necessary or advisable to address specific matters.

Except as described in this proxy statement/prospectus, the information required to be disclosed with respect to each statutory and acting director and executive officer of Sono N.V. is incorporated herein by reference from our 2025 Annual Report as filed with the SEC on April 1, 2026.

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Executive Compensation

The persons who will serve as directors and executive officers of Sono Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as statutory and acting directors and executive officers of Sono N.V. The information required to be disclosed with respect to each statutory and acting director and executive officer of Sono N.V. is incorporated herein by reference from our 2025 Annual Report as filed with the SEC on April 1, 2026.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our audited consolidated financial statements and related notes thereto for the years ended December 31, 2025 and December 31, 2024, included in our 2025 Annual Report and our unaudited condensed consolidated financial statements and related notes thereto for the three months ended March 31, 2026, included in our First Quarter 2026 Quarterly Report. This discussion contains forward-looking statements based upon current plans, expectations and beliefs involving risks and uncertainties, as well as assumptions, that if they never materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth herein under the heading “Risk Factors” and in other parts of this proxy statement/prospectus and those set forth in the section titled “Risk Factors” in Part I, Item 1A of our 2025 Annual Report, as updated from time to time in our other filings with the SEC. You should carefully read the sections herein entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or may not occur, and actual results could differ materially from those described in or implied by the forward-looking statements contained in the following discussion and analysis. As a result of these risks, you should not place undue reliance on these forward-looking statements. We assume no obligation to revise or update any forward-looking statements for any reason, except as required by law.

During the period from January 1, 2026 through March 14, 2026, Sono N.V. conducted its business through Sono Motors GmbH. On March 14, 2026, the Supervisory Board resolved to terminate all current and future funding commitments to Sono Motors GmbH and to exit the legacy solar operations conducted through Sono Motors GmbH with immediate effect. Subsequent to March 31, 2026, on May 4, 2026, Sono N.V. sold and transferred 100% of the outstanding share capital of Sono Motors GmbH to third-party purchasers. Unless otherwise indicated or the context otherwise requires, the terms “we”, “our”, “us” or similar terms as used in this Management’s Discussion and Analysis of Financial Condition and Results of Operations, refer to Sono N.V. together with its consolidated subsidiaries as of March 31, 2026.

The persons who will serve as directors and executive officers of Sono Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as statutory and acting directors and executive officers of Sono N.V.

Business Overview

During the period from January 1, 2026 through March 14, 2026, our business consisted of the legacy solar operations conducted through Sono Motors GmbH.

On March 14, 2026, the Supervisory Board resolved to terminate all current and future funding commitments to Sono Motors GmbH and to exit the legacy solar operations conducted through Sono Motors GmbH, with immediate effect. Sono N.V.’s decision was driven by Sono Motors GmbH’s historical lack of profitability, which has resulted in Sono N.V. having to continuously provide funding to Sono Motors GmbH, and thus incur losses, and a determination by the Management Board that there was not a clear path for Sono Motors GmbH to achieve profitability in a reasonably desirable timeframe, and thereby avoid future losses to Sono N.V. This decision was made in conjunction with the decision on March 14, 2026 by the Management Board, with the approval of the Supervisory Board, to adopt a digital asset treasury strategy effective that same day. Under the digital asset treasury strategy, the principal holding in our treasury reserve on our balance sheet is allocated to digital assets, principally Bitcoin, by applying a covered-call yield strategy. The digital asset treasury strategy is projected to generate cash flow for Sono N.V. in the first year of its execution. Sono N.V. is also exploring other strategic alternatives to maximize shareholder value.

In connection with the digital asset treasury strategy, on March 10, 2026, Sono N.V. entered into a 2002 ISDA Master Agreement with Blockchain.com (the “ISDA Master Agreement”), facilitating Sono N.V. to enter into derivative and/or hedging transactions to manage the risk associated with the digital asset treasury strategy. The derivative and hedging transactions are governed by the ISDA Master Agreement, including the related Schedule executed on March 10, 2026 (the “Schedule”). The structure of the derivative and/or hedging transactions may include forwards, swaps, futures, options or other derivative transactions in respect of digital assets. In addition, Sono N.V. and Blockchain.com entered into a Credit Support Annex to the Schedule, dated as of March 10, 2026 (the “Credit Support Annex”), which sets forth the terms upon which Sono N.V. is required to deliver additional collateral to Blockchain.com (and Blockchain.com is required to return collateral to Sono N.V.) depending upon the mark-to-market exposure under the ISDA Master Agreement and the value of the collateral. The ISDA Master Agreement, the Schedule and the Credit Support Annex are governed by the laws of England and Wales.

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As previously disclosed by Sono N.V., we intend to solicit the ratification by our shareholders of the engagement by Sono N.V. in the digital asset treasury strategy as well as the termination and sale of our legacy solar operations, in connection with which Sono N.V. will prepare and file with the SEC a proxy statement on Schedule 14A for an extraordinary general meeting of Sono N.V.’s shareholders. The ratification by our shareholders of the engagement by Sono N.V. in the digital asset treasury strategy and the termination and sale of our legacy solar operations is not covered by this proxy statement/prospectus and will not be presented for a vote of Sono N.V.’s shareholders at the Special Meeting. As described elsewhere in this proxy statement/prospectus, the Special Meeting is being held solely for the purposes of considering and voting upon the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal.

As of March 31, 2026, Sono Motors GmbH was presented as a discontinued operation and disposal group classified as held for sale. Our continuing operations consist of parent-company activities, public-company obligations, financing-related items and our digital asset treasury activities. As a result of these developments, our financial information for the periods presented in our First Quarter 2026 Quarterly Report may in many respects not be comparable to our historical financial information.

We operate as a single business segment.

Recent Developments

Disposition of Sono Motors GmbH

On May 4, 2026, Sono N.V. entered into the SPA with (i) Vorratsla-160 M UG (haftungsbeschränkt), a German limited liability company whose sole shareholder is Denis Azhar, and (ii) Vorratsla-161 M UG (haftungsbeschränkt), a German limited liability company whose sole shareholder is Jan Schiermeister (together, the “Purchasers”), and Sono Motors GmbH. Mr. Azhar and Mr. Schiermeister are the current managing directors of Sono Motors GmbH. Pursuant to the SPA, we sold and transferred to the Purchasers, with immediate legal effect under German law and without conditions precedent, all 33,588 shares representing 100% of the outstanding share capital of Sono Motors GmbH, with 50% transferred to each Purchaser. The purchase price for the shares was €1.00 in the aggregate. Simultaneously, we sold and assigned to the Purchasers our shareholder loan repayment claim, including accrued interest, with an outstanding amount of approximately €10.5 million as of April 29, 2026, for an aggregate purchase price of €1.00. Each Purchaser’s portion of the shareholder loan repayment claim is subject to (i) a two-year standstill undertaking by the Purchasers and (ii) a qualified subordination (qualifizierter Rangrücktritt) pursuant to German insolvency law under which the claim is subordinated to all other present and future creditors of Sono Motors GmbH.

In connection with the SPA, we and Sono Motors GmbH agreed to terminate our corporate services agreement with retroactive effect as of April 30, 2026. The SPA also requires the parties to use their best efforts to cause the lease agreement for the premises located at Waldmeisterstraße 93, 80935 Munich, Germany, under which we are the current lessee, to be transferred to Sono Motors GmbH as lessee. Sono Motors GmbH commenced preliminary insolvency proceedings in June 2026, and the transfer of the lease has not been completed. We remain the lessee under the lease agreement and continue to meet the rent and related obligations thereunder. We are evaluating alternatives to reduce or eliminate our obligations under the lease, including a transfer of the lease to a successor lessee or a negotiated termination with the landlord. There can be no assurance that we will be able to effect any such transfer or termination, and we may remain obligated under the lease for the remainder of its term. Sono Motors GmbH granted us a worldwide, limited, non-exclusive, non-transferable, royalty-free, irrevocable license to use the “Sono” brand as company name and in connection with our stock exchange listing, securities trading or stock ticker. The SPA is governed by the laws of Germany, and disputes arising under the SPA are subject to binding arbitration in Munich, Germany.

Following the signing date of the SPA, we no longer hold any equity interest in, or exercise any control over, Sono Motors GmbH. We will deconsolidate Sono Motors GmbH upon loss of control and recognize any resulting gain or loss within discontinued operations in the period in which the loss of control occurs.

Because we recognized a $519 thousand loss on classification as held for sale in the first quarter of 2026 to reduce the disposal group based on the planned sale and nominal consideration subsequently documented in the SPA, we do not expect to recognize that same amount again as a deconsolidation loss in the second quarter of 2026. The final gain or loss on deconsolidation will be determined based on our consolidated U.S. GAAP carrying amounts at the date control is lost, after considering the held-for-sale impairment recognized in the first quarter, sale-date changes, release of any cumulative translation adjustment attributable to Sono Motors GmbH, taxes, transaction costs, retained obligations and other closing adjustments. See Note 16 (Subsequent Events) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report for additional information.

Change in Reporting Currency

Effective January 1, 2026, we changed our reporting currency from the euro to the U.S. dollar. We have recast all prior-period financial information presented in our condensed consolidated financial statements into U.S. dollars as if the U.S. dollar had been our reporting currency since the earliest period presented. The change in reporting currency does not change the underlying functional-currency determination for each distinct and separable operation. Sono Motors GmbH continues to have the euro as its functional currency. See Note 2 (Basis of Presentation, Consolidation and Summary of Significant Accounting Policies) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report for additional information.

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Additional Financing

Subsequent to March 31, 2026, on April 28, 2026, Sono N.V. received an additional tranche of funding from Yorkville in the form of a convertible debenture issued by Sono N.V. to Yorkville in the aggregate principal amount of $700 thousand (the “April 2026 Debenture”).

The April 2026 Debenture matures on April 28, 2027, which maturity date may be extended at the option of Yorkville. Further, interest accrues on the outstanding principal balance of the April 2026 Debenture at an annual rate of 12%, which will increase to an annual rate of 18% upon an Event of Default, for so long as such Event of Default remains uncured. Yorkville will have the right to convert the April 2026 Debenture into Sono N.V. Ordinary Shares at the lower of (i) a price per Sono N.V. Ordinary Share equal to $18.75 or (ii) 85% of the lowest daily volume weighted average price of the Sono N.V. Ordinary Shares during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Conversion Price”); provided that the Variable Conversion Price may not be lower than the Floor Price then in effect or the nominal value of one Sono N.V. Ordinary Share. Net proceeds to Sono N.V. from the April 2026 Debenture were $700,000.

The April 2026 Debenture was issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and in reliance on similar exemptions under applicable state laws. Any Sono N.V. Ordinary Shares issuable upon conversion of the April 2026 Debenture will be issued without registration under the Securities Act in reliance on applicable exemptions therefrom.

Because the funding under the April 2026 Debenture occurred after March 31, 2026, the additional tranche is not reflected in Sono N.V.’s condensed consolidated balance sheet, notes payable balance, fair value measurement or notes payable rollforward as of and for the three months ended March 31, 2026. See Note 16 (Subsequent Events) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report for additional information.

Components of Our Results of Operations

Revenue

We did not generate revenue from continuing operations during the three months ended March 31, 2026 or March 31, 2025. Revenue generated by the legacy solar operations conducted through Sono Motors GmbH has been presented within discontinued operations for all periods presented.

Digital Asset Treasury Loss, Net

Digital asset treasury income (loss), net consists of (i) realized and unrealized fair-value changes on Bitcoin holdings, (ii) realized gains or losses on settlement, expiration or close-out of written covered Bitcoin call options accounted for as freestanding derivative liabilities, and (iii) fair-value changes on open written covered Bitcoin call option positions. Premiums received on written covered call options are consideration for assuming a derivative obligation and are not recorded as revenue from contracts with customers. See Note 5 (Digital Assets) and Note 6 (Written Covered Bitcoin Call Options) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report.

General and Administrative Expenses

General and administrative expenses include professional fees (including legal, audit, accounting and financing- and transaction-related fees), public-company and SEC reporting costs, insurance, office and rent expense, software and subscriptions and other holding-company overhead.

Gain on Change in Fair Value of Convertible Notes Payable Carried at Fair Value

Gain on change in fair value of convertible notes payable carried at fair value represents period-to-period fair-value remeasurements of certain predecessor convertible notes that were accounted for under the fair-value election. The fair-value election is not applicable to the convertible debentures issued during the three months ended March 31, 2026, which are accounted for using the debt-host plus embedded-derivative model. Accordingly, this line item is not expected to recur in respect of the convertible debentures issued during the three months ended March 31, 2026. See Note 8 (Convertible Notes, Embedded Derivatives and Pre-Funded Warrants) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report.

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Gain on Change in Fair Value of Embedded Derivative Liabilities

Gain on change in fair value of embedded derivative liabilities represents period-to-period fair-value remeasurements of the embedded conversion derivative liabilities bifurcated from the convertible debentures issued during the three months ended March 31, 2026, with changes in fair value recognized in earnings.

Interest Expense, Including Amortization of Debt Discount

Interest expense, including amortization of debt discount consists of contractual coupon interest accrued on outstanding convertible debentures and amortization of the related debt discount over the term of the instruments.

Foreign Currency Loss, Net

Foreign currency gain (loss), net consists of realized and unrealized gains and losses arising on monetary balances denominated in currencies other than the relevant entity’s functional currency.

Loss From Discontinued Operations, Net of Tax

Loss from discontinued operations, net of tax represents the results of operations of Sono Motors GmbH, which has been presented as a discontinued operation for all periods presented in connection with our decision to terminate funding to, and exit the legacy solar operations conducted through, Sono Motors GmbH. See Note 4 (Discontinued Operations and Assets and Liabilities Held for Sale) and Note 16 (Subsequent Events) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report.

Results of Operations

The following table summarizes our consolidated results of operations for the periods indicated:

	Three months ended March 31,
	2026	2025	Change
	(in $ thousands)
Continuing operations
Revenue	-	-	-
Digital asset treasury loss, net	(313)	-	(313)
General and administrative expenses	(1,167)	(1,018)	(149)
Loss from continuing operations	(1,480)	(1,018)	(462)
Gain on change in fair value of convertible notes payable carried at fair value	-	10,331	(10,331)
Gain on change in fair value of embedded derivative liabilities	591	-	591
Interest expense, including amortization of debt discount	(113)	-	(113)
Foreign currency loss, net	-	(13)	13
Total other income, net	478	10,318	(9,840)
Income (loss) from continuing operations before income taxes	(1,002)	9,300	(10,302)
Income tax expense	-	-	-
Income (loss) from continuing operations	(1,002)	9,300	(10,302)
Loss from discontinued operations, net of tax	(1,013)	(1,498)	485
Net income (loss)	(2,015)	7,802	(9,817)

Digital Asset Treasury Loss, Net

For the three months ended March 31, 2026, digital asset treasury loss, net was $313 thousand, consisting principally of a $326 thousand unrealized fair-value remeasurement loss on Bitcoin holdings, partially offset by net written covered Bitcoin call option income of $14 thousand (consisting of $35 thousand of realized expiration or settlement gain less a $21 thousand unrealized loss on open written-call positions), and other digital asset treasury items. We did not hold digital assets and did not write covered Bitcoin call options during the three months ended March 31, 2025.

General and Administrative Expenses

For the three months ended March 31, 2026, general and administrative expenses were $1,167 thousand, compared to $1,018 thousand for the three months ended March 31, 2025. The increase principally reflects higher professional fees associated with the adoption of the digital asset treasury strategy, the entry into the ISDA Master Agreement and related transaction documents, the execution of the convertible debenture and pre-funded warrant financings, and continuing public-company costs. General and administrative expenses related to the legacy solar operations have been presented within discontinued operations for all periods presented.

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Gain on Change in Fair Value of Convertible Notes Payable Carried at Fair Value

For the three months ended March 31, 2025, we recognized a gain of $10,331 thousand on the fair-value remeasurement of convertible notes accounted for under the fair-value election. The fair-value election applied to the predecessor convertible debentures and is not applicable to the convertible debentures issued during the first quarter of 2026, which are accounted for using the debt-host plus embedded-derivative model. See Note 8 (Convertible Notes, Embedded Derivatives and Pre-Funded Warrants) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report.

Gain on Change in Fair Value of Embedded Derivative Liabilities

For the three months ended March 31, 2026, we recognized a gain of $591 thousand on the change in the fair value of the embedded conversion derivative liabilities associated with the convertible debentures issued during the period. The embedded conversion features were bifurcated from the debt host and accounted for as derivative liabilities at fair value, with changes in fair value recognized in earnings. We did not have an embedded derivative liability during the three months ended March 31, 2025.

Interest Expense, Including Amortization of Debt Discount

For the three months ended March 31, 2026, interest expense, including amortization of debt discount, was $113 thousand, consisting of $44 thousand of accrued coupon interest on the convertible debentures issued during the period and $69 thousand of debt discount amortization. There was no comparable interest expense recognized in continuing operations for the three months ended March 31, 2025, because the predecessor convertible notes were accounted for at fair value, with all changes in fair value recognized within the fair-value line item.

Foreign Currency Loss, Net

For the three months ended March 31, 2026, we did not recognize a net foreign currency gain or loss. For the three months ended March 31, 2025, we recognized a net foreign currency loss of $13 thousand within continuing operations.

Loss From Discontinued Operations, Net of Tax

For the three months ended March 31, 2026, loss from discontinued operations, net of tax was $1,013 thousand, compared to $1,498 thousand for the three months ended March 31, 2025. The decrease reflects the wind-down of operating activity at Sono Motors GmbH following our March 14, 2026 decision to terminate funding to, and exit the legacy solar operations conducted through, Sono Motors GmbH, partially offset by a $519 thousand loss on classification as held for sale recognized during the three months ended March 31, 2026.

Net Income (Loss)

For the three months ended March 31, 2026, we reported a net loss of $2,015 thousand, compared to net income of $7,802 thousand for the three months ended March 31, 2025. The change is principally driven by the absence in 2026 of the prior-year fair-value gain on convertible notes accounted for under the fair-value election and the $519 thousand loss on classification as held for sale, partially offset by the 2026 gain on change in the fair value of the embedded conversion derivative liabilities and the lower operating loss from discontinued operations.

Liquidity and Capital Resources

As of March 31, 2026, our cash and cash equivalents were $237 thousand, compared to $243 thousand as of December 31, 2025. Cash consists of cash in bank accounts.

We do not currently generate revenue from continuing operations and we continue to incur operating expenses related to holding-company overhead and public-company compliance costs. Following the adoption of the digital asset treasury strategy and the cessation of funding to Sono Motors GmbH in the first quarter of 2026, our liquidity position is principally dependent on the performance of our digital asset holdings and the cash flows generated through the digital asset treasury strategy, supplemented as necessary by external financing, including equity and equity-linked financings and debt instruments.

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Sources and Uses of Liquidity

Historically, we have financed our operations through:

•	Equity and equity-linked financings, including Sono N.V.’s initial public offering in November 2021, a follow-on offering in May 2022 and a committed equity facility entered into in June 2022.

o	On November 17, 2021, Sono N.V. consummated its initial public offering of 10,000,000 Sono N.V. Ordinary Shares at a price of $15.00 per share. In addition, the underwriters in our initial public offering exercised their greenshoe option to purchase an additional 1,500,000 Sono N.V. Ordinary Shares at a price of $13.95 per share. In total, Sono N.V. raised $160 million (€142 million) through the initial public offering, after deducting underwriting discounts and commissions.

o	Sono N.V. successfully completed a follow-on offering on May 3, 2022 of 10,930,000 Sono N.V. Ordinary Shares at a price of $4.00 per share, which amount included shares sold pursuant to the partial exercise of the underwriters’ over-allotment option. Pursuant to the offering, Sono N.V. received proceeds of $42 million (€39 million) after deducting underwriting discounts and commissions.

o	On June 13, 2022, Sono N.V. entered into an ordinary share purchase agreement with Joh. Berenberg, Gossler & Co. KG (“Berenberg”), which governed a committed equity facility (the “CEF”) for Sono N.V. The CEF provided Sono N.V. with the right, but not the obligation, to sell and issue up to $150 million of Sono N.V. Ordinary Shares over a period of 24 months to Berenberg, subject to certain limitations and conditions. During 2022, Sono N.V. sold to Berenberg a total of 8,748,433 Sono N.V. Ordinary Shares for total gross proceeds of $17 million (€17 million).

•	The convertible debentures with an aggregate principal amount of $31.1 million issued by Sono N.V. to Yorkville pursuant to a securities purchase agreement in December 2022 (collectively, the “2022 Debentures”) and subsequent issuances in 2024 and 2025.

o	On December 7, 2022, Sono N.V. entered into a securities purchase agreement with Yorkville under which Sono N.V. agreed to sell and issue to Yorkville the 2022 Debentures in a gross aggregate principal amount of up to $31.1 million (€29.4 million).

o	In mid-November 2023, Sono N.V. and Yorkville entered into certain investment-related agreements that became effective on November 20, 2023 (such agreements collectively, the “Yorkville Investment Agreements”), pursuant to which Yorkville committed to provide financing to Sono N.V., subject to Sono N.V.’s continued compliance with the terms of the Yorkville Investment Agreements. Among other Yorkville Investment Agreements, Sono N.V. and Yorkville entered into a restructuring agreement (as amended from time to time, the “Restructuring Agreement”) and a funding commitment letter (as amended from time to time, the “Funding Commitment Letter”), pursuant to which Yorkville committed to provide limited financing to Sono N.V. (the “First Commitment”). On April 30, 2024, Sono N.V. and Yorkville entered into an amendment to the Funding Commitment Letter, pursuant to which Yorkville committed additional financing to Sono N.V. (the “Second Commitment” and together with the First Commitment, the “Yorkville Restructuring Investment”).

o	The convertible debenture with respect to the first tranche of the Yorkville Restructuring Investment was issued to Yorkville on February 6, 2024 for approximately $4.3 million and the convertible debenture with respect to the second tranche was issued to Yorkville on August 30, 2024 for approximately $3.3 million.

o	On December 30, 2024, Sono N.V. and Yorkville entered into a securities purchase agreement (the “Securities Purchase Agreement”), pursuant to which Sono N.V. agreed to sell and issue to Yorkville a new convertible debenture (the “New Commitment Debenture”) in the aggregate principal amount of $5 million.

o	On December 30, 2024, Sono N.V. and Yorkville also entered into an exchange agreement (the “Exchange Agreement” and together with the SPA “Transaction Documents”), pursuant to which Sono N.V. agreed to issue, subject to the satisfaction of certain closing conditions, 1,242 Sono N.V. Preferred Shares to Yorkville solely in exchange for the surrender and cancellation of all of the debentures held by Yorkville, which at that time included the 2022 Debentures, the new convertible debentures issued to Yorkville on February 6, 2024 and August 30, 2024 (the “2024 Debentures”), and the New Commitment Debenture (if issued) (the “Debt Conversion”).

o	On February 12, 2025, Sono N.V. and Yorkville entered into an Omnibus Amendment to Transaction Documents (the “First Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance of $1,000,000 of the Yorkville Commitment in the form of a $1,000,000 secured convertible debenture.

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o	On March 25, 2025, Sono N.V. and Yorkville entered into a third Omnibus Amendment to Transaction Documents (the “Third Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance of $1,000,000 of the Yorkville Commitment in the form of a second $1,000,000 secured convertible debenture.

o	On April 24, 2025, Sono N.V. and Yorkville entered into a fourth Omnibus Amendment to Transaction Documents (the “Fourth Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance by Yorkville to Sono N.V. of $500,000 in the form of a secured convertible debenture in the aggregate principal amount of $500,000.

o	On May 26, 2025, Sono N.V. and Yorkville entered into a fifth Omnibus Amendment to Transaction Documents (the “Fifth Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance by Yorkville to Sono N.V. of $750,000 in the form of a secured convertible debenture in the aggregate principal amount of $750,000.

o	On August 6, 2025, Sono N.V. and Yorkville entered into an eighth Omnibus Amendment to Transaction Documents (the “Eighth Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance by Yorkville to Sono N.V. of $190,000 in the form of a secured convertible debenture in the aggregate principal amount of $190,000.

o	On August 15, 2025, Sono N.V. and Yorkville entered into a ninth Omnibus Amendment to Transaction Documents (the “Ninth Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, provide for an immediate advance by Yorkville to Sono N.V. of EUR300,000 ($350,540 at conversion rate of 1.1685) in the form of a secured convertible debenture in the aggregate principal amount of $350,540.

o	On September 5, 2025, Sono N.V. and Yorkville entered into a tenth Omnibus Amendment to Transaction Documents (the “Tenth Omnibus Amendment”), pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, (1) increase the aggregate principal amount of the debenture by an additional $2,200,000 for a total of $7,200,000, and (2) provide for an immediate advance by Yorkville to Sono N.V. of $3,409,460, which comprises the remaining $1,209,460 of the original $5,000,000 commitment and the entirety of the additional $2,200,000 commitment, in the form of a secured convertible debenture in the aggregate principal amount of $3,409,460.

o	On January 26, 2026, Sono N.V. issued a convertible debenture to Yorkville in the aggregate principal amount of $600,000.

o	On February 19, 2026, Sono N.V. issued a convertible debenture to Yorkville in the aggregate principal amount of $750,000.

o	On March 10, 2026, Sono N.V. issued a pre-funded warrant to Yorkville to purchase up to 283,367 Sono N.V. Ordinary Shares at an exercise price of €0.01 per share, for aggregate gross proceeds of approximately $2,000,004.29.

o	On March 10, 2026, Sono N.V. issued a convertible debenture to Yorkville in the aggregate principal amount of $3,000,000, maturing on March 10, 2027.

•	Limited grant funding from government and public research institutions, supporting the development of our proprietary solar technology, which has been classified within discontinued operations.

•	Limited revenues from sale of prototypes, our solar products and services, which have been classified within discontinued operations.

Our cash outflows during the three months ended March 31, 2026 were principally driven by:

•	General and administrative expenses, primarily professional fees, public-company and SEC reporting costs and other holding-company overhead.

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•	Purchases of Bitcoin in connection with the digital asset treasury strategy.

•	Cash used in the operations of Sono Motors GmbH, which have been classified within discontinued operations.

Liquidity Outlook and Ability to Continue as a Going Concern

Sono N.V. has incurred recurring operating losses and historically negative cash flows from operations since inception, primarily attributable to the operations of Sono Motors GmbH, which has been classified as a discontinued operation for all periods presented and, subsequent to March 31, 2026, on May 4, 2026, Sono N.V. sold and transferred 100% of the outstanding share capital of Sono Motors GmbH to third-party purchasers. For the three months ended March 31, 2026, Sono N.V. recorded a loss from continuing operations of $1,480 thousand and a net loss of $2,015 thousand, and as of March 31, 2026 had cash and cash equivalents of $237 thousand and an accumulated deficit of $335.4 million. These conditions raise substantial doubt about Sono N.V.’s ability to continue as a going concern.

During the three months ended March 31, 2026, management completed financing transactions and strategic actions related to Sono N.V.’s transition to the digital asset treasury strategy and its exit from legacy solar operations. These actions, which are more fully described under “Sources and Uses of Liquidity” above and in Note 3 (Liquidity and Going Concern Analysis), Note 4 (Discontinued Operations and Assets and Liabilities Held for Sale), Note 8 (Convertible Notes, Embedded Derivatives and Pre-Funded Warrants) and Note 16 (Subsequent Events) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report, included: (i) raising aggregate gross proceeds of approximately $6.4 million through the issuance of convertible debentures to Yorkville on January 26, 2026, February 19, 2026 and March 10, 2026, respectively, in the aggregate principal amount of $4.35 million (collectively, the “Q1 2026 Debentures”) and the issuance to Yorkville on March 10, 2026 of a pre-funded warrant for aggregate proceeds of $2.0 million; (ii) using a substantial portion of the proceeds to implement the digital asset treasury strategy, including the acquisition of Bitcoin and entry into an institutional framework with Blockchain.com in the form of the ISDA Master Agreement and the related Schedule and Credit Support Annex; and (iii) terminating all current and future funding commitments to Sono Motors GmbH and initiating Sono N.V.’s exit from the legacy solar operations conducted through Sono Motors GmbH, which is expected to materially reduce Sono N.V.’s ongoing cash outflows. In addition, as further described under “Recent Developments” above, subsequent to March 31, 2026, Sono N.V. completed its exit from the legacy solar operations through the execution and consummation of the SPA pursuant to which Sono Motors GmbH was sold on May 4, 2026, and received from Yorkville an additional tranche of funding in the amount of $700 thousand in the form of a convertible debenture. These actions are relevant to management’s liquidity plans and operating strategy, but they did not alleviate substantial doubt about Sono N.V.’s ability to continue as a going concern.

Sono N.V.’s ability to maintain adequate liquidity remains subject to significant uncertainties, including, among other things, the price volatility and liquidity characteristics of digital assets, the terms and potential collateral requirements of transactions entered into in connection with the digital asset treasury strategy pursuant to the Credit Support Annex, the residual obligations of Sono N.V. under the Share Purchase and Transfer Agreement, including continuing obligations as lessee under the lease for the Munich premises, which we have been unable to transfer to Sono Motors GmbH and which may continue for the remainder of the lease term, sale-date deconsolidation effects not already reflected in the first-quarter held-for-sale impairment, and the maturities of the Q1 2026 Debentures in 2027, which may require us to negotiate a refinancing or conversion prior to or at maturity. Based upon this uncertainty, management has concluded that there is substantial doubt that Sono N.V. will continue as a going concern.

See Note 3 (Liquidity and Going Concern Analysis) and Note 16 (Subsequent Events) to the unaudited condensed consolidated financial statements included in Part I, Item 1 of our First Quarter 2026 Quarterly Report for additional information.

Cash Flows

The table below summarizes our cash flows (used in) from operating, investing and financing activities for the three months ended March 31, 2026 and 2025.

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	For the three months ended March 31,
	2026	2025
	(in $ thousands)
Cash provided by (used in):
Operating activities	(1,356)	(2,582)
Investing activities	(5,000)	-
Financing activities	6,350	2,000
Effect of exchange-rate changes and held-for-sale cash presentation on cash and cash equivalents	-	(15)
Net decrease in cash and cash equivalents	(6)	(597)
Cash and cash equivalents, beginning of period	243	1,462
Cash and cash equivalents, end of period	237	865

Net cash provided by / (used in) operating activities

Net cash used in operating activities was $1,356 thousand for the three months ended March 31, 2026, compared to net cash used in operating activities of $2,582 thousand for the three months ended March 31, 2025. The current period reflects a net loss of $2,015 thousand adjusted for noncash items, including the $1,264 thousand gain on change in fair value of embedded conversion derivative liabilities, the $519 thousand loss on classification as held for sale, $275 thousand of foreign currency and other noncash items, and $200 thousand of net changes in operating assets and liabilities, including discontinued operations. The prior-year period included the $10,331 thousand noncash gain on change in fair value of convertible notes payable carried at fair value.

Net cash used in investing activities

Net cash used in investing activities was $5,000 thousand for the three months ended March 31, 2026, reflecting purchases of Bitcoin in connection with the digital asset treasury strategy. Investing activities provided no cash flows for the three months ended March 31, 2025.

Net cash provided by financing activities

Net cash provided by financing activities was $6,350 thousand for the three months ended March 31, 2026, resulting from gross proceeds of $4,350 thousand received in connection with the issuance of the Q1 2026 Debentures and gross proceeds of $2,000 thousand received in connection with the issuance to Yorkville on March 10, 2026 of the pre-funded warrant. Net cash provided by financing activities was $2,000 thousand for the three months ended March 31, 2025, resulting from gross proceeds of $2,000 thousand from the issuance of convertible debentures to Yorkville in February and March 2025.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP.

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. We base our estimates on historical experience, known trends and other market-specific or relevant factors that we believe to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts and experience. Changes in estimates are recorded in the period in which they become known. If actual results differ from our estimates, or to the extent these estimates are adjusted in future periods, our results of operations could either benefit from or be adversely affected by any such change in estimate.

Effective January 1, 2026, the Company changed its reporting currency from the euro to the U.S. dollar.

See Note 2 to Sono N.V.’s consolidated financial statements included in Part II, Item 8 of our 2025 Annual Report and in Part I, Item 1 of our First Quarter 2026 Quarterly Report, for a summary of significant accounting policies and the effect on our consolidated financial statements.

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Security Ownership Of Certain Beneficial Owners And Management

The following table and accompanying footnotes set forth information known to Sono N.V. regarding (i) the actual beneficial ownership of Sono N.V., as of July 15, 2026, and (ii) the expected beneficial ownership of Sono Delaware immediately following consummation of the proposed Redomiciliation Transaction, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our issued and outstanding Sono N.V. Ordinary Shares (including, on an as-converted basis, our Sono N.V. High Voting Shares and Sono N.V. Preferred Shares, which under our Existing Articles are convertible into Sono N.V. Ordinary Shares at any time at the option of the holder in accordance with the terms thereof);

•	each of our directors, consisting of each current member of the Supervisory Board and the Management Board;

•	each of our NEOs for the fiscal year ended December 31, 2025; and

•	all of our directors and NEOs, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power, as well as any shares that the individual has the right to acquire within 60 days of July 15, 2026 through the exercise of any option, warrant or other right.

The beneficial ownership of our Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares is based on 1,424,834 Sono N.V. Ordinary Shares, 40,000 Sono N.V. High Voting Shares and 1,401 Sono N.V. Preferred Shares issued and outstanding as of July 15, 2026. Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares they beneficially own.

	Before the Redomiciliation Transaction						After the Redomiciliation Transaction
	Sono N.V.		Sono N.V.		Sono N.V.		Class A		Class B		Series A		Combined
	Ordinary Shares		High Voting Shares		Preferred Shares		Common Stock		Common Stock		Preferred Stock		Voting
Name of Beneficial Owner(1)	Number	Percent	Number	Percent	Number	Percent	Number	Percent	Number	Percent	Number	Percent	Power
5% or Greater Shareholders:
SVSE LLC (2)(7)	230,751	16.19%	40,000	100.00%	-	-	230,751	16.19%	40,000	100.00%	-	-	48.22%
Bambino 255. V V UG (3)	177,417	12.45%	-	-	-	-	177,417	12.45%	-	-	-	-	6.95%
Cantor Fitzgerald & Co. (4)	99,600	6.99%	-	-	-	-	99,600	6.99%	-	-	-	-	3.90%
Mizuho Financial Group, Inc. (5)	97,300	6.83%	-	-	-	-	97,300	6.83%	-	-	-	-	3.81%
YA II PN, Ltd. (6)(7)	-	-	-	-	1,401	100%	-	-	-	-	1,401	100%	4.99%
Anson Funds (8)	99,787	7.00%	-	-	-	-	99,787	7.00%	-	-	-	-	3.91%
NEOs and Directors:
David Dodge	-	-	-	-	-	-	-	-	-	-	-	-	-
Christopher Schreiber	-	-	-	-	-	-	-	-	-	-	-	-	-
Owen May	-	-	-	-	-	-	-	-	-	-	-	-	-
Kevin McGurn	-	-	-	-	-	-	-	-	-	-	-	-	-
Martin Scott Calhoun	-	-	-	-	-	-	-	-	-	-	-	-	-
George O’Leary (2)(7)	230,751	16.19%	40,000	100.00%	-	-	230,751	16.19%	40,000	100.00%	-	-	48.22%
All NEOs and directors as a group (6 persons)	230,751	16.19%	40,000	100.00%	-	-	230,751	16.19%	40,000	100.00%	-	-	48.22%

_____________________________

(1)	Unless otherwise indicated below, the address for each beneficial owner listed is c/o Sono Group N.V., 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America.

(2)	SVSE, LLC is the holder of record of the Sono N.V. Ordinary Shares and Sono N.V. High Voting Shares presented in the table above. George O’Leary, who previously served as Sono N.V.’s sole managing director and Chief Executive Officer and was an NEO of Sono N.V. during our 2025 fiscal year, is currently the sole member of SVSE and, as a result, has voting control over the shares held of record by SVSE. George O’Leary was appointed as our managing director and Chief Executive Officer at the extraordinary general meeting of Sono N.V.’s shareholders held on January 31, 2024. George O’Leary was also appointed as our Chief Financial Officer at the extraordinary general meeting held on January 31, 2024, a role in which he served until Martin Scott Calhoun was appointed as our Chief Financial Officer on December 30, 2024. On September 9, 2025, George O’Leary informed the Supervisory Board that following the uplisting of the Sono N.V. Ordinary Shares to Nasdaq, he would be resigning as the Chief Executive Officer of Sono N.V. and its subsidiaries effective as of September 9, 2025. George O’Leary remained Sono N.V.’s sole statutory managing director (and sole member of the Management Board) through December 31, 2025. SVSE has delivered an irrevocable proxy directing that all of the shares held by SVSE will be voted in favor of the Redomiciliation Proposal, the Merger Proposal and the Nasdaq Share Authorization Proposal at the Special Meeting.

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(3)	Based on a Schedule 13G filed with the SEC on June 8, 2024, Bambino 255. V V UG beneficially owns 177,417 of the Sono N.V. Ordinary Shares (after giving effect to the Reverse Share Split), and has sole and dispositive power with respect to all of such shares. The address of Bambino 255. V V UG’s principal address is c/o Dentons GmbH Wirtschaftsprüfungsgesellschaft Steuerberatungsgesellschaft, Markgrafenstraße 33, 10117 Berlin, Germany.

(4)	Based on Schedule 13G filed February 13, 2026 by Cantor Fitzgerald Securities, Cantor Fitzgerald & Co., Cantor Fitzgerald, L.P., CF Group Management, Inc. and Brandon G. Lutnick. Cantor Fitzgerald & Co. is the record holder; the other reporting persons may be deemed to share voting and/or dispositive power as described therein and disclaim beneficial ownership in excess of their pecuniary interest.

(5)	Based on a Schedule 13G filed with the SEC on November 13, 2025 by Mizuho Financial Group. The filing reports sole voting power and sole dispositive power with respect to such shares. The Schedule 13G further states that Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be indirect beneficial owners of the Sono N.V. Ordinary Shares directly held by Mizuho Securities USA LLC, which is their wholly owned subsidiary.

(6)	YA II PN, Ltd. is the holder of the Sono N.V. Preferred Shares presented in the table above. Such shares were issued in the Debt Conversion (as defined herein) pursuant to the Exchange Agreement (as defined herein) in September 2025. Each Sono N.V. Preferred Share is convertible into 30,000 Sono N.V. Ordinary Shares, subject to the terms of the Exchange Agreement. Pursuant to Section 4(g) of the Exchange Agreement, Yorkville may not convert Sono N.V. Preferred Shares to the extent that, after giving effect to such conversion, Yorkville (together with its affiliates) would beneficially own more than 4.99% of the number of outstanding Sono N.V. Ordinary Shares or the voting power of the Sono N.V. Ordinary Shares, which limitation may be waived by Yorkville in its sole discretion upon not less than 65 days’ prior notice to Sono N.V. The Sono N.V. Preferred Shares held by Yorkville are entitled to 30,000 votes for each Sono N.V. Preferred Share under our Existing Articles, subject to a contractually agreed voting blocker equal to 4.99% of the combined voting power in the share capital of Sono N.V. as of the record date for the applicable action to be taken by Sono N.V.’s shareholders.

(7)	The securities held by SVSE are subject to a Pledge Agreement, dated February 5, 2024, by and between SVSE and Yorkville, pursuant to which the securities would accrue to Yorkville in the event that Sono N.V. defaults on certain of its payment obligations to Yorkville. In addition, if Yorkville and SVSE enter into a call option agreement (the “Call Option Agreement”), as is currently intended, SVSE will agree to provide Yorkville with a call option (the “Call Option”) that would enable Yorkville, at its discretion, to purchase all of the Sono N.V. Ordinary Shares and Sono N.V. High Voting Shares held by SVSE in one or more transactions, prior to 5:00 p.m. Eastern time on the four-year anniversary of the date of the Call Option Agreement, subject to certain limitations; provided, that Yorkville may not exercise the Call Option if, after giving effect to such exercise, Yorkville and any of its affiliates would beneficially own more than 4.99% of (i) the number of Sono N.V. High Voting Shares outstanding, (ii) the number of Sono N.V. Ordinary Shares outstanding, or (iii) the voting power of the total capital of Sono N.V. (including due to the voting rights of the Sono N.V. High Voting Shares), provided further that such ownership limitations may be waived by Yorkville upon not less than 65 days’ prior notice to Sono N.V.

(8)	Based on a Schedule 13G filed with the SEC on May 15, 2026 by Anson Funds Management LP (d/b/a Anson Funds), a Texas limited partnership, Anson Management GP LLC, a Texas limited liability company, Mr. Tony Moore, the principal of Anson Funds Management LP and Anson Management GP LLC, Anson Advisors Inc., an Ontario, Canada corporation, Mr. Amin Nathoo, a director of Anson Advisors Inc., and Mr. Moez Kassam, a director of Anson Advisors Inc. The filing reports shared voting power and shared dispositive power with respect to such shares, which were purchased by one or more private funds to which Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors (collectively, the “Funds”). Anson Funds Management LP and Anson Advisors Inc. serve as co-investment advisors to the Funds and may direct the vote and disposition of the shares held by the Funds. As the general partner of Anson Funds Management LP, Anson Management GP LLC may direct the vote and disposition of the shares held by the Funds. As the principal of Anson Fund Management LP and Anson Management GP LLC, Mr. Moore may direct the vote and disposition of the shares held by the Funds. As directors of Anson Advisors Inc., Mr. Nathoo and Mr. Kassam may each direct the vote and disposition of the shares held by the Funds.

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Certain Relationships And Related Party Transactions

The persons who will serve as directors and executive officers of Sono Delaware after giving effect to the Redomiciliation Transaction are expected to be the same persons currently serving as statutory and acting directors and executive officers of Sono N.V. Except as described in this proxy statement/prospectus, the information required to be disclosed with respect to Sono N.V., each statutory and acting director and executive officer of Sono N.V., and their respective affiliates and related parties, is incorporated herein by reference from our 2025 Annual Report as filed with the SEC on April 1, 2026 and our First Quarter 2026 Quarterly Report as filed with the SEC on May 19, 2026.

Sono Delaware Indemnification Agreements

Sono Delaware intends to enter into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Proposed Organizational Documents. These agreements, among other things, will require Sono Delaware to indemnify its directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of Sono Delaware’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at Sono Delaware’s request. Sono Delaware believes that these provisions in the Proposed Organizational Documents and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

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Description Of Sono Delaware Securities

The following summary of certain material provisions of Sono Delaware’s securities, following completion of the Redomiciliation Transaction, does not purport to be complete and is subject to the provisions of the Proposed Charter, the Proposed Bylaws and applicable law. This summary is qualified by the complete text of the Proposed Charter and Proposed Bylaws to be in effect upon completion of the Redomiciliation Transaction pursuant to the Plan of Domestication, which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read those documents carefully.

There are differences between the Existing Articles and the Proposed Organizational Documents as they are expected to be in effect upon completion of the Redomiciliation Transaction, especially relating to changes that are required by Delaware law. For example, certain provisions of the Existing Articles were not replicated in the Proposed Organizational Documents because the DGCL would not permit such replication. In addition, the Proposed Organizational Documents provide for certain other provisions customarily provided for with respect to publicly-traded Delaware corporations. See “Comparison of Shareholder Rights between Dutch Law and Delaware Law” for additional information.

Authorized Shares

Our authorized capital stock following the Redomiciliation Transaction will consist of 520,000,000 shares, consisting of: (i) 510,000,000 authorized shares of New Common Stock, consisting of 500,000,000 authorized shares of Class A Common Stock and 10,000,000 authorized shares of Class B Common Stock, and (ii) 10,000,000 authorized shares of New Preferred Stock, of which 1,401 shares will be designated as Series A Preferred Stock.

Unless otherwise required, we will issue all shares of our capital stock in uncertificated form.

New Common Stock

Upon effectiveness of the Redomiciliation Transaction, we expect that there will be approximately 1,464,834 shares of New Common Stock issued and outstanding, consisting of (i) 1,424,834 shares of Class A Common Stock and (ii) 40,000 shares of Class B Common Stock.

Voting rights. Except as otherwise required by law or the Proposed Charter (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of Sono Delaware, the holders of the shares of New Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of Sono Delaware. Subject to the rights of the holders of any series of New Preferred Stock then issued and outstanding, voting separately by class or series, to elect directors pursuant to the terms of a Preferred Stock Designation, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. Notwithstanding the foregoing, except as otherwise required by law or the Proposed Charter (including any Preferred Stock Designation), the holders of New Common Stock shall not be entitled to vote on any amendment to the Proposed Charter (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of New Preferred Stock if the holders of such affected series of New Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Proposed Charter (including any Preferred Stock Designation) or the DGCL.

Dividend rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of New Preferred Stock (including pursuant to any Preferred Stock Designation), the holders of the shares of New Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of Sono Delaware) when, as and if declared by the Sono Delaware Board from time to time out of any assets or funds of Sono Delaware legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Rights upon liquidation. Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Sono Delaware, the holders of New Common Stock will be entitled to receive our net assets available for distribution to stockholders, ratably in proportion to the number of shares of New Common Stock held by them, after the payment in full of all debts and other liabilities and subject to the liquidation rights and preferences of the Series A Preferred Stock then issued and outstanding, as further described herein, and to any liquidation rights and preferences of any series of New Preferred Stock that we may designate and issue in the future pursuant to a Preferred Stock Designation.

Other rights. Subject to applicable law, Sono Delaware will have the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from Sono Delaware any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Sono Delaware Board. The Sono Delaware Board will be empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. Holders of New Common Stock will have no preemptive, subscription or redemption rights. There will be no sinking fund provisions applicable to our New Common Stock. The rights, preferences and privileges of holders of New Common Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of New Preferred Stock outstanding or that we may designate and issue in the future.

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Class A Common Stock

Voting rights. Holders of Class A Common Stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders and will not have cumulative voting rights.

No conversion rights. Shares of Class A Common Stock will not be convertible into any other class or series of capital stock of Sono Delaware.

Class B Common Stock

Voting rights. Holders of Class B Common Stock will be entitled to 25 votes for each share held on all matters submitted to a vote of stockholders and will not have cumulative voting rights.

Optional conversion. Under the Proposed Charter, each issued and outstanding share of Class B Common Stock will be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to Sono Delaware.

New Preferred Stock

Under the terms of the Proposed Charter, the Sono Delaware Board will have the authority to issue without stockholder approval shares of New Preferred Stock from time to time on terms it may determine, to divide shares of New Preferred Stock into one or more series, and to fix the designations, preferences, privileges, and restrictions of New Preferred Stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The terms of any new series of New Preferred Stock shall be stated in resolutions adopted by the Sono Delaware Board providing for the issuance of such series of New Preferred Stock and included in a Preferred Stock Designation filed pursuant to the DGCL. The issuance of New Preferred Stock could have the effect of decreasing the trading price of the New Common Stock, restricting dividends on the capital stock of Sono Delaware, diluting the voting power of the New Common Stock, impairing the liquidation rights of the capital stock of Sono Delaware, or delaying or preventing a change in control of Sono Delaware.

Other than the shares of Series A Preferred Stock into which the LuxCo Preferred Shares will convert upon effectiveness of the Redomiciliation Transaction, we have no present plans to issue any shares of any series of New Preferred Stock.

Series A Preferred Stock

Upon effectiveness of the Redomiciliation Transaction, we expect that there will be 1,401 shares of Series A Preferred Stock issued and outstanding.

Voting rights. Except as otherwise required by law or the Proposed Charter (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of Sono Delaware, the holders of Series A Preferred Stock shall have the right to vote on all matters properly submitted to a vote of the stockholders of Sono Delaware. Under the Proposed Charter, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matters.

Dividend rights. Subject to applicable law and the rights, if any, of the holders of any outstanding series of New Preferred Stock (including pursuant to any Preferred Stock Designation), the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Sono Delaware Board, concurrently and on a pari passu basis with the holders of outstanding shares of New Common Stock and on an as-converted to Class A Common Stock basis, out of any assets of Sono Delaware available for distribution to its stockholders.

Rights upon liquidation. Subject to applicable law, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Sono Delaware, the holders of outstanding Series A Preferred Stock will be entitled to be paid out of any assets of Sono Delaware available for distribution to its stockholders, before any payment shall be made to the holders of New Common Stock in respect of their shares, an amount equal to the original issue price per share of Series A Preferred Stock, which under our Proposed Charter is an amount equal to $30,000 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock), plus any dividends accrued or declared but unpaid thereon, subject to any liquidation rights and preferences of any series of New Preferred Stock that we may designate and issue in the future pursuant to a Preferred Stock Designation.

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Optional conversion. Under the Proposed Charter, each issued and outstanding share of Series A Preferred Stock will be convertible into 30,000 fully paid and nonassessable shares of Class A Common Stock at the option of the holder thereof at any time upon written notice to Sono Delaware.

Preemptive rights. Under the Proposed Charter, Sono Delaware shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (a) any shares of the capital stock of Sono Delaware, (b) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of Sono Delaware, or (c) any securities convertible into capital stock of Sono Delaware (collectively, the “Offered Securities”; provided, that “Offered Securities” shall not include any shares of capital stock of Sono Delaware (i) issued against consideration other than in the form of cash or (ii) issued to employees of Sono Delaware or any subsidiary of Sono Delaware (collectively, “Preemptive Rights Excluded Securities”)), unless in each such case Sono Delaware shall have first complied with the provisions of our Proposed Charter relating to the preemptive rights of the Series A Preferred Stock. Sono Delaware shall deliver to each holder of the Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (each, an “Offer”), which Offer shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (3) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (4) offer to issue and sell to or exchange with such holder of the Series A Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing (x) the aggregate number of shares of New Common Stock then held by such holder of the Series A Preferred Stock (giving effect to the conversion of all shares of convertible New Preferred Stock then held by such holder) by (y) the total number of shares of New Common Stock then held by all holders of the Series A Preferred Stock (giving effect to the conversion of all outstanding shares of convertible New Preferred Stock then held by such holders) (such pro rata portion of the Offered Securities, the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series A Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”). The rights of the holders of the Series A Preferred Stock under our Proposed Charter may be limited or excluded with respect to any particular issuance, sale or exchange of Offered Securities, by the affirmative vote of the holders of shares of capital stock of Sono Delaware representing a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at a meeting.

Other rights. Holders of Series A Preferred Stock will have no redemption rights. There will be no sinking fund provisions applicable to our Series A Preferred Stock. The rights, preferences and privileges of holders of Series A Preferred Stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any other series of New Preferred Stock outstanding or that we may designate and issue in the future.

Amendment of Proposed Charter or Proposed Bylaws

The DGCL generally provides that the affirmative vote of a majority of the outstanding shares entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as applicable, imposes a higher voting standard.

The Proposed Charter will provide that the Sono Delaware Board has the power to adopt, amend or repeal the Proposed Bylaws with the approval of a majority of the Whole Board. In addition, the Proposed Charter will provide that the Proposed Bylaws also may be adopted, amended or repealed by the stockholders, subject to the rights of the holders of any series of New Preferred Stock then issued and outstanding. Any such adoption, amendment or repeal of the Proposed Bylaws by the stockholders of Sono Delaware shall require, in addition to any vote of the holders of any class or series of stock of Sono Delaware required by law or by the Proposed Charter (including any Preferred Stock Designation), the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of the capital stock of Sono Delaware entitled to vote generally in the election of directors, voting together as a single class.

The Proposed Charter can be amended in accordance with the DGCL which requires approval by the Sono Delaware Board and the stockholders of Sono Delaware.

Anti-Takeover Effects of Delaware Law and the Proposed Organizational Documents

Certain provisions of the Proposed Organizational Documents and the DGCL could have the effect of delaying, deferring, or discouraging another party from acquiring control of Sono Delaware or changing the composition of the Sono Delaware Board or management. These provisions may encourage persons seeking to acquire control of Sono Delaware to negotiate with the Sono Delaware Board rather than pursue a non-negotiated takeover proposal or proxy contest. Among other things, the Proposed Organizational Documents will:

•	provide for Series A Preferred Stock, the holders of which will vote together with the holders of New Common Stock on an as-converted basis, with each share of Series A Preferred Stock convertible into 30,000 shares of Class A Common Stock;

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•	authorize the Sono Delaware Board to issue up to 9,998,599 shares of New Preferred Stock in one or more series, with such rights, preferences and privileges as the Sono Delaware Board may designate, subject to the rights of any then-outstanding series of New Preferred Stock and applicable law;

•	authorize the Sono Delaware Board to issue up to 9,960,000 shares of Class B Common Stock, with the rights, preferences and privileges set forth in the Proposed Charter including that the holders will be entitled to 25 votes per share on matters submitted to a vote of stockholders, subject to applicable law;

•	provide that the Sono Delaware Board will be classified into three classes of directors, with each class serving staggered three-year terms;

•	provide that, subject to the rights of holders of any series of New Preferred Stock, directors may be removed only for cause and only by the affirmative vote required by the Proposed Charter;

•	provide that all vacancies, including newly created directorships, may, except as otherwise required by law and subject to the rights of holders of any series of New Preferred Stock, be filled only by the Sono Delaware Board (and not by stockholders), or by a majority of the directors then in office if less than a quorum is then in office, or by a sole remaining director;

•	prohibit action by written consent of the stockholders of Sono Delaware and require that any action of Sono Delaware’s stockholders be taken at a duly called annual or special meeting of stockholders;

•	provide that special meetings of Sono Delaware’s stockholders may be called only by the chairperson of the Sono Delaware Board, the Chief Executive Officer of Sono Delaware, or the Sono Delaware Board pursuant to a resolution adopted by a majority of the Whole Board;

•	provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the Whole Board; and

•	not provide for cumulative voting rights in the election of directors.

The Proposed Charter will also provide that certain provisions may be amended or repealed only by the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any other vote required by law, the Proposed Charter or any applicable Preferred Stock Designation. These supermajority provisions include the Proposed Charter provisions relating to the Sono Delaware Board, limited liability and indemnification, corporate opportunities, corporate powers, amendments to the Proposed Charter and exclusive forum provisions. In addition, stockholder amendments to the Proposed Bylaws will require the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class, in addition to any other vote required by law, the Proposed Charter, the Proposed Bylaws or any applicable Preferred Stock Designation. Other provisions of the Proposed Charter and Proposed Bylaws may be amended in accordance with the DGCL, the Proposed Charter, the Proposed Bylaws and any applicable stock exchange rules, including any separate class or series vote that may be required.

The combination of these provisions makes it more difficult for Sono Delaware’s existing stockholders to replace the Sono Delaware Board as well as for another party to obtain control of us by replacing the Sono Delaware Board. Since the Sono Delaware Board has the power to retain and discharge Sono Delaware’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated New Preferred Stock and additional shares of Class B Common Stock under the Proposed Charter makes it possible for the Sono Delaware Board to issue New Preferred Stock with voting or other rights or preferences, or Class B Common Stock with voting rights, that could impede the success of any attempt to change Sono Delaware’s control.

These provisions are intended to enhance the likelihood of continued stability in the composition of the Sono Delaware Board and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce Sono Delaware’s vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging proxy contests, tender offers, mergers or other attempts to acquire control of Sono Delaware, even if such transactions might otherwise benefit stockholders, and may have the effect of delaying changes in Sono Delaware’s control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of Sono Delaware’s stock.

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Certain Anti-Takeover Provisions

Special Meetings of Stockholders

The Proposed Charter and the Proposed Bylaws will provide that special meetings of our stockholders may be called only by the chairperson of the Sono Delaware Board, the Chief Executive Officer of Sono Delaware, or the Sono Delaware Board pursuant to a resolution adopted by a majority of the Whole Board. The Proposed Bylaws will prohibit the conduct of any business at a special meeting other than as specified in Sono Delaware’s notice for such meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Proposed Bylaws will provide that stockholders seeking to nominate candidates for election to the Sono Delaware Board or to bring business before our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely under the Proposed Bylaws, a stockholder’s notice must be in writing and received by our Secretary at the principal executive offices of Sono Delaware (i) in the case of an annual meeting, not earlier than 120 days nor later than 90 days before the one-year anniversary of the preceding year’s annual meeting, provided that if the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than 120 days before the annual meeting and not later than the later of (x) 90 days before the annual meeting or (y) 10 days following the day on which public announcement of the date of the annual meeting was first made by Sono Delaware; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than 10 days following the day on which public announcement of the date of the special meeting is first made by Sono Delaware. The Proposed Bylaws also specify certain requirements as to the form and content of a stockholders’ notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

The authorized but unissued shares of New Common Stock and New Preferred Stock will be available for future issuance without stockholder approval. These additional shares may be used for a variety of corporate purposes, including corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of the New Common Stock and New Preferred Stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Forum Selection

The Proposed Charter will provide that, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, the Court of Chancery will be the sole and exclusive forum (a) any derivative action or proceeding brought in the name or right of Sono Delaware or on behalf of Sono Delaware, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of Sono Delaware to Sono Delaware or to its stockholders, (c) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL or the Proposed Organizational Documents (as either may be amended from time to time, including with respect to the Proposed Charter by any Preferred Stock Designation) or as to which the DGCL confers jurisdiction on the Court of Chancery, (d) any action to interpret, apply, enforce or determine the validity of the Proposed Charter (including any Preferred Stock Designation) or the Proposed Bylaws, or (e) any action asserting a claim governed by the internal affairs doctrine. Furthermore, under the Proposed Charter, subject to limited exceptions and unless Sono Delaware consents in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of Sono Delaware, shall bring any or all such claims only in the Court of Chancery or the United States District Court for the District of Delaware, if such claims relate to the business of Sono Delaware, the conduct of its affairs, or the rights or powers of Sono Delaware or its stockholders, directors or officers.

The forum selection provision in the Proposed Charter does not apply to establish the Court of Chancery of the State of Delaware as the forum for actions or proceedings brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all claims brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder and our Proposed Charter will provide that the federal district courts of the United States of America will, to the fullest extent permitted by law, be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. While there can be no assurance that federal or state courts will determine that our federal forum provision should be enforced in a particular case, application of our federal forum provision means that suits brought by our stockholders to enforce any duty or liability created by the Securities Act must be brought in federal court and cannot be brought in state court.

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Section 27 of the Exchange Act creates exclusive federal jurisdiction over all claims brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Accordingly, actions by our stockholders to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder must be brought in federal court. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the regulations promulgated thereunder.

In addition, the Proposed Charter will provide that failure to enforce the forum selection provisions of the Proposed Charter would cause Sono Delaware irreparable harm and, accordingly, Sono Delaware shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce such forum selection provisions.

For more information on the risks associated with our choice of forum selection provision, see “Risk Factors—Risks Relating to Sono Delaware—The Proposed Charter will designate the Court of Chancery as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by stockholders, which could limit stockholders’ ability to obtain a favorable judicial forum for disputes with Sono Delaware or its directors or officers or other matters pertaining to Sono Delaware’s internal affairs.”

Section 203 of the DGCL

Section 203 of the DGCL generally prohibits certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with an “interested stockholder” for three years following the time that the stockholder became an interested stockholder, unless specified conditions are satisfied.

An “interested stockholder” generally includes any stockholder of a corporation, other than the corporation and its subsidiaries, that (i) owns 15% or more of the outstanding voting stock of the corporation, or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person, subject to certain exceptions.

A “business combination” includes a merger or consolidation, and certain dispositions of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all of the corporation’s assets determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the corporation.

However, the above provisions of Section 203 of the DGCL do not apply if:

•	the corporation’s board of directors approves either the business combination or the transaction that made the stockholder an “interested stockholder,” prior to the time that the stockholder became an interested stockholder;

•	upon the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the corporation’s voting stock outstanding at the time the transaction commenced, excluding for this purpose certain statutorily excluded shares; or

•	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of the corporation’s stockholders, and not by written consent, by an affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a Delaware corporation for a three-year period.

Our Proposed Charter will opt Sono Delaware out of the provisions of Section 203 of the DGCL relating to corporate takeovers. Accordingly, Sono Delaware will not be subject to Section 203.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our Proposed Charter provides otherwise. Our Proposed Charter will prohibit stockholder action by written consent (and, thus, requires that all stockholder actions be taken at a meeting of our stockholders).

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No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Proposed Charter will not provide for cumulative voting.

Rights of Class B Common Stock

Our Proposed Charter will provide that holders of Class B Common Stock are entitled to 25 votes for each share held on all matters submitted to a vote of stockholders. The voting rights of the Class B Common Stock under our Proposed Charter could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Issuance of Shares of Class B Common Stock

The Sono Delaware Board will have the authority, without further action by our stockholders, to issue additional shares of Class B Common Stock, up to the aggregate number of shares of Class B Common Stock that are then authorized for issuance under our Proposed Charter (as amended from time to time following the effectiveness of the proposed Redomiciliation Transaction, if completed). The existence of authorized but unissued shares of Class B Common Stock would enable the Sono Delaware Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

Following the effectiveness of the proposed Redomiciliation Transaction, if completed, we currently expect that there will be 9,960,000 unissued shares of Class B Common Stock authorized under our Proposed Charter.

Rights of Series A Preferred Stock

Our Proposed Charter will provide that holders of Series A Preferred Stock are entitled to 30,000 votes for each share held on all matters submitted to a vote of stockholders. In addition, holders of Series A Preferred Stock will have liquidation, conversion and preemptive rights under our Proposed Charter as further described in this section under the heading “New Preferred Stock—Series A Preferred Stock.” Such rights and preferences of the Series A Preferred Stock under our Proposed Charter could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Designation and Issuance of Series of New Preferred Stock

The Sono Delaware Board will have the authority, without further action by our stockholders, to designate and issue additional shares of any series of New Preferred Stock, up to the aggregate number of undesignated shares of New Preferred Stock that are then authorized for issuance under our Proposed Charter (as amended from time to time following the effectiveness of the proposed Redomiciliation Transaction, if completed), having such rights and preferences, including voting rights, designated from time to time by the Sono Delaware Board and set forth in a Preferred Stock Designation. The existence of authorized but unissued shares of New Preferred Stock would enable the Sono Delaware Board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or other means.

Following the effectiveness of the proposed Redomiciliation Transaction, if completed, we currently expect that there will be 9,998,599 undesignated shares of New Preferred Stock authorized under our Proposed Charter.

Nasdaq-CM Listing

The Sono N.V. Ordinary Shares commenced trading on the Nasdaq-CM under the ticker symbol “SSM” on September 5, 2025. In connection with the Redomiciliation Transaction, Sono N.V. intends to submit a notification form to Nasdaq. We expect that the Class A Common Stock will continue to trade under the same symbol on the Nasdaq-CM following the Redomiciliation Transaction. There is no assurance, however, that we will be able to satisfy the continued listing requirements of the Nasdaq-CM prior to or following the implementation of the Redomiciliation Transaction. We do not intend for the Class B Common Stock or any series of New Preferred Stock to be listed for trading on any securities exchange or included in any automatic quotation system.

Transfer Agent and Registrar

Our Transfer Agent and registrar for our capital stock is Equiniti Trust Company, LLC. We do not intend to change our Transfer Agent and registrar following the effectiveness of the Redomiciliation Transaction, if completed.

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Limitation on Personal Liability; Indemnification of Directors and Officers

The Proposed Charter will limit the personal liability of our directors to the fullest extent permitted by the DGCL.

The Proposed Organizational Documents will also provide that Sono Delaware will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may later be amended, any director or officer of Sono Delaware who was or is made or is threatened to be made a party or is otherwise involved in any proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of Sono Delaware or, while serving as a director or officer of Sono Delaware, is or was serving at the request of Sono Delaware as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such proceeding.

Furthermore, the Proposed Bylaws will provide that Sono Delaware may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of Sono Delaware or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Sono Delaware would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Sono Delaware or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful share purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

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Stockholder Proposals

If the Redomiciliation Transaction is consummated, Sono Delaware will hold an annual meeting of stockholders in 2026 (or, if the Redomiciliation Transaction has not been consummated, Sono N.V. will hold an annual general meeting of shareholders in 2026) (in either case, the “2026 Annual Meeting”) and we will provide notice of or otherwise publicly disclose the date on which the 2026 Annual Meeting will be held. SEC rules permit shareholders to submit proposals for inclusion in our 2026 Annual Meeting proxy statement by satisfying the requirements set forth in Rule 14a-8 of the Exchange Act. These shareholder proposals must have been submitted, along with proof of ownership of our shares in accordance with Rule 14a-8(b)(2), to Investor Relations at our principal executive offices, located at 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America, no later than the close of business on March 26, 2026 (120 days prior to the anniversary of the mailing date for Sono N.V.’s 2025 annual general meeting). If the 2026 Annual Meeting is held more than 30 days before or after the first anniversary of the date of Sono N.V.’s 2025 annual general meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2026 Annual Meeting, which we deem to be the later of 60 days prior to the 2026 Annual Meeting or 10 days following the first public announcement by Sono N.V. or Sono Delaware (as applicable) of the date of such meeting. Failure to deliver a proposal in accordance with these procedures may result in it being deemed not timely received. Submitting a shareholder proposal does not guarantee that we will include it in our 2026 Annual Meeting proxy statement. Shareholder proposals that do not meet the requirements set forth above may be excluded from our 2026 Annual Meeting proxy statement as provided under Rule 14a-8.

Any other stockholder proposals and nominations to be presented at our 2026 Annual Meeting, must be received by Investor Relations at our principal executive offices no later than 60 days before the date of the 2026 Annual Meeting. If the Redomiciliation Transaction is not approved by our shareholders at the Special Meeting, we will remain a Dutch company and any shareholder proposals and nominations must also be given pursuant to the requirements of Dutch law. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, the notice given by any shareholder who intends to solicit proxies in support of director nominees other than our nominees must comply with any additional requirements of Rule 14a-19 under the Exchange Act.

Proposals and nominations that are not received by the dates specified above will be considered untimely. In addition, proposals must comply with applicable law, our Existing Articles (or, following consummation of the Redomiciliation Transaction, our Proposed Bylaws) and the rules and regulations of the SEC. We will not entertain any nominations or other proposals at an annual meeting that do not satisfy these requirements. For nominations or other proposals that are properly submitted and timely filed, if the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any such shareholder proposal, provided that we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion. Our Existing Articles are available online through the SEC’s EDGAR website as Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the SEC on April 1, 2026. We strongly encourage shareholders to seek advice from knowledgeable counsel before submitting a nomination or other proposal.

Other Shareholder Communications

Shareholders who wish to communicate with the Supervisory Board, a committee thereof, or any such other individual director or directors, may do so by sending a written communication addressed to the Supervisory Board, a committee thereof, or such individual director or directors, at c/o Investor Relations, Sono Group N.V., 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America. Any shareholder communication that is not in the nature of advertising, promotions of product or service, or patently offensive material will be forwarded promptly to the member(s) of the Supervisory Board to whom the shareholder communication is addressed. In the case of any shareholder communication to the Supervisory Board or any group or committee of directors, we will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

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Experts

The consolidated financial statements of Sono N.V. as of and for the years ended December 31, 2025 and 2024 incorporated by reference in this proxy statement/prospectus and in the Registration Statement have been so incorporated in reliance on the report of Grassi & Co., CPAs, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such report on the consolidated financial statements contains an explanatory paragraph regarding Sono N.V.’s ability to continue as a going concern.

Legal Matters

The legality of the shares of New Common Stock and the shares of Series A Preferred Stock offered hereby will be passed upon for Sono Delaware by DLA Piper LLP (US).

Delivery Of Documents To Shareholders

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding our shares that share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these shareholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our proxy materials mailed to you, please submit a request to Investor Relations at ir@sonomotors.com or by calling +1 (352) 502-1191, or you can contact Sodali & Co, our proxy solicitor, at ________ or by calling +1 (___) ___-_____ (toll-free), and we will promptly send you what you have requested. You can also contact Investor Relations at the email or phone number above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

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Where you can find more information

Sono N.V. and Sono Luxembourg have filed with the SEC the Registration Statement under the Securities Act with respect to the voting of the Sono N.V. Ordinary Shares, Sono N.V. High Voting Shares and Sono N.V. Preferred Shares at the Special Meeting, and the shares of New Common Stock and Series A Preferred Stock to be issued pursuant to this proxy statement/prospectus if the Redomiciliation Proposal and the Merger Proposal are approved at the Special Meeting, the other conditions to Closing are satisfied, and the Redomiciliation Transaction is completed. The Registration Statement, including the attached annexes and exhibits, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit from this proxy statement/prospectus certain information included in the Registration Statement. For further information about us and the securities offered hereby, you should refer to the Registration Statement and the annexes and exhibits filed with the Registration Statement. With respect to the statements contained in this proxy statement/prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the Registration Statement.

As of January 1, 2025, Sono N.V. began reporting with the SEC as a domestic issuer instead of a foreign private issuer. As a result, we are subject to the same reporting and disclosure requirements applicable to domestic U.S. companies and are required to file with the SEC periodic reports and financial statements on Form 10-K and Form 10-Q, as applicable, as well as Current Reports on Form 8-K and proxy statements on Schedule 14A, under the Exchange Act. Prior to January 1, 2025, we were a foreign private issuer and, in compliance with SEC regulations, we filed or furnished periodic and current reports with the SEC on the reporting forms available to foreign private issuers, namely Form 20-F and Form 6-K.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports filed or furnished pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. You can obtain any of the documents filed with or furnished to the SEC by Sono N.V. at no cost from the SEC’s website at http://www.sec.gov. These documents are also posted on the “Investor Relations” section of Sono N.V.’s website at https://ir.sonomotors.com/. You may also request copies of these documents, free of charge by contacting Sono N.V. in writing at the following address or by telephone as indicated below, and we will provide promptly a copy of any document we have filed with the SEC:

Sono Group N.V.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

United States of America

Tel: +1 (352) 502-1191

Attn: Investor Relations

Email: ir@sonomotors.com

If you have questions about the proposals or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus, Sono N.V.’s 2025 Annual Report or need to obtain proxy cards or other information related to the proxy solicitation, please contact Sodali & Co, the proxy solicitor for Sono N.V., by calling +1 (___) ___-_____ (toll-free), or banks and brokers can call +1 (___) ___-_____, or by emailing _______. You will not be charged for any of the documents that you request. If you would like to request any documents, please do so by _____, 2026, which is five business days prior to the date of the Special Meeting, in order to receive them before the Special Meeting.

You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this proxy statement/prospectus. Neither the mailing of this document to shareholders of Sono N.V. nor the issuance by Sono Luxembourg or Sono Delaware of any securities in connection with the Redomiciliation Transaction will create any implication to the contrary.

Information on the website of Sono N.V. is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement/prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this proxy statement/prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that Sono N.V. has previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 1, 2026;

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 19, 2026; and

•	Current Reports on Form 8-K, filed with the SEC on January 29, 2026, February 24, 2026, March 10, 2026, March 16, 2026, and March 19, 2026 (as amended by the Form 8-K/A filed with the SEC on May 8, 2026).

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the date of the Special Meeting, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this proxy statement/prospectus, and information that we file later with the SEC and incorporate by reference in this proxy statement/prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this proxy statement/prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this proxy statement/prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this proxy statement/prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this proxy statement/prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Any such request may be made by writing or calling us at the following addresses or phone number:

Sono Group N.V.

4965 Trinidad Drive

Land O’ Lakes, Florida 34639

United States of America

Tel: +1 (352) 502-1191

Attn: Investor Relations

Email: ir@sonomotors.com

Exhibits to any documents incorporated by reference in this proxy statement/prospectus will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

You should rely only on the information incorporated by reference or provided in this proxy statement/prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this proxy statement/prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

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ANNEX A

14 July 2026

Sono Group S.à r.l.

société à responsabilité limitée

8 Avenue de la Gare, L-1610 Luxembourg

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B302122

Sono Group N.V.

Waldmeisterstrasse 93, 80935 Munich,

Germany

Dutch trade register number: 80683568

CROSS-BORDER MERGER PROPOSAL

PROJET COMMUN DE FUSION

FUSIEVOORSTEL

A-1

The undersigned

1	a. Kevin John McGurn,

acting in his capacity as person authorized by the articles of association in the absence or inability of the managing directors and thus constituting the entire management board (bestuur) of Sono Group N.V., a limited liability company (naamloze vennootschap) under the laws of the Netherlands, having its corporate seat (zetel) at Amsterdam, the Netherlands, and offices at Waldmeisterstrasse 93, 80935 Munich, Germany, and registered with the Dutch Trade Register under number 80683568 (Sono N.V.); and

b.	David August Dodge;

c.	Christopher Charles Schreiber; and

d.	Owen Arthur May,

being the sole supervisory directors, and thus constituting the supervisory board of Sono N.V.; and

2	Kevin John McGurn,

being the sole manager of Sono Group S.à r.l., a private limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, having its registered office at 8 Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg, and registered with the Register of Commerce and Companies of Luxembourg under number B302122 (Sono Lux),

Sono N.V. and Sono Lux together the Merging Companies and each a Merging Company.

BACKGROUND

A	The management bodies of the Merging Companies have resolved to draw up the following draft terms of the Cross-Border Merger (as defined hereinafter) (Cross-Border Merger Proposal) in accordance with the provisions of articles 1025-1 et seq. of the Luxembourg law of 10 August 1915 on commercial companies, as amended and restated (Lux Law) and the provisions of the articles in Title 7 of Book 2 of the Dutch Civil Code (Dutch Law).

B	This cross-border merger is to be carried out by way of absorption of Sono N.V. by Sono Lux, in accordance with article 1025-1(2) 1° of the Lux Law and articles 2:309, 2:324 and 2:333c of the Dutch Law.

1	Definitions and interpretation

1.1	Any capitalised term used in this Merger Proposal, has the meaning ascribed to it in Clause 10.

1.2	Unless the context requires otherwise, a reference in this Cross-Border Merger Proposal to a Clause or Schedule is to the relevant Clause of or Schedule to this Cross-Border Merger Proposal.

1.3	Any reference in this Cross-Border Merger Proposal to any gender includes all genders and non-binary individuals, and words importing the singular include the plural and vice versa.

1.4	Headings of Clauses and titles of Schedules are for convenience only and do not affect the interpretation of this Cross-Border Merger Proposal.

2	DESCRIPTION OF THE CONTEMPLATED CROSS-BORDER MERGER

2.1	At the time of the publication of this Cross-Border Merger Proposal, Sono Lux is a wholly-owned subsidiary of Sono N.V. and has been incorporated by Sono N.V. for purposes of the Cross-Border Merger.

A-2

2.2	At the time of the publication of this Cross-Border Merger Proposal, Sono Lux is a private company with limited liability (société a responsabilité limitée) under the laws of the Grand Duchy of Luxembourg and shall be, immediately prior to the Effective Date, converted into a public limited liability company (société anonyme) under the laws of the Grand Duchy of Luxembourg.

2.3	The Sono N.V. Ordinary Shares are listed and admitted to trading on Nasdaq (ticker symbol: SSM). Upon implementation of the Cross-Border Merger, the shareholders of Sono N.V., other than the Withdrawing Shareholders, become entitled to and will hold Sono Lux Shares. Following the Cross-Border Merger, it is proposed that Sono Lux shall give effect to a cross-border conversion whereby Sono Lux will transfer its registered seat, its principal establishment, its effective place of management and central place of administration to the State of Delaware, United States of America, and will be Sono Delaware (Conversion). Pursuant to the Conversion, the Sono Lux Shares will remain outstanding and become Sono Delaware Shares on the moment the Conversion is effected, and such shareholders will from that moment hold Sono Delaware Shares in their securities account. The Sono Delaware Shares will remain listed on Nasdaq. The Sono N.V. Ordinary Shares will trade until the last day of trading on Nasdaq preceding the Effective Date, and as Sono Delaware Shares as of the first trading day on Nasdaq after the Effective Date.

2.4	The management bodies of the Merging Companies propose to carry out a cross-border merger whereby all of the assets and liabilities of Sono N.V. will be transferred under universal title (onder algemene titel) to Sono Lux and Sono N.V. will be dissolved without liquidation in accordance with the provisions of article 1025-17 of the Lux Law and the Dutch Law (Cross-Border Merger).

2.5	The Cross-Border Merger is proposed due to a number of reasons. Reference is made to the S-4 Prospectus for a detailed explanation of the business, financial and structuring reasons for the Cross-Border Merger. A copy of the S-4 Prospectus has been made available on the website of Sono N.V. (https://sonomotors.com/). Since 2024, the Supervisory Board, the Management Board and the rest of Sono N.V.'s management team undertook a review of the existing structure, business plan, operations, and the jurisdiction of incorporation of Sono N.V. and the geographical footprint of Sono's investors. The Redomiciliation Transaction, should enhance shareholder value over the long-term by simplifying the corporate structure and to gain operational efficiencies by providing potential strategic opportunities and benefits, including but not limited to:

(a)	Simplifying the corporate structure and streamlining reporting requirements. The Redomiciliation Transaction will result in a simplified corporate structure and more streamlined reporting requirements, which will improve the operational and financial flexibility. In particular, the domestication will (i) facilitate efforts incurred to assess, implement, and remain compliant with multiple regulatory and reporting requirements for Sono Delaware on a consolidated basis, and (ii) provide opportunities for Sono Delaware to improve operational efficiencies and financial flexibility in the corporate treasury, cash management, risk management, and tax functions.

(b)	Benefiting from prominence, predictability, and flexibility of Delaware Law. The Redomiciliation Transaction should enable benefiting from well-established principles of corporate governance under Delaware law, which are more closely aligned with the Nasdaq-CM listing standards and the SEC governance requirements.

2.6	The management bodies of the Merging Companies mutually undertake to take all necessary steps to carry out the Cross-Border Merger and the Conversion, in accordance with the conditions detailed hereafter and set out, hereby, the draft terms of the Cross-Border Merger.

3	THE CROSS-BORDER MERGER

3.1	Sono N.V., acting as sole shareholder of Sono Lux, shall take and pass all required shareholder resolutions in front of the Luxembourg notary and the Extraordinary General Meeting shall be asked to take and pass shareholder resolutions in front of a Dutch civil-law notary, following the filing and publication of this Cross-Border Merger Proposal in accordance with the provisions of Chapter Vbis of Title I of the Luxembourg law of 19 December 2002 on the register of commerce and companies and the accounting and annual accounts of undertakings, as amended from time to time, and in accordance with articles 2:314 and 2:333e of the Dutch Law (Publication), in order to approve the Cross-Border Merger in accordance with the terms contained in the Cross-Border Merger Proposal.

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3.2	In accordance with article 1025-14 and article 1025-15 of the Lux Law, the Cross-Border Merger will take effect between the Merging Companies on the date of completion of the Cross-Border Merger pursuant to the resolutions of the sole shareholder of Sono Lux approving the proposed Cross-Border Merger, after the three (3) months objection period and subject to receipt of the Dutch law pre-merger certificate delivered to the Luxembourg notary and following the control provided in article 1025-14 of the Lux Law (Effective Date).

3.3	Pursuant to article 33.1, sub h, of the articles of association of Sono N.V. the resolution to resolve on the proposed Cross-Border Merger by the Extraordinary General Meeting is made at the proposal of the Management Board.

4	INFORMATION PROVIDED UNDER ARTICLE 1025-4 OF LUX LAW AND ARTICLES 2:312, 2:326 AND 2:333D OF DUTCH LAW

Type of legal entity, name, statutory seat, registered office and shareholding of the Merging Companies

Sono Lux

4.1	The private limited liability company (société à responsabilité limitée) Sono Group S.à r.l. has its registered office at 8 Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg and is registered with the RCS under number B302122.

4.2	Sono Lux has been incorporated under the laws of the Grand Duchy of Luxembourg pursuant to a deed of Maître Dirk Leermakers, notary residing in Clervaux, Grand Duchy of Luxembourg, dated 28 October 2025, published in the RESA on 25 November 2025 under reference RESA_2025_254.46.

4.3	The articles of association of Sono Lux have not been amended since its incorporation.

4.4	The subscribed share capital of Sono Lux is set at twelve thousand euro (EUR 12,000), represented by twelve thousand (12,000) shares, having a nominal value of one euro (EUR 1) each, all of which are fully paid up.

4.5	Sono Lux is fully owned by Sono N.V.

Sono N.V.

4.6	The naamloze vennootschap Sono Group N.V. has its statutory seat in Amsterdam, the Netherlands, registered office at Waldmeisterstrasse 93, 80935 Munich, Germany, and is registered with the Kamer van Koophandel under number 80683568.

4.7	Sono N.V. (at that time named Sono Motors Finance B.V.) has been incorporated under the laws of the Netherlands pursuant to a notarial deed of incorporation executed before P.C.S. van der Bijl, civil-law notary in Amsterdam, the Netherlands, on 23 October 2020.

4.8	At the time of this Cross-Border Merger Proposal, the articles of association of Sono N.V. have been amended for the last time by a notarial deed of amendment executed before A.J. Wiggers, civil-law notary in Amsterdam, the Netherlands, on 10 September 2025.

4.9	At the time of this Cross-border Merger Proposal, the issued share capital of Sono N.V. amounts to four hundred forty-four thousand five hundred and forty-eight euro and thirty-four eurocent euro (EUR 444,548.34) divided into:

(a)	1,424,834 ordinary shares, each having a nominal value of one eurocent (EUR 0.01);

(b)	40,000 high voting shares, each with a nominal value of twenty-five eurocent (EUR 0.25); and

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(c)	1,401 preferred shares, each with a nominal value of three hundred euro (EUR 300.00),

all of which are fully paid up.

Sono Lux after the Cross-Border Merger

4.10	Immediately prior to the Effective Date, Sono Lux will increase its share capital and convert its shares into (i) Sono Lux Class A Shares, (ii) Sono Lux Class B Shares and (iii) Sono Lux Preferred Shares and legally convert its legal entity form from a Luxembourg law governed private limited liability company (société à responsabilité limitée) into a Luxembourg law governed public limited liability company (société anonyme) (Sono SA Conversion). Following the Cross-Border Merger taking legal effect, Sono Lux, as a legal entity, will continue to exist as a public limited liability company (société anonyme) under Luxembourg laws, as Sono Group S.A, and at its current registered office until the Redomiciliation Transaction after which it shall continue to exist as Sono Delaware.

4.11	The articles of association of Sono Lux as they read on the date of this Cross-Border Merger Proposal are attached hereto as Schedule 1.

4.12	The articles of association of Sono Lux will be amended on the Effective Date and will read as set out in Schedule 2.

Share exchange ratio and cash payment pursuant to article 2:326 paragraph a of the Dutch Law and article 1025-4 2° and 1025-4 3° of the Lux Law

4.13	Immediately prior to the Merger Sono Lux will in principal increase its share capital by way of a contribution in cash of EUR 32,454.834, up to EUR 44,454.834 divided into (i) 1,424, 834 Class A ordinary shares of EUR 0.001 each, (ii) 1,000,000 Class B shares with a par value of 0.001 and (iii) 42,030,000 Lux Preferred Shares with a nominal value of EUR 0.001, with the understanding that the final amount and number of shares depends on the issued share capital of Sono N.V. just prior to the Effective Date and the number of Sono N.V. shares for which the Withdrawal Right has been validly exercised.

4.14	In consideration for the transfer of all assets and liabilities of Sono N.V. Sono Lux will allot shares to the shareholders of Sono N.V. subject to the Withdrawal Right and Clause 8, without any further capital increase, in accordance with the following exchange ratio (Exchange Ratio):

(a)	for each Sono N.V. Ordinary Share, with a nominal value of one eurocent (EUR 0.01): one (1) Sono Lux Class A Share, with a nominal value of one thousandth euro (EUR 0.001), will be granted;

(b)	for each Sono N.V. High Voting Share, with a nominal value of twenty-five eurocent (EUR 0.25): twenty-five (25) Sono Lux Class B Shares, each with a nominal value of one thousandth euro (EUR 0.001), will be granted; and

(c)	for each Sono N.V. Preferred Share, with a nominal value of three hundred euro (EUR 300): thirty thousand (30,000) Sono Lux Preferred Shares, each with a nominal value of one thousandth euro (EUR 0.001), will be granted.

To fully preserve the voting rights of the shareholders of Sono and to be fully compliant with Luxembourg Law, each Sono N.V. High Voting Share will be exchanged for twenty-five Sono Lux Class B Shares and each Sono N.V. Preferred Share will be exchanged for thirty thousand Sono Lux Preferred Shares. Indeed, while the economical rights attached to the Sono Lux Shares will be calculated on the basis of the portion of the share capital represented by such shares, the voting rights attached to the Sono Lux Shares will be based on the number of Sono Lux Shares held by their relevant holder, as those rights are further detailed in the articles of Sono Lux attached in schedule 2. Therefore, pursuant to the Exchange Ratio, each shareholder of Sono N.V. will have the same voting and profit entitlement rights as shareholder of Sono Lux immediately following the effectuation of the Cross-Border Merger.

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4.15	The shares granted by Sono Lux as part of the Cross-Border Merger in exchange for the Ordinary Shares of Sono N.V. that are admitted to listing and trading will be allotted to the depositary intermediaries on a pro rata basis, for inclusion in the register held by Equiniti Trust Company, LLC, having its headquarters at 28 Liberty Street, New York, NY 10005, USA, as transfer agent. The shares allotted by Sono Lux as part of the Cross-Border Merger in exchange for the shares in the capital of Sono N.V. that are not admitted to listing and trading will be recorded in the share register of Sono Lux.

4.16	As the Exchange Ratio will not lead to any fractional entitlement to Sono Lux Shares, no cash payment to Sono N.V. shareholders will be made by Sono Lux, subject to the Withdrawal Right.

4.17	The Exchange Ratio established by the Merging Companies has been or will be submitted for evaluation purposes to experts appointed by Sono N.V. Under article 1025-7 (4) of the Lux Law, Sono Lux is exempt from appointing an auditor to evaluate the Exchange Ratio.

Date from which and the extent to which the shareholder of Sono N.V. will share in the profits of Sono Lux pursuant to article 2:326 paragraph b of the Dutch Law and article 1025-4 5° of the Lux Law

4.18	The shareholders of Sono N.V. shall fully share in the profits of Sono Lux as from the Effective Date.

Cancellation of Sono N.V. shares and Sono Lux Shares pursuant to article 2:326 paragraph c of the Dutch Law

4.19	Each share in the capital of Sono N.V. held in treasury by, or for the account of Sono N.V., and any shares in the capital of Sono N.V. held by Sono Lux, if any, at the Effective Date will cease to exist as part of the Cross-Border Merger with no Sono Lux Shares being granted for such shares, all in accordance with article 2:325 paragraph 4 of the Dutch Law.

4.20	All shares in the capital of Sono Lux held by Sono N.V. will be cancelled or otherwise neutralised in accordance with Dutch and Luxembourg Law.

Impact for the holders of non-voting shares or non-profit shares pursuant to article 2:326 paragraph d of the Dutch Law

4.21	None of the Merging Companies has issued non-voting shares or non-profit sharing shares.

Compensation pursuant to article 2:326 paragraphs e and f and article 2:330a of the Dutch Law

4.22	No compensation or a request thereto following article 2:330a of the Dutch Law is applicable.

Date as of which the operations of Sono N.V. will be treated, for accounting purposes, as being carried out on behalf of Sono Lux pursuant to article 1025-4 6° of the Lux Law

4.23	The operations and the financial data of Sono N.V. will be treated, for accounting purposes, as being carried out on behalf of Sono Lux as from the Effective Date.

Accounting aspects of the Cross-Border Merger pursuant to articles 1025-4 11° and 1025-4 12° of the Lux Law

4.24	The following annual accounts of the Merging Companies were used to determine the terms and conditions of the Cross-Border Merger:

(a)	the interim balance sheet of Sono Lux as per 31 May 2026; and

(b)	the interim balance sheet of Sono N.V. as per 31 May 2026 (Sono N.V. Interim Accounts).

4.25	The assets and liabilities of Sono N.V., which will be transferred to Sono Lux, are valued on the basis of the Sono N.V. Interim Accounts, and pursuant to their net accounting value as follows, and as further broken down in the Sono N.V. Interim Accounts:

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(a)	total assets: five million nine hundred thirty-nine thousand six hundred and seventy-one US dollars (USD 5,939,671.00);

(b)	total liabilities: seven million one hundred forty-seven thousand one hundred and sixty-two US dollars (USD 7,147,162);

(c)	total net assets: negative one million two hundred seven thousand four hundred and ninety-one US dollars (USD (1,207,491)).

4.26	The Management Board has appointed Visser & Visser Audit en Assurance B.V. as the auditor to investigate the Exchange Ratio. A copy of the auditor's report has been attached hereto as Schedule 3.

Rights conferred by Sono Lux to shareholders having special rights and to holder(s) of securities other than shares referred to in article 1025-4 7° of the Lux Law and article 2:320 of the Dutch Law

4.27	To the holders of securities or of special rights in Sono N.V., Sono Lux will grant the same rights to (or, if not allowed under the laws of Luxembourg, a right economically comparable) such holders or persons as were granted by Sono N.V.

Special advantages and/or benefits granted to the experts referred to in article 1025-7 of the Lux Law, to the managers or managing directors or supervisory directors (as the case may be) of the Merging Companies and to any of the persons (if any) referred to in article 1025-4 8° of the Lux Law and article 2:312 paragraph 2 sub d of the Dutch Law

4.28	No person will be entitled to receive any special advantages and/or benefits in connection with or as a result of the Cross-Border Merger.

Employees and impact of the Cross-Border Merger on employment pursuant to article 1025-4 4° of the Lux Law

4.29	Sono N.V. has one employee. As far as can be foreseen at this time, the legal position of the employee of Sono N.V. will not change in any respect as a result of the Cross-Border Merger. The employee shall be an employee of Sono Lux as a result of the Cross-Border Merger. Sono Lux does not have any employees. None of the Merging Companies has a works council. The Cross-Border Merger is not expected to affect the social interests of the employee of Sono N.V.

4.30	In accordance with articles 2:313 paragraph 1 and 2:333f of the Dutch Law, Sono N.V. and Sono Lux have prepared a combined report addressed to the shareholders and the employees, explaining, among other things, the impact of the Cross-Border Merger on their business activities and the employment (Explanatory Report). Such report will be made available by Sono N.V. and Sono Lux electronically at least six (6) weeks prior to the General Meeting of Sono N.V. Any remarks submitted by shareholders and employees will be made available at the addresses of the Merging Companies.

4.31	In accordance with the provisions of article 1025-6 7° of the Lux Law, Sono Lux is technically exempted from the obligation to draw a report to its sole shareholder.

4.32	Sono Lux and Sono N.V. do not have any employee participation mechanism as referred to respectively in article L. 426-13 of the Luxembourg Labour Code and article 2:333k of the Dutch Law and thus no specific procedure for the adoption of arrangements with regard to co-determination by employees is applicable.

4.33	To the extent applicable, the Cross-Border Merger will not have a material detrimental impact on existing employment contracts (other than the change of employer) and the working conditions of employees of the Merging Companies, and the Cross-Border Merger is not expected to have any effect on employment.

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4.34	All employees of the Merging Companies will be informed of the proposed Cross-Border Merger, the reasons and any legal, economic and social consequences of the Cross-Border Merger for the employees and any measures considered in relation thereto, in accordance with the applicable laws.

5	CONSEQUENCES OF THE CROSS-BORDER MERGER

5.1	The Cross-Border Merger will trigger ipso jure the applicable consequences detailed in article 1025-17 (1) of the Lux Law and in particular, (i) the universal transfer of all assets and liabilities (including all contracts, credits, rights and obligations) of Sono N.V. to Sono Lux, (ii) the shareholders of Sono N.V. will become the shareholders of Sono Lux, subject to the Withdrawal Right and (iii) Sono N.V. shall cease to exist.

5.2	Any applicable mandatory requirements under any local applicable law will be complied with, including but not limited to (i) any notification requirements to the employees of the relevant subsidiary of the Merging Companies, (ii) any notification or the transfer and assignment (as appropriate) of contracts and agreements subject to local applicable law (to the extent applicable).

5.3	Sono Lux shall pay, as of the Effective Date, all taxes, contributions, duties, levies and insurance premiums which will or may become due with respect to the ownership of the assets which have been contributed.

5.4	As of the Effective Date, Sono Lux shall perform all agreements and obligations whatsoever of Sono N.V.

5.5	Sono Lux shall incur all debts and liabilities of any kind of Sono N.V. In particular, it shall pay interest and principal on all debts and liabilities of any kind incurred by Sono N.V.

5.6	Subject to the provisions of article 1025-17 (3) of the Lux Law, the rights and claims comprised in the assets of Sono N.V. will be transferred under universal title to Sono Lux with all the securities attached thereto. Sono Lux shall thus be subrogated, without novation, in all rights, of Sono N.V. with respect to all assets and against all debtors without any exception.

5.7	The activities of Sono N.V. will be continued by Sono Lux after the Cross-Border Merger.

5.8	The Cross-Border Merger will not influence the amount of goodwill or the distributable reserves of Sono Lux. Sono Lux will maintain the legal reserves held by Sono N.V. following the Cross-Border Merger.

5.9	All corporate documents of Sono N.V. will be kept at the registered office of Sono Lux for as long as prescribed by the Lux Law.

5.10	The mandates of the members of the Management Board and the Supervisory Board of Sono N.V. will be terminated on the Effective Date. As of the date of the present Cross-Border Merger Proposal, Sono Lux is managed by Kevin McGurn. On or before the Effective Date, Sono Lux will be managed by a board composed of:

(a)	Kevin McGurn;

(b)	David August Dodge (Chair);

(c)	Christopher Charles Schreiber; and

(d)	Owen Arthur May.

5.11	With respect to each committee of the Supervisory Board of Sono N.V. in existence as of immediately prior to the Effective Date (each, a Sono N.V. Committee), upon completion of the Redomiciliation Transaction, Sono Delaware's board will appoint a separate committee of the Sono Delaware's board of directors (each, a Sono Delaware Committee): (i) having the same name as such Sono N.V. Committee, (ii) possessing and delegated with, to the fullest extent permitted by applicable law, the same powers, authority and duties as the powers, authority and duties of such Sono N.V. Committee immediately prior to the Effective Date, and (iii) consisting of Mr Dodge, Mr Schreiber and Mr May.

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6	CREDITORS RIGHTS UNDER LUXEMBOURG LAW AND THE LAWS OF THE NETHERLANDS

6.1	After prior notification to the Merging Companies (as applicable), and within three (3) months of the Publication, creditors of the Merging Companies may apply to the judge of the Tribunal d’Arrondissement sitting in commercial and urgent matters and/or the relevant court in the Netherlands for additional protections and to obtain adequate safeguards. Creditors must demonstrate that the Cross-Border Merger could compromise the recovery of their claim. The president of the relevant chamber of the Tribunal d’Arrondissement and the relevant court in the Netherlands, respectively, shall reject the application if:

(a)	the creditor already holds adequate safeguards; or

(b)	considering Sono Lux's post-merger financial situation, such safeguards are deemed unnecessary.

The debtor company may also prevent the granting of such safeguards by discharging the debt in full, even in the case of term debt. If the safeguards ordered are not provided within the prescribed period, the relevant debt will become immediately due and payable.

6.2	At the moment, none of the Merging Companies has provided safeguards, such as guarantees or securities, in favour of any creditor, as meant in article 1025-4 14° of the Lux Law and article 2:333d, paragraph g, of the Dutch Law. As of the Effective Date, the creditors of Sono N.V. will become creditors of Sono Lux.

7	PROPOSED INDICATIVE TIMETABLE OF THE CROSS-BORDER MERGER

7.1	The management bodies of the Merging Companies shall prepare an announcement addressed to the shareholders, the creditors and, if any, the employees of the Merging Companies, as referred to in article 2:333e of the Dutch Law (Announcement). The shareholders, creditors and, if any, employees of the Merging Companies can submit remarks on this Cross-Border Merger proposal no later than five (5) business days prior to the respective general meeting of the Merging Companies adopting the resolution on this Cross-Border Merger Proposal. Such remarks will be made available at the registered offices of the Merging Companies and will remain available for the period prescribed by the Lux Law and the Dutch Law.

7.2	This Cross-Border Merger Proposal will be published in the RESA and in the Dutch Government Gazette (Staatscourant).

7.3	After the announcements in the RESA and the Dutch Government Gazette, the objection period of three (3) months, in which creditors may object to this Cross-Border Merger Proposal begins.

7.4	The sole shareholder of Sono Lux will adopt the resolution on this Cross-Border Merger Proposal, by means of the execution of a notarial deed, not less than one (1) month after the announcement in the RESA. The general meeting of Sono N.V. may adopt the resolution on this Cross-Border Merger Proposal, by means of the execution of a notarial deed of record, not less than six (6) weeks after publication of the Announcement. It is intended to adopt the resolutions of the general meetings on a date to be determined in the fall of 2026 or any date later.

7.5	Upon completion of the relevant legal steps in the Netherlands of the Cross-Border Merger, Sono N.V. will, subject to Clause 8, instruct the Dutch civil-law notary (by electronic means) to issue the pre-merger certificate.

7.6	It is intended that the Cross-Border Merger will complete, after finalisation of all legal steps in Luxembourg and the Netherlands, on a date to be determined in the fall of 2026 or any date later.

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8	WITHDRAWAL MECHANISM

8.1	Sono N.V., as the sole shareholder of Sono Lux, shall vote in favour of the resolution to enter into the Cross-Border Merger at the extraordinary general meeting of Sono Lux.

8.2	If the Extraordinary General Meeting of Sono N.V. adopts the proposal to enter into the Cross-Border Merger, any shareholders of Sono N.V. that voted against the Cross-Border Merger may file a Withdrawal Request in accordance with article 2:333h of the Dutch Law during the Withdrawal Period.

8.3	A Sono N.V. shareholder who has voted in favour of the proposal to enter into the Cross-Border Merger at the Extraordinary General Meeting, abstained from voting, or was not present or represented at the Extraordinary General Meeting, does not have any rights to file a Withdrawal Request.

8.4	A Withdrawing Shareholder may only make a Withdrawal Request in respect of Sono N.V. shares that such Withdrawing Shareholder: (i) held at the Record Date and in respect of which such Withdrawing Shareholder voted against the Cross-Border Merger and (ii) still holds at the time of the Withdrawal Request (Sono N.V. Exit Shares). If such Sono N.V. Exit Shares are held by the Withdrawing Shareholder in an account with an intermediary, the legal title to those shares must be unconditionally and free from any restrictions or encumbrances, transferred in accordance with the Withdrawal Request Form. Following such transfer, these shares cannot be traded on Nasdaq or any other trading venue.

8.5	Once the Withdrawal Period has ended, the Withdrawal Request will be irrevocable. Following the submission of the Withdrawal Request Form, a Withdrawing Shareholder shall not be allowed to transfer or dispose of his Sono N.V. Exit Shares in any manner, except with the prior written approval of Sono N.V.

8.6	With reference to Clause 8.8, each of the Merging Companies explicitly reserves the right to not give effect to the Cross-Border Merger if the number of Withdrawing Shareholders is too many as a result of which Sono Lux may be brought in financial difficulties (at the sole discretion of any of the Merging Companies) or no longer compliant with the Lux Law and/or the Dutch Law and/or financial covenants and contractual arrangements. If the Cross-Border Merger is not implemented, no shareholder has any right under the Withdrawal Mechanism. The management body of Sono Lux may resolve to waive this condition.

8.7	Further instructions on the requirements to exercise rights under the Withdrawal Mechanism are included in the Withdrawal Application Form.

Withdrawal Compensation

8.8	Reference is made to various financial reporting and announcements of Sono N.V. in which it has been disclosed that Sono N.V. is in imminent and continuing financing needs and there is uncertainty as to the ability to continue as a going concern. At the date of this Cross-Border Merger Proposal, Sono N.V. has little to no liquidity, cash or other means available to compensate Withdrawing Shareholders. Since the Sono N.V. Ordinary Shares are listed and admitted to trading on Nasdaq, holders of Sono N.V. Ordinary Shares who are considering voting against the Cross-Border Merger have the option to sell their shares in the open market in order to allow the Merging Companies to complete and fully implement the Redomiciliation Transaction.

8.9	On the Effective Date, a Withdrawing Shareholder will not receive Sono Lux Shares. Instead, such Withdrawing Shareholder will receive the Compensation for his Sono N.V. Exit Shares and such Sono N.V. Exit Shares will be cancelled by operation of law as a consequence of the Cross-Border Merger taking effect.

8.10	Due to the reasons set out in Clause 8.8, the Compensation per Sono N.V. share to be received by a Withdrawing Shareholder equals the nominal value of such Sono N.V. Exit Share.

8.11	After expiry of the Withdrawal Period, the management boards of the Merging Companies shall jointly determine the number of Withdrawing Shareholders and the aggregate number of Sono N.V. Exit Shares on the basis of the received Withdrawal Requests.

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8.12	The Compensation may be subject to Dutch dividend withholding tax (current statutory rate is 15 percent) or Dutch conditional withholding tax (current statutory rate is 25.8 percent). Any taxes will be borne by the Withdrawing Shareholder and withheld by Sono Lux (or if the Conversion has been implemented, Sono Delaware) as the entity that will pay the Compensation. Withdrawing Shareholders should determine themselves whether they are entitled to any relief and should timely make proper filings in this respect.

8.13	Sono Lux hereby assumes the obligation to pay the Compensation in accordance with article 2:333i paragraph 5 of the Dutch Law and Article 1025-10 of the Lux Law and will pay, or procure payment of, such Compensation within two months following the Effective Date, net of any applicable tax to be withheld in accordance with Dutch Law and without any interest. For the avoidance of doubt, Sono Lux will be Converted into Sono Delaware immediately after the Effective Date and consequently the Compensation will effectively be paid by Sono Delaware.

8.14	Each of the Merging Companies explicitly reserves the right to not give effect to the Cross-Border Merger if a Withdrawing Shareholders makes a request as referred to in article 2:333h paragraph 4 of the Dutch Law. If the Cross-Border Merger is not implemented, no shareholder has any right under the Withdrawal Mechanism. The sole director of Sono Lux may resolve to waive this condition.

Auditor's certificates

8.15	The Withdrawal Mechanism and Exchange Ratio established by the Merging Companies has been submitted for evaluation purposes to the expert appointed by Sono N.V.

8.16	Under article 1025-7 (4) last paragraph of the Lux Law, Sono Lux is exempt from appointing an auditor to evaluate the Exchange Ratio and the Withdrawal Mechanism.

9	ADDITIONAL PROVISIONS

9.1	The undersigned mutually undertake to take all steps in their power in order to carry out the Cross-Border Merger in accordance with the legal and statutory requirements of both Merging Companies.

9.2	Sono Lux shall carry out all required and necessary formalities in order to carry out the Cross-Border Merger as well as the transfer of all assets and liabilities of Sono N.V. to Sono Lux.

9.3	Pursuant to article 1025-8 of the Lux Law and article 2:314 of the Dutch Law, the following documents will be held available for inspection by the shareholders and persons holding special rights (if any) and meeting rights (if any) of each of the Merging Companies at their registered office, at least six weeks prior to the date set for the general meetings of each of the Merging Companies to approve the Cross-Border Merger:

(a)	the Cross-Border Merger Proposal;

(b)	the Explanatory Report;

(c)	the declarations and the reports of the Dutch auditor;

(d)	the interim balance sheet of Sono Lux as per 31 May 2026;

(e)	the interim balance sheet of Sono N.V. as per 31 May 2026;

(f)	the financial reporting (whether or not these qualify as statutory annual accounts) as well as the management reports, if any, for the last three financial years of the Merging Companies; and

(g)	the Announcement.

A copy of the applicable above-mentioned documents will be granted free of charge upon request.

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9.4	No incentive measures or subsidies were received by Sono N.V. in the Netherlands over the past five (5) years.

9.5	At the time the Cross-Border Merger is completed, Sono N.V. will render and deliver to Sono Lux all originals of all corporate documents, accounting books as well as all accounting documents, ownership titles and any other documents certifying ownership related to all assets, documentation as to realized transactions, movable assets as well as all contracts (insurance contracts, distribution contracts, loans, employment, fiduciary, etc.) archives and any other documents related to assets and rights transferred.

9.6	Sono Lux shall carry out all formalities required by law in respect of any potential charges or taxes relating to the Cross-Border Merger.

9.7	In particular Sono Lux shall:

(a)	carry out all legal formalities of publication concerning the transfers related to the Cross-Border Merger;

(b)	carry out on its own behalf all declarations and formalities with regard to all administration which are necessary to register in its name the assets transferred; and

(c)	carry out all formalities to render the transfer of assets and rights valid vis-à-vis third parties.

9.8	This Cross-Border Merger Proposal has been drawn up on 14 July 2026, in two originals, in order to be registered with the RCS and the Dutch Trade Register (Kamer van Koophandel), and to be published in the RESA and in the Dutch Government Gazette (Staatscourant).

9.9	Should any provision of this Cross-Border Merger Proposal be legally partially or completely void, ineffective or become invalid or unenforceable as a result of any statutory provisions, this shall not affect the validity of the remaining provisions of the Cross-Border Merger Proposal. The Merging Companies undertake to replace the ineffective or invalid provision or unenforceable that comes as close as possible to the economic purposes of the ineffective or invalid provision. The same shall apply to any omissions discovered in the course of performing the Cross-Border Merger Proposal.

9.10	This document is worded in English followed by a French unofficial translation and a Dutch unofficial translation. In case of discrepancies between the English, the French and the Dutch versions, the English version shall prevail.

9.11	For all matters which are not mandatorily subject to the law applicable to Sono N.V. (i.e. Dutch Law) the present draft terms of Cross-Border Merger will be governed by and construed in accordance with the laws of the Grand Duchy of Luxembourg. Any dispute arising from this Cross-Border Merger Proposal will be submitted to the competent courts of the District of the city of Luxembourg.

10	Definitions

10.1	The capitalized terms used in this Cross-Border Merger Proposal shall have the following meaning ascribed to such term:

Compensation	the compensation in cash granted to a Withdrawing Shareholder in respect of Sono N.V. Exit Shares.

Conversion	has the meaning attributed thereto in Clause 2.3.

Cross-Border Merger	has the meaning attributed thereto in Clause 2.4.

Cross-Border Merger Proposal	has the meaning attributed thereto in recital A.

Dutch Law	has the meaning attributed thereto in recital A.

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Effective Date	has the meaning attributed thereto in Clause 3.2.

Exchange Ratio	has the meaning attributed thereto in Clause 4.13.

Explanatory Report	has the meaning attributed thereto in Clause 4.30.

Extraordinary General Meeting	the extraordinary general meeting of Sono N.V., to be held on a date to be determined in the fall of 2026, or such other date as may be the case.

General Meeting	the general meeting of shareholders of Sono N.V.

Lux Law	has the meaning attributed thereto in recital A.

Management Board	the management board of Sono N.V.

Merging Companies and Merging Company	has the meaning attributed thereto in the introduction of this Cross-Border Merger Proposal.

Publication	has the meaning attributed thereto in Clause 3.1.

RCS	Register of Commerce and Companies of Luxembourg.

Record Date	means the 28th day prior to the Extraordinary General Meeting.

Redomiciliation Transaction	the Cross-Border Merger, followed by the Conversion.

S-4 Prospectus	the registration statement on Form S-4 containing a joint proxy statement and prospectus as prepared by Sono Lux and filed with the United States Securities and Exchange Commission (SEC), declared effective by the SEC, and circulated to the shareholders of Sono N.V. and made available on the website of Sono N.V.

Sono N.V.	has the meaning attributed thereto in the introduction of this Cross-Border Merger Proposal.

Sono N.V. Exit Shares	has the meaning attributed thereto in Clause 8.4.

Sono N.V. High Voting Share	a high voting share in the capital of Sono N.V.

Sono N.V. Interim Accounts	has the meaning attributed thereto in Clause 4.24.

Sono N.V. Ordinary Share	an ordinary share in the capital of Sono N.V.

Sono N.V. Preferred Share	a preferred share in the capital of Sono N.V.

Sono Delaware	Sono Group, Inc.

Sono Delaware Class A Share	a share of class A common stock of Sono Delaware.

Sono Delaware Class B Share	a share of class B common stock of Sono Delaware.

A-13

Sono Delaware Shares	the shares in the capital of Sono Delaware. Unless the contrary is apparent, this shall include the Sono Delaware Class A Shares, the Sono Delaware Class B Shares and the Sono Delaware Preferred Shares.

Sono Delaware Preferred Share	a share of series A preferred stock of Sono Delaware.

Sono Lux	has the meaning attributed thereto in the introduction of this Cross-Border Merger Proposal.

Sono Lux Class A Share	a class A ordinary share in the capital of Sono Lux having a nominal value of EUR 0.001 each, and the rights and obligations allocated set out in the articles of association attached as Schedule 2.

Sono Lux Class B Share	a class B ordinary share in the capital of Sono Lux having a nominal value of EUR 0.001 each, and the rights and obligations allocated set out in the articles of association attached as Schedule 2.

Sono Lux Preferred Share	a preferred share in the capital of Sono Lux having a nominal value of EUR 0.001 each, and the rights and obligations allocated set out in the articles of association attached as Schedule 2.

Sono SA Conversion	has the meaning attributed thereto in clause 4.10

Sono Lux Shares	the shares in the capital of Sono Lux. Unless the contrary is apparent, this shall include the Sono Lux Class A Shares, the Sono Lux Class B Shares and the Sono Lux Preferred Shares.

Supervisory Board	the supervisory board of Sono N.V.

Withdrawal Mechanism	the withdrawal mechanism provided to Sono N.V. shareholders who have voted against the Cross-Border Merger and who do not wish to hold shares in Sono Lux, in accordance with article 2:333h of the Dutch Law.

Withdrawal Period	the period ending one month after the day of the extraordinary general meeting of Sono N.V. during which a Sono N.V. shareholder may make a Withdrawal Request.

Withdrawal Request	the right of a Sono N.V. shareholder pursuant to article 2:333h of the Dutch Law and Clause 8 of this Cross-Border Merger Proposal.

Withdrawal Request Form	means the form attached to this Cross-Border Merger Proposal as Schedule 4.

Withdrawal Right	the right of a Sono N.V. shareholder pursuant to article 2:333h paragraph 1 of the Dutch Law and Clause 8 of this Cross-Border Merger Proposal.

Withdrawing Shareholder	any Sono N.V. shareholder who has duly elected to exercise its rights under the Withdrawal Mechanism and has duly submitted a Withdrawal Request to Sono N.V.

A-14

11	Schedules attached to this Cross-Border Merger Proposal

The following documents are attached to this Cross-Border Merger Proposal:

(a)	the current articles of association of Sono Lux;

(b)	the proposed articles of association of Sono Lux as they will read from the Effective Date;

(c)	the Dutch auditor's report; and

(d)	Withdrawal Request Form.

[signature page to follow]

A-15

Signature page

THIS CROSS-BORDER MERGER PROPOSAL HAS BEEN SIGNED ON THE DATE STATED AT THE BEGINNING OF THIS CROSS-BORDER MERGER PROPOSAL BY:

The (temporary) managing and supervisory directors of Sono Group N.V.:

/s/ K.J. McGurn

By: K.J. McGurn

/s/D.A. Dodge

By: D.A. Dodge

/s/ C.C. Schreiber

By: C.C. Schreiber

/s/ O.A. May

By: O.A. May

The sole director of Sono Group S.à r.l.:

/s/ K.J. McGurn

By: K.J. McGurn

A-16

Schedule 1 Current Articles of association of Sono Lux

A-17

Registre de Commerce et des Sociétés Numéro RCS : B302122 Référence de dépôt : L250389414 Déposé le 25/11/2025

Sono Group S.à r.l.

Société à responsabilité limitée

Formulaire de réquisition

Immatriculation

Données relatives à l'établissement principal

Dénomination

Dénomination	Sono Group S.à r.l.

Forme juridique

Forme juridique	Société à responsabilité limitée

Mention supplémentaire	Aucune mention supplémentaire

Siège social

Siège social	8, Avenue de la Gare L-1610 Luxembourg

Objet social

Objet social	3.1L'objet de la Société est la prise de participations, tant au Luxembourg qu'à l'étranger, dans toutes sociétés ou entreprises, sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange, ou de toute autre manière, tous titres, actions et autres titres de participations, obligations, créances, certificats de dépôt et autres instruments de dette et, et plus généralement, toutes valeurs mobilières et instruments financiers émis par une toute entité publique ou privée. Elle pourra participer à la création, au développement, à la gestion et au contrôle de toute entité ou entreprise. Elle pourra en outre, investir dans l'acquisition et la gestion d'un portefeuille de brevets ou autres droits de propriété intellectuelle de quelque nature ou origine que ce soit. 3.2La Société pourra emprunter sous quelque forme que ce soit. Elle pourra procéder à l'émission de billets à ordre, d'obligations et de titres représentatifs d'emprunts et/ou de participation, sous réserve que l'émission d'obligations convertibles ou de tout autre instrument de dette convertible en capital ou droits de souscription, qu'il soit isolé ou attaché à un autre titre, est soumise aux dispositions légales applicables à la cession de parts sociales et à celles concernant l'agrément des non-associés. Elle pourra prêter des fonds, en ce compris, et sans limitation, les revenus de tout emprunt, à ses filiales, sociétés affiliées ou toutes autres sociétés. Elle peut également consentir des garanties et nantir, céder, grever des charges ou créer et accorder des sûretés sur tout ou partie de ses avoirs afin de garantir ses propres obligations et celles de toute autre société et, de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l'autorisation nécessaire. 3.3La Société peut...

L'objet n'a pu être complété dans son intégralité.

Page 18 / 3

Capital social / Fonds social

Type	Fixe
Montant	12 000
Devise	Euro
Etat de libération	Total

Date de constitution

Date de constitution	28/10/2025

Durée

Durée	Illimitée

Exercice social

Premier exercice ou exercice	Du 28/10/2025
raccourci	Au 31/12/2026
Exercice social	Du 01/01
Au 31/12

Régime de signature statutaire

Régime de signature statutaire	(a)La Société est engagée vis-à-vis des tiers en toutes circonstances par la signature du gérant unique ou, en cas de Collège, par la signature de tout gérant. (b)En vertu de l'article 8.2(b), la Société est également valablement engagée vis-à-vis des tiers par la seule signature du gérant en charge de la gestion journalière. (c)En vertu de l'article 8.2(c), la Société est également valablement engagée vis-à-vis des tiers par la signature de toute personne à qui des pouvoirs spéciaux ont été délégués par le Collège.

Associé(s)

Inscription

Sono Group N.V.

Immatriculé(e) sous le numéro 80683568, Handelsregister, Pays-Bas

Forme juridique	Besloten Vennootschap

Siège social	93, Waldmeisterstrasse 80935 Munich (Allemagne)

Parts sociales	Type de parts : parts sociales
Nombre de parts

Page 19 / 3

Administrateur(s) / Gérant(s)

Inscription

Mc Gurn Kevin John
Date de naissance	4/1/1973
Lieu de naissance	New Jersey
Pays de naissance	États-Unis
Adresse privée ou professionnelle	93, Waldmeisterstrasse
80935 Munich (Allemagne)
Fonction	gérant unique
Date de nomination	28/10/2025
Durée du mandat	Indéterminée

Page 20 / 3

Registre de Commerce et des Sociétés

Numéro RCS : B302122

Référence de dépôt : L250389414

Déposé le 25/11/2025

Sono Group S.à r.l.

Société à responsabilité limitée

Siège social : 8, Avenue de la Gare

L-1610 Luxembourg

R.C.S. Luxembourg : en cours

CONSTITUTION DE SOCIETE DU 28 OCTOBRE 2025

NUMERO 4992

In the year two thousand twenty-five, on the twenty-eighth day of October,

before the undersigned, Maître Dirk LEERMAKERS, a notary residing in Clervaux, Grand Duchy of Luxembourg,

THERE APPEARED:

Sono Group N.V., a company incorporated under the laws of the Netherlands, having its registered office at Waldmeisterstrasse 93, 80935 Munich, Germany, registered with the Dutch trade register under number 80683568, here represented by Emilie Déom, notary clerk, with professional address in Clervaux, by virtue of a power of attorney given under private seal.

After signature ne varietur by the authorised representative of the appearing party and the undersigned notary, the power of attorney will remain attached to this deed to be registered with it.

The appearing party, represented as set out above, has requested the undersigned notary to state as follows the articles of incorporation of a private limited liability company (société à responsabilité limitée), which is hereby incorporated:

1

I       Name - Registered office - Corporate object - Duration

1	Name

The name of the company is Sono Group S.à r.l. (Company). The Company is a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915 on commercial companies, as amended (Law), and these articles of association (Articles).

2	Registered office

2.1	The Company's registered office is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of the shareholder(s), adopted, to the extent required, in the manner required for the amendment of the Articles or by a resolution of the board of managers of the Company (Board) who, for this purpose, is authorized, to the extent required, to amend the Articles.

2.2	Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

3	Corporate object

3.1	The Company's object is the acquisition of participations, in Luxembourg or abroad, in any companies or enterprises in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2	The Company may borrow in any form. It may issue notes, bonds and any kind of debt

2

and equity securities provided that the issue of convertible bonds, any other debt instruments convertible into capital or subscription rights, whether stand alone or attached to another security shall be subject to the provision applicable to the transfer of shares and approval of non-shareholders. It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other company, and, generally, for its own benefit and that of any other company or person. For the avoidance of doubt, the Company may not carry out any regulated financial sector activities without having obtained the requisite authorisation.

3.3	The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4	The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property which, directly or indirectly, favours or relates to its corporate object.

4	Duration

4.1	The Company is formed for an unlimited period.

4.2	The Company may have one or several shareholders with a maximum of one hundred (100) shareholders. In the event that the number of shareholders of the Company exceeds one hundred (100), the Company shall have one (1) year from the date on which such limit is exceeded to transform into another legal form.

4.3	The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II       Capital - Shares

5	Capital

5.1	The share capital is set at twelve thousand euros (EUR 12,000), represented by twelve thousand (12,000) shares in registered form, having a nominal value of one euro (EUR 1) each.

5.2	The share capital may be increased or reduced once or several times by a resolution of the shareholders, acting in accordance with the conditions prescribed for the amendment of the Articles.

3

5.3	Any share premium paid on any share in addition to its nominal value or amount contributed by the shareholders to the equity contribution account without issuance of shares (account 115 « apport en capitaux propres non rémunérés par des titres » of the Luxembourg Chart of Accounts in force ) ("Account 115") shall be at the free disposal of the Company in accordance with and subject to the Law and these Articles and may notably be used, in whole or in part, for the payment or repayment of any shares which the Company may purchase/redeem from its shareholders, to offset any net realised losses, and/or to make distributions to the shareholders in accordance with article 15.5.

6	Shares

6.1	Each share entitles the holder to a fraction of the corporate assets and profits of the Company in direct proportion to the number of shares in existence.

6.2	The shares are indivisible towards the Company which recognises only one (1) owner per share. If there are several owners of a share, the Company is entitled to suspend the rights relating thereto in accordance with the Law, until one (1) person is designated as being, with regard to the Company, its owner.

6.3	The shares are freely transferable between shareholders.

6.4	When the Company has a sole shareholder, the shares are freely transferable to third parties.

6.5	When the Company has more than one shareholder, the transfer of shares (inter vivos) to third parties must be notified in advance to the Company and is subject to prior approval by shareholders, representing at least three-quarters (3/4) of the shares of the Company. The same applies for the creation of a usufruct or assignment of either a usufruct or bare ownership.

6.6	If a shareholder intends to transfer one or more shares to a third party, such transferring shareholder must send a notice to the Company with all relevant details of the proposed transfer, including the identity of the third-party transferee(s), the transfer price, and, if relevant, the conditions applicable to the transfer.

6.7	In case the approval contemplated under article 6.5 is refused, and save if the transferring shareholder forego the transfer, the shareholders may acquire or procure to have the shares acquired – within three months, which term can be extended in accordance with the Law – the shares for which the transfer has been refused, pro rata the shares already owned by them, without prejudice to a different agreement among the parties.

6.8	The purchase price for the transfer of shares contemplated under article 6.7 shall

4

correspond to the fair market value of such shares, which shall be determined by the Board in its absolute discretion, as of the date of notification as per article 6.5 or the date of death of the shareholder, without prejudice to a different agreement among the parties. In the absence of an agreement among the parties on the purchase price, this will be set by the competent court at the demand of the most diligent party. The expertise costs, if any, are to be borne by the Company.

6.9	The Company may also, and save if the transferring shareholder forego the transfer, resolve – within the same three months term as set out in article 6.7 – to redeem the contemplated share for the purchase price set out in article 6.8, with or without a reduction of share capital. A payment term may be granted to the Company in accordance with the Law.

6.10	The shares which, after three months following the refusal of the approval, have not been bought by the shareholders or the Company in accordance with the preceding paragraphs, will be validly transferred to the transferee proposed by the transferring shareholder pursuant to the conditions and at the price that were mentioned in the transfer proposal or will be validly transferred to the heirs or the beneficiaries of the deceased shareholder.

6.11	In accordance with the Law, the transfer of shares to third parties by reason of death must be approved by shareholders representing three-quarters (3/4) of the rights owned by the survivors.

6.12	A share transfer shall only be binding on the Company or third parties following notification to, or acceptance by, the Company in accordance with article 1690 of the Luxembourg Civil Code.

6.13	A shareholders' register shall be kept at the registered office and may be examined by any shareholder on request.

6.14	The Company may redeem its own shares within the limits set out in the Law and may hold such repurchased shares in treasury, or alternatively cancel such shares held in treasury. The voting and the financial rights attached to the repurchased shares held in treasury shall be suspended during the period when they are held by the Company. Repurchased shares held in treasury are not taken into account for the calculation of quorums and majorities in General Meetings (as defined below) or shareholders written consultations.

5

III       Management - Representation

7	Appointment and removal of managers

7.1	The Company shall be managed by one or more managers appointed by a resolution of the shareholders, which sets the term of their office. The managers need not be shareholders.

7.2	The managers may be removed at any time, with or without cause, by a resolution of the shareholders.

8	Board of managers

8.1	Board composition

If several managers are appointed, they shall constitute the Board.

8.2	Powers of the Board

(a)	All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company's corporate object.

(b)	The Board is authorized to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or more managers, the Board must report to the annual General Meeting any salary, fee and/or any other benefit granted to those manager(s) during the relevant financial year.

(c)	The Board may delegate special or limited powers to one or more agents for specific matters.

8.3	Procedure

(a)	The Board shall meet at the request of any manager, at the place indicated in the convening notice, which should in principle be in Luxembourg.

(b)	Written notice of any Board meeting shall be given to all managers at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the nature and circumstances of such emergency shall be set out in the notice.

(c)	No notice is required if all members of the Board are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A manager may also waive notice of a meeting, either before or after

6

the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(d)	A manager may grant to another manager a power of attorney in order to be represented at any Board meeting.

(e)	The Board may only validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the managers present or represented. Board resolutions shall be recorded in minutes signed by the chairperson of the meeting or, if no chairperson has been appointed, by all the managers present or represented.

(f)	Any manager may participate in any meeting of the Board by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held meeting and shall be considered as taken at the registered office of the Company.

(g)	Circular resolutions signed by all the managers (Managers' Circular Resolutions) shall be valid and binding as if passed at a duly convened and held Board meeting and shall be considered as taken at the registered office of the Company. Managers' Circular Resolutions shall bear the date of the last signature. Such signatures may appear on a single document or on multiple copies of an identical resolution.

(h)	A manager who has a financial interest in a transaction which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The manager concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next General Meeting (as defined below), before any vote on any other resolution. Where, by reason of a conflicting interest, the number of managers required to validly deliberate is not met, the Board may decide to submit this specific item to the General Meeting. This article 8.3(h) does not apply to transactions carried out under normal circumstances in the ordinary course of business.

8.4	Representation

(a)	The Company shall be bound towards third parties in all matters by the

7

signature of the sole manager, or in case of a Board, by the single signature of any manager.

(b)	Pursuant to article 8.2(b), the Company shall also be bound towards third parties by the sole signature of any day-to-day manager.

(c)	Pursuant to article 8.2(c), the Company shall also be bound towards third parties by the signature of any person(s) to whom special powers have been delegated by the Board.

9	Sole manager

9.1	If the Company is managed by a sole manager, all references in the Articles to the Board, the managers or any manager are to be read as references to the sole manager, as appropriate.

9.2	Transactions entered into by the Company which conflict with the interest of its sole manager must be recorded in minutes. This does not apply to transactions carried out under normal circumstances in the ordinary course of business.

10	Liability of the managers

Without prejudice to article 710-16 of the Law, the managers shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company.

IV       Shareholders

11	General Meetings of shareholders and SŚĂƌĞŚŽůĚĞƌƐ͛ Written Resolutions

11.1	Powers and voting rights

(a)	Unless resolutions are taken in accordance with article 11.1(b), resolutions of the shareholders shall be adopted at a general meeting of shareholders (each a General Meeting), in which case an attendance list shall be kept.

(b)	Save in the event of amendments to the Articles, if the number of shareholders of the Company does not exceed sixty (60), resolutions of the shareholders may be adopted in writing (Written Shareholders' Resolutions). The signatures of the shareholders may appear on a single document or on multiple copies of an identical resolution.

(c)	Each share entitles the holder to one (1) vote.

(d)	The Board may suspend the voting right of any shareholder who is in breach of his obligations resulting from the Articles.

(e)	A shareholder may individually decide not to exercise, temporarily or permanently, all or part of his voting rights. The waiving shareholder is bound

8

by such waiver and the waiver is mandatory for the Company upon notification to the latter.

(f)	If voting rights are suspended in accordance with article 11.1(d) or the exercise of voting rights has been waived in accordance with article 11.1(e), such shareholder(s) may attend any General Meeting but their shares shall not be accounted for in the determination of the quorum and voting requirements or to determine if the written resolutions have been validly adopted.

(g)	The exercise of voting right may be the subject of agreements amongst shareholders which are valid and binding, to the extent that such voting agreements are not in conflict with the provisions of the Law.

11.2	Notices, quorum, majority and voting procedures

(a)	The shareholders may be convened to General Meetings by the Board. The Board must convene a General Meeting following a request from shareholders representing more than half (1/2) of the share capital.

(b)	Written notice of any General Meeting shall be given to all shareholders at least eight (8) days prior to the date of the meeting, except in the case of an emergency, in which case the nature and circumstances of such emergency shall be set out in the notice.

(c)	When resolutions are to be adopted in writing, the Board shall send the text of such resolutions to all the shareholders. The shareholders shall vote in writing and return their vote to the Company within the timeline fixed by the Board. Each manager shall be entitled to count the votes.

(d)	General Meetings shall be held at the place and time specified in the notices.

(e)	If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(f)	A shareholder may grant written power of attorney to another person (who need not be a shareholder) in order to be represented at any General Meeting.

(g)	The shareholders may participate in any meeting of the shareholders of the Company by video conference call or by any other similar means of communication permitting their identification in accordance with the Law which is deemed equivalent to a participation in person at such meeting.

(h)	Any shareholder may vote by using forms and request such form to the Company at least three (3) business days prior to the meeting. Voting forms

9

must contain the date, place and agenda of the meeting and the text of the proposed resolutions. For each resolution, the form must contain three boxes allowing for a vote for or against that resolution or an abstention. Shareholders must return the voting forms to the Company. Only voting forms received prior to the General Meeting shall be taken into account in calculating the quorum for the meeting. Voting forms which indicate neither a voting intention nor an abstention shall be considered void.

(i)	Resolutions to be adopted at General Meetings shall be passed by shareholders owning more than half (1/2) of the share capital. If this majority is not reached at the first General Meeting or first written consultation, the shareholders shall be convened or consulted a second time by registered letter and the resolutions shall be adopted by a majority of the votes cast, irrespective of the proportion of the share capital represented.

(j)	The Articles may only be amended with the consent of shareholders holding at least three-quarters (3/4) of the share capital.

(k)	Any increase in a shareholder's commitment to the Company shall require the unanimous consent of the shareholders.

(l)	If there is more than one class of shares and the proposed resolution of the shareholders is such as to change the respective rights attached thereto, the resolutions must, in order to be valid, fulfil the conditions as to attendance and majority laid down by these Articles with respect to each class of shares.

(m)	Written Shareholders' Resolutions are passed with the quorum and majority requirements set out above and shall bear the date of the last signature received prior to the expiry of the timeline fixed by the Board and by using the forms provided by the Company for that purpose.

12	Sole shareholder

When the number of shareholders is reduced to one (1):

12.1	Article 710-28 of the Law shall apply;

12.2	the sole shareholder shall exercise all powers granted by the Law to the General Meeting;

12.3	any reference in the Articles to the shareholders, the General Meeting, or the Written Shareholders' Resolutions is to be read as a reference to the sole shareholder or the sole shareholder's resolutions, as appropriate; and

12.4	the resolutions of the sole shareholder shall be recorded in minutes or drawn up in

10

writing.

V       Annual accounts - Allocation of profits - Supervision

13	Financial year and approval of annual accounts

13.1	The financial year begins on the first (1) of January and ends on the thirty-first (31) of December of each year.

13.2	Each year, the Board must prepare the balance sheet and profit and loss accounts, together with an inventory stating the value of the Company's assets and liabilities, with an annex summarising the Company's commitments and the debts owed by its manager(s) and shareholders to the Company.

13.3	Any shareholder may inspect the balance sheet and the inventory at the registered office.

13.4	The balance sheet and profit and loss accounts must be approved in the following manner:

(a)	if the number of shareholders of the Company does not exceed sixty (60), within six (6) months following the end of the relevant financial year either (i) at the annual General Meeting (if held) or (ii) by way of Written Shareholders' Resolutions; or

(b)	if the number of shareholders of the Company exceeds sixty (60), at the annual General Meeting.

13.5	If the number of shareholders of the Company exceeds sixty (60), the annual General Meeting shall be held at the registered office or at any other place within the municipality of the registered office the third Monday of June of each year at 10:00am and if such day is not a business day for banks in Luxembourg, the annual general meeting shall be held on the next following business day.

14	Auditors

14.1	When so required by law, the Company's operations shall be supervised by one or more approved external auditors (réviseurs d'entreprises agréés). The shareholders shall appoint the approved external auditors, if any, and determine their number and remuneration and the term of their office.

14.2	If the number of shareholders of the Company exceeds sixty (60), the Company's operations shall be supervised by one or more statutory auditors (commissaires), unless the law requires the appointment of one or more approved external auditors (réviseurs d'entreprises agréés). The statutory auditors are subject to re-appointment at the annual General Meeting. They may or may not be shareholders.

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15	Allocation of profits - Distributions - Share premium and assimilated premium repayment

15.1	Five per cent (5%) of the Company's annual net profits must be allocated to the reserve required by law (Legal Reserve). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital, but becomes compulsory again if the Legal Reserve subsequently falls below such ten per cent (10%).

15.2	The shareholders shall determine the allocation of the balance of the annual net profits. They may decide to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions. The shareholders may further decide to distribute the annual net profits in accordance with the applicable legal provisions.

15.3	Interim dividends may be distributed at any time, subject to the following conditions:

(a)	the Board must draw up interim accounts showing sufficient profits and other amounts available for distribution (including share premium and Account 115);

(b)	the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to any statutory reserves (including the Legal Reserve);

(c)	the Board's decision to distribute the interim dividends may not be taken more than two (2) months after the date at which the interim accounts referred to in item (i) above have been drawn up; and

(d)	the statutory auditors (commissaires) or the approved external auditors (réviseurs d'entreprises agréés), if any and as applicable, must prepare a report addressed to the Board which must verify whether the above conditions have been met.

15.4	If the interim dividends paid exceed the distributable profits at the end of the financial year, such difference shall be considered as an advance on the next dividend. To the extent any final dividend is declared and paid and does not correspond to profits actually earned in the applicable financial year, the Board has the right to claim the reimbursement of dividends not corresponding to profits actually earned and the shareholders must immediately refund the excess to the Company if so required by the Board.

15.5	Without prejudice to the right of the shareholders to resolve upon the repayment and distribution of any amount allocated to the share premium account, the Account 115 or

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assimilated premium accounts of the Company, the Board is authorised to repay and distribute any part or all of these amounts to the shareholders subject to the limits provided for by the Law and, as the case may be, these Articles.

VI       Dissolution - Liquidation

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16.1	The Company may be dissolved at any time by a resolution of the shareholders adopted with the consent of shareholders holding at least three-quarters (3/4) of the share capital. The shareholders shall appoint one or more liquidator(s), who need not be shareholders, to carry out the liquidation, and shall determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators shall have full power to realise the Company's assets and pay its liabilities.

16.2	The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them.

VII General provisions

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17.1	Notices and communications may be made or waived, Managers' Circular Resolutions, Written Shareholders Resolutions, voting forms and powers of attorney may be evidenced, in writing, by fax, email or any other means of electronic communication.

17.2	Powers of attorney may be granted by any of the means described in article 17.1. Powers of attorney in connection with Board meetings may also be granted by a manager, in accordance with such conditions as may be accepted by the Board.

17.3	Signatures of the Managers' Circular Resolutions, the resolutions adopted by the Board or the shareholders by telephone or video conference or the Written Shareholders' Resolutions, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

17.4	All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

TRANSITIONAL PROVISION

The Company's first financial year shall begin on the date of this deed and shall end on the thirty-first (31) of December 2026.

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SUBSCRIPTION AND PAYMENT

Sono Group N.V., represented as stated above, subscribes for twelve thousand (12,000) shares in registered form, having a nominal value of one euro (EUR 1) each, and agrees to pay them in full by a contribution in cash in an amount of twelve thousand euros (EUR 12,000). The amount of twelve thousand euros (EUR 12,000) is at the Company's disposal and evidence thereof has been given to the undersigned notary.

RESOLUTIONS OF THE SOLE SHAREHOLDER

Immediately after the incorporation of the Company, its sole shareholder, representing the entire subscribed capital, adopted the following resolutions:

1.	Kevin John McGurn, born on 4 January 1973 in the New Jersey, USA, professionally residing at Waldmeisterstrasse 93, 80935 Munich, Germany, is appointed as manager of the Company for an indefinite period.

2.	The registered office of the Company is located at 8 Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg.

COSTS

The expenses, costs, fees and charges of any kind whatsoever to be borne by the Company in connection with its incorporation are estimated at approximately one thousand eight hundred euros (EUR 1,800).

DECLARATIONS

The undersigned notary, who understands and speaks English, states at the request of the appearing party that this deed is drawn up in English, followed by a French version, and that in the case of discrepancies, the English version prevails.

To the extent necessary, the appearing party confirms that none of the appearing party shall be entitled to receive any special advantages in connection with or as a result of this notarial deed. The undersigned notary certifies, as writer of this deed, that he verified the compliance and the completion of the requirements set forth in articles 710-6 and 710-7 first indent of the Law.

WHEREUPON, this notarial deed is drawn up in Clervaux, on the date stated above.

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After reading this deed aloud, the notary signs it with the authorised representative of the appearing party.

SUIT LA TRADUCTION FRANÇAISE DU TEXTE QUI PRECEDE :

L'an deux mille vingt-cinq, le vingt-huitième jour du mois d’octobre,

Par devant le soussigné, Maître Dirk LEERMAKERS, notaire de résidence à Clervaux, Grand-Duché de Luxembourg.

A COMPARU :

Sono Group N.V., une société constituée selon les lois des Pays-Bas, ayant son siège social à Waldmeisterstrasse 93, 80935 Munich, Allemagne, enregistrée auprès du registre de commerce néerlandais sous le numéro 80683568,

Ici représentée par Emilie Déom, clerc de notaire, avec adresse professionnelle à Clervaux, en vertu d'une procuration donnée sous seing privé.

Après avoir été signée ne varietur par le mandataire de la partie comparante ainsi que le notaire soussigné, la procuration reste annexée au présent acte pour les formalités de l'enregistrement.

La partie comparante, représentée comme indiqué ci-dessus, a requis le notaire soussigné de formuler comme suit les statuts d'une société à responsabilité limitée, constituée par le présent acte :

I       Dénomination - Siège social - Objet social - Durée

1	Dénomination

Le nom de la société est Sono Group S.à r.l. (la Société). La Société est une société responsabilité limitée régie par les lois du Grand-Duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

2	Siège social

2.1	Le siège social de la Société est établi dans la commune de Luxembourg, Grand-Duché de Luxembourg. Le siège social peut être transféré en tout autre endroit du Grand-Duché de Luxembourg par une résolution de(s) associé(s) adoptée, si nécessaire, selon

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les modalités requises pour la modification des Statuts ou par une résolution du collège de gérance de la Société (le Collège) qui est ainsi autorisé, si nécessaire, à modifier les Statuts en conséquence.

2.2	Il peut être créé des succursales, filiales ou autres bureaux tant au Grand-Duché de Luxembourg qu'à l'étranger par décision du Collège. Lorsque le collège de gérance estime que des développements ou événements extraordinaires d'ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou événements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication entre le siège social et l'étranger, le siège social peut être transféré provisoirement à l'étranger jusqu'à cessation complète de ces développements ou événements. De telles mesures provisoires n'auront aucun effet sur la nationalité de la Société, qui, nonobstant le transfert provisoire de son siège social, restera une société luxembourgeoise.

3	Objet social

3.1	L'objet de la Société est la prise de participations, tant au Luxembourg qu'à l'étranger, dans toutes sociétés ou entreprises, sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange, ou de toute autre manière, tous titres, actions et autres titres de participations, obligations, créances, certificats de dépôt et autres instruments de dette et, et plus généralement, toutes valeurs mobilières et instruments financiers émis par une toute entité publique ou privée. Elle pourra participer à la création, au développement, à la gestion et au contrôle de toute entité ou entreprise. Elle pourra en outre, investir dans l'acquisition et la gestion d'un portefeuille de brevets ou autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2	La Société pourra emprunter sous quelque forme que ce soit. Elle pourra procéder à l'émission de billets à ordre, d'obligations et de titres représentatifs d'emprunts et/ou de participation, sous réserve que l'émission d'obligations convertibles ou de tout autre instrument de dette convertible en capital ou droits de souscription, qu'il soit isolé ou attaché à un autre titre, est soumise aux dispositions légales applicables à la cession de parts sociales et à celles concernant l'agrément des non-associés. Elle pourra prêter des fonds, en ce compris, et sans limitation, les revenus de tout emprunt, à ses filiales, sociétés affiliées ou toutes autres sociétés. Elle peut également consentir des garanties et nantir, céder, grever des charges ou créer et accorder des sûretés sur tout ou partie de ses avoirs afin de garantir ses propres obligations et celles de toute autre société et,

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de manière générale, en sa faveur et en faveur de toute autre société ou personne. En tout état de cause, la Société ne peut effectuer aucune activité réglementée du secteur financier sans avoir obtenu l'autorisation nécessaire.

3.3	La Société peut employer toutes les techniques, moyens légaux et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d'intérêts et tout autre risque.

3.4	La Société peut effectuer toute opération commerciale, financière ou industrielle et toute opération relative à des biens immobiliers ou mobiliers qui, directement ou indirectement, facilite ou se rapporte à l'accomplissement de son objet social.

4	Durée

4.1	La Société est formée pour une durée indéterminée.

4.2	La Société peut avoir un ou plusieurs associés dans la limite de cent (100) associés. Dans le cas où le nombre d'associés dépasserait cent (100), la Société aurait un (1) an à compter de la date de ce dépassement pour se transformer en une autre forme juridique.

4.3	La Société ne sera pas dissoute par suite du décès, de la suspension des droits civils, de l'incapacité, de l'insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs associés.

II       Capital - Parts sociales

5	Capital

5.1	Le capital social est fixé à douze mille euros (12.000 EUR), représenté par douze mille (12.000) parts sociales ayant une valeur nominale d'un euro (1 EUR) chacune.

5.2	Le capital social peut être augmenté ou réduit, à une ou plusieurs reprises, par résolution des associés, adoptée selon les modalités requises pour la modification des Statuts.

5.3	Toute prime d'émission payée en plus de la valeur nominale de toute part sociale ou tout montant versé par les associés au compte apport en capitaux propres non rémunérés par des titres (compte 115 du plan comptable luxembourgeois en vigueur) (Compte 115) seront à la libre disposition de la Société conformément et sous réserve de la Loi et des présents Statuts et peuvent notamment être utilisés, en tout ou en partie, pour le paiement ou le remboursement de toute part sociale que la Société pourrait racheter/acheter à ses associés, pour compenser toute perte nette réalisée, et/ou pour effectuer des distributions aux associés conformément à l'article 15.5.

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6	Parts sociales

6.1	Chaque part sociale donne droit à son détenteur à une fraction des actifs et bénéfices de la Société en proportion directe avec le nombre des parts sociales existantes.

6.2	Les parts sociales sont indivisibles envers la Société et celle-ci ne reconnaît qu'un (1) seul propriétaire par part sociale. S'il y a plusieurs propriétaires d'une part sociale, la Société est en droit, conformément à la Loi, de suspendre les droits y afférents, jusqu'à ce qu'une (1) personne soit désignée comme étant, à l'égard de la Société, son propriétaire.

6.3	Les parts sociales sont librement cessibles entre associés.

6.4	Lorsque la Société a un associé unique, les parts sociales sont librement cessibles aux tiers.

6.5	Lorsque la Société a plus d'un associé, le transfert des parts sociales (inter vivos) à des tiers doit être notifié par avance à la Société et est soumis à l'accord préalable des associés représentant au moins les trois-quarts (3/4) des parts sociales de la Société. Il en va de même pour la création d'un usufruit ou la cession d'un usufruit ou d'une nue-propriété.

6.6	Dans le cas où un associé souhaiterait transférer une ou plusieurs part(s) sociale(s) à un tiers, cet associé cédant devra en notifier la Société avec tous les détails relatifs à la cession envisagée, en ce compris l'identité du tiers receveur, le prix de transfert et, le cas échéant, les conditions applicables au transfert.

6.7	Dans le cas où l'approbation visée à l'article 6.5 est refusée, et sauf si l'associé cédant renonce à la cession, les associés peuvent acquérir ou faire acquérir - dans un délai de trois mois, qui peut être prolongé par la Loi - les parts sociales pour lesquelles le transfert a été refusé, au prorata des parts sociales dont elles sont déjà propriétaires, sans préjudice d'un accord différent entre les parties.

6.8	Le prix d'achat pour la cession des parts sociales énoncée à l'article 6.7 doit correspondre à la valeur de marché desdites parts sociales, déterminée discrétionnairement par le Collège, à la date de la notification énoncée à l'article 6.5 ou à la date du décès de l'associé, sans préjudice d'un accord différent entre les parties. En l'absence d'un accord entre les parties sur le prix d'achat, celui-ci sera fixé par le tribunal compétent à la demande de la partie la plus diligente. Les frais d'expertise, le cas échéant, sont à la charge de la Société.

6.9	La Société pourra également, sauf si l’associé cédant renonce à la cession, décider – dans les trois mois visés à l'article 6.7 – de racheter la part sociale envisagée pour le prix d'achat fixé à l'article 6.8, avec ou sans réduction du capital social. Un délai de paiement

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peut être accordé à la Société conformément à la Loi.

6.10	Les parts sociales qui, trois mois après le refus de l'approbation, n'auraient pas été achetées par les associés ou la Société conformément aux paragraphes précédents, seront valablement transférées au cessionnaire proposé par l'associé cédant conformément aux conditions et au prix mentionnés dans la proposition de transfert ou seront validement transférées aux héritiers ou aux bénéficiaires de l'associé décédé.

6.11	Conformément à la Loi, le transfert des parts sociales à des tiers en raison d'un décès doit être approuvé par les associés représentant les trois-quarts (3/4) des droits détenus par les survivants.

6.12	Une cession de parts sociales n'est opposable à l'égard de la Société ou des tiers, qu'après avoir été notifiée à la Société ou acceptée par celle-ci conformément à l'article 1690 du Code civil luxembourgeois.

6.13	Un registre des associés pouvant être consulté à la demande de chaque associé doit être conservé au siège social.

6.14	La Société peut racheter ses propres parts sociales dans les limites fixées par la Loi et peut conserver les parts sociales rachetées dans la trésorerie ou, alternativement, annuler ces parts. Les droits de vote et les droits financiers attachés aux parts sociales rachetées et détenues en propre sont suspendus pendant la période où elles sont détenues par la Société. Les parts sociales rachetées détenues en propre ne sont pas prises en compte pour le calcul des quorums et des majorités dans les Assemblées Générales (telles que définies ci-dessous) ou les consultations écrites des associés.

III       Gestion - Représentation

7	Nomination et révocation des gérants

7.1	La Société sera gérée par un ou plusieurs gérants nommés par résolution des associés, qui fixe la durée de leur mandat. Les gérants n'ont pas besoin d'être associés.

7.2	Les gérants peuvent être révoqués à tout moment, avec ou sans cause, par résolution des associés.

8	Collège de gérance

8.1	Composition du Collège

Si plusieurs gérants sont nommés, ils constituent le Collège de gérance.

8.2	Pouvoirs du Collège de gérance

(a)	Tous les pouvoirs qui ne sont pas expressément réservés aux associés par la Loi ou les Statuts relèvent de la compétence du Collège, qui a tous pouvoirs pour exécuter et approuver tous actes et opérations compatibles avec l'objet social

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de la Société.

(b)	Le Collège peut déléguer la gestion journalière et le pouvoir de représenter la Société à cette fin, à un ou plusieurs directeur(s), administrateur(s), gérant(s), ou autre(s) mandataire(s), associé(s) ou non, agissant individuellement ou conjointement. Si la gestion journalière est déléguée à un ou plusieurs gérant(s), le Collège doit rendre compte à l'Assemblée Générale annuelle de tous salaires, frais et/ou avantages quelconques, alloués à ce(s) gérant(s) pendant l'exercice social concerné.

(c)	Le Collège peut déléguer des pouvoirs spéciaux ou limités à un ou plusieurs mandataire(s) pour des questions spécifiques.

8.3	Procédure

(a)	Le Collège doit se réunir sur convocation de tout gérant, au lieu indiqué dans l'avis de convocation, qui se situe en principe au Luxembourg.

(b)	Il est donné à tous les gérants une convocation écrite de toute réunion du Collège au moins vingt-quatre (24) heures à l'avance, sauf en cas d'urgence, auquel cas la nature et les circonstances de cette urgence seront mentionnées dans la convocation à la réunion.

(c)	Aucune convocation n'est requise si tous les membres du Collège sont présents ou représentés et si chacun d'eux déclare avoir parfaitement connaissance de l'ordre du jour de la réunion. Un gérant peut également renoncer à la convocation à une réunion soit avant soit après ladite réunion. Des convocations écrites séparées ne sont pas requises pour les réunions se tenant dans des lieux et à des heures fixés dans un calendrier préalablement adopté par le Collège.

(d)	Un gérant peut donner une procuration à un autre gérant afin de le représenter à toute réunion du Collège.

(e)	Le Collège peut valablement délibérer et agir si la majorité de ses membres sont présents ou représentés. Les résolutions du Collège doivent être valablement adoptées par la majorité des voix des gérants présents ou représentés. Les résolutions du Collège sont consignées dans des procès-verbaux signés par le président de la réunion ou, si aucun président n'a été nommé, par tous les gérants présents ou représentés.

(f)	Tout gérant peut participer à toute réunion du Collège par téléphone ou visio-conférence ou par tout autre moyen de communication permettant à

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l'ensemble des personnes participant à la réunion de s'identifier, de s'entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue et doit être considérée comme ayant lieu au siège social de la Société.

(g)	Des résolutions circulaires signées par tous les gérants (les Résolutions Circulaires des Gérants) sont valables et engagent la Société comme si elles avaient été adoptées lors d'une réunion du Collège valablement convoquée et tenue, et doivent être considérées comme ayant été prises au siège social de la Société. Les Résolutions Circulaires des Gérants porteront la date de la dernière signature. Les signatures des gérants peuvent être apposées sur un document unique ou sur plusieurs copies d'une résolution identique.

(h)	Un gérant qui a un intérêt de nature patrimoniale qui est en conflit avec les intérêts de la Société doit aviser le Collège en conséquence et consigner cette déclaration dans le procès-verbal de la réunion. Le gérant concerné ne peut pas prendre part aux délibérations relatives à cette transaction. Un rapport spécial sur la transaction en question doit être soumis aux associés lors de la prochaine Assemblée Générale (telle que définie ci-dessous), avant tout vote sur toute autre résolution. Lorsque, en raison d'un conflit d'intérêts, le nombre de gérants requis pour délibérer valablement n'est pas atteint, le Collège peut décider de soumettre ce point spécifique à l'Assemblée Générale. Le présent article 8.3(h) ne s'applique pas aux opérations courantes et conclues dans des conditions normales.

8.4	Représentation

(a)	La Société est engagée vis-à-vis des tiers en toutes circonstances par la signature du gérant unique ou, en cas de Collège, par la signature de tout gérant.

(b)	En vertu de l'article 8.2(b), la Société est également valablement engagée vis-à-vis des tiers par la seule signature du gérant en charge de la gestion journalière.

(c)	En vertu de l'article 8.2(c), la Société est également valablement engagée vis-à-vis des tiers par la signature de toute personne à qui des pouvoirs spéciaux ont été délégués par le Collège.

9	Gérant unique

9.1	Si la Société est gérée par un gérant unique, toute référence dans les Statuts au Collège, aux gérants ou tout gérant, doit être considérée, le cas échéant, comme une référence au gérant unique.

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9.2	Les transactions conclues par la Société qui sont en conflit avec l'intérêt de son gérant unique doivent être consignées dans un procès-verbal. Cela ne concerne pas les transactions effectuées dans des circonstances normales, dans le cours normal des affaires.

10	Responsabilité des gérants

Sans préjudice de l’article 710-16 de la Loi, les gérants ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société.

IV       Associés

11	Assemblées Générales des associés et résolutions écrites des associés

11.1	Pouvoirs et droits de vote

(a)	A moins que les résolutions soient prises conformément à l'article 11.2(b), les résolutions des associés doivent être adoptées à une assemblée générale des associés (chacune une Assemblée Générale), auquel cas une liste de présence doit être tenue.

(b)	Sauf dans le cas d'une modification des Statuts, si le nombre d'associés de la Société n'excède pas soixante (60), les résolutions des associés peuvent être adoptées par écrit (les Résolutions Ecrites des Associés). Les signatures des associés peuvent être apposées sur un document unique ou sur plusieurs copies d'une résolution identique.

(c)	Chaque part sociale donne droit à un (1) vote à son détenteur.

(d)	Le Collège peut suspendre les droits de vote de tout associé qui ne respecte pas ses obligations découlant des Statuts.

(e)	Il est permis à tout associé, à titre individuel, de s'engager à ne pas exercer, temporairement ou définitivement, tout ou partie de ses droits de vote. Une telle renonciation lie l'associé renonçant et s'impose à la Société dès notification à cette dernière.

(f)	Si le droit de vote est suspendu conformément à l'article 11.1(d) ou si l'exercice du droit de vote a fait l'objet d'une renonciation conformément à l'article 11.1(e), ledit associé peut assister à toute Assemblée Générale mais ses parts sociales ne peuvent être prises en compte pour la détermination du quorum et les exigences de vote ou pour déterminer si les résolutions écrites ont été valablement adoptées

(g)	L'exercice du droit de vote peut faire l'objet de conventions entre associés qui

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sont valides et exécutoires, sous réserve que ces conventions ne soient pas en conflit avec les dispositions de la Loi.

11.2	Convocation, quorum, majorité et procédure de vote

(a)	Les associés peuvent être conviés aux Assemblées Générales par le Collège. Le Collège peut convoquer une Assemblée Générale à la suite d’une demande des associés représentant plus de la moitié (1/2) du capital social.

(b)	Une convocation écrite à toute Assemblée Générale doit être envoyée à tous les associés au moins huit (8) jours avant la date de l'assemblée, sauf en cas d'urgence, auquel cas, la nature et les circonstances de cette urgence doivent être précisées dans la convocation.

(c)	Lorsque les résolutions doivent être adoptées par écrit, le Collège doit envoyer le texte de ces résolutions à tous les associés. Les associés doivent voter par écrit et retourner leur vote à la Société dans le délai fixé par le Collège. Chaque gérant est en droit de compter les votes.

(d)	Les Assemblées Générales doivent être tenues au lieu et à l'heure précisés dans les convocations.

(e)	Si tous les associés sont présents ou représentés et se considèrent comme ayant été valablement convoqués et informés de l'ordre du jour de l'assemblée, l'Assemblée Générale peut se tenir sans convocation préalable.

(f)	Un associé peut donner une procuration écrite à toute autre personne (associé ou non) afin de le représenter à toute Assemblée Générale.

(g)	Les associés peuvent participer à une assemblée générale des associés de la Société par visioconférence ou par tous autres moyens de télécommunication permettant son identification en conformité avec la Loi, ce qui est réputée valoir participation en personne à la réunion.

(h)	Tout associé peut voter à l'aide de formulaires et en le demandant à la Société au moins trois (3) jours ouvrables avant l’assemblée. Les formulaires de vote doivent contenir la date, le lieu et l'ordre du jour de la réunion ainsi que le texte des résolutions proposées. Pour chaque résolution, le formulaire doit contenir trois cases permettant un vote pour ou contre cette résolution ou une abstention. Les associés doivent retourner les formulaires de vote au siège social de la Société. Seuls les formulaires de vote reçus avant l'assemblée générale sont pris en compte dans le calcul du quorum pour la réunion. Les formulaires de vote qui n'indiquent ni une intention de vote ni une abstention

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sont considérés comme nuls.

(i)	Les décisions à adopter par l'Assemblée Générale sont adoptées par les associés détenant plus de la moitié (1/2) du capital social. Si cette majorité n'est pas atteinte à la première Assemblée Générale ou première consultation écrite, les associés devront être convoqués ou consultés une seconde fois par lettre recommandée, et les décisions seront adoptées à la majorité des voix exprimées, sans tenir compte de la proportion du capital social représenté.

(j)	Les Statuts ne peuvent être modifiés qu'avec le consentement des associés détenant au moins les trois-quarts (3/4) du capital social.

(k)	Toute augmentation de l'engagement d'un associé dans la Société exige le consentement unanime des associés.

(l)	Si les parts sociales sont divisées en plus d'une classe, et que la résolution envisagée des associés est de nature à modifier les droits afférents à ces classes, ladite résolution doit, pour être valable, satisfaire aux modalités de quorum et de majorité énoncés par les présents Statuts pour chacune desdits classes.

(m)	Les Résolutions Ecrites des Associés sont adoptées conformément aux conditions prévues ci-dessus relatives au quorum et à la majorité, et doivent porter la date de la dernière signature reçue avant l'expiration du délai fixé par le Collège et à l'aide des formulaires fournis par la Société à cet effet.

12	L'associé unique

Lorsque le nombre d'associé est réduit à un (1) :

12.1	L’article 710-28 de la Loi s’applique ;

12.2	l'associé unique exerce tous les pouvoirs conférés par la Loi à l'Assemblée Générale ;

12.3	toute référence dans les Statuts aux associés, à l'Assemblée Générale ou aux Résolutions Ecrites des Associés doit être considérée, le cas échéant, comme une référence à l'associé unique ou aux résolutions de ce dernier ; et

12.4	les résolutions de l'associé unique sont consignées dans des procès-verbaux ou rédigées par écrit.

V       Comptes annuels - Affectation des bénéfices - Contrôle

13	Exercice social et approbation des comptes annuels

13.1	L'exercice social commence le premier (1er) janvier et se termine le trente-et-un (31) décembre de chaque année.

13.2	Chaque année, le Collège doit dresser le bilan et le compte de profits et pertes, ainsi qu'un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe

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résumant les engagements de la Société ainsi que les dettes du (des) gérant(s) et des Associés envers la Société.

13.3	Tout associé peut prendre connaissance du bilan et de l'inventaire au siège social.

13.4	Le bilan et le compte de profits et pertes doivent être approuvés de la façon suivante :

(a)	si le nombre d'associés de la Société n'excède pas soixante (60), dans les six (6) mois suivant la fin de l'exercice social concerné, à (a) l'Assemblée Générale annuelle (si tenue) soit (b) par les Résolutions Ecrite des Associés ; ou

(b)	si le nombre d'associés de la Société excède soixante (60), à l'Assemblée Générale.

13.5	Si le nombre d'associés de la Société excède soixante (60), l'Assemblée Générale annuelle doit se tenir au siège social ou à tout autre endroit au sein de la municipalité où se trouve le siège social, le troisième lundi du mois de juin à 10h00 du matin et si ce jour n'est pas un jour ouvrable bancaire à Luxembourg, l'Assemblée Générale annuelle se tiendra le jour ouvrable suivant.

14	Réviseur(s) d'entreprises agréé(s) - commissaire(s)

14.1	Lorsqu'exigé par la loi, les opérations de la Société doivent être surveillées par un ou plusieurs réviseurs d'entreprises agréés. Les associés doivent désigner les réviseurs d'entreprises agréés et déterminer leur nombre, leur rémunération ainsi que la durée de leur mandat.

14.2	Si le nombre d'associés de la Société excède soixante (60), les opérations de la Société doivent être surveillées par un ou plusieurs commissaire(s), à moins que la loi n'exige la désignation d'un ou plusieurs réviseur(s) d'entreprises agréé(s). Les commissaires sont soumis à une nouvelle désignation à l'Assemblée Générale annuelle. Ils peuvent être associés ou non.

15	Allocation des profits - Distributions - Remboursement de la prime d'émission et de primes assimilées

15.1	Cinq pour cent (5%) des bénéfices nets annuels de la Société doivent être affectés à la réserve requise par la loi (la Réserve Légale). Cette affectation cesse d'être exigée quand la Réserve Légale atteint dix pour cent (10%) du capital social, mais redevient obligatoire dès que la Réserve Légale tombe ultérieurement sous ce seuil de dix pour cent (10%).

15.2	Les associés décident de l'affectation du solde des bénéfices nets annuels. Ils peuvent décider d'affecter ce solde à un compte de réserve ou le reporter en respectant les dispositions légales applicables. Les associés peuvent décider plus tard de distribuer les bénéfices nets annuels conformément aux dispositions légales applicables.

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15.3	Des dividendes intérimaires peuvent être distribués à tout moment, aux conditions suivantes :

(a)	le Collège doit établir des comptes intérimaires faisant apparaitre des bénéfices et autres sommes suffisants pour la distribution (en prenant en compte les primes d'émission et Compte 115);

(a)	le montant à distribuer ne peut excéder le montant des résultats réalisés depuis la fin du dernier exercice dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés ainsi que des prélèvements effectués sur les réserves disponibles à cet effet et diminué des pertes reportées ainsi que des sommes à porter à toute réserve obligatoire (en ce compris à la Réserve Légale) ;

(b)	la décision par le Collège de distribuer un acompte sur dividende ne peut être prise plus de deux (2) mois après la date à laquelle est arrêté l'état comptable mentionné au paragraphe 15.3(a) ; et

(c)	les commissaires ou les réviseurs d'entreprises agréés, s'il y en a, doivent préparer un rapport adressé au Collège qui doit vérifier si les conditions ci-dessus sont remplies.

15.4	Si les dividendes intérimaires qui ont été distribués excèdent les bénéfices distribuables à la fin de l'exercice social, la différence doit être considérée comme une avance sur les prochains dividendes. Dans la mesure où un dividende final est déclaré et payé et ne correspond pas aux bénéfices effectivement réalisés au cours de l'exercice concerné, le Collège a le droit de réclamer un remboursement des dividendes qui ne correspondent pas aux bénéfices effectivement réalisés et les associés doivent immédiatement reverser l'excès à la Société, si le Collège l'a exigé.

15.5	Sans préjudice du droit des associés de décider du remboursement et de la distribution de toute somme affectée au compte de prime d'émission, au Compte 115 ou tout autre compte de primes assimilées de la Société, le Collège est autorisé à rembourser et à distribuer tout ou une partie de ces sommes aux associés dans les limites prévues par la Loi et, le cas échéant, par les présents Statuts.

VI       Dissolution - Liquidation

16

16.1	La Société peut être dissoute à tout moment par une résolution des associés adoptée avec le consentement des associés détenant au moins les trois-quarts (3/4) du capital social. Les associés nomment un ou plusieurs liquidateur(s), qui n'a/ont pas besoin

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d'être associé(s), pour réaliser la liquidation et déterminent leur nombre, pouvoirs et rémunération. Sauf décision contraire des associés, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2	Le boni de liquidation (s'il y en a) après la réalisation des actifs et le paiement des dettes doivent être distribués aux associés proportionnellement aux parts sociales détenues par chacun d'eux.

VII       Dispositions Générales

17

17.1	Les convocations et communications peuvent être effectuées ou il peut y être renoncée, les Résolutions Circulaires des Gérants, les Résolutions Ecrites des Associés, formulaires de vote et procurations sont établies par écrit, fax ou e-mail ou par tout autre moyen de communication électronique.

17.2	Les procurations peuvent être données par tout moyen mentionné à l'article 17.1. Les procurations relatives aux réunions du Collège peuvent également être données par un gérant conformément aux conditions acceptées par le Collège.

17.3	Les signatures des Résolutions Circulaires des Gérants, des résolutions adoptées par le Collège ou les associés par téléphone ou visioconférence et des Résolutions Ecrites des Associés selon le cas, peuvent apparaître sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4	Pour tous les points non expressément prévus par les Statuts, il est fait référence à la loi applicable et, sous réserve des dispositions légales d'ordre public, à tout accord présent ou futur conclu entre les associés.

DISPOSITION TRANSITOIRE

Le premier exercice social de la Société commencera à la date du présent acte et prendra fin le trente-et-un (31) décembre 2026.

SOUSCRIPTION ET PAIEMENT

Sono Group N.V., représenté comme indiqué ci-dessus, souscrit à douze mille (12.000) parts sociales nominatives d'une valeur nominale d'un euro (1 EUR) chacune, et accepte de les payer intégralement par le biais d'une contribution en espèces d'un montant de douze mille euros (12.000 EUR).Le montant de douze mille euros (12.000) est à la disposition de la Société et preuve en a été donnée au notaire soussigné.

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RESOLUTIONS DE L'ASSOCIE UNIQUE

Immédiatement après la constitution de la Société, son associé unique, représentant l'intégralité du capital social, a adopté les résolutions suivantes :

1.	Kevin John McGurn, né le 4 janvier 1973 dans le New Jersey, USA, résidant professionnellement à Waldmeisterstrasse 93, 80935 Munich, Allemagne, est nommé gérant de la Société pour une durée indéterminée.

2.	Le siège social de la Société se situe au 8 Avenue de la Gare, L-1610 Luxembourg, Grand-Duché de Luxembourg.

FRAIS

Les dépenses, coûts, honoraires et charges de toutes sortes incombant à la Société du fait de cet acte s'élèvent approximativement à mille huit cents euros (EUR 1.800).

DECLARATIONS

Le notaire soussigné, qui comprend et parle l'anglais, déclare que, à la requête de la partie comparante, le présent acte est rédigé en anglais, suivi d'une version française et que, en cas de divergence entre les deux versions, la version anglaise fera foi.

Dans la mesure du nécessaire, la partie comparante confirme qu'elle n'a droit à des avantages spécifiques en relation avec ou en conséquence du présent acte. Le notaire soussigné certifie, en tant qu'auteur du présent acte, qu'il a vérifié le respect et l'exécution des dispositions légales présentées dans les articles 710-6 (2) et 710-7 alinéa 1er de la Loi.

DONT ACTE, le présent acte notarié est dressé à Clervaux, à la date mentionnée en tête des présentes.

Lecture du présent acte ayant été faite à haute voix, le notaire a signé ledit acte avec le représentant de la partie comparante.

(signé) E. DEOM, D. LEERMAKERS

Enregistré à Diekirch Actes Civils, le 29 octobre 2025

Relation : DAC/2025/16196

Reçu soixante-quinze euros

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75,00 €

Le Receveur (signé) : C.RODENBOUR

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Schedule 2 Proposed Articles of association of Sono Lux upon implementation of the Cross-Border Merger

A-30

I           Name – Registered office – Corporate object – Duration

1	Name

The name of the company is Sono Group S.A. (Company). The Company is a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, in particular the law of August 10, 1915 on commercial companies, as amended (Law), and these articles of association (Articles).

2	Registered office

2.1	The Company's registered office is established in the city of Luxembourg, Grand Duchy of Luxembourg. It may be transferred to any other place in the Grand Duchy of Luxembourg by means of a resolution of the shareholders, adopted, to the extent required, in the manner required for the amendment of the Articles or by a resolution of the board of directors of the Company (Board) who, for this purpose, is authorized, to the extent required, to amend the Articles.

2.2	Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. If the Board determines that extraordinary political or military developments or events have occurred or are imminent, and that those developments or events may interfere with the normal activities of the Company at its registered office, or with ease of communication between that office and persons abroad, the registered office may be temporarily transferred abroad until the developments or events in question have completely ceased. Any such temporary measures do not affect the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, will remain a Luxembourg incorporated company.

3	Corporate object

3.1	The Company's objects are:

(a)	the design, development, manufacturing and production of electric vehicles, including with solar integration technology;

(b)	the design, development, manufacturing, production and licensing of solar panels for mobility applications and consumer products;

(c)	the design, development, licensing and operation of software-based mobility services;

(d)	to develop electronic applications;

(e)	to incorporate, to participate in, to finance, to hold any other interest in and to conduct the management or supervision of other entities, companies, partnerships and businesses;

(f)	to acquire, to manage, to invest, to exploit, to encumber and to dispose of assets and liabilities;

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(g)	to furnish guarantees, to provide security, to warrant performance in any other way and to assume liability, whether jointly and severally or otherwise, in respect of obligations of Group Companies or other parties; and

(h)	to do anything which, in the widest sense, is connected with or may be conducive to the objects described above.

4	Duration

4.1	The Company is formed for an unlimited period.

4.2	The Company may be dissolved, at any time, by a resolution of the shareholders of the Company adopted in the manner required for the amendment of the Articles.

4.3	The Company shall not be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or more shareholders.

II          Capital – Shares

5	Capital

5.1	The share capital is set at forty-four thousand four hundred and fifty-four euros and eight hundred thirty-four thousandth of a euro (EUR 44,454.834) divided into (i) one million four hundred and twenty-four thousand eight hundred and thirty-four (1,424,834) class A ordinary shares of EUR 0.001 each (the Class A Shares), (ii) one million (1,000,000) class B ordinary shares with a par value of 0.001 each (the Class B Shares) and (iii) forty-two million and thirty thousand (42,030,000) preferred shares with a nominal value of EUR 0.001 each (the Preferred Shares).

5.2	The share capital may be increased or reduced once or several times by a resolution of the shareholders of the Company adopted in the manner required for the amendment of the Articles.

5.3	Any share premium paid on any share in addition to its nominal value or amount contributed by the shareholders to the equity contribution account without issuance of shares (account 115 « apport en capitaux propres non rémunérés par des titres » of the Luxembourg Chart of Accounts in force)(Account 115) shall be at the free disposal of the Company in accordance with and subject to the Law and these Articles and may notably be used, in whole or in part, for the payment or repayment of any shares which the Company may purchase/redeem from its shareholders, to offset any net realised losses, and/or to make distributions to the shareholders in accordance with these Articles.

5.4	The Board is authorised, for a period of five years from [date] to:

(a)	increase the issued share capital on one or more occasions so as to set the share capital to a maximum of one hundred sixty-three thousand thirty euro (EUR 163,030.00) against contribution in cash and/or in kind, with the share capital divided in a maximum of:

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(i)	one hundred and twenty million (120,000,000) Class A Shares, each having a nominal value of one thousandth euro (EUR 0.001);

(ii)	one million (1,000,000) Class B Shares, each having a nominal value of one thousandth euro (EUR 0.001); and

(iii)	forty-two million thirty thousand (42,030,000) Preferred Shares, each having a nominal value of one thousandth euro (EUR 0.001).

(b)	determine the date of the issue (or any successive issue) and the terms and conditions of the subscription for the issued shares (including the allocation of the subscription price for the issued shares to the share capital, share premium and/or any other reserve account of the Company) and to set the subscription price below the par value of the existing shares of the Company of the same category;

(c)	limit or withdraw the shareholders' preferential subscription rights in respect of such issue(s) of shares and to issue such shares to such person(s) as the Board decides fit; and

(d)	record each such share capital increase by way of a notarial deed and amend the register of shares to reflect the amendment accordingly.

5.5	Upon the conversion of one or more Class B Shares or Preferred Shares into Class A shares in accordance with Article 7, the authorised share capital set out in Article 5.4 shall decrease with the number of Class B Shares or Preferred Shares respectively, so converted and shall increase with the number of Class A Shares into which such Class B Shares or Preferred Shares are converted.

6	Shares

6.1	The shares are and will remain in registered form (actions nominatives), provided that the Board may resolve that one or more Class A Shares are in bearer form.

6.2	Each share entitles the holder thereof to a fraction of the corporate assets and profits in accordance with article 19 of these Articles in direct proportion to the nominal value of such Shares.

6.3	The shares are indivisible towards the Company which recognises only one owner per share. If there are several owners of a share, the Company is entitled to suspend the rights relating to it in accordance with the Law, until one person is designated as being, with regard to the Company, its owner.

6.4	A register of shares shall be kept at the registered office and may be examined by any shareholder on request. The Board may appoint one or more registrars to keep and maintain (parts of) the register on its behalf. Part of the register may be kept outside Luxembourg to satisfy the statutory requirements and other laws and regulations applicable to a company of which shares are admitted to trading.

6.5	With due observance of article 6.6, shares shall be transferred by a written declaration of transfer registered in the register of shares of the Company, such declaration of transfer to be executed by the transferor and the transferee or by persons holding suitable powers of attorney and in accordance with the rules on assignment of claims laid down in article 1690 of the Luxembourg Civil Code. The Company may also accept and enter in the register of shares a transfer on the basis of correspondence or other documents recording the agreement between the transferor and the transferee.

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6.6	For as long as any Class A Shares are admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market or on any other regulated stock exchange operating in the United States of America, the laws of the State of New York shall apply to the property law aspects of the Class A Shares reflected in the register administered by the relevant transfer agent, without prejudice to applicable Luxembourg laws.

6.7	The Company may redeem its own shares within the limits set out in the Law and may hold such repurchased shares in treasury, or alternatively cancel such shares held in treasury provided that:

(a)	The acquisition by the Company of shares in its own capital which have not been fully paid up shall be null and void.

(b)	The Company may only acquire fully paid up shares in its own capital for no consideration or if and to the extent that the General Meeting has authorised the Board for this purpose and all other relevant statutory requirements of the Law are observed.

(c)	An authorisation as referred to in (b) remains valid for no longer than eighteen months. When granting such authorisation, the General Meeting shall determine the number of shares that may be acquired, how they may be acquired and within which range the acquisition price must be. An authorisation shall not be required for the Company to acquire Class A Shares in its own capital in order to transfer them to employees of the Company or of a Group Company pursuant to an arrangement applicable to them, provided that these Class A Shares are included on the price list of a stock exchange.

6.8	Without prejudice to the preceding articles, the Company may acquire shares in its own capital for cash consideration or for consideration satisfied in the form of assets. In the case of a consideration being satisfied in the form of assets, the value thereof, as determined by the Board, must be within the range stipulated by the General Meeting as referred to in article 6.7.

6.9	The previous provisions of this 6 do not apply to shares acquired by the Company under universal title of succession.

7	Conversion

7.1	Each Class B Share can be converted into one (1) Class A Share and each Preferred Share can be converted into one (1) Class A Share, provided that :

(a)	only tranches of 25 Class B Shares can be converted into Class A Shares;

(b)	only tranches of 30,000 Preferred Shares can be converted into Class A Shares; and

(c)	Class A Shares can not be converted into Class B Shares or Preferred Shares.

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7.2	Each holder of one or more Class B Shares or Preferred Shares may request the conversion of all or part of such Class B Shares or Preferred Shares into Class A Shares in accordance with Article 7.1 by means of a written request addressed to the Board. Such a request must be signed by the relevant shareholder (or an authorised representative of such shareholder) and must include:

(a)	a specification of the number of tranches of 25 Class B Shares or the number of tranches of 30,000 Preferred Shares to which the request pertains (Conversion Shares);

(b)	representations by the shareholder concerned that:

(i)	the Conversion Shares are not encumbered with any usufruct, pledge or other encumbrance;

(ii)	no depository receipts or other derivative financial instruments have been issued for the Conversion Shares; and

(iii)	the shareholder concerned has full power to dispose over its assets and is authorised to perform the acts described in Article 7.3;

(c)	an irrevocable undertaking in favour of the Company by the shareholder concerned:

(i)	to take no action (and not to omit taking any action) which would render the representations referred to in paragraph b. above inaccurate or incomplete upon the performance of the acts described in Article 7.3; and

(ii)	to indemnify the Company and hold the Company harmless against any financial losses or damages incurred by the Company and any expense reasonably paid or incurred by the Company in connection with any threatened, pending or completed suit, claim, action or legal proceedings of a civil, criminal, administrative or other nature, formal or informal, in which the Company becomes involved as a result of the conversion so requested, in each case to the extent permitted by applicable law and except to the extent that a competent court or arbitral tribunal has established, without having (or no longer having) the possibility for appeal, that such financial losses, damages, expenses, suit, claim, action or legal proceedings were incurred, arose or were initiated as a result of actions or omissions by the Company which are considered to constitute malice, gross negligence or intentional recklessness attributable to the Company; and

(d)	an irrevocable and unconditional power of attorney granted by the relevant shareholder to the Company, with full power of substitution and governed by Luxembourg law, to perform the acts described in Article 7.3 on behalf of such shareholder.

7.3	Upon receipt of a request referred to in Article 7.2,

(a)	the Board shall resolve to convert the number of Conversion Shares specified in the request into Class A Shares in accordance with Article 7.1, effective immediately and issue the Class A Shares accordingly; and

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(b)	in respect of a conversion of Conversion Shares that are Class B Shares, for every tranche of 25 shares so converted, promptly following the conversion referred to in paragraph a. above, the shareholder who made such request shall transfer twenty-four out of every twenty-five Class A Shares into which its Class B Shares were converted pursuant to the resolution referred to in paragraph a. above to the Company for no consideration and the Company shall accept such Class A Shares.

7.4	Neither the Board nor the Company is required to effect a conversion of Conversion Shares:

(a)	if the request referred to in Article 7.2 does not comply with the specifications and requirements set out in Article 7.2 or if the Board reasonably believes that the information included in such request is incorrect or incomplete; or

(b)	to the extent that the Company would not be permitted under mandatory Luxembourg law to acquire the relevant number of Class A Shares as described in Article 7.3 paragraph b. in connection with such conversion.

8	SHARES - ISSUE

8.1	The Company can only issue shares pursuant to a resolution of the General Meeting or by the Board within the authorized share capital for a specified period not exceeding five years. The authorisation granted to the Board under article 5.4 may be extended, in each case for a period not exceeding five years. Unless stipulated differently when granting the authorisation, the authorisation cannot be revoked.

8.2	In order for a resolution of the General Meeting on an issuance or an authorisation as referred to in Article 8.1 to be valid, a prior or simultaneous approval shall be required from each Class of shares whose rights are prejudiced by the issuance.

8.3	The preceding provisions of this Article 8 apply mutatis mutandis to the granting of rights to subscribe for shares, but do not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

8.4	The Company may not subscribe for shares in its own capital.

9	Shares – pre-emption rights

9.1	Upon an issue of Class A Shares, Class B Shares or Preferred Shares, each shareholder shall have a pre-emption right in proportion to the aggregate nominal value of his Class A Shares, Class B Shares or Preferred Shares respectively.

9.2	In deviation of Article 9.1, shareholders do not have pre-emption rights in respect of:

(a)	shares issued against non-cash contribution; or

(b)	shares issued to employees of the Company or of a Group Company.

9.3	The Company shall announce an issue with pre-emption rights and the period during which those rights can be exercised in the Luxembourg Electronic official gazette (Recueil Electronique des Sociétés et Associations), unless all shares are in registered form and the announcement is sent in writing to all shareholders at the addresses submitted by them.

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9.4	Pre-emption rights may be exercised for a period of at least two weeks after the date of announcement in the Luxembourg Electronic official gazette (Recueil Electronique des Sociétés et Associations) or after the announcement was sent to the shareholders.

9.5	Pre-emption rights may be limited or excluded by a resolution of the General Meeting or by the Board within the limits of the authorised share capital.

9.6	A resolution of the General Meeting to limit or exclude pre-emption rights, or to grant an authorisation to the Board as referred to in Article 9.5, shall require a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at the General Meeting.

9.7	The preceding provisions of this Article 9 apply mutatis mutandis to the granting of rights to subscribe for shares, but do not apply in respect of issuing shares to a party exercising a previously acquired right to subscribe for shares.

10	Transfer restrictions

10.1	Shares can be encumbered with a usufruct or pledge. The creation of a pledge on Class B Shares shall require the prior approval of the Board.

10.2	The voting rights attached to a share which is subject to a usufruct or pledge vest in the shareholder concerned.

10.3	In deviation of Article 10.2:

(a)	the holder of a usufruct or pledge on class A Shares shall have the voting rights attached thereto if this was provided when the usufruct or pledge was created; and

(b)	the holder of a usufruct or pledge on Class B Shares or Preferred Shares shall have the voting rights attached thereto if this was provided when the usufruct or pledge was created and this was approved by the Board.

10.4	Usufructuaries and pledgees without voting rights shall not have meeting rights save as otherwise mandatorily provided by law.

10.5	A transfer of Class B Shares or Preferred Shares shall require the prior approval of the Board. A shareholder wishing to transfer Class B Shares and/or Preferred Shares (Requesting Shareholder) must first request the Board to grant an approval for the transfer of the relevant Class B Shares and/or Preferred Shares (Transfer Shares). A transfer of Class A Shares is not subject to transfer restrictions under these articles of association.

10.6	A transfer of Transfer Shares must take place within three months after the approval of the Board has been granted or is deemed to have been granted pursuant to Article 10.7.

10.7	The approval of the Board shall be deemed to have been granted:

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(a)	if no resolution granting or denying the approval has been passed by the Board within three months after the Company has received the request for approval; or

(b)	if the Board, when denying the approval, does not notify the Requesting Shareholder of the identity of one or more interested parties willing to purchase the relevant Transfer Shares.

10.8	If the Board denies the approval and notifies the Requesting Shareholder of the identity of one or more interested parties, the Requesting Shareholder shall notify the Board within two weeks after having received such notice whether:

(a)	he withdraws his request for approval, in which case the Requesting Shareholder cannot transfer the relevant Transfer Shares; or

(b)	he accepts the interested party(ies), in which case the Requesting Shareholder shall promptly enter into negotiations with the interested party(ies) regarding the price to be paid for the relevant Transfer Shares.

If the Requesting Shareholder does not notify the Board of his choice in a timely fashion, he shall be deemed to have withdrawn his request for approval, in which case he cannot transfer the relevant Transfer Shares.

10.9	If an agreement is reached in the negotiations referred to in Article 10.8 paragraph b. within two weeks after the end of the period referred to in Article 10.8, the relevant Transfer Shares shall be transferred for the agreed price within three months after such agreement having been reached. If no agreement is reached in these negotiations in a timely fashion:

(a)	the Requesting Shareholder shall promptly notify the Board thereof; and

(b)	the price to be paid for the relevant Transfer Shares shall be equal to the value thereof, as determined by one or more independent experts to be appointed by the Requesting Shareholder and the interested party(ies) by mutual agreement.

10.10	If no agreement is reached on the appointment of the independent expert(s) as referred to in Article 10.9 paragraph b. within two weeks after the end of the period referred to in Article 10.9:

(a)	the Requesting Shareholder shall promptly notify the Board thereof; and

(b)	the Requesting Shareholder shall promptly request the president of the district court in whose district the Company has its corporate seat to appoint three independent experts to determine the value of the relevant Transfer Shares.

10.11	If and when the value of the relevant Transfer Shares has been determined by the independent expert(s), irrespective of whether he/they was/were appointed by mutual agreement or by the president of the relevant district court, the Requesting Shareholder shall promptly notify the Board of the value so determined. The Board shall then promptly inform the interested party(ies) of such value, following which the/each interested party may withdraw from the sale procedure by giving notice thereof to the Board within two weeks.

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10.12	If any interested party withdraws from the sale procedure in accordance with Article 10.11, the Board:

(a)	shall promptly inform the Requesting Shareholder and the other interested party(ies), if any, thereof; and

(b)	shall give the opportunity to the/each other interested party, if any, to declare to the Board and the Requesting Shareholder, within two weeks, his willingness to acquire the Transfer Shares having become available as a result of the withdrawal, for the price determined by the independent expert(s) (with the Board being entitled to determine the allocation of such Transfer Shares among any such willing interested party(ies) at its absolute discretion).

10.13	If it becomes apparent to the Board that all relevant Transfer Shares can be transferred to one or more interested parties for the price determined by the independent expert(s), the Board shall promptly notify the Requesting Shareholder and such interested party(ies) thereof. Within three months after sending such notice the relevant Transfer Shares shall be transferred.

10.14	If it becomes apparent to the Board that not all relevant Transfer Shares can be transferred to one or more interested parties for the price determined by the independent expert(s):

(a)	the Board shall promptly notify the Requesting Shareholder thereof; and

(b)	the Requesting Shareholder shall be free to transfer all relevant Transfer Shares, provided that the transfer takes place within three months after having received the notice referred to in paragraph a.

10.15	The Company may only be an interested party under this Article 10 with the consent of the Requesting Shareholder.

10.16	All notices given pursuant to this Article 10 shall be provided in writing.

10.17	The preceding provisions of this Article 10 do not apply:

(a)	to the extent that a holder of Class B Shares and/or Preferred Shares is under a statutory obligation to transfer such shares to a previous holder thereof;

(b)	if it concerns a transfer in connection with an enforcement of a pledge; or

(c)	if it concerns a transfer to the Company, except in the case that the Company acts as an interested party pursuant to Article 10.15.

(d)	This Article 10 applies mutatis mutandis in case of a transfer of rights to subscribe for Class B Shares or Preferred Shares.

III          Management – Representation

11	Appointment and removal of directors

11.1	The Company shall be managed by a board of directors composed of at least three members, appointed by a resolution of the shareholders. They shall be elected for a term not exceeding six years and shall be eligible for reappointment. The directors need not be shareholders.

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11.2	If a legal entity is appointed as a director of the Company, this entity must designate a permanent representative who shall represent such legal entity in its duties as a director of the Company. Should the permanent representative be unable to perform its duties for whatever reason (including without limitation, removal, resignation, dismissal, death), the legal entity must immediately appoint another permanent representative.

11.3	In the event of vacancy in the office of a director because of death, retirement or otherwise, the remaining directors may elect, by a majority vote, a director to fill such vacancy until the next General Meeting which shall proceed to the definitive appointment.

11.4	The directors may be removed at any time, with or without cause, by a resolution of the shareholders.

12	Board of directors

12.1	Board composition

The Board may appoint a chairman among its members and it may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board and the minutes of General Meetings.

12.2	Powers of the Board

(a)	All powers not expressly reserved to the shareholders by the Law or the Articles fall within the competence of the Board, which has full power to carry out and approve all acts and operations consistent with the Company's corporate object.

(b)	The Board is authorized to delegate the day-to-day management, and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or more directors, the Board must report to the annual General Meeting any salary, fee and/or any other benefit granted to those directors(s) during the relevant financial year.

(c)	The Board may delegate special or limited powers to one or more agents for specific matters.

12.3	Procedure

(a)	The Board shall meet at the request of the chairman, if any, or any director, at the place indicated in the convening notice, which should in principle be in Luxembourg.

(b)	Written notice of any Board meeting shall be given to all directors at least twenty-four (24) hours in advance, except in the case of an emergency, in which case the nature and circumstances of such emergency shall be set out in the notice.

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(c)	No notice is required if all members of the Board are present or represented and each of them states that they have full knowledge of the agenda for the meeting. A director may also waive notice of a meeting, either before or after the meeting. Separate written notices are not required for meetings which are held at times and places indicated in a schedule previously adopted by the Board.

(d)	A director may grant to another director a power of attorney in order to be represented at any Board meeting.

(e)	The Board may only validly deliberate and act if a majority of its members are present or represented. Board resolutions shall be validly adopted by a majority of the votes of the directors present or represented. In the event that at any Board meeting the number of votes for and against a resolution are equal, the chairman, if any, shall have a casting vote. Board resolutions shall be recorded in minutes signed by the secretary, if any, or by all the directors present or represented.

(f)	Any director may participate in any Board meeting by telephone or video conference, or by any other means of communication which allows all those taking part in the meeting to identify, hear and speak to each other. Participation by such means is deemed equivalent to participation in person at a duly convened and held Board meeting and shall be considered as taken at the registered office of the Company.

(g)	Circular resolutions signed by all the directors (Directors' Circular Resolutions) shall be valid and binding as if passed at a duly convened and held Board meeting, and shall be considered as taken at the registered office of the Company. Directors' Circular Resolutions shall bear the date of the last signature.

(h)	A director who has a financial interest in a transaction which conflicts with the interests of the Company must advise the Board accordingly and have the statement recorded in the minutes of the meeting. The director concerned may not take part in the deliberations concerning that transaction. A special report on the relevant transaction shall be submitted to the shareholders at the next General Meeting, before any vote on any other resolution. Where, by reason of a conflicting interest, the number of directors required to validly deliberate is not met, the Board may decide to submit this specific item to the General Meeting. This article 12.3(h) does not apply to transactions carried out under normal circumstances in the ordinary course of business.

12.4	Representation

(a)	The Company shall be bound towards third parties in all matters by the signature of the sole director, or in case of a Board, by the single signature of any director.

(b)	Pursuant to article 12.2(b), the Company shall also be bound towards third parties by the sole signature of any day-to-day manager.

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(c)	Pursuant to article 12.2(c), the Company shall also be bound towards third parties by the signature of any person(s) to whom special powers have been delegated by the Board.

13	Sole director

13.1	If the Company has only one shareholder or where it has been acknowledged in a General Meeting that the Company has a single shareholder, the number of directors can be limited to one director only, until the first General Meeting following the introduction of at least one more shareholder. If only one director has been appointed, all references in the Articles to the Board, the directors or any director are to be read as references to the sole director.

13.2	Transactions entered into by the Company which conflict with the interest of its sole director must be recorded in minutes. This does not apply to transactions carried out under normal circumstances in the ordinary course of business.

14	Liability of the directors

Without prejudice to article 441-9 of the Law, the directors shall not be held personally liable by reason of their office for any commitment they have validly made in the name of the Company

IV          Shareholders

15	General meetings of shareholders and shareholders' written resolutions

15.1	Powers and voting rights

(a)	Resolutions of the shareholders shall be adopted at a general meeting of shareholders (each a General Meeting), in which case an attendance list shall be kept.

(b)	Each share entitles the holder to one vote.

(c)	The Board may suspend the voting right of any shareholder who is in breach of its obligations resulting from the Articles.

(d)	A shareholder may individually decide not to exercise, temporarily or permanently, all or part of its voting rights. The waiving shareholder is bound by such waiver and the waiver is mandatory for the Company upon notification to the latter.

(e)	If voting rights are suspended in accordance with article 15.1(c) or the exercise of voting rights has been waived in accordance with article 15.1(d), such shareholder(s) may attend any General Meeting but their shares shall not be accounted for in the determination of the quorum and voting requirements or to determine if any written resolutions have been validly adopted.

(f)	The exercise of voting right may be the subject of agreements amongst shareholders which are valid and binding, to the extent that such voting agreements are not in conflict with the provisions of the Law.

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15.2	Notices, quorum, majority and voting procedures

(a)	The shareholders may be convened to General Meetings by the Board. The Board must convene a General Meeting within one month following the written request (with the proposed agenda) from shareholders representing at least 10% of the share capital of the Company.

(b)	Written notice (including the proposed agenda) of any General Meeting shall be given to all registered shareholders at least eight days prior to the date of the meeting. The convening notice shall be sent by registered letters unless the shareholders have individually agreed to receive the convening notices by way of another means of communication.

(c)	The proceedings (including discussion proceedings) provided by law shall govern the conduct of General Meetings, unless otherwise provided in these Articles.

(d)	General Meetings shall be held at the place and time specified in the notices.

(e)	If all the shareholders are present or represented and consider themselves duly convened and informed of the agenda of the General Meeting, it may be held without prior notice.

(f)	A shareholder may grant written power of attorney to another person (who need not be a shareholder) in order to be represented at any General Meeting.

(g)	Any shareholder may participate in any General Meeting by video conference call or by any other similar means of communication permitting their identification in accordance with the Law which is deemed equivalent to a participation in person at such meeting.

(h)	Any shareholder may vote by using forms and request such form to the Company at least three (3) business days prior to the meeting. Voting forms must contain the date, place and agenda of the meeting and the text of the proposed resolutions. For each resolution, the form must contain three boxes allowing for a vote for or against that resolution or an abstention. Shareholders must return the voting forms to the Company. Only voting forms received prior to the General Meeting shall be taken into account in calculating the quorum for the meeting. Voting forms which indicate neither a voting intention nor an abstention shall be considered void.

(i)	Except as otherwise required by Law or by these Articles, resolutions at a General Meeting duly convened will be adopted by a simple majority of those present or represented and voting, regardless of the proportion of the share capital represented at such meeting.

(j)	An extraordinary General Meeting convened to amend any provisions of the Articles shall not validly deliberate unless at least one-half of the capital is represented and the agenda indicates the proposed amendments to the Articles. If this quorum is not reached, a second meeting may be convened, in the manner prescribed by the Articles, by means of a notice filed with the Luxembourg Trade and Companies Register and published at least fifteen days before the meeting in the "Recueil Electronique des Sociétés et Associations", and in one Luxembourg newspaper. Such convening notice shall reproduce the agenda and indicate the date and the results of the previous meeting. The second meeting shall validly deliberate regardless of the proportion of the capital represented. At both meetings, resolutions, in order to be adopted, must be carried by at least two-thirds of the votes cast.

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(k)	Any increase in a shareholder's commitment to the Company shall require the unanimous consent of the shareholders.

15.3	Special resolutions

(a)	The following resolutions can only be passed by the General Meeting at the proposal of the Board:

(i)	the issue of shares or the granting of rights to subscribe for shares (without prejudice to the rights granted to the Board under article 5.4);

(ii)	the limitation or exclusion of pre-emption rights (without prejudice to the rights granted to the Board under article 5.4);

(iii)	the reduction of the Company's issued share capital;

(iv)	the making of a distribution on the Class A Shares, the Class B Shares and the Preferred Shares from the Company's profits or reserves;

(v)	the making of a distribution in the form of shares in the Company's capital or in the form of assets, instead of in cash;

(vi)	the amendment of these articles of association;

(vii)	the entering into of a merger or demerger;

(viii)	the instruction of the Board to apply for the Company's bankruptcy; and

(ix)	the Company's dissolution.

(b)	A matter which has been included in the convening notice or announced in the same manner by or at the request of one or more persons with the these articles of association or applicable law shall not be considered to have been proposed by the Board for purposes of Article 15.3, unless the Board has expressly indicated that it supports the discussion of such matter in the agenda of the General Meeting concerned or in the explanatory notes thereto. The shareholders may be convened to General Meetings by the Board. The Board must convene a General Meeting within one month following the written request (with the proposed agenda) from shareholders representing at least 10% of the share capital of the Company.

16	Sole shareholder

When the number of shareholders is reduced to one:

16.1	the sole shareholder shall exercise all powers granted by the Law to the General Meeting;

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16.2	any reference in the Articles to the shareholders or the General Meeting is to be read as a reference to the sole shareholder or the sole shareholder's resolutions, as appropriate; and

16.3	the resolutions of the sole shareholder shall be recorded in minutes.

V          Annual accounts - Allocation of profits – Supervision

17	Financial year and approval of annual accounts

17.1	The financial year begins on the first (1st) of January and ends on the thirty-first (31st) of December of each year.

17.2	Each year, the Board must prepare the balance sheet and profit and loss accounts, together with an inventory stating the value of the Company's assets and liabilities, with an annex summarising the Company's commitments and the debts owed to the Company by the officers, directors and statutory auditors of the Company.

17.3	The Board shall, one month before the annual General Meeting, deliver documentary evidence and a report on the operations of the Company to the statutory auditor(s) of the Company who must prepare a report setting out its/their proposals.

17.4	Any shareholder may inspect the financial statements and the other documents prescribed by Law at the registered office of the Company eight days before the annual General Meeting.

17.5	The annual General Meeting shall be held within six months after the end of each financial year, in accordance with Luxembourg law, in Luxembourg at the address of the registered office of the Company or at such other place in the Grand-Duchy of Luxembourg as may be specified in the convening notice for the meeting.

18	Auditors

18.1	The Company's operations shall be supervised by one or more statutory auditors (commissaires), unless the law requires the appointment of one or more approved external auditors (réviseurs d'entreprises agréés). The statutory auditors are subject to re-appointment at the annual General Meeting. They may or may not be shareholders.

18.2	The statutory/external auditor(s) will be appointed by the General Meeting which will determine their number, their remuneration and the term of their office.

19	Distributions - General

19.1	Five per cent (5%) of the Company's annual net profits must be allocated to the reserve required by law (Legal Reserve). This requirement ceases when the Legal Reserve reaches an amount equal to ten per cent (10%) of the share capital, but becomes compulsory again if the Legal Reserve subsequently falls below such ten per cent (10%).

19.2	The shareholders shall determine the allocation of the balance of the annual net profits. They may decide to transfer the balance to a reserve account, or to carry it forward in accordance with the applicable legal provisions. The shareholders may further decide to distribute the annual net profits in accordance with the applicable legal provisions.

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19.3	Interim dividends may be distributed at any time, subject to the following conditions:

(a)	the Board must draw up interim accounts showing sufficient profits and other amounts available for distribution (including share premium and Account 115);

(a)	the amount to be distributed may not exceed the profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by profits carried forward and distributable reserves, and reduced by losses carried forward and sums to be allocated to any statutory reserves (including the Legal Reserve);

(b)	the Board's decision to distribute the interim dividends may not be taken more than two months after the date at which the interim accounts referred to in item 1.1(a) above have been drawn up; and

(c)	the statutory auditors (commissaires) or the approved external auditors (réviseurs d'entreprises agréés), if any and as applicable, must prepare a report addressed to the Board which must verify whether the above conditions have been met.

19.4	If the interim dividends paid exceed the distributable profits at the end of the financial year, such difference shall be considered as an advance on the next dividend.

19.5	Without prejudice to the right of the shareholders to resolve upon the repayment and distribution of any amount allocated to the share premium account, the Account 115 or assimilated premium accounts of the Company, the Board is authorised to repay and distribute any part or all of these amounts to the shareholders subject to the limits provided for by the Law and, as the case may be, these Articles.

19.6	A distribution can only be made to the extent that the Company's has enough amounts available for distribution in accordance with the Law.

19.7	Distributions shall be made in proportion to the aggregate number of shares held, with (i) the Class A shares, the Class B shares and the Preferred Shares being considered to be shares of the same class, but with (ii) each Class B shares being counted as 0.04 shares for the purpose of calculating a distribution.

19.8	The persons entitled to a distribution shall be the relevant shareholders, usufructuaries and pledgees, as the case may be, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

19.9	The General Meeting may resolve, subject to Article 15.3, that all or part of a distribution, instead of being made in cash, shall be made in the form of shares in the Company's capital or in the form of the Company's assets.

19.10	A distribution shall be payable on such date and, if it concerns a distribution in cash, in such currency or currencies as determined by the Board. If it concerns a distribution in the form of the Company's assets, the Board shall determine the value attributed to such distribution for purposes of recording the distribution in the Company's accounts with due observance of applicable law (including the applicable accounting principles).

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19.11	A claim for payment of a distribution shall lapse after five years have expired after the distribution became payable.

19.12	For the purpose of calculating the amount or allocation of any distribution, shares held by the Company in its own capital shall not be taken into account. No distribution shall be made to the Company in respect of shares held by it in its own capital.

20	DISTRIBUTIONS - RESERVES

20.1	Without prejudice to article 19.7, all reserves maintained by the Company shall be attached exclusively to the Class A Shares, the Class B Shares and the Preferred Shares, with those classes of shares being considered to be shares of the same class in respect of distributions from the reserves and entitlements to such distributions.

20.2	Subject to Article 15.3, the General Meeting is authorised to resolve to make a distribution from the Company's reserves.

20.3	The Board may resolve to charge amounts to be paid up on shares against the Company's reserves, irrespective of whether those shares are issued to existing shareholders.

21	DISTRIBUTIONS - PROFITS

21.1	Subject to Article 19.6, the profits shown in the Company's annual accounts in respect of a financial year shall be appropriated as follows, and in the following order of priority:

(a)	the Board shall determine which part of the profits shall be added to the Company's reserves; and

(b)	subject to Article 15.3, the remaining profits shall be at the disposal of the General Meeting for distribution on the Class A Shares, the Class B Shares and the Preferred Shares.

21.2	Subject to Article 19.6, a distribution of profits shall be made after the adoption of the annual accounts that show that such distribution is allowed.

VI          Dissolution – Liquidation

22

22.1	In the event of a dissolution of the Company, the liquidation will be carried out by one or more liquidator(s), who need not be shareholders, appointed by the General Meeting which shall determine their number, powers and remuneration. Unless otherwise decided by the shareholders, the liquidators shall have full power to realise the Company's assets and pay its liabilities.

22.2	The surplus (if any) after realisation of the assets and payment of the liabilities shall be distributed to the shareholders in proportion to the shares held by each of them in accordance with article 19.7.

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VII          General provisions

23

23.1	Notices and communications may be made or waived, Directors' Circular Resolutions, voting forms and powers of attorney may be evidenced, in writing, by fax, email or any other means of electronic communication.

23.2	Powers of attorney may be granted by any of the means described in article 21.1. Powers of attorney in connection with Board meetings may also be granted by a director in accordance with such conditions as may be accepted by the Board.

23.3	Signatures of the Directors' Circular Resolutions, the resolutions adopted by the Board or the shareholders by telephone or video conference, as the case may be, may appear on one original or several counterparts of the same document, all of which taken together shall constitute one and the same document.

23.4	All matters not expressly governed by these Articles shall be determined in accordance with the applicable law and, subject to any non-waivable provisions of the law, with any agreement entered into by the shareholders from time to time.

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Schedule 3 Auditor's report Exchange Ratio

[intentionally omitted]

A-49

Schedule 4 Withdrawal Request Form

SCHEDULE 4

WITHDRAWAL REQUEST FORM IN CONNECTION WITH THE CROSS-BORDER MERGER OF SONO GROUP N.V. AND SONO GROUP S.À R.L.

During the extraordinary general meeting of Sono Group N.V. held on ______ 2026 (the Extraordinary General Meeting), it was resolved that Sono Group N.V. (Sono N.V.) will merge with Sono Group S.à r.l. (Sono Lux), whereby Sono Lux will be the absorbing company (Merger).

Any Sono N.V. shareholder who held shares in Sono N.V. (Sono N.V. Shares) at the record date of the Extraordinary General Meeting, still holds Sono N.V. Shares at the date of the filing of this form, voted against the Merger and who does not wish to receive shares in Sono Lux (which company shall immediately prior to the merger be converted into a Luxembourg société anonyme as further described in the merger proposal), can make use of its Dutch statutory right to elect not to become a shareholder of Sono Lux and receive cash compensation instead (Withdrawal Right). Such election may be made through this form (Withdrawal Request Form).

Background and explanation

Any Sono N.V. shareholder that voted against the Merger at the Extraordinary General Meeting has the right to elect not to become a shareholder of Sono Lux (Withdrawal Mechanism) and file a request to receive a cash compensation instead with Sono N.V. in accordance with the Dutch Civil Code (such Sono N.V. shareholder, a Withdrawing Shareholder) within one month after the day of the Extraordinary General Meeting (Withdrawal Period).

The Withdrawal Mechanism shall only apply in respect of Sono N.V. Shares that such Withdrawing

Shareholder:

(i)	held at the record date for the Extraordinary General Meeting and in respect of which such Withdrawing Shareholder voted against the Merger; and
(ii)	still holds at the time of filing this Withdrawal Request Form.

Any Sono N.V. shareholder that voted against the Merger is advised to also separately consider whether or not to exercise its rights under the Withdrawal Mechanism. An election to make use of the Withdrawal Mechanism will restrict such shareholder's ability to trade its Sono N.V. Shares. A Sono N.V. shareholder who does not wish to become a shareholder of Sono Lux may alternatively consider selling its shares at any time prior to the effective time of the Merger.

Cash compensation

The cash compensation to be received by a Withdrawing Shareholder for each Sono N.V. Share for which the Withdrawal Mechanism was duly exercised (Sono N.V. Exit Share) will be the amount of the nominal value of such Sono N.V. Exit Share. The cash compensation shall be paid net of any tax that is required to be withheld by law.

Additional Information

A further explanation of the Merger and the Withdrawal Mechanism is given in the explanatory notes and the merger proposal regarding the Merger, which can be found on the website of Sono N.V. (https://ir.sonomotors.com/).

Cross-border Merger Proposal Sono Group N.V. and Sono Group S.à r.l. | Schedule 4 – Withdrawal Request Form	| 1

Information on the Withdrawing Shareholder

The following information must be provided:

Name shareholder (Shareholder):

Shareholder’s address:

Number of shares for which the Withdrawal Right is exercised (Sono N.V. Exit Shares):

If the Sono N.V. Exit Shares are held in an account with an intermediary:

Name of intermediary:

By filing this Withdrawal Request Form, the Shareholder states, confirms, undertakes and acknowledges the following:

(a)	the Shareholder is the holder of the Sono N.V. Exit Shares;

(b)	the Sono N.V. Exit Shares were held by the Shareholder on _____ 2026, which date served as the record date for the Extraordinary General Meeting and the Shareholder still holds these Sono N.V. Exit Shares at the time of filing of this Withdrawal Request Form;

(c)	at the Extraordinary General Meeting, the Shareholder voted against the proposal to enter into the Merger on the Sono N.V. Exit Shares;

(d)	the Shareholder has taken notice of the Merger and the explanatory notes which describe the procedure for the exercise of the Withdrawal Right and the terms for determination and payment of the cash compensation;

(e)	the Shareholder agrees with the methods for determining the cash compensation for the Sono N.V. Exit Shares;

(f)	the Shareholder shall receive the cash compensation net of any tax that is required to be withheld by law; and

(g)	the Shareholder will not transfer the Sono N.V. Exit Shares to any person, except with the prior written approval of Sono N.V., until the effective time of the Merger (as a result of which the Sono N.V. Exit Shares will cease to exist) or such earlier date as Sono N.V. or Sono Lux may publicly announce that the Merger will not be completed. This approval right is granted to allow Sono N.V. to facilitate implementation of the intended legal effect to the shareholder's irrevocable application (i.e., that at the effective time of the Merger, the Sono N.V. Exit Shares will be exchanged for a cash compensation in lieu of shares in Sono Lux).

Voting evidence

In the event that the Shareholder gave a voting instruction by electronic proxy, the Shareholder will need to provide written evidence that the Sono N.V. Exit Shares were voted in its name against the proposal to enter into the Merger. If the Shareholder voted the Sono N.V. Exit Shares at the Extraordinary General Meeting in person, no further evidence of such vote will be required.

Shares held through a bank or other securities intermediary

If Sono N.V. Exit Shares are held by a Withdrawing Shareholder in an account with an intermediary, such intermediary will be required to transfer those Sono N.V. Exit Shares held by the Withdrawing Shareholder into a separate account with a party to be communicated by Sono N.V. If such Sono N.V. Exit Shares are held by a Withdrawing Shareholder in an account with another intermediary, those Sono N.V. Exit Shares must be transferred by that intermediary to a party to be communicated by Sono N.V.

Cross-border Merger Proposal Sono Group N.V. and Sono Group S.à r.l. | Schedule 4 – Withdrawal Request Form	| 2

This Withdrawal Request Form will serve as an irrevocable instruction to the relevant intermediary:

(a)	to forward by email a copy of the Withdrawal Request Form to a party to be communicated by Sono N.V.; and

(b)	to effectuate an immediate book-entry transfer of the Sono N.V. Exit Shares to the separate account with a party to be communicated by Sono N.V. as described above.

The Shareholder must comply with any further requirements the intermediary or the party to be communicated by Sono N.V. may impose with respect to the transfer of the Sono N.V. Exit Shares. Where applicable, the Shareholder is advised to commence this process in a timely manner as the process may take a few days to complete. The exact time required to complete the process may vary amongst intermediaries. Following such transfer, the Sono N.V. Exit Shares cannot be traded on any stock exchange.

Submission and due date

A qualifying shareholder who wishes to exercise the Withdrawal Right must submit this Withdrawal Request Form, duly completed and executed, in writing or per email, to its own intermediary. The intermediary is requested to collect and send the Withdrawal Request Forms no later than on _______ 2026 to an address as to be provided by Sono N.V.

In addition, with respect to a Shareholder holding the Sono N.V. Exit Shares in an account in its name with an intermediary, the exercise of the Withdrawal Right will not be valid unless the intermediary has arranged for receipt by the party as to be communicated by Sono N.V. of both an email copy of this Withdrawal Request Form and the Sono N.V. Exit Shares, as described under "Shares held through a bank or other securities intermediary" under (b), no later than on ________ 2026.

Any applications not fully and correctly received by Sono N.V. and, where applicable, a party to be communicated by Sono N.V., by _______ 2026 will be disregarded.

Cross-border Merger Proposal Sono Group N.V. and Sono Group S.à r.l. | Schedule 4 – Withdrawal Request Form	| 3

THIS WITHDRAWAL REQUEST FORM HAS BEEN SIGNED ON: _________________

Signature:

_______________________________

Co-signature of the pledgee /

usufructuary if the Sono N.V. Exit Shares are

pledged / encumbered with a right of

usufruct:

_______________________________

Name shareholder:

Name pledgee/usufructuary:

Cross-border Merger Proposal Sono Group N.V. and Sono Group S.à r.l. | Schedule 4 – Withdrawal Request Form	| 4

ANNEX B

PLAN OF DOMESTICATION

OF

Sono Group S.A.

This PLAN OF DOMESTICATION (the “Plan of Domestication”) is made on ________, 2026, and sets forth the terms pursuant to which Sono Group S.A., a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg, having its registered office at 8 Avenue de la Gare, L-1610 Luxembourg, Grand Duchy of Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg (Luxembourg Trade and Companies Register) under number B302122 (“LuxCo”), shall transfer its registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware by way of continuation to the State of Delaware and effect a domestication and become a Delaware corporation (the “Domestication”) to be known as Sono Group, Inc. (the “Domesticated Corporation”), pursuant to articles 1061-1 and following of the Luxembourg law dated August 10, 1915 on commercial companies, as amended (the “Luxembourg Company Law”), the procedures of article 450-3 and following of the Luxembourg Company Law and Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”).

RECITALS

WHEREAS, LuxCo is a public limited liability company duly incorporated and validly existing under the laws of the Grand Duchy of Luxembourg;

WHEREAS, prior to the date hereof, Sono Group N.V., a public company with limited liability (naamloze vennootschap) governed by the laws of the Netherlands, merged with and into LuxCo pursuant to the terms of a cross-border merger proposal dated July 14, 2026, with Sono Group N.V. being the disappearing entity and LuxCo being the surviving entity following such cross-border merger (the “Merger”), which became effective at ____ _.m., Eastern time on ________, 2026 (the “Merger Effective Time”) pursuant to a certificate of legality of the Merger issued by the Luxembourg public notary in accordance with article 1025-15 of the Luxembourg Company Law;

WHEREAS, the board of directors of LuxCo (the “LuxCo Board”) has determined that it is advisable and in the best interests of LuxCo that LuxCo transfer its registered office and place of central administration from the Grand Duchy of Luxembourg to the State of Delaware by way of continuation to the State of Delaware and become domesticated, and continue to exist as, a Delaware corporation in accordance with articles 1061-1 and following of the Luxembourg Company Law, the procedures of article 450-3 and following of the Luxembourg Company Law and Section 388 of the DGCL and on the terms set forth in this Plan of Domestication;

WHEREAS, the LuxCo Board has duly approved, authorized, adopted, ratified and confirmed the Domestication, this Plan of Domestication (including, without limitation, the Certificate of Incorporation (as defined below)) and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication, all in accordance with the Articles of Association as of ________, 2026 (the “Luxembourg Organizational Documents”) and the Luxembourg Company Law and pursuant to Section 388 of the DGCL; and

WHEREAS, the shareholders of LuxCo have duly approved, authorized and adopted the Domestication, this Plan of Domestication (including, without limitation, the Certificate of Incorporation) and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication, all in accordance with the Luxembourg Organizational Documents and the Luxembourg Company Law and pursuant to Section 388 of the DGCL.

NOW, THEREFORE, in consideration of the foregoing, LuxCo hereby adopts this Plan of Domestication setting forth the terms governing the Domestication and the Domesticated Corporation as permitted under Section 388(l) of the DGCL as follows:

1.	De-Registration with Luxembourg. Upon (i) approval by the shareholders of LuxCo of (a) the transfer of the registered office and place of central administration of LuxCo from the Grand Duchy of Luxembourg to the State of Delaware and (b) the Delaware organizational documents which will govern LuxCo in replacement of its current articles of association (see “Governing Documents” below) and (ii) receipt of confirmation of the registration of LuxCo in the State of Delaware (which shall be in the form of certified copies of the Certificate of Domestication (as defined below) and the Certificate of Incorporation accepted for filing with the Secretary of State of the State of Delaware), LuxCo shall be de-registered in the Grand Duchy of Luxembourg and shall thereafter be a Delaware corporation under the name “Sono Group, Inc.” and governed by the DGCL without any discontinuation of its legal existence, without liquidation or dissolution, and without creating a new legal entity. Any director of LuxCo is authorized to execute any undertakings, confirmations or affidavits required by the Luxembourg Company Law in connection with the application for the transfer of the registered office and place of central administration.

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2.	Domestication. Effective as of the effective time of a certificate of corporate domestication in substantially the form attached hereto as Exhibit A (the “Certificate of Domestication”) and a certificate of incorporation in the form attached hereto as Exhibit B (the “Certificate of Incorporation”) as filed with the Secretary of State of the State of Delaware pursuant to Sections 103 and 388 of the DGCL (the “Effective Time”), LuxCo shall become domesticated as a Delaware corporation pursuant to Section 388 of the DGCL, under the name “Sono Group, Inc.” and will, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as LuxCo. LuxCo will not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Domestication will not be deemed to constitute a dissolution of LuxCo and will constitute a continuation of the existence of LuxCo in the form of a Delaware corporation. At the Effective Time, the registered office of the Domesticated Corporation shall be the offices of Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808 United States of America. In connection with the foregoing, any officer or agent of LuxCo (or any other person or entity authorized by such officer or agent) is authorized to act as the incorporator of the Domesticated Corporation and, in such capacity, execute the Certificate of Incorporation.

3.	Conversion of Securities. As a result of and at the Effective Time, and without any further action on the part of LuxCo or its shareholders, on the one hand, or the Domesticated Corporation or any of its stockholders or other equityholders, on the other hand, pursuant to the Domestication:

a.	each of the then-issued and outstanding Class A ordinary shares, nominal value €0.001 per share, of LuxCo (“LuxCo Class A Shares”) shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of Class A common stock of the Domesticated Corporation, par value $0.0001 per share (“Domesticated Corporation Class A Common Stock”), having the rights, powers and preferences, and the obligations, set forth in the Certificate of Incorporation;

b.	each set of 25 then-issued and outstanding Class B ordinary shares, nominal value €0.001 per share, of LuxCo (“LuxCo Class B Shares”) shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of Class B common stock of the Domesticated Corporation, par value $0.0001 per share (“Domesticated Corporation Class B Common Stock”), having the rights, powers and preferences, and the obligations, set forth in the Certificate of Incorporation;

c.	each set of 30,000 then-issued and outstanding preferred shares, nominal value €0.001 per share, of LuxCo shall convert automatically by operation of law into one validly issued and outstanding, fully paid and non-assessable share of Series A preferred stock of the Domesticated Corporation, par value $0.0001 per share (“Domesticated Corporation Series A Preferred Stock”), having the rights, powers and preferences, and the obligations, set forth in the Certificate of Incorporation; and

d.	the Domesticated Corporation will automatically assume all compensation or benefit plans, policies, and arrangements maintained by LuxCo, consisting of the LuxCo Long-Term Incentive Plan and the LuxCo Conversion Stock Option Program, by operation of law and each restricted stock unit, non-qualified stock option and other share-based incentive award of LuxCo outstanding thereunder shall be automatically converted into an equivalent incentive award of the Domesticated Corporation, which incentive awards will be subject to the same terms and conditions as the converted LuxCo incentive award (including performance-based vesting conditions), except that the security issuable upon exercise or settlement of the Domesticated Corporation incentive award will be Domesticated Corporation Class A Common Stock rather than LuxCo Class A Shares. From and after the Effective Time, (i) the LuxCo Long-Term Incentive Plan shall be renamed as the Sono Group, Inc. 2026 Long-Term Incentive Plan (the “LTIP”) and (ii) the LuxCo Conversion Stock Option Program shall be renamed as the Sono Group, Inc. 2026 Conversion Stock Option Program (the “CSOP”). The Domesticated Corporation does not plan to grant additional equity under the LTIP or the CSOP.

B-2

Book entry records that, immediately prior to the Effective Time, represent shares of stock of LuxCo converted at the Effective Time in accordance with this Section 3 shall, upon the Effective Time, automatically represent the corresponding number of shares of the applicable class and series of capital stock of the Domesticated Corporation into which such shares of LuxCo so converted at the Effective Time in accordance with this Section 3.

4.	Tax Matters. For United States federal income tax purposes, the Domestication is intended to qualify as a “reorganization” within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, and this Plan of Domestication is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3.

5.	Governing Documents. (a) At the Effective Time, the Luxembourg Organizational Documents shall be terminated and be of no further force or effect, and (b) from and after the Effective Time, the Certificate of Incorporation, and the Bylaws of the Domesticated Corporation in the form attached hereto as Exhibit C (the “Bylaws”), shall govern the affairs of the Domesticated Corporation and the conduct of its business, until thereafter amended in accordance with the DGCL and their respective terms.

6.	Board of Directors. The total number of directors constituting the entire Board of Directors of the Domesticated Corporation (the “Delaware Board”) shall be fixed at a number equal to the number of directors serving on the LuxCo Board as of immediately prior to the Effective Time, until such time as the total number of directors constituting the entire Delaware Board is thereafter changed in accordance with the DGCL and the Certificate of Incorporation and the Bylaws, as they may be amended from time to time. Each member of the LuxCo Board as of immediately prior to the Effective Time (the “Luxembourg Directors”) shall be deemed appointed and serve as a director of the Domesticated Corporation on the Delaware Board from and after the Effective Time, and shall serve until such time as their respective successors have been duly elected and qualified, or until such director’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws. The Delaware Board shall, pursuant to its authority granted under the Certificate of Incorporation, assign the members of the Delaware Board already in office to Class I, Class II, or Class III, as set forth below, effective as of the Effective Time:

Class I:	•	Christopher Schreiber

Class II:	•	Owen May

Class III:	•	David Dodge
	•	Kevin McGurn

7.	Committee Charters; Governance Policies. With respect to each committee of the supervisory board of Sono Group N.V. in existence as of immediately prior to the Merger Effective Time (each, an “Existing Board Committee”), the Delaware Board shall, upon completion of the Domestication, appoint a separate committee of the Delaware Board (each, a “Delaware Board Committee”): (i) having the same name as such Existing Board Committee, (ii) possessing and delegated with, to the fullest extent permitted by applicable law, the Certificate of Incorporation and the Bylaws, the same powers, authority and duties as the powers, authority and duties of such Existing Board Committee immediately prior to the Merger Effective Time, (iii) having the committee charter attached hereto as Exhibit D-1, Exhibit D-2 or Exhibit D-3, respectively, (iv) consisting of the number of directors (each being a current Luxembourg Director) equal to the number of members serving on such Existing Board Committee immediately prior to the Merger Effective Time, and (v) with each of the members serving on such Existing Board Committee immediately prior to the Merger Effective Time (each being a current Luxembourg Director) appointed to and serving as a member of such Delaware Board Committee, in each case until the existence of such Delaware Board Committee or the name, composition, charter, powers, authority or duties thereof is thereafter modified or revoked in accordance with the DGCL and the Certificate of Incorporation and the Bylaws, as they may be amended from time to time.

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8.	Officers. Each officer of LuxCo as of immediately prior to the Effective Time as set forth below, shall be appointed and serve as an officer of the Domesticated Corporation from and after the Effective Time and shall retain the same title with the Domesticated Corporation from and after the Effective Time as such officer had with LuxCo immediately prior to the Effective Time, and with respect to each such officer position, having the same powers, authority and duties as such person had in respect of such officer position as an officer of LuxCo immediately prior to the Effective Time (except to the extent otherwise required by applicable law or otherwise provided in the Certificate of Incorporation or the Bylaws or by the Delaware Board), each of whom shall serve until such time as their respective successors have been designated by the Delaware Board, or until such officer’s earlier removal, resignation, death or disability, in each case, in accordance with the DGCL, the Certificate of Incorporation and the Bylaws:

a.	Kevin McGurn, Chief Executive Officer

b.	Martin Scott Calhoun, Chief Financial Officer

9.	Indemnification of Directors and Officers. Each director and executive officer of LuxCo from and after the Effective Time shall enter into an indemnification agreement with the Domesticated Corporation, which indemnification agreement shall be substantially in the form attached hereto as Exhibit E, with such immaterial modifications as may be approved by any officer of the Domesticated Corporation.

10.	Effects of Domestication. Immediately upon the Effective Time, the Domestication shall have the effects set forth in Section 388 of the DGCL, including, without limitation, all of the rights, privileges and powers of LuxCo, and all property, real, personal and mixed, and all debts due to LuxCo, as well as all other things and causes of action belonging to LuxCo, shall remain vested in the Domesticated Corporation and shall be the property of the Domesticated Corporation and the title to any real property vested by deed or otherwise in LuxCo shall not revert or be in any way impaired by reason of the DGCL. Following the Domestication, all rights of creditors and all liens upon any property of LuxCo shall be preserved unimpaired, and all debts, liabilities and duties of LuxCo shall remain attached to the Domesticated Corporation and may be enforced against the Domesticated Corporation to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Domesticated Corporation. The rights, privileges, powers and interests in property of LuxCo, as well as the debts, liabilities and duties of LuxCo, shall not be deemed, as a consequence of the Domestication, to have been transferred to the Domesticated Corporation for any purpose of the laws of the State of Delaware, including the DGCL. Following the Domestication, all references in instruments, contracts and agreements of the Domesticated Corporation (i) to “ordinary shares” (or any class or series thereof) of LuxCo or Sono Group N.V. shall be deemed a reference to the Domesticated Corporation’s “common stock” (or the applicable class or series thereof), (ii) to “preferred shares” of LuxCo or Sono Group N.V. shall be deemed a reference to the Domesticated Corporation’s “preferred stock” (or the applicable class or series thereof), and (iii) to LuxCo or Sono Group N.V. shall be deemed a reference to the Domesticated Corporation.

11.	Further Assurances. Each corporate action that was approved (i) by the shareholders of Sono Group N.V. at the extraordinary general meeting of the shareholders of Sono Group N.V. held on ________, 2026 and (ii) by the shareholders of LuxCo at the extraordinary general meeting of the shareholders of LuxCo held on ________, 2026 at which meeting this Plan of Domestication was approved, shall be deemed authorized, adopted and approved by the Domesticated Corporation and its stockholders and the Delaware Board. If at any time the Domesticated Corporation, or its successors or assigns, shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to carry out the purposes of this Plan of Domestication, LuxCo and its Board and authorized officers shall be deemed to have granted to the Domesticated Corporation an irrevocable power of attorney and authorization to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Domesticated Corporation and otherwise to carry out the purposes of this Plan of Domestication, and the directors and authorized officers of the Domesticated Corporation are fully authorized to take any and all such action.

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12.	Amendment or Termination. To the extent permitted by applicable law, this Plan of Domestication, the Domestication or any of the terms or conditions hereof or thereof may be amended or terminated at any time before the Effective Time by action of the Board and without further action of the shareholders of LuxCo.

13.	Miscellaneous. This Plan of Domestication shall be governed by and construed in accordance with the laws of the State of Delaware, including the DGCL, without giving effect to any choice of law or conflict of law provisions or rule (except to the extent that the laws of the Grand Duchy of Luxembourg govern the Domestication and the adoption and approval of this Plan of Domestication and each corporate action to be taken by the Domesticated Corporation in connection with the Domestication as set forth in this Plan of Domestication) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

*          *          *

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IN WITNESS WHEREOF, this Plan of Domestication has been duly executed and delivered by a duly authorized officer of LuxCo as of the date first written above.

Sono Group S.A.

By:

Name:	Kevin McGurn

Title:	Chief Executive Officer

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Exhibit A

Certificate of Domestication

[intentionally omitted]

B-7

Exhibit B

Certificate of Incorporation

[intentionally omitted]

B-8

Exhibit C

Bylaws

[intentionally omitted]

B-9

Exhibit D-1

Audit Committee Charter

[intentionally omitted]

B-10

Exhibit D-2

Compensation Committee Charter

[intentionally omitted]

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Exhibit D-3

Nomination and Corporate Governance Committee Charter

[intentionally omitted]

B-12

Exhibit E

Form of Indemnification Agreement

[intentionally omitted]

B-13

ANNEX C

CERTIFICATE OF INCORPORATION
OF
Sono GROUP, INC.

a Delaware corporation

_____________________________________

ARTICLE i

NAME

The name of the corporation is Sono Group, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE ii

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and employ all powers and privileges now or hereafter granted or available under the laws of the State of Delaware to such corporations.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

A.       The total number of shares of all classes of capital stock that the Corporation has authority to issue is 520,000,000 shares, consisting of: (i) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), and 10,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required, if any Preferred Stock is then outstanding) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to this Certificate or any Preferred Stock Designation establishing any series of Preferred Stock.

B.       [Reserved.]

C.        Except as otherwise restricted by this Certificate (including any Preferred Stock Designation, as defined below), the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock. Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

D.       The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

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1.       Common Stock

(a)       General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b)       Equal Status of Class A Common Stock and Class B Common Stock. Except as otherwise provided in this Certificate or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution or winding up of the Corporation), share ratably and be identical in all respects and as to all matters.

(c)       Voting. Except as otherwise expressly provided by this Certificate (including in any Preferred Stock Designation) or as provided by law, the holders of shares of Class A Common Stock and Class B Common Stock shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote or for the consent (if action by written consent of the stockholders is permitted at such time under this Certificate) of the stockholders of the Corporation, (b) be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law. Except as otherwise expressly provided herein or in any Preferred Stock Designation or required by applicable law, each holder of Class A Common Stock shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and each holder of Class B Common Stock shall have the right to twenty-five (25) votes per share of Class B Common Stock held of record by such holder, on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote at any annual or special meeting of stockholders. Except as otherwise expressly provided by this Certificate (including in any Preferred Stock Designation) or as provided by law, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or pursuant to the DGCL. There shall be no cumulative voting.

(d)       Dividends. Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock and any other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared by the Board (the “Board”) in accordance with applicable law and shall share equally on a per-share basis in such dividends and distributions. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire such shares), then holders of Class A Common Stock shall receive shares of Class A Common Stock (or rights to acquire such shares, as the case may be) and holders of Class B Common Stock shall receive shares of Class B Common Stock (or rights to acquire such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock, as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class. For the purpose of calculating the amount or allocation of any distribution, shares held by the Corporation in its own capital shall not be taken into account. No distribution shall be made to the Corporation in respect of shares held by it in its own capital.

(e)       Subdivisions Combinations or Reclassifications. Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class are concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

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(f)       Liquidation, Dissolution or Winding Up. Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock, Class B Common Stock and Series A Preferred Stock (as defined below) on an as-converted to Class A Common Stock basis, will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution or winding up is approved in advance by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate) of the holders of a majority of the outstanding shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock, each voting separately as a class.

(g)        Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that shares of one such class may receive different or disproportionate distributions or payments in connection with such merger, consolidation or other transaction if (i) the only difference in the per share distribution to the holders of the Class A Common Stock and Class B Common Stock is that any securities distributed to the holder of a share Class B Common Stock have twenty-five (25) times the voting power of any securities distributed to the holder of a share of Class A Common Stock, or (ii) such merger, consolidation or other transaction is approved by the affirmative vote (or written consent if action by written consent of stockholders is permitted at such time under this Certificate) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

(h)       Conversion of Class B Common Stock.

(i)       Voluntary Conversion. Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation. Before any holder of Class B Common Stock shall be entitled to voluntarily convert any shares of such Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which such shares are to be registered in book entry form. The Corporation shall, as soon as practicable thereafter, register such shares in book-entry form. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the written notice of such holder’s election to convert required by this paragraph (i), and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date. Each share of Class B Common Stock that is converted pursuant to this paragraph (i) shall be retired by the Corporation and shall not be available for reissuance.

(ii)       The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate (including any Preferred Stock Designation), relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith. In connection with any action of stockholders taken at a meeting or by written consent (if action by written consent of stockholders is permitted at such time under this Certificate), the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any such written consent and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

(iii)        Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock.

(i)       No Fractional Shares. No fractional shares of Common Stock shall be issued upon the conversion of any issued and outstanding capital stock or other securities of the Corporation authorized under this Certificate (including in any Preferred Stock Designation). In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of capital stock or other securities of the Corporation such holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

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2.       Preferred Stock.

1,401 shares of the authorized shares of Preferred Stock of the Corporation are hereby designated “Series A Preferred Stock” with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Section 2 of Part D of this Article IV refer to sections of this Section 2 of Part D of this Article IV.

(a)       Voting. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting, if action by written consent of the stockholders is permitted at such time under this Certificate), each holder of outstanding shares of Series A Preferred Stock shall be entitled to cast one (1) vote for each whole share of Class A Common Stock into which the shares of Series A Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate (including in any Preferred Stock Designation), holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Class A Common Stock basis. On any matter presented for a class vote by the holders of Series A Preferred Stock, any action required or permitted to be taken by such holders in respect of their shares of Series A Preferred Stock may be effected only at a duly called annual or special meeting of stockholders of the Corporation.

(b)       Dividends. From and after the date of the issuance of any shares of Series A Preferred Stock, the holders of outstanding shares of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the Board, on a pari passu basis with the holders of outstanding shares of Common Stock and on an as-converted to Class A Common Stock basis, out of any assets at the time legally available therefor (collectively, the “Series A Preferred Dividends”). The Series A Preferred Dividends shall not be cumulative and no right to dividends shall accrue to holders of Series A Preferred Stock by reason of the fact that dividends on said shares are not declared or paid. Payment of any dividends to the holders of Series A Preferred Stock shall be on a pro rata, pari passu basis with the holders of outstanding shares of Common Stock and on an as-converted to Class A Common Stock basis. No dividends or other distributions shall be made with respect to the Common Stock or any other class or series of capital stock of the Corporation unless dividends on the Series A Preferred Stock have been concurrently declared in accordance with the preferences stated herein and all declared dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stock holders together with such dividend or other distribution with respect to the Common Stock.

(c)       Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i)       Preferential Payments to Holders of Series A Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the applicable Original Issue Price, plus any dividends accrued or declared but unpaid thereon. The “Original Issue Price” shall mean, with respect to the Series A Preferred Stock, $30,000 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock. If upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount to which they shall be entitled under this Section 2(c)(i), the holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(ii)       Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all the Series A Preferred Stock Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series A Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Class A Common Stock pursuant to the terms of this Certificate immediately prior to such liquidation, dissolution or winding up of the Corporation. The aggregate amount which a holder of a share of Series A Preferred Stock is entitled to receive under this Section 2(c) is referred to herein as the “Series A Preferred Stock Liquidation Amount.”

(d)       Optional Conversion. The holders of shares of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

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(i)       Conversion Ratio. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into thirty thousand (30,000) fully paid and non-assessable shares of Class A Common Stock.

(ii)       Termination of Conversion Rights. In the event of a liquidation, dissolution or winding up of the Corporation, or any sale, lease, transfer, exclusive license or other disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock.

(e)       Mechanics of Conversion.

(i)       Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Class A Common Stock, such holder shall provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent. Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Class A Common Stock to be issued. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice shall be the time of conversion (the “Conversion Time”), and the shares of Class A Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a book-entry statement representing the number of whole shares of Class A Common Stock issuable upon such conversion in accordance with the provisions hereof, and a book-entry statement representing the number (if any) of such holder’s shares of Series A Preferred Stock that were not converted into Class A Common Stock, (ii) pay in cash such amount as provided in Section 2(d)(iii) in lieu of any fraction of a share of Class A Common Stock otherwise issuable upon such conversion and (iii) pay all accrued or declared but unpaid dividends on the shares of Series A Preferred Stock converted.

(ii)       Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(iii)       Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Class A Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 2(d)(iii) and to receive payment of any dividends accrued or declared but unpaid thereon. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

(iv)       Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Class A Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 2(e). The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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(f)       Preemptive Rights.

(i)       The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, (a) any shares of the capital stock of the Corporation, (b) any option, warrant or other right to subscribe for, purchase or otherwise acquire any capital stock of the Corporation, or (c) any securities convertible into capital stock of the Corporation (collectively, the “Offered Securities”), unless in each such case the Corporation shall have first complied with this Section 2(f); provided, that “Offered Securities” shall not include any shares of capital stock of the Corporation (i) issued against consideration other than in the form of cash or (ii) issued to employees of the Corporation or any subsidiary of the Corporation (collectively, “Preemptive Rights Excluded Securities”). The Corporation shall deliver to each holder of the Series A Preferred Stock a written notice of any proposed or intended issuance, sale or exchange of Offered Securities (each, an “Offer”), which Offer shall (1) identify and describe the Offered Securities, (2) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (3) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged, and (4) offer to issue and sell to or exchange with such holder of the Series A Preferred Stock (A) a pro rata portion of the Offered Securities determined by dividing (x) the aggregate number of shares of Common Stock then held by such holder of the Series A Preferred Stock (giving effect to the conversion of all shares of convertible preferred stock then held by such holder) by (y) the total number of shares of Common Stock then held by all holders of the Series A Preferred Stock (giving effect to the conversion of all outstanding shares of convertible preferred stock then held by such holders) (such pro rata portion of the Offered Securities, the “Basic Amount”), and (B) any additional portion of the Offered Securities attributable to the Basic Amounts of other holders of the Series A Preferred Stock as such holder shall indicate it will purchase or acquire should the other holders subscribe for less than their Basic Amounts (the “Undersubscription Amount”). The rights of the holders of the Series A Preferred Stock under this Section 2(f) may be limited or excluded with respect to any particular issuance, sale or exchange of Offered Securities, by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of at least two thirds of the votes cast if less than half of the issued share capital is represented at a meeting.

(ii)       To accept an Offer, in whole or in part, a holder of Series A Preferred Stock must deliver a written notice to the Corporation prior to the expiration date of the Offer (which shall be a date stated in the Offer that is no less than 14 days after the date on which such Offer is delivered to the holders of Series A Preferred Stock), setting forth the portion of the holder’s Basic Amount that such holder elects to purchase and, if such holder shall elect to purchase all of its Basic Amount, the Undersubscription Amount (if any) that such holder elects to purchase (the “Notice of Acceptance”). If the Basic Amounts subscribed for by all holders of the Series A Preferred Stock are less than the total of all of the Basic Amounts available for purchase, then each holder who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceeds the difference between the total of all of the Basic Amounts available for purchase and the Basic Amounts subscribed for (the “Available Undersubscription Amount”) each holder of Series A Preferred Stock who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Undersubscription Amounts subscribed for by such holder bears to the total Undersubscription Amounts subscribed for by all holders of the Series A Preferred Stock, subject to rounding by the Board to the extent it deems reasonably necessary.

(iii)       The Corporation shall have 90 days from the expiration date set forth in the Offer pursuant to Section 2(f)(ii) to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the holders of the Series A Preferred Stock (the “Refused Securities”), but only to the offerees or purchasers described in the Offer (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) which are not more favorable, in the aggregate, to the acquiring person or persons or less favorable to the Corporation than those set forth in the Offer.

(iv)       In the event the Corporation shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 2(f)(iii)), then each holder of the Series A Preferred Stock may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the holder of the Series A Preferred Stock elected to purchase pursuant to Section 2(f)(ii) multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Corporation actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Purchasers pursuant to Section 2(f)(ii) prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any holder of the Series A Preferred Stock so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Corporation may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Purchasers in accordance with Section 2(f)(i).

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(v)       Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the holders of the Series A Preferred Stock shall acquire from the Corporation, and the Corporation shall issue to the holders of the Series A Preferred Stock, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 2(f)(iv) if the holders have so elected, upon the terms and conditions specified in the Offer. The purchase by the holders of the Series A Preferred Stock of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Corporation and the holders of a purchase agreement relating to such Offered Securities satisfactory in form and substance to the holders of the Series A Preferred Stock and their respective counsel.

(vi)       Any Offered Securities not acquired by the holders of the Series A Preferred Stock or other persons in accordance with Section 2(f)(iii) may not be issued, sold or exchanged until they are again offered to the holders of the Series A Preferred Stock under the procedures specified in this Section 2(f).

(vii)       The rights of the holders of the Series A Preferred Stock under this Section 2(f) shall not apply to Preemptive Rights Excluded Securities.

(viii)       The failure of any holder of Series A Preferred Stock to exercise its rights under this Section 2(f) shall not be deemed to be a waiver of its rights hereunder in connection with any subsequent issuance, sale or exchange, agreement to issue, sell or exchange, or reservation or setting aside for issuance, sale or exchange of Offered Securities.

(g)       Additional Issuances of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

ARTICLE V

EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI

BOARD OF DIRECTORS; MEETINGS

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.       The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by law or by this Certificate (including any Preferred Stock Designation) or the Bylaws, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.       Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

C.       Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

D.       Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called only by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairperson of the Board or the Chief Executive Officer, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

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E.       The number of directors, other than those who may elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Subject to Part J of this Article VI, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II, and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II, or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, and the term of the initial Class III directors shall expire at the third annual meeting of the stockholders following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal.

F.       Subject to Part J of this Article VI, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

G.       Subject to Part J of this Article VI, a director shall hold office until the next annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Nothing in this Certificate shall preclude a director from serving consecutive terms.

H.       Subject to Part J of this Article VI, (i) newly created directorships resulting from any increase in the authorized number of directors and (ii) any vacancies in the Board resulting from death, resignation, disqualification, removal from office, or other cause may be filled only by the Board (and not by stockholders), provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation, disqualification or removal.

I.       Subject to Part J of this Article VI, and notwithstanding any other provision of this Certificate (including any Preferred Stock Designation), directors may be removed from office only for cause and only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board resulting from such removal shall be filled as set forth above under Part H of this Article VI.

J.        Notwithstanding any other provision of this Article VI, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article VI unless expressly provided by such terms.

K.       Subject to the rights of holders of any series of Preferred Stock, advance notice of stockholder nominations for election of directors and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided by the Bylaws of the Corporation.

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ARTICLE VII

LIMITED LIABILITY; INDEMNIFICATION

A.       Limitation of Director Liability. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B.        Indemnification and Advancement of Expenses. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Part B of Article VII or otherwise. The rights to indemnification and advancement of expenses conferred by this Part B of Article VII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Part B of Article VII, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

The rights to indemnification and advancement of expenses conferred on any indemnitee by this Part B of Article VII shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate (including any Preferred Stock Designation), the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of this Part B of Article VII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Part B of Article VII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

This Part B of Article VII shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE VIII

CORPORATE OPPORTUNITY

A.       In recognition and anticipation that members of the Board who are not employees of the Corporation (the “Non-Employee Directors”) and their respective Affiliates (as defined below) may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith. For purposes of this Article VIII, (i) “Affiliate” shall mean, (a) in respect of each Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (b) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation; and (ii) “Person” shall mean any individual, Corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.

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B.       No Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (such Persons being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Part C of this Article VIII. Subject to said Part C of this Article VIII, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

C.       The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Part B of this Article VIII shall not apply to any such corporate opportunity.

D.       In addition to and notwithstanding the foregoing provisions of this Article VIII, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is unable, financially or legally, or is not contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

E.       To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.

F.       Neither the alteration, amendment, addition to or repeal of this Article VIII, nor the adoption of any provision of this Certificate (including any Preferred Stock Designation) inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII in respect of any corporate opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article VIII, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption.

ARTICLE IX

CORPORATE POWERS

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate (including any Preferred Stock Designation) in the Board, are hereby conferred upon the Board.

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ARTICLE X

BYLAWS

The Board is expressly empowered to adopt, amend or repeal the Bylaws. Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE XI

ELECTION OUT OF DGCL SECTION 203

The Corporation has elected not to be governed by Section 203 of the DGCL.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate (including any Preferred Stock Designation) in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate (including any Preferred Stock Designation) or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any series of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate inconsistent with, Article VI, Article VII, Article VIII, Article IX, this Article XII or Article XIV.

ARTICLE XIII

SEVERABILITY

If any provision of this Certificate (including any Preferred Stock Designation) becomes or is declared on any ground by a court of competent jurisdiction to be illegal, unenforceable or void, (i) portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Certificate (including any Preferred Stock Designation), and the court will replace such illegal, void or unenforceable provision of this Certificate (including any Preferred Stock Designation) with a valid and enforceable provision that most accurately reflects the Corporation’s intent, in order to achieve, to the maximum extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision, and (ii) the provisions of this Certificate (including, without limitation, each portion of any paragraph of this Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law. The balance of this Certificate (including any Preferred Stock Designation) shall be enforceable in accordance with its terms.

ARTICLE XIV

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

1.       Forum.

(a) Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought in the name or right of the Corporation or on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action or proceeding arising or asserting a claim arising pursuant to any provision of the DGCL, this Certificate (including any Preferred Stock Designation) or the Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, (iv) any action to interpret, apply, enforce or determine the validity of this Certificate (including any Preferred Stock Designation) or the Bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery of the State of Delaware having personal jurisdiction over the indispensable parties named as defendants therein. Furthermore, unless the Corporation consents in writing to the selection of an alternative forum, with respect to claims that are not internal corporate claims, stockholders, when acting in their capacity as stockholders or in the right of the Corporation, shall bring any or all such claims only in the Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, if such claims relate to the business of the Corporation, the conduct of its affairs, or the rights or powers of the Corporation or its stockholders, directors or officers, subject to such Court of Chancery of the State of Delaware or the United States District Court for the District of Delaware, as applicable having personal jurisdiction over the indispensable parties named as defendants therein.

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If any action, the subject matter of which is within the scope of this Section (1)(a) of this Article XIV, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Section (1)(a) of this Article XIV (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder, in each case to the fullest extent permitted by law. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section (1)(a) of this Article XIV.

(b) Unless the Corporation consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Section (1)(b) of this Article XIV. Notwithstanding anything herein to the contrary, this Section (1)(b) of this Article XIV shall not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the rules and regulations under the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction.

2. Equitable Relief. Failure to enforce the provisions contained in this Article XIV would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE XV

The name and mailing address of the incorporator of the Corporation are as follows:

Name: Kevin McGurn

Mailing Address: 4965 Trinidad Drive, Land O’ Lakes, Florida 34639, United States of America

*          *          *

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THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this ___ day of _____, 2026.

By:	/s/
Name:	Kevin McGurn
Title:	Incorporator

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ANNEX D

BYLAWS

OF

SONO GROUP, INC.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated by the Board in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). Any special meeting previously called may be cancelled upon the affirmative vote of a majority of the Whole Board (as defined below). The “Whole Board” consists of the total number of authorized directors, whether or not there are any vacancies in previously authorized directorships or unfilled newly created directorships.

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation (and may not be given by any other person) not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, which shall be determined by the Chairman of the Board, the Chief Executive Officer or the Board in its sole discretion pursuant to a resolution adopted by a majority of the Whole Board, and the business transacted at such meeting shall be limited to the matters so stated by the Board in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and subject to Section 2.2, any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

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Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing 50% of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing 50% of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if 50% of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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(d) Required Vote. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary, even if such matter is already the subject of any notice to the stockholders or public announcement from the Board, and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

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(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting, (D) a description of all agreements, arrangements or understandings between or among such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) acting in concert with any of the foregoing in connection with the proposal of such business by such stockholder, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (E) a description of all agreements, arrangements or understandings (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the business proposal is being made and any other person or persons (including their names), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any other person or persons (including their names) with respect to shares of stock of the Corporation, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (F) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal of such business is made and any other person or persons (including their names) acting in concert with any of the foregoing, (G) the names and addresses of other stockholders (including beneficial and record owners) known by such stockholder to support the proposal, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders and (H) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting as determined by the Chairman of the Board, the Chief Executive Officer or the majority of the Whole Board in its sole discretion as provided for in Section 2.3. In addition to the foregoing, nominations of persons for election to the Board may be made at a special meeting of stockholders at which the Chairman of the Board, the Chief Executive Officer or two-thirds of the Whole Board, in its sole discretion as provided for in Section 2.3, has provided that directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman as shall be appointed by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Market LLC present at the meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

ARTICLE III

DIRECTORS

Section 3.1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting as determined by the Chairman of the Board, the Chief Executive Officer or two-thirds of the Whole Board, in its sole discretion as provided for in Section 2.3, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

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(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the proposed nominee, (B) the principal occupation or employment of the proposed nominee, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the proposed nominee, (D) a written questionnaire with respect to the background and qualification of such proposed nominee, completed and executed by such proposed nominee, in the form to be provided by the Secretary upon written request of any stockholder of record within 10 days of such request, and a written statement and agreement executed by each such proposed nominee acknowledging that such person: (x) consents to being named in the proxy statement as a nominee and to serving as a director if elected, (y) intends to serve as a director for the full term for which such person is standing for election and (z) makes the following representations: (1) that the proposed nominee has read and agrees to adhere to the Corporation’s Corporate Governance Guidelines, Code of Business Conduct and Ethics, any other of the Corporation’s policies or guidelines applicable to directors, including with regard to (A) reporting related party transactions for approval pursuant to the Board’s Audit Committee Charter and (B) securities trading, and (2) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any nomination or other business proposal, issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, and (3) that the proposed nominee is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification (“Compensation Arrangement”) that has not been disclosed to the Corporation in connection with such person’s nomination for director or service as a director and (E) any other information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days after the record date for such meeting, (C) a description of all agreements, arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names) acting in concert with any of the foregoing, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, the stockholder or the beneficial owner, if any, on whose behalf the nomination is being made and any other person or persons (including their names), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such person or any other person or persons (including their names) with respect to shares of stock of the Corporation, and a representation that such stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting, (E) a representation whether such stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination, (F) the names and addresses of other stockholders (including beneficial and record owners) known by such stockholder to support the nomination, and to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholders, (G) a representation that such stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (H) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, including any relationships, whether of a personal or business nature, with any of the officers or directors of the Corporation or its subsidiaries that such proposed nominee has or is planning to have.

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(e) If a majority of the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

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Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or the Chief Executive Officer and (b) shall be called by any director on the written request of at least a majority of the Whole Board, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Market LLC present at the meeting. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees (including special or select committees), each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

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Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.

Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers other than the Chief Financial Officer and the Treasurer, if any (including without limitation one or more Vice Presidents and Controllers), as may be necessary or desirable for the conduct of the business of the Corporation, so long as such officers would not constitute executive officers under the U.S. securities laws. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, a chairman elected by a majority of the directors present at the meeting from the majority of the independent directors as determined by the listing standards of the Nasdaq Stock Market LLC present at the meeting shall preside at meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

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(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall be elected by two-thirds of the Board members, and shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

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Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

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Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

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Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

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Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

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(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

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Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board (directors), or the Chief Executive Officer (officers). The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective; provided, however, that the resignation of any officer should be reviewed and accepted by the Board before it becomes effective.

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Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Whole Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.

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ANNEX E

REPORTS of VISSER & VISSER AUDIT EN ASSURANCE B.V.

TO THE MANAGEMENT OF SONO N.V. AND SONO LUXEMBOURG

ANNEX E-1 — Report of Visser pursuant to Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code

ANNEX E-2 — Report of Visser pursuant to Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code

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ANNEX E-1

INDEPENDENT AUDITOR’S REPORT pursuant to Article 2:328(1) and Article 2:333g of the Dutch Civil Code

To: the managements of the companies mentioned below

Our adverse opinion

We have audited the reasonableness of the proposed share exchange ratio and the reasonableness of the proposed withdrawal compensation in connection with the proposal for legal merger in which the following companies are involved:

•	Sono Group N.V. based in Amsterdam, the Netherlands, and offices at Waldmeisterstrasse 93, 80935 Munich, Germany (‘the disappearing company’), and
•	Sono Group S.à r.l. based in Luxembourg, Grand Duchy of Luxembourg (‘the acquiring company’).

In our opinion, applying valuation methods generally accepted in the Netherlands:

•	having considered the notes to the proposal for legal merger and the other documents attached to the proposal for legal merger, the proposed share exchange ratio in the accompanying proposal for legal merger dated 15 July 2026, in all material respects pursuant to Article 2:328(1) of the Dutch Civil Code, is reasonable; and
•	having considered the notes to the proposal for legal merger and the other documents attached to the proposal for legal merger, the proposed withdrawal compensation in the accompanying proposal for legal merger dated 15 July 2026, in all material respects pursuant to Article 2:333g of the Dutch Civil Code, is not reasonable due to the significance of the matter described in the 'Basis for our adverse opinion'.

Basis for our adverse opinion

As indicated in paragraph 8.8 of the proposal for legal merger and section 6 of notes to the proposal for legal merger, Sono Group N.V. is in imminent and continuing financing needs and there is uncertainty as to its ability to continue as a going concern. As a result, management believes that Sono Group N.V. does not have the financial means to offer a withdrawal compensation other than the nominal value, being € 0,01 per Ordinary Share, and acknowledges that shareholders have the option to sell their shares in the open market.

The proposed withdrawal compensation of € 0,01 per Ordinary Share is significantly lower than a withdrawal compensation based on the market value of the shares or a generally accepted valuation method in the Netherlands and, therefore, the proposed withdrawal compensation is not reasonable when assessed against the criteria of Article 2:333g(2) of the Dutch Civil Code. Also, depending on the number of dissenting votes, withdrawing shareholders may not be able to sell their shares at a reasonable market price considering the limited liquidity of the shares.

We conducted our audit in accordance with Dutch law, including the Dutch Standards on Auditing and Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code. Our responsibilities under those standards are further described in the ‘Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed withdrawal compensation’ section of our report.

We are independent of Sono Group N.V. and Sono Group S.à r.l. in accordance with the Verordening inzake de onafhankelijkheid van accountants bij assurance-opdrachten (ViO, Code of Ethics for Professional Accountants, a regulation with respect to independence) and other relevant independence regulations in the Netherlands. Furthermore, we have complied with the Verordening gedrags- en beroepsregels accountants (VGBA, Dutch Code of Ethics for Professional Accountants).

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We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our adverse opinion.

Emphasis on the method(s) used

Referring to the notes to the proposal for legal merger on the method(s) used in the proposal for legal merger we point out that determining the proposed share exchange ratio, on the basis of methods generally accepted in the Netherlands, is a subjective matter by nature. Therefore, our opinion on the reasonableness of the proposed share exchange ratio does not rule out that, on the basis of other methods generally accepted in the Netherlands, another share exchange ratio than proposed might be reasonable. Our opinion is not modified in respect of this matter.

Restriction on use

This auditor’s report is solely issued in connection with the aforementioned legal merger and to comply with

Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code and therefore cannot be used for other purposes.

Other information

Other information has been added to the proposed share exchange ratio, the proposed withdrawal compensation and our auditor’s report thereon.

Based on the following procedures performed, we have nothing to report on the other information.

We have read the other information. Based on our knowledge and understanding obtained through our audit or otherwise, we have considered whether the other information contains material misstatements.

By performing these procedures, we comply with the requirements of the Dutch Standard 720. The scope of the procedures performed is substantially less than the scope of those performed in our audit of the proposed share exchange ratio and the proposed withdrawal compensation.

Managements are responsible for the preparation of the other information, in accordance with Sections 1, 2, 3 and 3A of Part 7 of Book 2 of the Dutch Civil Code.

Responsibilities of managements for the proposed share exchange ratio and the proposed withdrawal compensation

Managements are responsible for the determination of the proposed share exchange ratio and the proposed withdrawal compensation applying (a) method(s) generally accepted in the Netherlands as described in the proposal for merger and for the compliance with the requirements of Sections 1, 2, 3 and 3A of Part 7 of Book 2 of the Dutch Civil Code. Furthermore, management of each of the aforementioned companies is responsible for such internal control as management determines is necessary to enable the determination of the proposed share exchange ratio and the proposed withdrawal compensation that is free from material misstatement, whether due to fraud or error.

Our responsibilities for the audit of the reasonableness of the proposed share exchange ratio and the proposed withdrawal compensation

Our responsibility is to plan and perform the audit engagement in a manner that allows us to obtain sufficient appropriate audit evidence for our opinion.

Our audit has been performed with a high, but not absolute, level of assurance, which means we may not detect

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all material misstatements, whether due to fraud or error, during our audit.

Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of the proposed share exchange ratio and the proposed withdrawal compensation. The materiality affects the nature, timing and extent of our audit procedures and the evaluation of the effect of identified misstatements on our opinion.

We have exercised professional judgement and have maintained professional skepticism throughout the audit, in accordance with Dutch Standards on Auditing, Article 2:328(1) and Article 2:333g(2) of the Dutch Civil Code, ethical requirements and independence requirements. Our audit included among others:

•	identifying and assessing the risks of material misstatement of the reasonableness of the proposed share exchange ratio and the withdrawal compensation, whether due to fraud or error, designing and performing audit procedures responsive to those risks, and obtaining audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;
•	obtaining an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the companies’ internal control; and

•	evaluating the appropriateness of the method(s) used and the reasonableness of accounting estimates and related disclosures made by managements.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant findings in internal control that we identify during our audit.

Rotterdam, 15 July 2026

Visser & Visser Audit en Assurance B.V.

J.L. van Beveren MSc RA

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ANNEX E-2

ASSURANCE REPORT OF THE INDEPENDENT AUDITOR pursuant to Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code

To: the managements and shareholders of the companies mentioned below

Our opinion

We have examined the statements with respect to the share exchange ratio and the withdrawal compensation (‘statements’) of the managements of the following companies:

1	Sono Group N.V. based in Amsterdam, the Netherlands, and offices at Waldmeisterstrasse 93, 80935 Munich, Germany (‘the disappearing company’), and

2	Sono Group S.à r.l. based in Luxembourg, Grand Duchy of Luxembourg (‘the acquiring company’).

In our opinion, the statements with respect to the share exchange ratio and the withdrawal compensation, included in the notes to the accompanying proposal for legal merger dated 15 July 2026, in all material respects, meet the requirements of Article 2:327 and Article 2:333f(2) of the Dutch Civil Code.

Basis for our opinion

We performed our examination in accordance with Dutch law, including the Dutch standard 3000A, 'Assurance-opdrachten anders dan het controleren of beoordelen van historische financiële informatie (attest-opdrachten)‘ (Assurance engagements other than audits or reviews of historical financial information (attestation engagements)) and Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code. This engagement is aimed to obtain reasonable assurance. Our responsibilities in this regard are further described in the ‘Our responsibilities for the examination of the statements’ section of our report.

We are independent of Sono Group N.V. and Sono Group S.à r.l. in accordance with the Verordening inzake de onafhankelijkheid van accountants bij assurance-opdrachten (ViO, Code of Ethics for Professional Accountants, a regulation with respect to independence) and other relevant independence regulations in the Netherlands. Furthermore we have complied with the Verordening gedrags- en beroepsregels accountants (VGBA, Dutch Code of Ethics for Professional Accountants).

We believe that the assurance evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Restriction on use and distribution

Our assurance report is exclusively intended for the managements of the above mentioned companies and the persons as referred to in Article 2:314(2) of the Dutch Civil Code. It is solely issued in connection with the aforementioned legal merger and to comply with Article 2:328(2) and Article 2:333g(3) of the Dutch Civil Code and therefore cannot be used for other purposes.

Responsibilities of managements for the statements

The companies’ managements are responsible for the preparation of the statements in accordance with Article

2:327 and Article 2:333f(2) of the Dutch Civil Code.

Furthermore, management of each of the aforementioned companies is responsible for such internal control as management determines is necessary to enable the preparation of the statements that are free from material misstatement, whether due to fraud or error.

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Our responsibilities for the examination of the statements

Our responsibility is to plan and perform the examination in a manner that allows us to obtain sufficient appropriate assurance evidence for our opinion.

Our examination has been performed with a high, but not absolute, level of assurance, which means we may not detect all material misstatements, whether due to fraud or error, during our examination.

We apply the ‘Nadere voorschriften kwaliteitsmanagement’ (NVKM, regulations for quality management systems) and accordingly maintain a comprehensive system of quality management including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

Our examination included among others:

•	identifying and assessing the risks of material misstatement of the statements, whether due to fraud or error, designing and performing assurance procedures responsive to those risks, and obtaining assurance evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control;
•	obtaining an understanding of internal control relevant to the examination in order to design assurance procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s (companies’) internal control.

Rotterdam, 15 July 2026

Visser & Visser Audit en Assurance B.V.

J.L. van Beveren MSc RA

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Indemnification of Directors and Officers Under Dutch Law

Sono N.V. has entered into indemnification agreements with the members of the Supervisory Board and the Management Board. Such members, including former members, will have the benefit of the following indemnification provisions in the Existing Articles:

Current and former members of the Supervisory Board and the Management Board shall be reimbursed for all expenses (including reasonably incurred and substantiated attorneys’ fees), financial effects of judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, provided he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Any indemnification shall be made only (unless ordered by a court) upon a determination that indemnification of a director or former director is proper under the circumstances because he or she had met the applicable standard of conduct set.

Expenses that a director or former director has incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of such action, suit or proceeding, upon a resolution of the board of directors with respect to the specific case upon receipt of an undertaking by or on behalf of the director to repay such amount, unless it is ultimately determined that such director is entitled to be indemnified by us.

A director or former director of the registrant shall not be entitled to any indemnification, if and to the extent:

•	Dutch law would not permit such indemnification;

•	a Dutch court, a judicial tribunal or, in case of an arbitration, an arbitrator has established by final judgment that is not open to challenge or appeal, that the acts or omissions of the director can be considered intentional, fraudulent, grossly negligent, willfully reckless, seriously culpable, or willful misconduct on the part of the director, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

•	the costs or the decrease in assets of the director are covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

•	the registrant brought up the procedure in question before a court.

Indemnification of Directors and Officers Under Delaware Law

Section 145 of the DGCL provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

In accordance with Section 102(b)(7) of the DGCL, the Proposed Charter will provide that a director will not be personally liable to Sono Delaware’s stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to Sono Delaware or Sono Delaware’s stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision became effective. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

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The Proposed Charter will provide that Sono Delaware will indemnify its present and former directors and officers to the maximum extent permitted by the DGCL and that such indemnification will not be exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise.

As of the Redomiciliation Effective Time, Sono Delaware will have entered into indemnification agreements, substantially in the form attached Exhibit 10.57 to this Registration Statement, with each of the directors and executive officers of Sono Delaware. The form agreement requires Sono Delaware to indemnify each current director and officer to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to Sono Delaware, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. Sono Delaware also intends to enter into indemnification agreements with future directors and executive officers.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Index

Exhibit No.	Description
2.1*	Cross-Border Merger Proposal, dated as of July 14, 2026, by and between Sono Group N.V. and Sono Group S.à r.l. (to be further transformed into a public limited company under the corporate name of Sono Group S.A. prior to the Merger Effective Time) (attached as Annex A to the proxy statement/prospectus included in this Registration Statement)

3.1	Articles of Association of Sono Group N.V., as amended effective September 9, 2025 (Dutch and English translations) (incorporated herein by reference to Exhibit 3.1 of Sono N.V.’s Quarterly Report on Form 10-Q filed with the SEC on November 20, 2025)

3.2	Form of internal rules of the Management Board of Sono Group N.V. (incorporated herein by reference to Exhibit 3.2 of Sono N.V.’s Registration Statement of Foreign Private Issuer on Form F-1 filed with the SEC on November 8, 2021)

3.3	Form of internal rules of the Supervisory Board of Sono Group N.V. (incorporated herein by reference to Exhibit 3.3 of Sono N.V.’s Registration Statement of Foreign Private Issuer on Form F-1 filed with the SEC on November 8, 2021)

3.4*	Form of Certificate of Incorporation of Sono Group, Inc. (attached as Annex C to the proxy statement/prospectus included in this Registration Statement)

3.5*	Form of Bylaws of Sono Group, Inc. (attached as Annex D to the proxy statement/prospectus included in this Registration Statement)

3.6*	Form of Certificate of Corporate Domestication of Sono Group S.à r.l. (to be further transformed into a public limited company under the corporate name of Sono Group S.A. prior to the Merger Effective Time)

4.1	Description of the rights of each class of Sono N.V. securities registered under Section 12 of the Securities Exchange Act of 1934 (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Annual Report on Form 10-K filed with the SEC on April 17, 2025)

4.2	Pre-Funded Warrant, dated March 10, 2026, issued by Sono N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on March 10, 2026)

5.1*	Opinion of DLA Piper LLP (US) as to the validity of the securities being registered pursuant to the Registration Statement

8.1*	Opinion of DLA Piper LLP (US) as to certain U.S. federal income tax matters

10.1	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to Sono N.V.’s Registration Statement on Form F-1 (File No. 333-260432) filed with the SEC on November 8, 2021)

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10.2#	Form of Long-Term Incentive Plan of Sono Group N.V. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Registration Statement on Form F-1 (File No. 333-260432) filed with the SEC October 22, 2021)

10.3#	Conversion Stock Option Program 2020 (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Registration Statement on Form F-1 (File No. 333-260432) filed with the SEC on October 22, 2021)

10.4#	Form of Indemnification Agreement between Sono Group N.V. and members of the Management Board (incorporated herein by reference to Exhibit 10.3 of Sono N.V.’s Registration Statement on Form F-1 (File No. 333-260432) filed with the SEC on October 22, 2021)

10.5#	Form of Indemnification Agreement between Sono Group N.V. and members of the Supervisory Board (incorporated herein by reference to Exhibit 10.4 of Sono N.V.’s Registration Statement on Form F-1 (File No. 333-260432) filed with the SEC on October 22, 2021)

10.6	Registration Rights Agreement by and between Sono Group N.V. and YA II PN, Ltd., dated December 7, 2022 (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Registration Statement on Form F-3 (File No. 333-268709 filed with the SEC on December 8, 2022)

10.7	Securities Purchase Agreement by and between Sono Group N.V. and YA II PN, Ltd., dated December 7, 2022 (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Registration Statement on Form F-3 (File No. 333-268709) filed with the SEC on December 8, 2022)

10.8	Form of Convertible Debenture issued to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Registration Statement on Form F-3 (File No. 333-268709) filed with the SEC on December 8, 2022)

10.9†	Restructuring Agreement between Sono Group N.V. and YA II PN, Ltd, dated 17 November 2023 and effective as of November 20, 2023 (incorporated herein by reference to Exhibit 4.8 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.10	Amendment No. 1, dated February 2, 2024, to the Restructuring Agreement by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.9 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.11	Amendment No. 2, dated February 5, 2024, to the Restructuring Agreement by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.10 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.12†	Continuation Agreement between Sono Group N.V. and Sono Motors GmbH, dated November 20, 2023 (incorporated herein by reference to Exhibit 4.9 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.13†	Funding Commitment Letter issued by YA II PN, Ltd. and agreed to and acknowledged by Sono Group N.V., dated November 17, 2023 and effective as of November 20, 2023 (incorporated herein by reference to Exhibit 4.10 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.14	Amendment No. 1, dated February 2, 2024, to the Funding Commitment Letter dated November 17, 2023 issued by YA II PN, Ltd. to Sono Group N.V. (incorporated herein by reference to Exhibit 4.13 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.15†	Amendment No. 2, dated April 30, 2024, to the Funding Commitment Letter dated November 17, 2023 issued by YA II PN, Ltd. to Sono Group N.V. (incorporated herein by reference to Exhibit 4.14 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.16	Shareholders Commitment Letter issued by Laurin Hahn and Jona Christians and agreed to and acknowledged by Sono Group N.V. and Sono Motors GmbH, dated November 17, 2023 and effective as of November 20, 2023 (incorporated herein by reference to Exhibit 4.11 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.17	Settlement Agreement between Sono Group N.V. and Sono Motors GmbH (incorporated herein by reference to Exhibit 4.12 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

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10.18	Back-to-Back Letter of Comfort between Sono Group N.V. and Sono Motors GmbH (incorporated herein by reference to Exhibit 4.13 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.19†	Amendment No. 1, dated May 8, 2024, to the Back-to-Back Letter of Comfort between Sono Group N.V. and Sono Motors GmbH (incorporated herein by reference to Exhibit 4.18 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.20	Prolongation Agreement between YA II PN, Ltd. and Sono Group N.V., dated November 17, 2023 and effective as of November 20, 2023 (incorporated herein by reference to Exhibit 4.14 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.21	Form of Convertible Debenture issued to YA II PN, Ltd.(incorporated herein by reference to Schedule 3 to Exhibit 4.10 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2022)

10.22	Sale and Transfer Agreement, dated February 1, 2024, by and among Laurin Hahn, Bambino 255. V V UG, SVSE LLC and Sono Group N.V.(1) (incorporated herein by reference to Exhibit 99.1 to Amendment No. 1 to Schedule 13D filed by Laurin Hahn with the SEC on March 25, 2024)

10.23	Sale and Transfer Agreement, dated February 1, 2024, by and among Jona Christians, Bambino 255. V V UG, SVSE LLC and Sono Group N.V.(1) (incorporated herein by reference to Exhibit 99.1 to Amendment No. 1 to Schedule 13D filed by Jona Christians with the SEC on March 25, 2024)

10.24	Guaranty Agreement, dated June 20, 2024, between SVSE LLC and Sono Motors GmbH, with and for the benefit of YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.23 of Sono N.V.’s Annual Report on Form 20-F for the year ended December 31, 2023)

10.25	Securities Purchase Agreement, dated December 30, 2024, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 30, 2024)

10.26	Form of Secured Convertible Debenture (incorporated herein by reference to Exhibit 4.1 of Sono N.V.’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 30, 2024)

10.27	Exchange Agreement, dated December 30, 2024, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 30, 2024)

10.28	Form of Call Option Agreement, by and between SVSE LLC and YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.2 of Sono N.V.’s Report of Foreign Private Issuer on Form 6-K filed with the SEC on December 30, 2024)

10.29	Secured Convertible Debenture, dated February 12, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on February 13, 2025)

10.30	First Omnibus Amendment to Transaction Documents, dated February 12, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on February 13, 2025)

10.31	Second Omnibus Amendment to Transaction Documents, dated March 7, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on March 7, 2025)

10.32	Secured Convertible Debenture, dated March 25, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on March 26, 2025)

10.33	Third Omnibus Amendment to Transaction Documents, dated March 25, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on March 26, 2025)

10.34	Secured Convertible Debenture, dated April 24, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on April 25, 2025)

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10.35	Fourth Omnibus Amendment to Transaction Documents, dated April 24, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on April 25, 2025)

10.36	Fifth Omnibus Amendment to Transaction Documents, dated May 26, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on May 27, 2025)

10.37	Secured Convertible Debenture, dated May 27, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on May 27, 2025)

10.38	Sixth Omnibus Amendment to Transaction Documents, dated July 6, 2025 and effective as of June 30, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on July 8, 2025)

10.39	Seventh Omnibus Amendment to Transaction Documents, dated August 6, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on August 7, 2025)

10.40	Eighth Omnibus Amendment to Transaction Documents, dated August 6, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on August 7, 2025)

10.41	Secured Convertible Debenture, dated August 6, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.3 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on August 7, 2025)

10.42	Secured Convertible Debenture, dated August 15, 2025, issued by Sono Group N.V. to YA II PN, Ltd. (incorporated herein by reference to Exhibit 4.6 of Sono N.V.’s Quarterly Report on Form 10-Q filed with the SEC on August 19, 2025)

10.43	Ninth Omnibus Amendment to Transaction Documents, dated August 15, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.9 of Sono N.V.’s Quarterly Report on Form 10-Q filed with the SEC on August 19, 2025)

10.44	Tenth Omnibus Amendment to Transaction Documents, dated September 5, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on September 5, 2025)

10.45	Secured Convertible Debenture, dated September 5, 2025, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono N.V.’s Current Report on Form 8-K filed with the SEC on September 5, 2025)

10.46	Convertible Debenture, dated January 26, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on January 29, 2026)

10.47	Convertible Debenture, dated February 19, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on February 24, 2026)

10.48	Pre-Funded Warrant Securities Purchase Agreement, dated March 10, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.1 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 10, 2026)

10.49	Registration Rights Agreement, dated March 10, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.2 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 10, 2026)

10.50	Convertible Debenture, dated March 10, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.3 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 10, 2026)

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10.51	International Swaps and Derivatives Association, Inc. 2002 ISDA Master Agreement, dated as of March 10, 2026, between Blockchain.com (BVI) II Limited and Sono Group N.V. (incorporated by reference to Exhibit 10.1 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 16, 2026)

10.52	International Swaps and Derivatives Association, Inc. Schedule to the 2002 ISDA Master Agreement, dated as of March 10, 2026, between Blockchain.com (BVI) II Limited and Sono Group N.V. (incorporated by reference to Exhibit 10.2 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 16, 2026)

10.53	International Swaps and Derivatives Association, Inc. Credit Support Annex to the Schedule to the 2002 ISDA Master Agreement, dated as of March 10, 2026, between Blockchain.com (BVI) II Limited and Sono Group N.V. (incorporated by reference to Exhibit 10.3 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on March 16, 2026)

10.54#	Consulting Agreement, dated September 9, 2025, by and between Sono Group N.V., McGurn Advisors LLC and Kevin McGurn (incorporated herein by reference to Exhibit 10.1 of Sono Group N.V.’s Current Report on Form 8-K filed with the SEC on September 9, 2025)

10.55	Share Purchase and Transfer Agreement dated May 4, 2026 (incorporated herein by reference to Exhibit 10.1 of Sono Group N.V.’s amended Current Report on Form 8-K/A filed with the SEC on May 8, 2026)

10.56	Convertible Debenture, dated April 28, 2026, by and between Sono Group N.V. and YA II PN, Ltd. (incorporated herein by reference to Exhibit 10.11 of Sono Group N.V.’s Quarterly Report on Form 10-Q filed with the SEC on May 19, 2026)

10.57#*	Form of Indemnification Agreement of Sono Group, Inc.

21.1*	List of Significant Subsidiaries

23.1*	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

23.2*	Consent of Grassi & Co., CPAs, P.C.

23.3*	Consent of Visser & Visser Audit en Assurance B.V.

24.1*	Power of Attorney (included on signature page to the initial filing of this Registration Statement)

99.1*	Audit Committee Charter of Sono Group, Inc.

99.2*	Compensation Committee Charter of Sono Group, Inc.

99.3*	Nomination and Corporate Governance Committee Charter of Sono Group, Inc.

99.4*	Notification to Shareholders of Cross-Border Merger Proposal

99.5*	Explanatory Notes to the Cross-Border Merger Proposal

107*	Filing Fee Table

*	Filed herewith.
†	Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the registrant treats as private or confidential. The registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
#	Indicates a management contract or compensatory plan or arrangement.

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Item 22. Undertakings.

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

B.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.	That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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H.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

I.	To respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

J.	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, State of New Jersey, on the 15th day of July, 2026.

Sono Group S.à r.l.
By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Sole Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, State of New Jersey, on the 15th day of July, 2026.

Sono Group N.V.
By:	/s/ Kevin McGurn
Name:	Kevin McGurn
Title:	Chief Executive Officer and Managing Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Kevin McGurn, acting alone, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-4 (including all pre-effective and post-effective amendments and registration statements filed under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin McGurn	Chief Executive Officer and Managing Director	July 15, 2026
Kevin McGurn	(Principal Executive Officer)

/s/ M. Scott Calhoun	Chief Financial Officer	July 15, 2026
M. Scott Calhoun	(Principal Financial and Accounting Officer)

/s/ David Dodge	Chairperson of the Supervisory Board	July 15, 2026
David Dodge

/s/ Christopher Schreiber	Member of the Supervisory Board	July 15, 2026
Christopher Schreiber

/s/ Owen May	Member of the Supervisory Board	July 15, 2026
Owen May